    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2000.

                                                      REGISTRATION STATEMENT NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                          FARMERS NATIONAL BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   OHIO                                       6022                                    34-1371693
     (STATE OR OTHER JURISDICTION OF           (PRIMARY INDUSTRIAL CLASSIFICATION         (IRS EMPLOYER IDENTIFICATION NO.)
      INCORPORATION OR ORGANIZATION)                      CODE NUMBER)

                   20 SOUTH BROAD STREET                                            FRANK L. PADEN
                        P.O. BOX 555                                           PRESIDENT AND SECRETARY
                    CANFIELD, OHIO 44406                                     FARMERS NATIONAL BANC CORP.
                       (330) 533-3341                                     20 SOUTH BROAD STREET, PO BOX 555
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                          CANFIELD, OHIO 44406
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE                          (330) 533-3341
                          OFFICES)                            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                                                                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                  CHARLES D. NIEHAUS, ESQ.                                      MARTIN D. WERNER, ESQ.
                 BISCHOFF KENNEY & NIEHAUS                                          WERNER & BLANK
                    5630 N. MAIN STREET                                         7205 W. CENTRAL AVENUE
                    SYLVANIA, OHIO 43560                                          TOLEDO, OHIO 43617
                       (419) 882-0594                                               (419) 841-8051

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a Holding Company and there is compliance with general Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF            AMOUNT TO BE            OFFERING PRICE         AGGREGATE OFFERING           AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED (1)           PER SHARE (2)              PRICE (2)           REGISTRATION FEE (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.....        3,530,968                   N/A                  $14,352,978               $3,789.18
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to 3,530,968 shares of common stock, no par value, of the Registrant, the maximum number of such shares issuable in exchange for shares of common stock, no par value, of Security Financial Corp., the maximum number of shares of Security Financial Corp. common stock to be converted pursuant to the merger described in the enclosed joint proxy statement/prospectus.

(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act based on the book value on August 18, 2000 of Security Financial Corp. common stock expected to be cancelled in connection with the merger.

(3) The registration fee of $3,789.18 was calculated pursuant to Rule 457(f).

    If this form is filed to Register additional Securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

    If this Form is a Post-Effective Amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Effective Registration Statement for the same Offering. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                MERGER PROPOSED

[FARMERS NATIONAL BANCORPLOGO][SECURITY FINANCIAL CORP. LOGO]

     The Boards of Directors of Farmers National Banc Corp. and Security Financial Corp. have agreed on a merger of Security with and into Farmers. After the merger, Farmers will have total assets of approximately $613,650,000, stockholders' equity of approximately $67,531,000 and deposits of approximately $470,488,000. We believe that this merger will position the combined company to grow and flourish as the financial services business evolves and consolidates.

     In the merger, Security will be merged with and into Farmers. As a result of the merger, each share of Security common stock outstanding at the effective time of the merger, other than shares with respect to which dissenters' rights are perfected, will be converted into a number of shares of Farmers common stock equal to $90.00 divided by the average closing price of Farmers common stock for the thirty (30) trading days immediately preceding the day prior to the effective date of the merger, provided however that the number of shares of Farmers exchanged for each share of Security shall not be less than 7.200 nor more than 9.742, subject to certain potential adjustments described in the Agreement and Plan of Merger (sometimes referred to as the "merger agreement") and the accompanying joint proxy statement/prospectus. There are currently 362,448 shares of Security outstanding. Assuming an exchange rate of 8.621 (calculated in accordance with the terms of the merger agreement) and assuming there are no dissenting shareholders of Security, Farmers will issue 3,162,778 shares of its common stock in the merger. No fractional shares of Farmers common stock will be issued to holders of shares of Security common stock, and in lieu of such fractional shares, cash will be paid to Security shareholders in accordance with the merger agreement.

     Farmers and Security common stock are not traded on a national securities exchange; they are however traded on the NASD over the counter market. Farmers trades under the symbol FMNB; Security does not have a trading symbol.

     We cannot complete the merger unless the stockholders of Security and Farmers approve the merger. Each of us will hold a meeting of our stockholders to vote on these merger related proposals. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you are a Farmers or Security shareholder and you do not return your card or do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

     This joint proxy statement/prospectus provides you with detailed information about these meetings and the proposed merger, and includes the merger agreement as Annex A. You can also get information about our companies from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     We strongly support the merger of our companies and join with all of the other members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger.

              /s/ FRANK L. PADEN                         /s/ CHRISTOPHER J. SHAKER
                Frank L. Paden                             Christopher J. Shaker
           President and Secretary                         Chairman of the Board
         Farmers National Banc Corp.                      Security Financial Corp.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THE JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

JOINT PROXY STATEMENT/PROSPECTUS DATED                     , 2000, AND FIRST
MAILED TO STOCKHOLDERS ON OR ABOUT                     , 2000.

                          FARMERS NATIONAL BANC CORP.
                             20 South Broad Street
                              Canfield, Ohio 44406

               NOTICE OF SPECIAL MEETING OF FARMERS SHAREHOLDERS

                             To Be Held on   , 2000

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of
Farmers National Banc Corp. ("Farmers") to be held at                     , at
9:00 a.m., local time, on                     , 2000.

At the meeting, Farmers shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of May 26, 2000, by and between Farmers and Security Financial Corp. ("Security"), as more fully described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex
A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.

In the merger, Security will be merged with and into Farmers. As a result of the merger, each share of Security common stock outstanding at the effective time of the merger, other than shares with respect to which appraisal rights are perfected, will be converted into a number of shares of Farmers common stock equal to $90.00 divided by the average closing price of Farmers common stock for the thirty (30) trading days immediately preceding the day prior to the effective date of the merger, provided however that the number of shares of Farmers exchanged for each share of Security shall not be less than 7.200 nor more than 9.742, subject to certain potential adjustments described in the merger agreement and the accompanying joint proxy statement/prospectus. No fractional shares of Farmers common stock will be issued to holders of shares of Security common stock, and, in lieu of such fractional shares, cash will be paid to Security shareholders in accordance with the merger agreement.

Under the Ohio General Corporation Law, the approval of the merger requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Farmers common stock. Shareholders of record at the close of business on
                    , 2000 are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. The consummation of the proposed merger also requires that certain regulatory approvals be received and that the conditions contained in the merger agreement be satisfied.

THE FARMERS BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE MEETING.

This notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached document, including its annexes. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

Your continuing interest in the business of Farmers is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                Sincerely,

                                /s/ Frank L. Paden
                                Frank L. Paden,
                                President and Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THIS TRANSACTION OR THE SHARES OF FARMERS COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF FARMERS COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

For a discussion of certain risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 17.

The date of this joint proxy statement/prospectus is                     , 2000,
and is first being mailed to Farmers shareholders on or about
                    , 2000.

                            SECURITY FINANCIAL CORP.
                             One South Main Street
                               Niles, Ohio 44446

               NOTICE OF SPECIAL MEETING OF SECURITY SHAREHOLDERS

                        To Be Held on             , 2000

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of
Security Financial Corp. ("Security") to be held at                       :00
p.m., local time, on             , 2000.

At the meeting, Security shareholders will be asked to consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger dated as of May 26, 2000, by and between Security and Farmers National Banc Corp. ("Farmers"), as more fully described in the accompanying joint proxy statement/prospectus. The merger agreement is attached to this document as Annex
A. No other business will be transacted at the meeting other than matters incidental to the conduct of the meeting.

In the merger, Security will be merged with and into Farmers. As a result of the merger, each share of Security common stock outstanding at the effective time of the merger, other than shares with respect to which appraisal rights are perfected, will be converted into a number of shares of Farmers common stock equal to $90.00 divided by the average closing price of Farmers common stock for the thirty (30) trading days immediately preceding the day prior to the effective date of the merger, provided however that the number of shares of Farmers exchanged for each share of Security shall not be less than 7.200 nor more than 9.742, subject to certain potential adjustments described in the merger agreement and the accompanying joint proxy statement/prospectus. No fractional shares of Farmers common stock will be issued to holders of shares of Security common stock, and, in lieu of such fractional shares, cash will be paid to Security shareholders in accordance with the merger agreement.

Under the Delaware General Corporation Law, the approval of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Security common stock. Shareholders of record at the close of business on , 2000, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. The consummation of the proposed merger also requires that certain regulatory approvals be received and that the conditions contained in the merger agreement be satisfied.

THE SECURITY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE MEETING.

This notice and joint proxy statement/prospectus describe the matters to be acted upon at the meeting. Shareholders are urged to review carefully the attached document, including its annexes. Such documents contain a detailed description of the merger, its terms and conditions and the transactions which are proposed.

Your continuing interest in the business of Security is appreciated, and we hope you will attend the meeting in person. It is important that your shares be represented at the meeting. Accordingly, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                Sincerely,
                                /s/ Christopher J. Shaker
                                Christopher J. Shaker,
                                Chairman

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THIS TRANSACTION OR THE SHARES OF FARMERS COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF FARMERS COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/ PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

For a discussion of certain risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page 17.

The date of this joint proxy statement/prospectus is             , 2000, and is
first being mailed to Security shareholders on or about             , 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Farmers National Banc Corp. and Security Financial Corp. from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this joint proxy statement/prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from Farmers and Security at the following addresses:

            Farmers National Banc Corp.                             Security Financial Corp.
            20 South Broad Street                                   One South Main Street
            Canfield, Ohio 44406                                    Niles, Ohio 44446
            Attn: Frank L. Paden                                    Attn: Stephen K. Miller
            (330) 533-3341                                          (330) 544-7400

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY                ,
2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     See "Where You Can Find More Information," on page 79 for further information.

                               TABLE OF CONTENTS

                                                                 PAGE
                                                             ------------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      6
SUMMARY.....................................................      8
The Special Meetings........................................      8
Information Regarding Farmers and Security..................      8
Reasons for the Merger; Recommendations of the Boards of
  Directors.................................................      9
Recommendations to Shareholders.............................      9
Opinion of Security's Financial Advisor.....................      9
Opinion of Farmers' Financial Advisor.......................      9
What Security Shareholders will Receive.....................      9
Conditions to the Merger....................................      9
Termination of the Merger Agreement.........................      10
Termination Fees............................................      10
Required Regulatory Approvals...............................      10
Fees and Expenses of the Merger.............................      10
Income Tax Consequences of the Merger.......................      11
Accounting Treatment........................................      11
Dissenters' Rights of Appraisal.............................      11
Share Ownership of Management...............................      11
Comparative Per Share Price Information.....................      11
Comparison of Shareholder Rights............................      12
Description of Farmers Capital Stock........................      12
Selected Historical and Pro Forma Financial Data............      12
Unaudited Pro Forma Combined Selected Financial Data........      14
Historical and Pro Forma Per Share Data for Farmers and
  Security..................................................      16
RISK FACTORS
Merger Risk Factors:
The Financial Condition of Farmers and Security May Be
  Negatively Impacted by Worsening Economic Conditions,
  Rising Interest Rates or Acts of Nature...................      17
Customers and Employees of Security Dollar Bank May Not Be
  Retained..................................................      17
The Price of Farmers Common Stock May Decline...............      17
Farmers Common Stock is Traded on the Over-the-Counter
  Market, but an Active Trading Market May Not Develop......      17
The Combined Companies Will Be Impacted By Competition From
  Many Others...............................................      18
Additional Shares of Farmers Common Stock Could Be Issued
  Which Could Result in a Decline in the Market Price of
  Such Stock................................................      18
Banking Industry Risk Factors:
Any Changes in Interest Rates or the Cost of Funds May
  Adversely Affect the Combined Companies' Earnings and
  Financial Condition.......................................      18
If Borrowers Do Not Repay Loans it Will Adversely Affect the
  Combined Companies........................................      19
The Business of the Combined Companies Will Be Subject to
  Significant Government Regulation.........................      19
Significant Costs May Be Incurred if the Combined Companies
  Foreclose on Environmentally Contaminated Real Estate.....      20
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Introduction
The Special Meetings: Dates, Times and Places...............      22
Matters to be Considered at the Special Meetings............      22
Record Date; Stock Entitled to Vote; Quorum.................      22
Votes Required..............................................      22
Share Ownership of Management...............................      23

                                                                 PAGE
                                                             ------------
Voting of Proxies...........................................      24
  Submitting Proxies........................................      24
  Revoking Proxies..........................................      24
  Abstentions and Broker Non-Votes..........................      25
  Recommendation of the Farmers Board of Directors and
     Security Board of Directors............................      25
FARMERS NATIONAL BANC CORP.
SELECTED CONSOLIDATED FINANCIAL INFORMATION.................      26
SECURITY FINANCIAL CORP.
SELECTED CONSOLIDATED FINANCIAL INFORMATION.................      27
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................      28
Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements................................................      36
SUPERVISION AND REGULATION..................................      36
GOVERNMENT REGULATION
General.....................................................      36
Holding Company Structure...................................      37
Dividend Restrictions.......................................      38
Capital Requirements........................................      38
Federal Deposit Insurance Corporation Improvement Act of
  1991......................................................      40
Interstate Branching and Consolidations.....................      41
Gramm-Leach-Bliley Act of 1999..............................      41
BANK REGULATION.............................................      43
INFORMATION ABOUT FARMERS AND ITS AFFILIATES................      44
INFORMATION ABOUT SECURITY AND ITS AFFILIATES...............      44
Legal Proceedings...........................................      46
Description of Security's Common Stock......................      46
Selection of Auditors.......................................      46
THE MERGER
Overview....................................................      47
Background of the Merger....................................      47
Reasons of Security for the Merger..........................      48
Opinion of Security's Financial Advisor.....................      49
Reasons of Farmers for the Merger...........................      55
Opinion of Farmers' Financial Advisor.......................      56
Effective Date and Time of the Merger.......................      58
Purchase Price and Potential Adjustments....................      59
Conversion of Shares of Security Common Stock...............      59
Exchange of Security Stock Certificates; Fractional
  Interests.................................................      59
Treatment of Stock Options..................................      60
Conditions to the Completion of the Merger..................      60
Regulatory Approvals........................................      61
Amendment, Waiver and Termination...........................      61
Conduct of Business Pending the Merger......................      62
Fees and Expenses...........................................      63
Amendment...................................................      63
Extension; Waiver...........................................      63
Management and Operations Following the Merger..............      63
Certain Federal Income Tax Consequences.....................      63
Accounting Treatment........................................      65
Trading Markets for Stock...................................      65

                                                                 PAGE
                                                             ------------
Resales of Farmers Common Stock.............................      66
DISSENTERS' RIGHTS OF APPRAISAL
Dissenters' Rights of Farmers Shareholders..................      67
Appraisal Rights of Security Shareholders...................      68
MARKET PRICE AND DIVIDEND INFORMATION
Market Price Data...........................................      71
Dividends and Dividend Policy...............................      71
COMPARISON OF SHAREHOLDER RIGHTS
General.....................................................      72
Certain Anti-Takeover Measures..............................      73
Quorum Requirements.........................................      74
Indemnification of Directors and Executive Officers.........      74
  Overview of Ohio Law......................................      74
  Overview of Delaware Law..................................      75
  Overview of Federal Law...................................      76
Shareholder Meetings and Action by Written Consent..........      77
Amendment of Bylaws; Number of Directors....................      77
Filling Vacancies on the Board of Directors.................      77
Call of Special Meeting of Shareholders.....................      78
Classified Board Provisions.................................      78
DESCRIPTION OF FARMERS CAPITAL STOCK........................      78
DESCRIPTION OF SECURITY CAPITAL STOCK.......................      78
EXPERTS.....................................................      79
LEGAL MATTERS...............................................      79
SOLICITATION OF PROXIES.....................................      79
WHERE YOU CAN FIND MORE INFORMATION.........................      79
ANNEXES
Agreement and Plan of Merger................................   Annex A
Fairness Opinion of Austin Associates, Inc..................   Annex B
Fairness Opinion of Austin Financial Services, Inc..........   Annex C
1999 Form 10-KSB of Security Financial Corp.................   Annex D
June 30, 2000 Form 10-QSB of Security Financial Corp........   Annex E
Ohio Dissenters' Rights Statutes............................   Annex F
Delaware Appraisal Rights Statute...........................   Annex G

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q: WHY IS THIS MERGER PROPOSED?

     A: Each of the Boards of Directors of Farmers and Security believes the merger to be in the best interests of their respective institutions, shareholders, communities and customers. Each Board expects that the combined companies will be stronger in terms of growth opportunities and profitability than either institution is at present. Furthermore, it is believed that the combined companies, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks and financial services companies in the communities now served by each company.

     Q: WHAT WILL I RECEIVE IN THIS MERGER?

     A: Under the merger agreement, Security shareholders will have the right to receive a number of shares of Farmers common stock equal to $90.00 divided by the average closing price of Farmers common stock for the thirty (30) trading days immediately preceding the day prior to the effective date of the merger, provided however that the number of shares of Farmers exchanged for each share of Security shall not be less than 7.200 nor more than 9.742. Farmers' shareholders will continue to own their existing shares.

     Q: WHAT WILL HAPPEN TO SECURITY IN THIS MERGER?

     A: Following the merger, Security will be merged with and into Farmers.

     Q: WILL THE MERGER BE TAX FREE TO ME?

     A: The merger is intended to be a tax-free reorganization for federal income tax purposes for the companies and their shareholders. In general, Security shareholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share or dissenting shares. Farmers' shareholders will not recognize any gain or loss in connection with the merger. To review the tax consequences to Farmers and Security shareholders in greater detail, see "The Merger--Certain Federal Income Tax Consequences," on page 63.

     Q: HOW DO I VOTE?

     A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting.

     Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your failure to instruct your broker on how to vote your shares will have the same effect as a vote against the merger. Broker non-votes will not have the effect of establishing appraisal rights of Security or dissenters' rights of Farmers shareholders. See "Introduction -- Voting of Proxies -- Abstentions and Broker Non-Votes" on page 25.

     Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name, you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the address at the top of the notice of the special meeting for Security or Farmers and it must be received prior to the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the special meeting.

     Q: SHOULD I SEND IN MY SECURITY STOCK CERTIFICATES NOW?

     A: No. After the merger is completed, Farmers will send you written instructions for exchanging your Security stock certificates.

     Q: WHEN DO YOU EXPECT THIS MERGER TO BE COMPLETED?

     A: We are working toward completing this merger as quickly as possible. We
currently expect to complete this merger in                , 2000.

     Q: WHY HAVE YOU SENT ME THIS DOCUMENT?

     A: This joint proxy statement/prospectus contains important information regarding the proposed merger, as well as information about Farmers and Security. It also contains important information about what the Farmers and Security Boards of Directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its annexes. You may also want to review the documents listed under "Where You Can Find More Information" on page 79.

     Q: WHOM SHOULD I CONTACT WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS?

     A: You may contact either:

       Farmers National Banc Corp.
       20 South Broad Street
       Canfield, Ohio 44406
       Attention: Frank L. Paden
       (330) 533-3341

       or

       Security Financial Corp.
       One South Main Street
       Niles, Ohio 44446
       Attention: Stephen K. Miller
       (330) 544-7400

     This joint proxy statement/prospectus incorporates by reference important business and financial information about Farmers that is not included in or delivered with this document. The information incorporated by reference is available without charge to shareholders upon written or oral request to the persons identified above.

     In order to ensure timely delivery of the information incorporated by
reference, shareholder requests should be received by             , 2000.

                                    SUMMARY

     This summary highlights certain information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" (page 79). The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement. It is the legal document that governs the proposed merger.

THE SPECIAL MEETINGS (PAGE 22)

     FARMERS SHAREHOLDERS. You can vote at the meeting of Farmers shareholders
if you owned Farmers common stock at the close of business on                ,
2000. You can cast one vote for each share of Farmers common stock that you owned at that time. In order to approve the merger of Security with Farmers, the holders of two-thirds ( 2/3) of all of the shares of Farmers common stock must vote in its favor. You can vote your shares by attending the Farmers meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

     SECURITY SHAREHOLDERS. You can vote at the meeting of Security shareholders
if you owned Security common stock at the close of business on                ,
2000. You can cast one vote for each share of Security common stock that you owned at that time. In order to approve the merger of Security with Farmers, the holders of at least a majority of the outstanding shares of Security common stock must vote in its favor. You can vote your shares by attending the Security meeting and voting in person, or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope. You can revoke your proxy as late as the date of the special meeting by submitting a written revocation, sending in a new proxy or by attending the meeting and voting in person.

INFORMATION REGARDING FARMERS AND SECURITY (PAGE 44)

Farmers National Banc Corp.
20 South Broad Street
Canfield, Ohio 44406
Attention: Frank L. Paden
(330) 533-3341

     Farmers is a bank holding company incorporated under the laws of the State of Ohio. Farmers' principal banking subsidiary, Farmers National Bank of Canfield ("FNBC"), is a National Banking Association organized under the laws of the United States. Farmers National Banc Corp presently operates eleven (11) banking offices in Mahoning and Columbiana counties, Ohio. Farmers conducts a commercial and retail banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans, and provides a variety of banking services to businesses and individuals.

Security Financial Corp.
One South Main Street
Niles, Ohio 44446
Attention: Stephen K. Miller
(330) 544-7400

     Security is a bank holding company incorporated under the laws of the State of Delaware. Security's principal banking subsidiary, Security Dollar Bank, is a commercial bank chartered under the laws of the State of Ohio. Security Dollar Bank opened for business in November, 1904, and presently operates five banking offices and one drive-thru branch. Its main office is in Niles, Ohio and it has branch offices in Niles, Girard, Mineral Ridge and Warren, Ohio. Security Dollar Bank conducts a commercial and retail banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans, and provides a variety of banking services to businesses and individuals.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS (PAGES 48,
55)

     Each of the Boards of Directors of Farmers and Security believes the merger to be in the best interests of their respective institutions, shareholders, communities and customers. Each Board expects that the combined companies will be stronger in terms of growth opportunities and profitability than is either institution at present. Furthermore, it is believed that the combined companies, as a stronger independent financial institution with a primary market area covering a greater geographic area, will be better able to compete with major banks and financial services companies in the communities now served by each company.

RECOMMENDATIONS TO SHAREHOLDERS (PAGES 49 AND 56)

     FARMERS SHAREHOLDERS. The Board of Directors of Farmers believes that the merger is fair to you and in your best interest and unanimously recommends that you vote "FOR" the proposal to approve the merger.

     SECURITY SHAREHOLDERS. The Board of Directors of Security believes that the merger is fair to you and in your best interest and unanimously recommends that you vote "FOR" the proposal to approve the merger.

     In evaluating the recommendations of the Boards of Directors summarized above, shareholders should carefully consider the matters described under "Risk Factors" and "The Merger -- Background of the Merger" and "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors."

OPINION OF SECURITY'S FINANCIAL ADVISOR (PAGE 49)

     Austin & Associates, Inc. ("AA") has delivered an opinion, dated May 26, 2000, to the Security Board of Directors that the merger is fair, from a financial point of view, to the shareholders of Security, as of the date of such opinion. Austin & Associates has also delivered an updated opinion that, as of
            , 2000, the merger is fair from a financial point of view, to the shareholders of Security, as of the date of such opinion. The Austin & Associates fairness opinion, which sets forth certain assumptions made, matters considered and limits of review undertaken, by Austin & Associates, is attached to this joint proxy statement/prospectus as Annex B. Security shareholders are urged to read this fairness opinion in its entirety. See "The Merger -- Opinion of Security's Financial Advisor," which also contains a discussion of the fees to be paid to Austin & Associates. Security has agreed to pay Austin & Associates a customary fee for its services as its financial advisor.

OPINION OF FARMERS' FINANCIAL ADVISOR (PAGE 56)

     Austin Financial Services, Inc. ("AFSI") has delivered its opinion to the Farmers Board of Directors that, as of May 26, 2000, the exchange ratio is fair to the holders of shares of Farmers common stock from a financial point of view. AFSI's opinion is attached to this joint proxy statement/prospectus as Annex C. We encourage you to read the opinion carefully and the description under "The Merger -- Opinion of Farmers Financial Advisor" to understand the matters considered, assumptions made and qualifications and limitations on the review undertaken by AFSI in rendering the opinion. Farmers has agreed to pay AFSI a fee of $12,500 for rendering its opinion.

WHAT SECURITY SHAREHOLDERS WILL RECEIVE (PAGE 59)

     When the merger is completed, Security shareholders will receive a number of shares of Farmers common stock equal to $90.00 for each share of Security common stock held subject to adjustments if the number of shares of Farmers stock is less than 7.200 or more than 9.742. Cash will be paid instead of fractional shares of Farmers common stock.

CONDITIONS TO THE MERGER (PAGE 60)

     We will not complete the merger unless a number of conditions are satisfied. These include:

     - approval of the principal terms of the merger agreement by both Farmers and Security shareholders;

     - receipt of all required regulatory approvals;

     - absence of any restraining order, injunction or other court order prohibiting the merger;

     - receipt of tax opinions to the effect that the merger will be treated as a tax-free reorganization under the Internal Revenue Code;

     - absence of any orders suspending the effectiveness of the registration statement filed by Farmers to register the shares to be issued to Security shareholders;

     - other customary conditions.

TERMINATION OF THE MERGER AGREEMENT (PAGE 61)

     Security and Farmers can mutually agree in writing to terminate the merger agreement at any time before the merger is completed, even if the shareholders of Security or Farmers have approved the merger agreement. In addition, either Security or Farmers can terminate the merger agreement under the circumstances described in this joint proxy statement/prospectus. See "The
Merger -- Amendment, Waiver and Termination."

TERMINATION FEES (PAGE 63)

     Security is required to pay Farmers a $2 million fee, if Security elects to enter into an agreement with a third party relating to a takeover proposal where 10% or more of the shares of common stock of Security or a significant subsidiary or 10% or more of the consolidated assets of Security or a significant subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction.

REQUIRED REGULATORY APPROVALS (PAGE 61)

     The merger must be approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the provisions of the Bank Holding Company Act (the "BHC Act") or be exempt under the BHC Act. A transaction approved by the Federal Reserve Board may not be consummated for at least 30 days (in some circumstances a 15-day waiting period is allowed) after such approval. During such period, the Department of Justice may commence a legal action challenging the transaction under federal antitrust laws. If the Department of Justice does not commence a legal action during such 30-day period (in some circumstances a 15-day waiting period is allowed), it may not thereafter challenge the transaction except in an action commenced under the anti-monopoly provisions of Section 2 of the Sherman Antitrust Act.

     Based on current precedents, the respective managements of Farmers and Security believe that the merger and other exemptions, consents and approvals will be obtained from the Federal Reserve Board and the merger will not be subject to challenge by the Department of Justice under federal antitrust laws. However, no assurance can be provided that the Federal Reserve Board or the Department of Justice will concur in this assessment or that any exemption or approval granted will not contain conditions or requirements which so materially and adversely affect the anticipated economic and business benefits of the merger as further described in the merger agreement. If such a material and adverse condition or requirement is imposed in connection with a governmental approval, a condition to Farmers' obligation to consummate the merger will be deemed not to have occurred and Farmers will have the right to terminate the merger agreement.

     The regulatory approval applications to the Federal Reserve Board and the Department of Justice have been filed concurrently with the filing of the registration statement filed by Farmers to register the shares to be issued to Security shareholders.

FEES AND EXPENSES OF THE MERGER (PAGE 63)

     Other than in the situations described in the following paragraphs and in "Termination Fees" above, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 63)

     We have structured the merger so that, in general, Farmers, Security and the shareholders of Farmers and Security will not recognize gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by Security shareholders instead of fractional shares or dissenting shares. Each party may elect to terminate the merger if it has not received an opinion from its counsel to the effect, among other matters, that the merger should qualify as a tax-free reorganization.

     Tax matters are very complicated. The tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your own tax advisors as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax laws.

ACCOUNTING TREATMENT (PAGE 65)

     Farmers expects to account for the merger as a "pooling-of-interests." Under the pooling-of-interests accounting method, Farmers will carry forward on its books the assets and liabilities of Security at their historical recorded values.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 67)

     FARMERS. No holder of Farmers common stock will be entitled to dissenters' rights unless the holder has perfected his or her dissenter's rights in accordance with Section 1701.85 of Ohio General Corporation Law which is included with this joint proxy statement/prospectus as Annex F.

     SECURITY. No holder of Security common stock will be entitled to appraisal rights unless the holder has perfected his or her appraisal rights in accordance with Section 262 of the Delaware General Corporation Law which is included with this joint proxy statement/prospectus as Annex G.

SHARE OWNERSHIP OF MANAGEMENT (PAGE 23)

     At the close of business on the record date, directors and executive officers of Farmers and their affiliates beneficially owned and were entitled to vote approximately 331,536 shares of Farmers common stock, which represented approximately 4.08% of the shares of Farmers common stock outstanding on that date. The approval of the merger agreement and the issuance of the shares of Farmers common stock to Security's shareholders requires the affirmative vote of a two-thirds majority of the shares of Farmers at Farmers' special meeting. An abstention or a broker non-vote will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not, however, be counted in determining the vote to approve the merger agreement.

     At the close of business on the record date, directors and executive officers of Security and their affiliates beneficially owned and were entitled to vote approximately 35,410 shares of Security common stock, which represented approximately 9.79% of the shares of Security common stock outstanding on that date. The approval of the merger agreement requires the affirmative vote of the holders of record of at least a majority of the shares of Security common stock outstanding on the record date for Security's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger.

COMPARATIVE PER SHARE PRICE INFORMATION (PAGE 71)

     Neither the common stock of Farmers nor Security is listed or traded on an exchange or in any established public trading market. Farmers is aware of periodic trading activity in its stock which is reported to Nasdaq, though there may be transactions from time to time at prices that are not known to Farmers.

     The following table sets forth the most recent sale prices known to Farmers and Security, respectively, of Farmers common stock and Security common stock on May 26, 2000 (the most recent day before announcement of the merger) and
               , 2000 (the most recent day prior to the date of this joint proxy state-ment/prospectus). The table also shows the number of Farmers' shares which would have been received by Security shareholders in exchange for each share of Security, as determined by the $90.00 per share price under the merger.

                             HISTORICAL SALE PRICE

                                                                         NUMBER OF FARMERS SHARES
                                              FARMERS    SECURITY    RECEIVED FOR EACH SECURITY SHARE
                                              -------    --------    --------------------------------
May 26, 2000................................  $10.75      $74.00                   8.372
August 8, 2000..............................  $10.13      $78.00                   8.621

COMPARISON OF SHAREHOLDER RIGHTS (PAGE 61)

     Your rights as a shareholder of Security are currently governed by Delaware law and the Certificate of Incorporation and Bylaws of Security. If the merger is completed, your rights as a Farmers shareholder will be governed by Ohio law and by Farmers' Articles of Incorporation and Code of Regulations, which differ in certain respects from Security's articles of incorporation and bylaws.

DESCRIPTION OF FARMERS CAPITAL STOCK (PAGE 65)

     The authorized capital stock of Farmers consists of 12,500,000 shares of common stock, without par value. As of March 31, 2000, 7,642,959 shares of Farmers common stock were outstanding and an additional 375,000 shares of the authorized Farmers common stock were available for future grant and reserved for issuance to holders of outstanding stock options under Farmers' stock option plan. Holders of Farmers common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders of Farmers are not entitled to cumulate their votes with respect to election of directors. Shareholders are entitled to receive ratably such dividends as may be legally declared by Farmers' Board of Directors. In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the Farmers common stock. Shareholders of Farmers common stock have pre-emptive rights. Farmers' common stock is not subject to calls or assessments. Farmers common stock may be redeemed by a vote of the shareholders at a regularly or specially called meeting for said purpose.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (PAGE 17)

     We are providing the following information to aid you in your analysis of the financial effects of the merger. The following tables show financial results actually achieved by each of Farmers and Security (the "historical" figures). The tables also show results as if the companies had been combined for the periods presented (the "pro forma combined" figures). Pro forma combined figures are simply arithmetical combinations of Farmers' and Security's separate financial results; you should not assume that Farmers and Security would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting, which is how we plan to account for the merger. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information." For purposes of illustration, the pro forma combined earnings per share figures have been calculated using the exchange ratio of
8.621 Farmers share for each share of Security. This exchange ratio was calculated in accordance with the terms of the merger agreement.

     Annual historical figures are derived from consolidated financial statements of Farmers and Security. The annual historical information presented below should be read together with the consolidated audited financial statements of Farmers, incorporated in this document by reference, and of Security, appearing elsewhere in this joint proxy statement/prospectus. To find this information, see "Where You Can Find More Information" (page 66).

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                          YEAR ENDED DECEMBER 31, 1999

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA
                                                                                        COMBINED
                                                  FARMERS    SECURITY    ADJUSTMENTS    12/31/99
                                                  -------    --------    -----------    ---------
INTEREST INCOME
Interest and fees on loans......................  $25,763    $ 9,342                     $35,105
Interest and dividends on securities:
  Taxable interest..............................    3,616      1,864                       5,480
  Nontaxable interest...........................      712        417                       1,129
  Dividends.....................................      168         95                         263
Interest-bearing deposits in other banks........        0         51                          51
Interest on federal funds sold..................      252        351                         603
                                                  -------    -------         --          -------
       TOTAL INTEREST INCOME....................   30,511     12,120         $0           42,631
                                                  -------    -------         --          -------
INTEREST EXPENSE
Deposits........................................   10,786      5,655                      16,441
Borrowings......................................    1,788        424                       2,212
                                                  -------    -------         --          -------
       TOTAL INTEREST EXPENSE...................   12,574      6,079          0           18,653
                                                  -------    -------         --          -------
       NET INTEREST INCOME......................   17,937      6,041          0           23,978
Provision for credit losses.....................      840        970                       1,810
                                                  -------    -------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES..............   17,097      5,071          0           22,168
                                                  -------    -------         --          -------
OTHER INCOME
Service charges on deposit accounts.............    1,163        626                       1,789
Investment security gains (losses)..............      (11)         7                          (4)
Gain on sale of mortgage loans, net.............        0         12                          12
Brokerage income................................        0        148                         148
Other operating income..........................      482        123                         605
                                                  -------    -------         --          -------
       TOTAL OTHER INCOME.......................    1,634        916          0            2,550
                                                  -------    -------         --          -------
                                                   18,731      5,987          0           24,718
                                                  -------    -------         --          -------
OTHER EXPENSES
Salaries and employee benefits..................    5,616      2,629                       8,245
Net occupancy expense of premises...............      572        381                         953
Furniture/equipment expense, including
  depreciation..................................      664        438                       1,102
State and local taxes...........................      593        190                         783
Other operating expenses........................    3,218      1,563                       4,781
                                                  -------    -------         --          -------
       TOTAL OTHER EXPENSES.....................   10,663      5,201          0           15,864
                                                  -------    -------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES.......    8,068        786          0            8,854
FEDERAL INCOME TAXES............................    2,544        151                       2,695
                                                  -------    -------         --          -------
       NET INCOME...............................    5,524        635          0            6,159
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized losses on securities.................   (1,168)      (899)                     (2,067)
                                                  -------    -------         --          -------
       COMPREHENSIVE INCOME.....................  $ 4,356    ($  264)        $0          $ 4,092
                                                  =======    =======         ==          =======
Earnings Per Share:
  Basic.........................................  $  0.73    $  1.77                     $  0.58
  Diluted.......................................  $  0.73    $  1.77                     $  0.58

UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following table sets forth unaudited pro forma combined selected financial data for Farmers for the six-month periods ended June 30, 2000 and 1999, and for each year in the three year period ended December 31, 1999, giving effect to the merger, accounted for as a pooling-of-interests. The pooling-of-interests method of accounting combines assets and liabilities at their historical costs and restates the results of operations as if Farmers and Security had been combined at the beginning of all reported periods. The pro forma combined selected financial data is based on historical consolidated financial statements of Farmers and Security and their subsidiaries after giving effect to the pro forma adjustments described in the notes to "Unaudited Pro Forma Condensed Combined Financial Statements." For a description of pooling-of-interests accounting with respect to the merger, see "Accounting Treatment."

     The pro forma combined selected financial data should be read in conjunction with the historical consolidated statements of Farmers and Security, including the respective notes thereto, certain of which are incorporated by reference in and certain of which are attached to this joint proxy statement/prospectus, and in conjunction with the consolidated historical financial data and pro forma combined financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements."

     The pro forma financial data are not necessarily indicative of the results that would have occurred had the merger been consummated in the past or that may be obtained in the future. In addition, the pro forma data and ratios set forth in the following tables do not reflect one time charges for merger transaction costs and other special charges anticipated to be incurred by Farmers and Security or the anticipated cost savings. As a result of these and other factors that may occur, the combined financial condition and results of operations of Farmers as of and after the effective date of the merger may be materially different from that reflected herein. See "Management and Operations Following the Merger."

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         JUNE 30                   DECEMBER 31
                                                    ------------------    -----------------------------
                                                     2000       1999       1999       1998       1997
                                                    -------    -------    -------    -------    -------
SUMMARY OF OPERATIONS
Interest income...................................  $22,514    $20,914    $42,631    $41,884    $40,424
Interest expense..................................   10,289      9,066     18,653     19,228     18,457
Net interest income...............................   12,225     11,848     23,978     22,656     21,967
Provision for loan losses.........................      720        940      1,810      3,107      2,105
Noninterest income before investment security
  gains (losses)..................................    1,316      1,207      2,554      2,526      2,678
Investment security gains (losses)................      (26)        10         (4)        56         31
Noninterest expense...............................    8,610      7,973     15,864     14,544     13,702
Income taxes......................................    1,239      1,257      2,695      2,319      2,809
Net income........................................    2,946      2,895      6,159      5,268      6,060
Cash dividends....................................    2,023      1,541      3,564      2,841      2,334
PER SHARE DATA (1)
Net income:
Basic Diluted.....................................  $  0.27    $  0.27    $  0.58    $  0.50    $  0.59
Cash dividends (Farmers only).....................     0.25       0.20       0.42       0.34       0.29
Book value, end of period close...................     6.24       5.97       6.12       5.95       5.54
Market value (Farmers end of period close)........    9.875      37.00     13.875      42.00      31.50

                                                     JUNE 30                     DECEMBER 31
                                               --------------------    --------------------------------
                                                 2000        1999        1999        1998        1997
                                               --------    --------    --------    --------    --------
AT PERIOD END
Assets.......................................  $613,650    $580,037    $603,798    $573,695    $535,707
Loans........................................   435,413     410,840     431,753     397,557     387,523
Deposits.....................................   470,488     464,405     476,829     470,435     451,182
Long-term debt...............................    23,593      11,043      17,354       1,697           0
Stockholders' equity.........................    67,530      63,620      66,235      62,018      55,556
AVERAGE FOR THE PERIOD
Assets.......................................  $610,002    $575,582    $586,562    $549,482    $516,317
Earning Assets...............................   575,450     541,228     551,299     518,272     487,500
Loans (2)....................................   433,326     399,940     412,047     390,792     384,703
Deposits.....................................   474,603     464,025     469,112     454,281     434,067
Interest-bearing deposits....................   428,399     418,125     420,472     410,431     392,952
Repurchase agreements and other short-term
  borrowing..................................    42,537      35,053      35,152      27,903      26,270
Long-term debt...............................    21,678       9,440      11,908       4,233       1,813
Stockholders' equity.........................    66,293      62,939      64,011      58,571      50,836
FINANCIAL RATIOS (ANNUALIZED)
Return on average:
Stockholders' equity.........................      8.89%       9.20%       9.62%       8.99%      11.92%
Earning Assets...............................      1.02%       1.07%       1.12%       1.02%       1.24%
Assets.......................................      0.97%       1.01%       1.05%       0.96%       1.17%
Average stockholders' equity/average
  assets.....................................     10.87%      10.93%      10.91%      10.66%       9.85%
Dividend payout rate.........................     92.59%      74.07%      72.41%      68.00%      49.15%
                                               --------    --------    --------    --------    --------

---------------

(1) All share and per share data has been restated for the effect of common stock dividends and splits.

(2) Average loans include nonaccrual loans.

HISTORICAL AND PRO FORMA PER SHARE DATA FOR FARMERS AND SECURITY

     We have calculated the pro forma combined per share data for net income using the weighted average number of shares of Farmers common stock outstanding for the periods presented, increased by the weighted average number of shares of Security common stock outstanding for the periods presented multiplied by an assumed exchange ratio of 8.621 shares of Farmers common stock for each share of Security common stock, as if these shares were outstanding for each period presented. This exchange ratio was calculated in accordance with the terms of the merger agreement. The pro forma combined per share data for dividends declared represents the historical dividends for Farmers common stock. The pro forma combined book value per share has been calculated using shares of outstanding Farmers common stock increased by the shares of outstanding Security common stock multiplied by an assumed exchange ratio of 8.621 for each share of Security common stock as if these shares were outstanding as of the dates presented.

     The pro forma Security shares information has been calculated by multiplying the pro forma combined per share information by an assumed exchange ratio of 8.621.

                                                                                       EQUIVALENT
                                                                                        AMOUNT OF
                                          FARMERS         SECURITY      PRO FORMA       SECURITY
                                        COMMON STOCK    COMMON STOCK    COMBINED     FINANCIAL CORP.
                                        ------------    ------------    ---------    ---------------
Book Value per common share:
  June 30, 2000.......................     $6.92           $39.52         $6.24          $53.80
  June 30, 1999.......................      6.66            41.31          5.97           51.47
  December 31, 1999...................      6.77            39.64          6.12           52.76
Tangible Book Value per common share:
  June 30, 2000.......................      6.89            38.19          6.19           53.36
  June 30, 1999.......................      6.62            36.04          5.90           50.86
  December 31, 1999...................      6.74            38.21          6.05           52.16
Dividends declared:
  June 30, 2000.......................      0.25             0.64          0.25            2.16
  June 30, 1999.......................      0.20             0.62          0.20            1.72
  December 31, 1999...................      0.42             1.24          0.42            3.62
  December 31, 1998...................      0.34             1.20          0.34            2.93
  December 31, 1997...................      0.29             1.09          0.29            2.50
Net income
Basic:
  June 30, 2000.......................      0.37             0.28          0.27            2.33
  June 30, 1999.......................      0.35             0.78          0.27            2.33
  December 31, 1999...................      0.73             1.77          0.58            5.00
  December 31, 1998...................      0.70             0.43          0.50            4.31
  December 31, 1997...................      0.67             3.89          0.59            5.09
Diluted:
  June 30, 2000.......................      0.37             0.28          0.27            2.43
  June 30, 1999.......................      0.35             0.78          0.27            2.43
  December 31, 1999...................      0.73             1.77          0.58            5.00
  December 31, 1998...................      0.70             0.43          0.50            4.31
  December 31, 1997...................      0.67             3.89          0.59            5.09

                                  RISK FACTORS

     In deciding whether to vote in favor of the merger, shareholders of Security and Farmers should consider the following factors, in addition to the other matters described or incorporated by reference in this document:

MERGER RISK FACTORS

THE FINANCIAL CONDITION OF FARMERS AND SECURITY MAY BE NEGATIVELY IMPACTED BY WORSENING ECONOMIC CONDITIONS, RISING INTEREST RATES OR ACTS OF NATURE

     The loan portfolios of Farmers and Security are partially dependent on real estate. At December 31, 1999, real estate served as the principal source of collateral with respect to approximately 77% of Security's loan portfolio, 54% of Farmers' loan portfolio and 60% of pro forma combined Farmers and Security's loan portfolio. A worsening of current economic conditions or rising interest rates could have an adverse effect on the demand for new loans, the ability of borrowers to repay outstanding loans, the value of real estate and other collateral securing loans and the value of the available-for-sale investment portfolio, as well as Farmers' and Security's financial condition and results of operations in general and the market value for Farmers common stock and Security common stock. Acts of nature, including earthquakes and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact Farmers' and Security's financial condition.

CUSTOMERS AND EMPLOYEES OF SECURITY DOLLAR BANK MAY NOT BE RETAINED

     Upon the consummation of the merger, Security will be merged with and into Farmers. At that time, it is anticipated that the Security Dollar Bank will merge with and into Farmers National Bank of Canfield ("FNBC"). The offices of Security Dollar Bank will continue to operate in the markets they have traditionally served. Management of Farmers expects that Farmers will be able to serve customers of Security Dollar Bank at its existing branches. Farmers also anticipates that, after the effective time of the merger, most of Security Dollar Bank's existing employees and customers will choose to remain employees and customers of the combined entity.

     There are no assurances that Security Dollar Bank customers will not move their banking relationships to other financial institutions and that a greater than anticipated number of Security Dollar Bank employees will elect not to remain employed by Farmers after the merger.

THE PRICE OF FARMERS COMMON STOCK MAY DECLINE

     The merger consideration the Security shareholders will receive may be affected by potential changes in the market price of Farmers common stock. If the number of shares of Farmers common stock to be received for each share of Security is less than 7.200 or greater than 9.742, the merger may be terminated or the value of the number of shares may be less than $90.00. This means that at the time of the special meetings, the Security shareholders may not know the exact value of the Farmers common stock that they will receive when the merger is completed. The market price of Farmers common stock when the merger takes place may vary from the price at the date of this document and at the date of the special meetings. Such variations in the market price of Farmers common stock may result from changes in the business, operations or prospects of Farmers, Security or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. We urge you to obtain current market quotations for Farmers common stock. See "The Merger -- Purchase Price and Potential Adjustments."

FARMERS COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER MARKET, BUT AN ACTIVE TRADING MARKET MAY NOT DEVELOP

     The common stock of Farmers is not listed or traded on an exchange or in any established public trading market. Based on periodic trading activity reported to NASDAQ, Farmers believes an average of approximately 35,440 shares of Farmers common stock are traded per month. Because Farmers does not expect to list its common stock on any exchange or seek quotation of its common stock on the Nasdaq Stock Market in the near future, no established public trading market for the Farmers common stock is expected to develop for the foreseeable future.

THE COMBINED COMPANIES WILL BE IMPACTED BY COMPETITION FROM MANY OTHERS

     The commercial banking business is extremely competitive. Many of the competitors of the combined companies are, or are affiliates of, enterprises that have greater resources than the combined companies.

     Through their various businesses, the combined companies will compete with many different institutions, including:

     - other banks and thrift institutions;

     - credit unions; and

     - mortgage companies.

     Some of the combined companies' competitors are not regulated as extensively as Farmers and Security are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines or other factors. The failure of the combined companies to compete effectively in the markets they serve could have an adverse effect on their financial condition.

     In addition to traditional competitive forces in the banking industry, the passage of the Gramm-Leach-Bliley Act of 1999 may accelerate trends toward larger financial services companies offering a wider range of products and services. This major banking legislation now permits affiliation among depository institutions and entities whose activities are considered "financial in nature." Activities which are expressly considered financial in nature include securities and insurance underwriting and agency, investment management and merchant banking. The affiliated entities resulting from this legislation may have increased resources and market power which may adversely affect the ability of the combined companies to compete effectively.

ADDITIONAL SHARES OF FARMERS COMMON STOCK COULD BE ISSUED WHICH COULD RESULT IN A DECLINE IN THE MARKET PRICE OF SUCH STOCK

     Shares of Farmers common stock eligible for future sale could have a dilutive effect on the market for Farmers common stock and could adversely affect the market price. The Articles of Incorporation of Farmers authorizes the issuance of 12,500,000 shares of common stock, without par value. As of June 30, 2000, 7,689,807 shares of common stock were outstanding. Pursuant to its stock option plans, at May 11, 2000, Farmers had outstanding options to purchase an aggregate of 38,000 shares of Farmers common stock. As of June 30, 2000, 337,000 shares of Farmers common stock remained available for option grants under Farmers' stock option plans. The merger agreement does not restrict Farmers' ability to grant additional options under Farmers' stock option plan or with respect to a takeover proposal to which Farmers is a party. See "The
Merger -- Purchase Price and Potential Adjustments." Sales of substantial amounts of Farmers common stock in the public market following the merger could adversely affect the market price of Farmers common stock.

     There are no restrictions in the merger agreement preventing Farmers from issuing additional shares of Farmers common stock after the merger. There can be no assurance given as to the market value of Farmers common stock after the merger based on future acquisitions, if any, or other factors, including but not limited to, general economic conditions or fluctuating interest rates.

BANKING INDUSTRY RISK FACTORS

ANY CHANGES IN INTEREST RATES OR THE COST OF FUNDS MAY ADVERSELY AFFECT THE COMBINED COMPANIES' EARNINGS AND FINANCIAL CONDITION

     Changes in interest rates will affect the operating performance and financial condition of the combined companies in diverse ways. The profitability of the combined companies will depend in substantial part on the "net interest spread," which is the difference between the rates received on loans and investments and the rates paid for deposits and other sources of funds. The net interest spread of the combined companies will depend on many factors that are partly or entirely outside their control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally. Historically, net interest spreads for many financial institutions have widened and narrowed in response to these and other factors, which are often collectively referred to as "interest rate risk." We intend to try to minimize the combined companies' exposure to interest rate risk, but we will be unable to eliminate it.

     In their banking operations, the combined companies will be subject to interest rate risk on loans and investments held in their portfolios arising from mismatches (i.e., the interest rate sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, which is measured in terms of the ratio of the interest rate sensitivity gap to total assets. A higher level of assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap. In contrast, a higher level of liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive and is reflected as a negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment. A liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. We cannot give any assurance that a sudden or significant change in prevailing interest rates will not have a material adverse effect on the combined companies' operating results.

IF BORROWERS DO NOT REPAY LOANS IT WILL ADVERSELY AFFECT THE COMBINED COMPANIES

     Some borrowers may not repay loans that the combined companies make to them. This risk is inherent in the commercial banking business. If a significant amount of loans are not repaid, it would have an adverse effect on the combined companies' earnings and overall financial condition, and could cause the insolvency of the combined companies. The combined companies will maintain an allowance for loan losses to provide for loan defaults and nonperformance. The allowance for loan losses will be maintained at a level management believes is adequate to absorb losses inherent in the loan portfolio, an evaluation that will be primarily based upon a review of the combined companies' and the banking industry's historical loan loss experience, known and inherent risks contained in the loan portfolio, composition, and growth of the loan portfolio, and current and projected economic factors. However, the combined companies' allowance for loan losses may not be adequate to cover actual losses, and future provisions for loan losses may adversely affect the combined companies' earnings. In addition, various regulatory agencies, as an integral part of the examination process, will periodically review the combined companies' loan portfolios. No such agencies may require the combined companies to add to the allowance for loan losses based on their judgments and interpretations of information available to them at the time of their examinations.

THE BUSINESS OF THE COMBINED COMPANIES WILL BE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION

     On March 17, 2000, the Board of Directors of Security Dollar Bank approved and entered into a written regulatory agreement between Security Dollar Bank and its regulators, the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. This agreement requires the Board of Directors of Security Dollar Bank to adopt a plan and implement policies and procedures, the purposes of which are to provide greater Board of Director oversight, control and supervision of Security Dollar Bank's senior management and major operations and activities in the general areas of: operations, lending, liquidity, interest rate risk positions, internal controls, record keeping , internal audit functions, risk management, management structure, capital levels, operating performance and periodic reporting. The agreement also provides that Security Dollar Bank will only pay dividends with the prior written approval of its primary regulators. The agreement was executed in accordance with current banking regulations and will remain in effect until terminated or suspended by Security Dollar Bank's regulators. Non compliance with the agreement could result in additional constraints on the conduct of business by Security Dollar Bank. To date, Security Dollar Bank has complied with all requirements of the written regulatory agreement. It is anticipated by Farmers that Security Dollar Bank will be merged with and into Farmers National Bank of Canfield. Farmers anticipates that upon the merger of the banks being consummated, the written regulatory agreement will be terminated.

     The banking industry is heavily regulated. The success of the combined companies will depend not only on competitive factors but also on the cost of complying with state and federal regulations affecting banks and bank holding companies. The combined companies will be subject to regulation by the Ohio Division of Financial Institutions, the Office of the Comptroller of the Currency, and the Board of Governors of the Federal Reserve System. These regulations will put the combined companies at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Banking industry regulations are primarily intended to protect depositors, not shareholders, and are subject to continuous change. The ultimate effect of regulatory change cannot be predicted with certainty. Additional statutes affecting financial institutions may be proposed and enacted in the future. There can be no assurance that the cost of complying with government regulations will not adversely affect the business or economic performance of the combined companies.

     The Gramm-Leach-Bliley Act was signed into law on November 12, 1999. This major banking legislation now permits affiliation among depository institutions and entities whose activities are considered "financial in nature." Activities which are expressly considered financial in nature include securities and insurance underwriting and agency, investment management and merchant banking. With certain exceptions, this act similarly expanded the authorized activities of subsidiaries of national banks and, indirectly, through the provisions of state law, Ohio banks. In general, these expanded powers are reserved to bank holding companies and banks where all depository institutions affiliated with them are well capitalized and well managed based on applicable banking regulation. These provisions became effective March 11, 2000. The act clarifies the regulation by states of insurance products sold by depository institutions, imposes rules on data privacy and repeals some of the exemptions enjoyed by banks under federal securities laws relating to the offering of securities and the licensing of broker-dealers and investment advisors. This act will be the subject of extensive rule making by federal banking regulators and others. Although the effects of this legislation will only begin to be understood over the next several years and cannot presently be predicted with any certainty, it may accelerate trends toward larger financial services companies offering a wider range of products and services. Firms of this type may have increased resources and market power which may adversely affect the ability of the combined companies to compete effectively.

SIGNIFICANT COSTS MAY BE INCURRED IF THE COMBINED COMPANIES FORECLOSE ON ENVIRONMENTALLY CONTAMINATED REAL ESTATE

     If the combined companies foreclose on a defaulted real estate loan to recover an investment in such real estate loan, there may be significant environmental liabilities in connection with the underlying real property. These liabilities could exceed the fair value of the real property. It is also possible that hazardous substances or wastes, contaminants, pollutants or their sources (as defined by state and federal laws and regulations) may be discovered on properties during the combined companies' ownership or after they are sold to a third party. If they are discovered on a property that the combined companies have acquired through foreclosure or otherwise, the combined companies may be required to remove those substances and clean-up the property. The combined companies may have to pay for the entire cost of any removal and clean-up without the contribution of any other third parties. These costs may also exceed the fair value of the property. The combined companies may also be liable to tenants and other users of neighboring properties. In addition, the combined companies may find it difficult or impossible to sell the property prior to or following any such clean-up.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus contains forward-looking statements regarding each of Security and Farmers and the combined company following the merger, including statements relating to:

     - the financial condition, results of operations and business of Farmers following completion of the merger, and

     - enhanced revenues and accretion to reported earnings that are expected to be realized from the merger.

     These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

     - revenues following the merger are lower than expected or deposit withdrawals, operating costs or customer loss and business disruption following the merger may be greater than expected;

     - competitive pressures among depository and other financial services companies increase significantly;

     - costs or difficulties related to the integration of the businesses of Farmers and Security are greater than expected;

     - changes in the interest rate environment reduce interest margins, cause an increase in the prepayment rate on mortgages and other loans or reduce the demand for new loans;

     - general economic or business conditions, either internationally, nationally or in the states in which the combined company will be doing business, are less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

     - legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

     - technology-related changes may be harder to make or more expensive than expected;

     - changes in the securities market; and

     - timing of completion of the merger may be delayed, due to regulatory requirements or other factors which may delay, restrict or prohibit new operations.

                                  INTRODUCTION

THE SPECIAL MEETINGS: DATES, TIMES AND PLACES

     FARMERS. The special meeting of Farmers National Banc Corp. ("Farmers") will be held at Colonial Catering, 429 Lisbon Street, Canfield, Ohio 44406, at
9:00 a.m., local time, on             , 2000.

     SECURITY. The special meeting of Security Financial Corp. ("Security") will
be held at the                , at        .m., local time, on                ,
2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     FARMERS. At Farmers' special meeting, holders of Farmers common stock are being asked to approve the merger agreement. See "The Merger."

     SECURITY. At Security's special meeting, holders of Security common stock are being asked to approve the merger agreement. See "The Merger."

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     FARMERS. Only holders of record of Farmers common stock at the close of
business on                , 2000, the record date for Farmers' special meeting,
are entitled to receive notice of and to vote at Farmers' special meeting. On
the record date, approximately      shares of Farmers common stock were issued
and outstanding and held by approximately      holders of record. A majority of
the shares of Farmers common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Farmers' special meeting in order for a quorum to be present for purposes of transacting business at Farmers' special meeting. In the event that a quorum is not present at Farmers' special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Farmers common stock on the record date are each entitled to one vote per share on each matter to be considered at Farmers' special meeting.

     SECURITY. Only holders of record of Security common stock at the close of
business on                , 2000, the record date for Security's special
meeting, are entitled to receive notice of and to vote at Security's special
meeting. On the record date, approximately           shares of Security common
stock were issued and outstanding and held by approximately      holders of
record. A majority of the shares of Security common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Security's special meeting in order for a quorum to be present for purposes of transacting business at Security's special meeting. In the event that a quorum is not present at Security's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Security common stock on the record date are each entitled to one vote per share on each matter to be considered at Security's special meeting.

VOTES REQUIRED

     FARMERS. The approval of the merger agreement and the issuance of the shares of Farmers common stock to Security's shareholders requires the affirmative vote of the holders of record of a two-third's majority of the shares of Farmers common stock outstanding on the record date for the Farmers special meeting. An abstention or a broker non-vote will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not, however, be counted in determining the vote to approve the merger agreement. See "-- Voting of Proxies -- Abstentions and Broker Non-Votes."

     SECURITY. The approval of the merger agreement requires the affirmative vote of the holders of record of at least a majority of the shares of Security common stock outstanding on the record date for Security's special meeting. An abstention or a broker non-vote will be included in determining the number of shares present and voting at a meeting for the purpose of determining the presence of a quorum. Such abstentions and broker non-votes will have the same effect as votes against the merger agreement and consummation of the merger. See

"-- Voting of Proxies -- Abstentions and Broker Non-Votes" and "Dissenters' Rights of Appraisal -- Appraisal Rights of Security Shareholders."

SHARE OWNERSHIP OF MANAGEMENT

     FARMERS. At the close of business on the record date, directors and executive officers of Farmers and their affiliates beneficially owned and were
entitled to vote approximately           shares of Farmers common stock, which
represented approximately      % of the shares of Farmers common stock
outstanding on that date. Each of those directors and executive officers has agreed to vote, or cause to be voted, the Farmers common stock owned by him or her FOR approval of the merger agreement at Farmers' special meeting.

     As of the record date, the directors and executive officers of Farmers beneficially owned shares of Farmers common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table.

                                                             AGGREGATE NUMBER OF SHARES        PERCENT OF
            NAME                         POSITION              BENEFICIALLY OWNED (A)      OUTSTANDING SHARES
            ----                         --------            --------------------------    ------------------
Benjamin R. Brown...........  Director                                  49,453                    .65%
Richard L. Calvin...........  Director                                  68,650                    .90%
Joseph D. Lane..............  Director                                   8,015                    .01%
David C. Myers..............  Director                                  48,409                    .63%
Edward A. Ort...............  Director                                  14,188                    .19%
Frank L. Paden..............  Director, President, Secretary            18,716                    .25%
William D. Stewart..........  Director                                  58,059                    .76%
Ronald V. Wertz.............  Director                                  58,905                    .77%
Executive Officers as a
  Group.....................                                            25,857(B)                 .34%
All Directors and Executive
  Officers as a Group.......                                           331,536                   4.08%

---------------

(A) Information relating to beneficial ownership is based upon information available to Farmers and uses "Beneficial Ownership" concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B) Includes 18,716 shares held by Frank L. Paden, President and CEO of Farmers National Bank of Canfield and President and Secretary of Farmers.

     SECURITY. As of the record date, the directors and executive officers of Security beneficially owned shares of Security common stock as described in the following table. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The address for beneficial owners is the address of Security, One South Main, Niles, Ohio 44446.

                                                              AMOUNT AND NATURE OF
      NAME OF BENEFICIAL OWNER             POSITION        BENEFICIAL OWNERSHIP (A)(B)    PERCENT OF CLASS
      ------------------------             --------        ---------------------------    ----------------
Robert I. Griffith, Jr...............  Director                        2,993(C)(G)              .83%
Robert J. McClurkin..................  Director                        3,573(D)(G)              .99%
Peter P. Rossi, Jr...................  Director                        9,693(E)(G)             2.68%
Christopher J. Shaker................  Director                        7,945(G)                2.20%
Stephen K. Miller....................  Executive Manager                 110(F)                 .03%
All Directors and Executive Officers
  as a Group (5 persons).............                                 24,314                   6.72%

---------------

   (A) Less than 1%: Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentages of ownership of that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. All directors and officers as a group hold
       options to purchase an aggregate of                shares of Common
       Stock.

   (B) Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.

   (C) Includes 11 in the name of The Griffith Agency, 56 shares held for the benefit of children, 611 shares held by spouse and spouse's IRA and 710 held by an IRA for the benefit of the named person.

   (D) Includes 1,209 held jointly with spouse, 854 held jointly with children, and 850 held by spouse.

   (E) Includes 5,028 shares held jointly with spouse and 2,142 held by controlled company.

   (F) Includes 8 shares held jointly with spouse, and 102 shares held by an IRA for the benefit of the named person.

   (G) Includes shares of common stock subject to options granted pursuant to the 1997 Stock Option Plan for which options are exercisable within 60 days of the voting record date.

VOTING OF PROXIES

     Submitting Proxies. Farmers and Security shareholders may vote their shares in person by attending their respective special meeting or vote their shares by proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-paid envelope. IF A WRITTEN PROXY CARD IS SIGNED BY A SHAREHOLDER AND RETURNED WITHOUT INSTRUCTIONS, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS PRESENTED AT FARMERS' SPECIAL MEETING OR FOR THE PROPOSALS PRESENTED AT SECURITY'S SPECIAL MEETING, AS APPLICABLE. Farmers and Security shareholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

     Revoking Proxies. Farmers and Security shareholders of record may revoke their proxies at any time before the time their proxies are voted at Farmers' special meeting or Security's special meeting, respectively. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of Farmers or Security, as applicable, by a later-dated proxy signed and returned by mail or by attending Farmers' special meeting or Security's special meeting, as applicable, and voting in person. Attendance at Farmers' special meeting or Security's special meeting will not in and of itself constitute a revocation of a proxy. The shareholder must inform the secretary at the special meeting, prior to the vote, that he or she wants to revoke his or her proxy and vote in person. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the applicable special meeting as follows:

For Farmers Shareholders, To:                  For Security Shareholders, To:

Farmers National Banc Corp.                    Security Financial Corp.
20 South Broad Street                          One South Main Street
Canfield, Ohio 44406                           Niles, Ohio 44446
Attention: Frank L. Paden                      Attention: Lynn M. Bowers

     Abstentions and Broker Non-Votes. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of Farmers' special meeting and Security's special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote those shares with respect to the approval of the merger agreement in the absence of specific instructions from such customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will have the same effect as a vote against the merger agreement at the Security special meeting but will not be counted in determining the vote to approve the merger agreement at the Farmers special meeting. Abstentions and broker non-votes will not, however, have the effect of establishing appraisal rights of Security shareholders or dissenters' rights of Farmers' shareholders. See "Dissenters' Rights of Appraisal -- Dissenters' Rights of Farmers Shareholders and Appraisal Rights of Security Shareholders."

     If any other matters are properly presented for consideration at Farmers' special meeting, in the case of the Farmers shareholders, or at Security's special meeting, in the case of the Security shareholders, the persons named in the enclosed form of proxy will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. If a proposal to adjourn Farmers' special meeting or Security's special meeting is properly presented, however, the persons named in the enclosed form of proxy will not have discretion to vote in favor of the adjournment proposal any shares which have been voted against the proposal(s) to be presented at the respective special meetings.

     Neither Farmers nor Security is aware of any matters expected to be presented at its respective special meeting other than as described in their respective notice of special meeting. The cost of solicitation of proxies will be paid by Farmers and Security, as applicable. In addition to solicitation by mail, the directors, officers and employees of Farmers and Security may also solicit proxies from shareholders by telephone, facsimile, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Farmers or Security, as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. Neither Farmers nor Security has retained a proxy solicitor.

     Shareholders who submit proxy cards should not send in any stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing shares of Security common stock will be mailed by Farmers to former Security shareholders shortly after the merger is completed. See "The Merger -- Exchange of Security Stock Certificates; Fractional Interests."

     RECOMMENDATION OF THE FARMERS BOARD OF DIRECTORS AND SECURITY BOARD OF DIRECTORS. EACH OF THE FARMERS BOARD OF DIRECTORS AND SECURITY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER DESCRIBED ABOVE AND UNANIMOUSLY RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE FOR THE MERGER AT THEIR RESPECTIVE SPECIAL MEETINGS.

                          FARMERS NATIONAL BANC CORP.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     This section presents selected historical financial information of Farmers. You should read carefully Farmers' financial statements incorporated by reference in this prospectus, including the notes to the financial statements. The selected information in this section is not intended to replace the financial statements. The information below also should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus.

     Farmers derived the selected consolidated statement of income information presented below for each of its 1999, 1998, 1997, 1996 and 1995 years and the balance sheet data at December 31, 1999, 1998, 1997, 1996 and 1995 from its audited consolidated financial information.

                                                  AS OF OR FOR THE
                                                  SIX MONTHS ENDED
                                                       JUNE 30                    FISCAL YEAR ENDED DECEMBER 31
                                                 -------------------   ----------------------------------------------------
                                                   2000       1999       1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------   --------   --------
                                                                    (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF INCOME:
  Net interest income..........................  $  9,177   $  8,739   $ 17,937   $ 16,491   $ 15,447   $ 14,121   $ 12,272
  Provision for possible loan or lease
    losses.....................................       420        420        840        840        855        655        270
  Other income.................................       916        803      1,634      1,698      1,768      1,478      1,342
  Other expense................................     5,582      5,295     10,663      9,815      9,418      8,883      8,118
                                                 --------   --------   --------   --------   --------   --------   --------
  Income before income taxes...................     4,091      3,827      8,068      7,534      6,942      6,061      5,226
  Income taxes.................................     1,247      1,210      2,544      2,419      2,200      1,930      1,650
                                                 --------   --------   --------   --------   --------   --------   --------
  Net income...................................  $  2,844   $  2,617   $  5,524   $  5,115   $  4,742   $  4,131   $  3,576
                                                 ========   ========   ========   ========   ========   ========   ========
PER SHARE DATA:(1)
  Net Income per share-basic...................  $   0.37   $   0.35   $   0.73   $   0.70   $   0.67   $   0.58   $   0.51
  Net Income per share-diluted.................      0.37       0.35       0.73       0.70       0.67       0.58       0.51
  Cash dividends per share.....................      0.25       0.20       0.42       0.34       0.29       0.22       0.20
  Book value per common share..................      6.92       6.66       6.77       6.47       5.86       5.26       5.17
  Tangible book value per common share.........      6.90       6.62       6.74       6.42       5.82       5.20       5.11
BALANCE SHEET DATA:
  Balance sheet totals-end of period:
    Assets.....................................  $447,841   $408,408   $431,130   $401,621   $368,449   $338,112   $314,229
    Loans and leases...........................   331,480    304,106    322,635    286,802    275,094    266,702    232,160
    Allowance for loan losses..................     4,397      3,877      4,128      3,689      3,429      3,198      2,911
    Deposits...................................   330,194    318,474    331,463    321,518    305,830    283,810    267,955
    Long-term obligations......................    22,593      8,043     14,354      1,697          0          0          0
    Shareholders' equity.......................    53,233     49,236     51,894     47,274     40,923     34,809     33,976
  Average balance sheet amounts:
      Assets...................................  $440,140   $404,453   $412,802   $381,078   $354,005   $325,537   $297,159
      Loans and leases (2).....................   326,442    291,882    303,914    281,660    268,581    250,616    221,955
      Earning assets...........................   418,443    382,803    391,068    361,840    337,289    308,890    281,569
      Interest-bearing liabilities.............   356,634    326,322    332,595    307,694    291,375    265,771    242,481
      Shareholders' equity.....................    51,996     48,349     49,512     43,888     37,431     35,629     31,177
SELECTED RATIOS:
  Return on average equity.....................     11.00%     10.91%     11.16%     11.65%     12.67%     11.60%     11.45%
  Return on average tangible equity............     11.05      10.93      11.22      11.73      12.78      11.71      11.57
  Return on average assets.....................      1.30       1.30       1.34       1.34       1.34       1.27       1.20
  Efficiency ratio (non-interest expense as a
    percentage of total revenues)..............     55.31      55.49      54.48      53.96      54.71      56.50      59.63
  Average equity to average assets.............     11.81      11.95      11.99      11.52      10.57      10.94      10.49
  Leveraged capital ratio......................     11.37      11.17      11.47      10.85       9.89      10.18      10.69
  Cost of interest-bearing liabilities.........      4.07       3.76       3.78       4.14       4.16       4.05       4.00
  Net interest margin..........................      4.53       4.68       4.68       4.64       4.65       4.65       4.44
  Nonperforming loans and leases to total loans
    and leases.................................      0.31       0.25       0.23       0.35       0.33       0.79       0.68
  Nonperforming assets to total assets.........      0.23       0.18       0.17       0.25       0.24       0.62        0.5
  Net chargeoffs (recoveries) to average loans
    and leases.................................      0.09       0.16       0.13       0.21       0.23       0.15       0.05
  Allowance for loan or lease losses to total
    loans and leases...........................      1.33       1.27       1.28       1.29       1.25       1.20       1.25

---------------

(1) All share and per share data have been restated for the effect of common stock dividends and splits.

(2) Average loans include nonaccrual loans.

                            SECURITY FINANCIAL CORP.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     This section presents selected historical financial information of Security. You should read carefully Security's financial statements contained in this prospectus, including the notes to the financial statements. The selected information in this section is not intended to replace the financial statements. The information below also should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations-Security Financial Corp." appearing in Security's Form 10-KSB, attached as Annex D.

     Security derived the selected consolidated statement of income information presented below for each of its 1999, 1998, 1997, 1996 and 1995 years and the balance sheet data at December 31, 1999, 1998, 1997, 1996 and 1995 from audited consolidated financial information. Selected consolidated statement of income information presented below for each of its 1997, 1996 and 1995 years and balance sheet data as of December 31, 1997, 1996 and 1995 were derived from audited financial statements that are not included herein.

                                      AS OF OR FOR THE
                                      SIX MONTHS ENDED
                                          JUNE 30,                       FISCAL YEAR ENDED DECEMBER 31,
                                    --------------------    --------------------------------------------------------
                                      2000        1999        1999        1998        1997        1996        1995
                                    --------    --------    --------    --------    --------    --------    --------
                                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF INCOME:
Net interest income...............  $  3,048    $  3,109    $  6,041    $  6,165    $  6,520    $  5,812    $  4,752
Provisions for possible loan or
  lease losses....................       300         520         970       2,267       1,250         668         198
Non-interest income...............       374         414         916         885         941         827         750
Non-interest expense..............     3,028       2,678       5,201       4,730       4,284       4,186       3,832
                                    --------    --------    --------    --------    --------    --------    --------
Income (loss) before income
  taxes...........................        94         325         786          53       1,927       1,785       1,472
Income tax expense (benefit)......        (8)         47         151        (100)        609         543         422
                                    --------    --------    --------    --------    --------    --------    --------
Net income........................  $    102    $    278    $    635    $    153    $  1,318    $  1,242    $  1,050
                                    ========    ========    ========    ========    ========    ========    ========
PER SHARE DATA:
Net income per share-basic........  $   0.28    $   0.78    $   1.77    $   0.43    $   3.89    $   4.22    $   3.65
Net income per share-diluted......      0.28        0.78        1.77        0.43        3.89        4.22        3.65
Cash dividends per share..........      0.32        0.31        1.24        1.20        1.09        0.94        0.84
Book value per common share.......     39.52       40.11       39.64       41.25       41.40       36.37       33.42
Tangible book value per common
  share...........................     38.21       39.75       38.23       39.63       39.55       33.92       33.42
BALANCE SHEET DATA:
Balance sheet totals-end of
  period:
  Assets..........................  $165,809    $171,629    $172,667    $172,074    $167,258    $152,899    $127,064
  Loans...........................   103,933     106,734     109,118     110,755     112,429     114,989      83,227
  Allowance for loan losses.......    (1,793)     (1,863)     (1,650)     (1,803)     (1,678)     (1,679)     (1,239)
  Deposits........................   140,294     145,931     145,366     148,917     145,352     129,670     109,571
  Long-term obligations...........     1,000       3,000       3,000           0           0           0       1,900
  Shareholders' equity............    14,297      14,384      14,341      14,744      14,633      10,779       9,789
Average balance sheet amounts:
  Assets..........................  $169,862    $171,129    $173,760    $168,404    $162,312    $139,982    $117,472
  Loans...........................   106,884     108,058     108,133     109,132     116,122      99,108      75,507
  Earning assets..................   157,007     158,425     160,231     156,432     150,211     130,039     108,471
  Interest-bearing liabilities....   135,980     136,296     137,532     134,873     129,660     112,625      94,644
  Shareholders' equity............    14,297      14,590      14,499      14,683      13,405      10,284       9,089
SELECTED RATIOS:
Return on average equity..........      1.43%       3.84%       4.38%       1.04%       9.83%      12.14%      12.51%
Return on average tangible
  equity..........................      1.94        4.34        4.55        1.09       10.36       12.86       11.55
Return on average assets..........      0.12        0.33        0.37        0.09        0.81        0.86        0.90
Efficiency ratio (non-interest
  expense.........................     88.49       76.01       74.76       67.09       57.42       63.05       69.65
    as a percentage of total
      revenues)
Average equity to average
  assets..........................      8.42        8.53        8.34        8.72        8.26        7.12        7.19
Leveraged capital ratio...........      8.33        7.91        8.47        8.12        8.52        6.18        7.32
Cost of interest-bearing
  liabilities.....................      4.54        4.41        4.42        4.81        4.88        4.85        4.48
Net interest margin...............      3.91        3.98        3.77        4.08        4.34        4.47        4.38
Nonperforming loans and leases to
  total...........................      1.12        1.38        1.12        1.22        2.48        1.82        0.63
      loans and leases
Nonperforming assets to total
  assets..........................      0.70        0.85        0.72        0.95        1.69        1.39        0.77
Net chargeoffs (recoveries) to
  average loans and leases........      0.30        0.11        1.04        1.96        1.08        0.23        0.50
Allowance for loan or lease losses
  to total loans and leases.......      1.73        1.75        1.51        1.63        1.49        1.46        1.49

---------------
(1) All share and per share data has been restated for the effect of common stock dividends and splits.

(2) Average loans include nonaccrual loans.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Combined Statements of Income for the six-month periods ended June 30, 2000 and 1999 and for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Farmers and Security as if the merger had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2000 and December 31, 1999, combine the historical consolidated balance sheets of Farmers and Security as if the merger had been effective on June 30, 2000 and December 31, 1999, respectively. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Farmers and Security.

     The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Farmers and Security are combined and reflected at their historical amounts.

     The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Farmers' and Security's separate financial results; you should not assume that Farmers and Security would have achieved the pro forma combined results if they had actually been combined during the periods presented.

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                                         PRO FORMA
                                                                                         COMBINED
                                                   FARMERS    SECURITY    ADJUSTMENTS     6/30/00
                                                   -------    --------    -----------    ---------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans.......................  $13,746     $4,581                     $18,327
Interest and dividends on securities:
  Taxable interest...............................    1,913      1,027                       2,940
  Nontaxable interest............................      380        161                         541
  Dividends......................................      141         48                         189
Interest-bearing deposits in other banks.........        0         12                          12
Interest on federal funds sold...................      216        289                         505
                                                   -------     ------         --          -------
       TOTAL INTEREST INCOME.....................   16,396      6,118         $0           22,514
                                                   -------     ------         --          -------
INTEREST EXPENSE
Deposits.........................................    5,765      2,804                       8,569
Borrowings.......................................    1,454        265                       1,719
                                                   -------     ------         --          -------
       TOTAL INTEREST EXPENSE....................    7,219      3,069          0           10,288
                                                   -------     ------         --          -------
       NET INTEREST INCOME.......................    9,177      3,049          0           12,226
Provision for credit losses......................      420        300                         720
                                                   -------     ------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES...............    8,757      2,749          0           11,506
                                                   -------     ------         --          -------
OTHER INCOME
Service charges on deposit accounts..............      627        277                         904
Investment security gains (losses)...............        0        (26)                        (26)
Gain on sale of mortgage loans, net..............        0          3                           3
Brokerage income.................................        0        101                         101
Other operating income...........................      289         18                         307
                                                   -------     ------         --          -------
       TOTAL OTHER INCOME........................      916        373          0            1,289
                                                   -------     ------         --          -------
                                                     9,673      3,122          0           12,795
                                                   -------     ------         --          -------
OTHER EXPENSES
Salaries and employee benefits...................    3,009      1,450                       4,459
Net occupancy expense of premises................      300        187                         487
Furniture and equipment expense, including
  depreciation...................................      320        208                         528
State and local taxes............................      289         89                         378
Other operating expenses.........................    1,664      1,094                       2,758
                                                   -------     ------         --          -------
       TOTAL OTHER EXPENSES......................    5,582      3,028          0            8,610
                                                   -------     ------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES........    4,091         94          0            4,185
FEDERAL INCOME TAXES.............................    1,247         (8)                      1,239
                                                   -------     ------         --          -------
       NET INCOME................................    2,844        102          0            2,946
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized gains (losses) on securities..........       15        (29)                        (14)
                                                   -------     ------         --          -------
       COMPREHENSIVE INCOME......................  $ 2,859     $   73         $0          $ 2,932
                                                   =======     ======         ==          =======
Earnings Per Share:(1)
Basic............................................  $  0.37     $ 0.28                     $  0.27
Diluted..........................................  $  0.37     $ 0.28                     $  0.27

---------------
(1) All share and per share data have been restated for the effect of common stock dividends and splits.

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                                                                         PRO FORMA
                                                                                         COMBINED
                                                   FARMERS    SECURITY    ADJUSTMENTS     6/30/99
                                                   -------    --------    -----------    ---------
                                                        (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans.......................  $12,358     $4,697                     $17,055
Interest and dividends on securities:
  Taxable interest...............................    1,890        969                       2,859
  Nontaxable interest............................      339        215                         554
  Dividends......................................       82         49                         131
Interest-bearing deposits in other banks.........        0         31                          31
Interest on federal funds sold...................      154        130                         284
                                                   -------     ------         --          -------
       TOTAL INTEREST INCOME.....................   14,823      6,091         $0           20,914
                                                   -------     ------         --          -------
INTEREST EXPENSE
Deposits.........................................    5,349      2,804                       8,153
Borrowings.......................................      735        178                         913
                                                   -------     ------         --          -------
       TOTAL INTEREST EXPENSE....................    6,084      2,982          0            9,066
                                                   -------     ------         --          -------
       NET INTEREST INCOME.......................    8,739      3,109          0           11,848
Provision for credit losses......................      420        520                         940
                                                   -------     ------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES...............    8,319      2,589          0           10,908
                                                   -------     ------         --          -------
OTHER INCOME
Service charges on deposit accounts..............      563        319                         882
Investment security gains (losses)...............        3          7                          10
Gain on sale of mortgage loans, net..............        0         10                          10
Brokerage income.................................        0         58                          58
Other operating income...........................      237         19                         256
                                                   -------     ------         --          -------
       TOTAL OTHER INCOME........................      803        413          0            1,216
                                                   -------     ------         --          -------
                                                     9,122      3,002          0           12,124
                                                   -------     ------         --          -------
OTHER EXPENSES
Salaries and employee benefits...................    2,789      1,303                       4,092
Net occupancy expense of premises................      287        191                         478
Furniture and equipment expense, including
  depreciation...................................      312        228                         540
State and local taxes............................      297         98                         395
Other operating expenses.........................    1,610        857                       2,467
                                                   -------     ------         --          -------
       TOTAL OTHER EXPENSES......................    5,295      2,677          0            7,972
                                                   -------     ------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES........    3,827        325          0            4,152
FEDERAL INCOME TAXES.............................    1,210         47                       1,257
                                                   -------     ------         --          -------
       NET INCOME................................    2,617        278          0            2,895
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized losses on securities..................     (786)      (613)                     (1,399)
                                                   -------     ------         --          -------
       COMPREHENSIVE INCOME......................  $ 1,831     ($ 335)        $0          $ 1,496
                                                   =======     ======         ==          =======
Earnings Per Share:(1)
Basic............................................  $  0.35     $ 0.78                     $  0.27
Diluted..........................................  $  0.35     $ 0.78                     $  0.27

---------------
(1) All share and per share data have been restated for the effect of common stock dividends and splits.

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                          YEAR ENDED DECEMBER 31, 1999

                                                                                        PRO FORMA
                                                                                        COMBINED
                                                  FARMERS    SECURITY    ADJUSTMENTS    12/31/99
                                                  -------    --------    -----------    ---------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans......................  $25,763    $ 9,342                     $35,105
Interest and dividends on securities:
  Taxable interest..............................    3,616      1,864                       5,480
  Nontaxable interest...........................      712        417                       1,129
  Dividends.....................................      168         95                         263
Interest-bearing deposits in other banks........        0         51                          51
Interest on federal funds sold..................      252        351                         603
                                                  -------    -------         --          -------
       TOTAL INTEREST INCOME....................   30,511     12,120         $0           42,631
                                                  -------    -------         --          -------
INTEREST EXPENSE
Deposits........................................   10,786      5,655                      16,441
Borrowings......................................    1,788        424                       2,212
                                                  -------    -------         --          -------
       TOTAL INTEREST EXPENSE...................   12,574      6,079          0           18,653
                                                  -------    -------         --          -------
       NET INTEREST INCOME......................   17,937      6,041          0           23,978
                                                  -------    -------         --          -------
Provision for credit losses.....................      840        970                       1,810
                                                  -------    -------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES..............   17,097      5,071          0           22,168
                                                  -------    -------         --          -------
OTHER INCOME
Service charges on deposit accounts.............    1,163        626                       1,789
Investment security gains.......................      (11)         7                          (4)
Gain on sale of mortgage loans, net.............        0         12                          12
Brokerage income................................        0        148                         148
Other operating income..........................      482        123                         605
                                                  -------    -------         --          -------
       TOTAL OTHER INCOME.......................    1,634        916          0            2,550
                                                  -------    -------         --          -------
                                                   18,731      5,987          0           24,718
                                                  -------    -------         --          -------
OTHER EXPENSES
Salaries and employee benefits..................    5,616      2,629                       8,245
Net occupancy expense of premises...............      572        381                         953
Furniture and equipment expense, including
  depreciation..................................      664        438                        1102
State and local taxes...........................      593        190                         783
Other operating expenses........................    3,218      1,563                       4,781
                                                  -------    -------         --          -------
       TOTAL OTHER EXPENSES.....................   10,663      5,201          0           15,864
                                                  -------    -------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES.......    8,068        786          0            8,854
FEDERAL INCOME TAXES............................    2,544        151                       2,695
                                                  -------    -------         --          -------
       NET INCOME...............................    5,524        635          0            6,159
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized losses on securities.................   (1,168)      (899)                     (2,067)
                                                  -------    -------         --          -------
       COMPREHENSIVE INCOME.....................  $ 4,356    $  (264)        $0          $ 4,092
                                                  =======    =======         ==          =======
Earnings Per Share: (1)
Basic...........................................  $  0.73    $  1.77                     $  0.58
Diluted.........................................  $  0.73    $  1.77                     $  0.58

---------------

(1) All share and per share data have been restated for the effect of common stock dividends and splits.

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                          YEAR ENDED DECEMBER 31, 1998

                                                                                        PRO FORMA
                                                                                        COMBINED
                                                  FARMERS    SECURITY    ADJUSTMENTS    12/31/98
                                                  -------    --------    -----------    ---------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans......................  $24,585    $ 9,855                     $34,440
Interest and dividends on securities:
  Taxable interest..............................    3,558      2,041                       5,599
  Nontaxable interest...........................      539        422                         961
  Dividends.....................................      137         74                         211
Interest-bearing deposits in other banks........        0         33                          33
Interest on federal funds sold..................      408        232                         640
                                                  -------    -------         --          -------
       TOTAL INTEREST INCOME....................   29,227     12,657         $0           41,884
                                                  -------    -------         --          -------
INTEREST EXPENSE
Deposits........................................   11,589      6,174                      17,763
Borrowings......................................    1,147        318                       1,465
                                                  -------    -------         --          -------
       TOTAL INTEREST EXPENSE...................   12,736      6,492          0           19,228
                                                  -------    -------         --          -------
       NET INTEREST INCOME......................   16,491      6,165          0           22,656
Provision for credit losses.....................      840      2,267                       3,107
                                                  -------    -------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES..............   15,651      3,898          0           19,549
                                                  -------    -------         --          -------
OTHER INCOME
Service charges on deposit accounts.............    1,175        596                       1,771
Investment security gains.......................        5         51                          56
Gain on sale of mortgage loans, net.............        0         46                          46
Brokerage income................................        0         95                          95
Other operating income..........................      518         96                         614
                                                  -------    -------         --          -------
       TOTAL OTHER INCOME.......................    1,698        884          0            2,582
                                                  -------    -------         --          -------
OTHER EXPENSES
Salaries and employee benefits..................    5,143      2,543                       7,686
Net occupancy expense of premises...............      567        328                         895
Furniture and equipment expense, including
  depreciation..................................      549        410                         959
State and local taxes...........................      578        198                         776
Other operating expenses........................    2,978      1,250                       4,228
                                                  -------    -------         --          -------
       TOTAL OTHER EXPENSES.....................    9,815      4,729          0           14,544
                                                  -------    -------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES.......    7,534         53          0            7,587
FEDERAL INCOME TAX EXPENSE (BENEFIT)............    2,419       (100)                      2,319
                                                  -------    -------         --          -------
       NET INCOME...............................    5,115        153          0            5,268
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized gains (losses) on securities.........     (138)       127                         (11)
                                                  -------    -------         --          -------
       COMPREHENSIVE INCOME.....................  $ 4,977    $   280         $0          $ 5,257
                                                  =======    =======         ==          =======
Earnings Per Share: (1)
Basic...........................................  $  0.70    $  0.43                     $  0.50
Diluted.........................................  $  0.70    $  0.43                     $  0.50

---------------

(1) All share and per share data have been restated for the effect of common stock dividends and splits.

      PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                          YEAR ENDED DECEMBER 31, 1997

                                                                                        PRO FORMA
                                                                                        COMBINED
                                                  FARMERS    SECURITY    ADJUSTMENTS    12/31/97
                                                  -------    --------    -----------    ---------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans......................  $23,487    $10,636                     $34,123
Interest and dividends on securities:
  Taxable interest..............................    3,017      1,732                       4,749
  Nontaxable interest...........................      463        194                         657
  Dividends.....................................      106         71                         177
Interest-bearing deposits in other banks........  $     0         20                          20
Interest on federal funds sold..................      503        195                         698
                                                  -------    -------         --          -------
       TOTAL INTEREST INCOME....................   27,576     12,848         $0           40,424
                                                  -------    -------         --          -------
INTEREST EXPENSE
Deposits........................................   11,105      5,991                      17,096
Borrowings......................................    1,024        337                       1,361
                                                  -------    -------         --          -------
       TOTAL INTEREST EXPENSE...................   12,129      6,328          0           18,457
                                                  -------    -------         --          -------
       NET INTEREST INCOME......................   15,447      6,520          0           21,967
Provision for credit losses.....................      855      1,250                       2,105
                                                  -------    -------         --          -------
       NET INTEREST INCOME AFTER
       PROVISION FOR CREDIT LOSSES..............   14,592      5,270          0           19,862
                                                  -------    -------         --          -------
OTHER INCOME
Service charges on deposit accounts.............    1,176        634                       1,810
Investment security gains.......................        6         25                          31
Gain on sale of mortgage loans, net.............        0         62                          62
Other operating income..........................      586        220                         806
                                                  -------    -------         --          -------
       TOTAL OTHER INCOME.......................    1,768        941          0            2,709
                                                  -------    -------         --          -------
                                                   16,360      6,211          0           22,571
                                                  -------    -------         --          -------
OTHER EXPENSES
Salaries and employee benefits..................    5,059      2,247                       7,306
Net occupancy expense of premises...............      561        312                         873
Furniture and equipment expense, including
  depreciation..................................      491        358                         849
State and local taxes...........................      532        140                         672
Other operating expenses........................    2,775      1,227                       4,002
                                                  -------    -------         --          -------
       TOTAL OTHER EXPENSES.....................    9,418      4,284          0           13,702
                                                  -------    -------         --          -------
       INCOME BEFORE FEDERAL INCOME TAXES.......    6,942      1,927          0            8,869
FEDERAL INCOME TAXES............................    2,200        609                       2,809
                                                  -------    -------         --          -------
       NET INCOME...............................    4,742      1,318          0            6,060
OTHER COMPREHENSIVE INCOME, NET OF TAX:
Unrealized gains on securities..................      305        107                         412
                                                  -------    -------         --          -------
       COMPREHENSIVE INCOME.....................  $ 5,047    $ 1,425         $0          $ 6,472
                                                  =======    =======         ==          =======
Earnings Per Share: (1)
Basic...........................................  $  0.67    $  3.89                     $ 0..59
Diluted.........................................  $  0.67    $  3.89                     $  0.59

---------------

(1) All share and per share data have been restated for the effect of common stock dividends and splits.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2000

                                                                                                 PRO FORMA
                                                                                                 COMBINED
                                          FARMERS     SECURITY            ADJUSTMENTS             6/30/00
                                          --------    --------            -----------            ---------
                                                             (IN THOUSANDS OF DOLLARS)
ASSETS
Cash and due from banks.................  $17,205     $ 7,420                                    $ 24,625
Federal funds sold......................      227       9,347                                       9,574
Short-term interest bearing deposits....        0         199                                         199
                                          --------    --------             --------              --------
     Cash and cash equivalents..........   17,432      16,966                                      34,398
                                          --------    --------             --------              --------
Long-term interest bearing deposits.....        0         299                                         299
Securities available for sale...........   87,516      39,475                                     126,991
Other securities........................    2,651           0                                       2,651
Loans...................................  331,480     103,933                                     435,413
Less allowance for loan losses..........    4,397       1,793                                       6,190
                                          --------    --------             --------              --------
     Net loans..........................  327,083     102,140                                     429,223
                                          --------    --------             --------              --------
Premises and equipment, net.............    7,998       4,807                                      12,805
Accrued interest and other assets.......    5,161       2,122                                       7,283
                                          --------    --------             --------              --------
          Total Assets.................. $447,841    $165,809                                    $613,650
                                          ========    ========             ========              ========
LIABILITIES & CAPITAL
Deposits
  Noninterest-bearing...................  $30,013     $19,388                                    $ 49,401
  Interest-bearing......................  300,181     120,906                                     421,087
                                          --------    --------             --------              --------
          Total deposits................  330,194     140,294                                     470,488
                                          --------    --------             --------              --------
Short term borrowings...................   35,337       9,865                                      45,202
Federal home loan bank advances.........   26,206       1,000                                      27,206
Other liabilities.......................    2,871         352                                       3,223
                                          --------    --------             --------              --------
          Total liabilities.............  394,608     151,511                                     546,119
                                          --------    --------             --------              --------
Shareholders' Equity
  Common stock, no par value............   38,764       7,861                                      46,625
  Retained earnings.....................   16,521       7,111                                      23,632
  Accumulated other comprehensive
     loss...............................     (877)       (674)                                     (1,551)
  Treasury stock........................   (1,175)          0                                      (1,175)
                                          --------    --------             --------              --------
          Total shareholders' equity....   53,233      14,298                                      67,531
                                          --------    --------             --------              --------
          Total liabilities and
            shareholders' equity........ $447,841    $165,809                                    $613,650
                                          ========    ========             ========              ========

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1999

                                                                                       PRO FORMA
                                                                                       COMBINED
                                                FARMERS     SECURITY    ADJUSTMENTS    12/31/99
                                                --------    --------    -----------    ---------
                                                           (IN THOUSANDS OF DOLLARS)
ASSETS
Cash and due from banks.......................  $ 19,846    $  8,111                   $ 27,957
Federal funds sold............................     3,821       8,950                     12,771
Short-term interest bearing deposits..........         0         298                        298
                                                --------    --------     --------      --------
       Cash and cash equivalents..............    23,667      17,359                     41,026
                                                --------    --------     --------      --------
Long-term interest bearing deposits...........         0         199                        199
Securities available for sale.................    73,659      40,544                    114,203
Other securities..............................     2,618           0                      2,618
Loans.........................................   322,635     109,118                    431,753
Less allowance for loan losses................     4,128       1,650                      5,778
                                                --------    --------     --------      --------
       Net loans..............................   318,507     107,468                    425,975
                                                --------    --------     --------      --------
Premises and equipment, net...................     8,103       4,899                     13,002
Accrued interest and other assets.............     4,576       2,199                      6,775
                                                --------    --------     --------      --------
       Total Assets...........................  $431,130    $172,668                   $603,798
                                                ========    ========     ========      ========
LIABILITIES & CAPITAL
Deposits
  Noninterest-bearing.........................  $ 29,343    $ 18,320                   $ 47,663
  Interest-bearing............................   302,120     127,046                    429,166
                                                --------    --------     --------      --------
       Total deposits.........................   331,463     145,366                    476,829
                                                --------    --------     --------      --------
Short term borrowings.........................    28,811       9,406                     38,217
Federal home loan bank advances...............    15,936       3,000                     18,936
Other liabilities.............................     3,026         555                      3,581
                                                --------    --------     --------      --------
       Total liabilities......................   379,236     158,327                    537,563
                                                --------    --------     --------      --------
Shareholders' Equity
  Common stock, no par value..................    37,294       7,861                     45,155
  Retained earnings...........................    15,584       7,125                     22,709
  Accumulated other comprehensive loss........      (892)       (645)                    (1,537)
  Treasury stock..............................       (92)          0                        (92)
                                                --------    --------     --------      --------
       Total shareholders' equity.............    51,894      14,341                     66,235
                                                --------    --------     --------      --------
       Total liabilities and shareholders'
          equity..............................  $431,130    $172,668                   $603,798
                                                ========    ========     ========      ========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Common stock outstanding as of December 31, 1999 is calculated on the basis of 8.621 shares of Farmers common stock to one share of Security common stock.

Farmers...........................     7,658,832 Shares
Security..........................     3,162,778 Shares
Pro forma combined................    10,287,297 Shares

     Reclassification. The Consolidated Statements of Income and Comprehensive Income of Security have been reclassified to conform with the presentation of Farmers. Such reclassification had no effect on net results of operations.

                           SUPERVISION AND REGULATION

     Security Dollar Bank, the wholly owned subsidiary of Security is subject to state and federal banking laws and regulations; Farmers National Bank of Canfield is subject to federal banking laws and regulations; these banking laws and regulations impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not shareholders. To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws or regulations may have a material effect on the business and prospects of Security Dollar Bank or Farmers National Bank of Canfield. The numerous regulations and policies promulgated by the regulatory authorities creates a difficult and ever-changing atmosphere in which to operate. Security and Farmers commit substantial resources in order to comply with these statutes, regulations and policies. Security and Farmers are unable to predict the nature or the extent of the effect on its business and earnings that fiscal or monetary policies, economic control, or new federal or state legislation may have in the future.

                             GOVERNMENT REGULATION

     To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

GENERAL

     We are subject to the supervision of the Federal Reserve Board and are required to file with the Federal Reserve Board reports and other information regarding our business operations and the business operations of our subsidiaries. We are also subject to examination by the Federal Reserve Board. We are required to obtain Federal Reserve Board approval prior to acquiring direct or indirect ownership or control of voting shares of any bank, if after such acquisition, we would own or control more than 5% of the voting stock of such bank.

     Under legislation effective March 11, 2000 (see "Gramm-Leach-Bliley Act of 1999" below), bank holding companies may elect to become financial holding companies. A financial holding company may engage in activities that are financial in nature, incidental to such financial activities, or complementary to a financial activity and do not pose safety and soundness risks. A financial holding company may, in general, engage in these activities with only a 30 day after-the-fact notice to the Federal Reserve Board.

     Neither Farmers nor Security has elected to become a financial holding company. As a bank holding company, Farmers may only engage in, or own or control companies that engage in, activities deemed by the Federal Reserve Board to be closely related to banking. Farmers may, in most cases, commence permissible new non-banking business activities from a start-up stage with only subsequent notice to the Federal Reserve Board. In addition, Farmers may acquire, subject to regulatory constraints, smaller companies that engage in permissible non-banking activities under an expedited procedure requiring only 12 business days notice to the Federal Reserve Board.

     Our respective national bank subsidiary is subject to supervision, examination, and regulation by the Office of the Comptroller of the Currency. Both Farmers National Bank of Canfield and Security Dollar Bank have deposits insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

HOLDING COMPANY STRUCTURE

     Our subsidiary is subject to affiliate transaction restrictions under federal law which limit the transfer of funds by a subsidiary bank to the parent or any subsidiaries of the parent. The transfer of funds may take the form of loans, extensions of credit, investments, or asset purchases. Such transfers by a subsidiary bank to its parent corporation or to any individual subsidiary of the parent are limited in amount to:

     - with respect to any single subsidiary bank, 10% of the subsidiary bank's capital and surplus and,

     - with respect to the parent together with all its subsidiaries, an aggregate of 20% of the subsidiary bank's capital and surplus.

     Such loans and extensions of credit are also required to be secured in specified amounts. In addition, all affiliate transactions must be conducted on terms and under circumstances that are substantially the same as such transactions with unaffiliated entities. Although a financial institution's non-bank subsidiaries are not counted as affiliates for purposes of analyzing restrictions on affiliate transactions, under the Gramm-Leach-Bliley Act, any financial subsidiary of Farmers National Bank of Canfield will be considered an affiliate subject to these rules. Under applicable regulations, at June 30, 2000, approximately $5.1 million was available for loans to Farmers from Farmers National Bank of Canfield, and approximately $1.4 million was available for loans to Security from Security Dollar Bank.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a financial or bank holding company to make capital injections into a troubled subsidiary bank. The Federal Reserve Board may also charge such holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when we do not have the resources to provide it.

     Any loans by a holding company to its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. Moreover, in the event of a financial or bank holding company's bankruptcy, any commitment by such holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Moreover, the claims of an insured depository institution's receiver for administrative expenses and the claims of holders of deposit liabilities of such an institution are accorded priority over the claims of general unsecured creditors of such an institution, in the event of a liquidation or other resolution of such institution. As a result of such legislation, claims of a receiver for administrative expenses and claims of holders of deposit liabilities of our depository subsidiaries would receive priority over the holders of notes and other senior debt of such subsidiary in the event of a liquidation or other resolution and over our respective interests as the sole shareholder of our banking subsidiary.

     Federal law permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, in order to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. We, as the sole shareholder of our respective subsidiary bank, are subject to such provisions.

DIVIDEND RESTRICTIONS

     Dividends from our subsidiary bank are a significant source of funds for payment of dividends to our respective shareholders. In the year ended December 31, 1999, Farmers declared cash dividends to its shareholders of approximately $3.118 million, and Security declared cash dividends to its shareholders of approximately $446,000. There are, however, statutory limits on the amount of dividends that our respective depository institution subsidiaries can pay to us without regulatory approval.

     Our respective subsidiary banks may not pay a dividend in an amount greater than such bank's undivided profits. In addition, the prior approval of the OCC is required for the payment of a dividend by a national bank if the total of all dividends declared by the bank in a calendar year would exceed the total of its retained net income for the year combined with its retained net income for the two preceding years. Further, unless a national bank's capital surplus equals or exceeds the capital stock of the bank, before the bank can declare an annual dividend, it must transfer 10% of its net income for the preceding four quarters to capital surplus. In the case of a semi-annual or special dividend, the required time period is shortened to the preceding two quarters. Under these provisions, Farmers National Bank of Canfield could, without regulatory approval, declare dividends to Farmers in 2000 of approximately $9.305 million plus an additional amount equal to its net profits during 2000.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such regulatory authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board and the OCC have issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

CAPITAL REQUIREMENTS

     The Federal Reserve Board has issued risk-based capital ratio and leverage ratio guidelines for financial and bank holding companies. These guidelines are applicable to both Farmers and Security. The risk-based capital ratio guidelines:

     - establish a systematic analytical framework that make regulatory capital requirements more sensitive to differences in risk profiles among banking organizations,

     - take off-balance sheet exposures into explicit account in assessing capital adequacy, and

     - minimize disincentives to holding liquid, low-risk assets.

     Under the guidelines and related policies, holding companies must maintain capital sufficient to meet both a risk-based capital ratio test and a leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher weighting being assigned to categories perceived as representing greater risk. A bank holding company's capital (as described below) is then divided by total risk weighted assets to yield the risk-based ratio. The leverage ratio is determined by relating core capital (as described below) to total assets adjusted as specified in the guidelines. Both Farmers National Bank of Canfield and Security Dollar Bank are subject to substantially similar capital requirements.

     Generally, under the applicable guidelines, a financial institution's capital is divided into two tiers. Institutions that must incorporate market risk exposure into their risk-based capital requirements may also have a third tier of capital in the form of restricted short-term subordinated debt. "Total capital" is the sum of Tier 1 and Tier 2 capital. "Tier 1", or core capital, includes:

     - common shareholders' equity,

     - noncumulative perpetual preferred stock (including related surplus) subject to specified limitations, and

     - minority interests in equity accounts of consolidated subsidiaries, less goodwill and, with certain limited exceptions, all other intangible assets. Holding companies, however, may include cumulative preferred stock in their Tier 1 capital, up to a limit of 25% of such Tier 1 capital. "Tier 2", or supplementary capital, includes, among other things:

     - perpetual preferred stock and related surplus,

     - hybrid capital instruments,

     - mandatory convertible securities,

     - qualifying subordinated debt, and

     - the allowance for loan and lease losses, subject to certain limitations.

     The Federal Reserve Board and the other federal banking regulators require that all intangible assets, with certain limited exceptions, be deducted from Tier 1 capital. Under the Federal Reserve Board's rules, the only types of intangible assets that may be included in (i.e., not deducted from) a holding company's capital are originated or purchased mortgage servicing rights, non-mortgage servicing assets, and purchased credit card relationships, which we refer to as MSRs, NMSAs, and PCCRs, respectively. In the aggregate, however, the total amount of MSRs, NMSAs, and PCCRs included in capital cannot exceed 100% of Tier 1 capital. NMSAs and PCCRs are subject to a separate aggregate sublimit of 25% of Tier 1 capital.

     The amount of MSRs, NMSAs, and PCCRs that a holding company may include in its capital, which is determined on a quarterly basis, is limited to the lesser of:

     - 90% of such assets' fair market value (as determined under the guidelines), or

     - 100% of such assets' book value.

     Intangible assets other than goodwill and other than MSRs, NMSAs, and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment), generally will not be deducted from capital for supervisory purposes. These identifiable intangible assets will continue to be deducted for purposes of evaluating applications filed by financial and bank holding companies.

     Under the risk-based guidelines, financial institutions are required to maintain a risk-based ratio (total capital to risk-weighted assets) of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's circumstances warrant.

     Under the leverage guidelines, financial institutions are required to maintain a leverage ratio (Tier 1 capital to adjusted total assets, as specified in the guidelines) of at least 3%. The 3% minimum ratio is applicable only to financial institutions that meet certain specified criteria, including:

     - excellent asset quality,

     - high liquidity,

     - low interest rate risk exposure, and

     - the highest regulatory rating.

     Financial institutions not meeting these criteria are required to maintain a leverage ratio that exceeds 3% by a cushion of at least 100 to 200 basis points.

     The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory level. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

     Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including:

     - limitations on the ability to pay dividends,

     - the issuance by the regulatory authority of a capital directive to increase capital,

     - the termination of deposit insurance by the FDIC, and

     - other measures described below under "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

     As of June 30, 2000, our Tier 1 risk-based capital ratios, total risk-based capital ratios, and Tier 1 leverage ratios were as follows:

                                              REQUIREMENT    HISTORICAL    PRO FORMA (1)    SECURITY
                                              -----------    ----------    -------------    --------
Tier 1 Risk-Based Capital Ratio.............     4.00%         16.60%         16.10%         14.45%
Total Risk-Based Capital Ratio..............     8.00%         17.85%         17.36%         15.77%
Tier 1 Leverage Ratio.......................     3.00%         12.08%         11.13%          8.62%

---------------
(1) Includes Farmers and Security on a pro forma combined basis.

     As of June 30, 2000, our respective bank subsidiaries also had capital in excess of the minimum requirements. The risk-based capital standards of the Federal Reserve Board and the OCC specify that evaluations by the banking agencies of a bank's capital adequacy will include an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. These banking agencies issued a joint policy statement on interest rate risk describing prudent methods for monitoring such risk that rely principally on internal measures of exposure and active oversight of risk management activities by senior management.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     The Federal Deposit Insurance Corporation Improvement Act of 1991, which we refer to as FDICIA, substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes. Among other things, FDICIA requires federal banking regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers:

     - well capitalized,

     - adequately capitalized,

     - undercapitalized,

     - significantly undercapitalized, and

     - critically undercapitalized.

     The federal banking regulatory agencies have adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories:

     - An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement, or directive to meet and maintain a specific capital level for any capital measure.

     - An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and, generally, a Tier 1 leverage ratio of 4% or greater and the institution does not meet the definition of a "well capitalized" institution.

     - An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized".

     - If the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a Tier 1 leverage ratio that is less than 3%, it is deemed to be "significantly undercapitalized."

     - Finally, an institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a cash dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized institutions are subject to growth limitations and are required to submit a capital restoration plan. If any depository institution subsidiary of a holding company is required to submit a capital restoration plan, the holding company would be required to provide a limited guarantee regarding compliance with the plan as a condition of approval of such plan by the appropriate federal banking agency. If an undercapitalized institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

     Significantly undercapitalized institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to appointment of a receiver or conservator within 90 days of becoming critically undercapitalized.

     Under FDICIA, a depository institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. We expect that the FDIC's brokered deposit rule will not adversely affect the ability of our subsidiary to accept brokered deposits. Under the regulatory definition of brokered deposits, both FNBC and Security Dollar Bank had no brokered deposits at June 30, 2000.

     FDICIA, as amended, directs that each federal banking regulatory agency prescribe standards, by regulation or guideline, for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, asset quality, and earnings. The Federal Reserve Board and other federal banking agencies have adopted a regulation in the form of guidelines covering most of these items. We believe that the regulation and guidelines will not have a material effect on the operations of our subsidiaries.

INTERSTATE BRANCHING AND CONSOLIDATIONS

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 provides for nationwide interstate banking and branching. Under the law, interstate acquisitions of banks or bank holding companies in any state by bank holding companies in any other state became permissible in 1995. Interstate branching and consolidations of existing bank subsidiaries in different states became permissible in 1997.

GRAMM-LEACH-BLILEY ACT OF 1999

     The United States Congress in 1999 enacted major financial services modernization legislation, known as the "Gramm-Leach-Bliley Act of 1999". This Act was signed into law on November 12, 1999. Under the new law, banks are no longer prohibited by the Glass-Steagall Act from associating with, or having management interlocks with, a business organization engaged principally in securities activities. By qualifying as a new entity known as a "financial holding company", a bank holding company may acquire new powers not otherwise available to it. The repeal of the Glass-Steagall Act and the availability of new powers became effective on March 11, 2000.

     In order for a bank holding company to qualify as a financial holding company, all of its depository subsidiaries must be both well capitalized and well managed, and must be meeting their Community Reinvestment Act obligations. The bank holding company must also declare its intention to become a financial holding company to the Federal Reserve Board and certify that its depository subsidiaries meet the capitalization and management requirements.

     A depository institution is well capitalized if it has a Tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10%, a leverage ratio of at least 5%, and is not subject to any formal supervisory action. A depository institution is well managed if it has received a satisfactory rating in its most recent supervisory examination or subsequent review and at least a "satisfactory" rating for management, if such a rating is given. A depository institution is deemed to be meeting its CRA obligations if it has received a rating of "satisfactory" or better in its most recent examination for compliance with the Community Reinvestment Act. Depository institutions acquired by the financial holding company within twelve months prior to the date on which the election is filed will be excluded from this test even if they have less than a satisfactory CRA rating as long as the financial holding company has submitted a plan to the applicable federal banking agency to improve the acquired depository institution's CRA rating and the federal banking agency has accepted such plan.

     Financial holding company powers relate to "financial activities" that are either specified in a statute or are determined by the Federal Reserve Board, in coordination with the Secretary of the Treasury, to be financial in nature, incidental to an activity that is financial in nature, or complementary to a financial activity (provided that the complementary activity does not pose a safety and soundness risk). Activities defined in the statute as financial in nature include:

     - underwriting insurance or annuities;

     - providing financial or investment advice;

     - underwriting, dealing in, or making markets in securities;

     - merchant banking, subject to significant limitations;

     - insurance portfolio investing, subject to significant limitations; and

     - any activities previously found by the Federal Reserve Board to be closely related to banking.

     Other provisions of the new Act:

     - establish a system of functional regulation for financial holding companies and banks involving the Securities and Exchange Commission, the Commodity Futures Trading Commission, and state securities and insurance regulators;

     - deal with bank insurance sales and title insurance activities in relation to state insurance regulation;

     - prescribe consumer protection standards for insurance sales; and

     - establish minimum federal standards of privacy to protect the confidentiality of the personal financial information of consumers and regulate its use by financial institutions.

     A financial holding company's depository institution subsidiaries must continue to meet the well capitalized and well managed tests in order to continue engaging in the full range of financial and incidental activities permitted by the new Act. If the Federal Reserve Board determines that a financial holding company no longer satisfies the well capitalized and well managed tests, it will be required to enter into an agreement within 45 days with the Federal Reserve Board to correct these conditions. If the conditions are not corrected within 180 days after the Federal Reserve Board first notified the financial holding company of its failure to meet the well capitalized or well managed tests, the Federal Reserve Board may require the financial holding company to either divest any depository institution subsidiaries it controls or cease to engage in any financial or incidental activity that is not permissible for bank holding companies. The new Act permits the financial holding company to elect which of the two alternative courses of action it will pursue, and also permits the Federal Reserve Board to extend the 180 day cure period indefinitely if the Federal Reserve Board, in its discretion, determines such extensions to be appropriate.

     In addition, the new Act provides that a financial holding company may not commence any new financial activity or activity incidental to such financial activity, or acquire any company engaged in such financial or incidental activities (other than investments made in connection with certain previously commenced merchant banking and insurance company portfolio investment activities), if any insured depository institution subsidiary of such financial holding company has received a rating of less than satisfactory in its last CRA examination. A similar restriction applies to insured depository institutions that conduct financial and incidental activities through financial subsidiaries permitted by the new Act in the event such institution receives less than a satisfactory CRA examination rating.

     In January 2000, the Federal Reserve Board and the OCC issued, respectively, an interim and a proposed rule governing the application process for becoming a financial holding company or a financial subsidiary. Additional regulations are expected from these agencies during the year 2000 for the implementation of the new Act.

     Under the BHCA, Security is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities, unless the Federal Reserve, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a related activity. Some of the activities that the Federal Reserve has determined by regulation to be proper incidents to the business of banking include investment in and management of Small Business Investment Companies, making or servicing loans and certain types of leases, engaging in certain insurance and brokerage activities, performing data processing services, acting in certain circumstances as a fiduciary or investment or financial advisor, owning savings associations, and making investments in limited projects designed primarily to promote community welfare.

     Source of Strength; Cross-Guarantee. In accordance with Federal Reserve policy, Security is expected to act as a source of financial strength to Security Dollar Bank and to commit resources to support Security Dollar Bank in circumstances in which Security might not otherwise do so. Under the BHCA, the Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of a bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

                                BANK REGULATION

     General. Farmers is the holding company for Farmers National Bank of Canfield. Farmers National Bank of Canfield is a member of the Federal Reserve system. The Office of the Comptroller of the Currency (OCC) is the primary regulator for FNBC. The OCC regulates or monitors all areas of FNBC's operations, including security devices and procedures, adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuance of securities, payment of dividends, interest rates payable on deposits, interest rates or fees chargeable on loans, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices. FNBC must maintain certain capital ratios and is subject to limitations on aggregate investments in real estate, bank premises, and furniture and fixtures.

     All insured institutions must undergo regular on-site examinations by their appropriate bank regulatory agencies. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual and quarterly reports to their appropriate regulatory agencies.

     Transactions With Affiliates and Insiders. FNBC is subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. In addition, most of these loans and certain other transactions must be secured in prescribed amounts. FNBC is also subject to the provisions of Section 23B of the Federal Reserve Act that, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. FNBC is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

     Community Reinvestment Act. The Community Reinvestment Act ("CRA") requires that, in connection with examinations of financial institutions within its jurisdiction, the OCC shall evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. FNBC has a satisfactory rating under CRA.

     Other Regulations. Interest and certain other charges collected or contracted for by FNBC are subject to state usury laws and certain federal laws concerning interest rates. FNBC's loan operations are also subject to certain federal laws applicable to credit transactions, such as the federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975 requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978 governing the provision of information to credit reporting agencies; the Fair Debt Collection Act governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of FNBC also are subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

     The deposits of Farmers National Bank of Canfield and Security Dollar Bank are currently insured by the FDIC to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks for deposit insurance. An insurance fund is maintained for commercial banks, with insurance premiums from the industry used to offset losses from insurance payouts when banks fail. The FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including FNBC, which requires premiums from a depository institution based upon its capital levels and risk profile, as determined by its primary federal regulator on a semiannual basis.

                  INFORMATION ABOUT FARMERS AND ITS AFFILIATES

     Farmers is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Farmers was incorporated under the laws of the State of Ohio on August 4, 1982. Its principal office is located at 20 South Broad Street, Canfield, Ohio 44406 and its telephone number is (330) 533-3341.

     Farmers owns 100% of the issued and outstanding shares of FNBC. FNBC was chartered in 1887 and commenced business in Canfield, Ohio shortly thereafter. FNBC offers a broad range of commercial and personal banking services to its customers. Loans include commercial, commercial real estate, financial and industrial development, real estate construction and development, residential real estate and consumer loans which are made primarily to owners and affiliates of its commercial customers. Other services include cash management, Automated Clearing House, safe-deposit box, lock box and online banking services.

                 INFORMATION ABOUT SECURITY AND ITS AFFILIATES

     Security is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Security was incorporated under the laws of the State of Delaware on November 23, 1987, at the direction of management of Security Dollar Bank for the purpose of becoming a bank holding company by acquiring all of the outstanding shares of Security Dollar Bank. In March 1988, Security became the sole shareholder of Security Dollar Bank. The principal office of Security is located at One South Main, Niles, Ohio 44446-0228.

     Security, through its affiliate, conducts the business of a commercial banking organization. At June 30, 2000, Security and its subsidiary had consolidated total assets of approximately $165.8 million, consolidated total deposits of approximately $140.3 million and consolidated total equity of approximately $14.3 million.

     Security, through its banking affiliates, offers a broad range of banking services to the commercial, industrial and consumer markets which it serves. Services include commercial, real estate and personal loans, checking, savings and time deposits and other customer services such as safe deposit facilities. Security does not have any foreign operations, assets or investments.

     Security Dollar Bank is a state banking corporation. Security Dollar Bank is regulated by the Ohio Division of Financial Institutions ("ODFI") and the Federal Reserve Bank, and its deposits are insured by the Federal Deposit Insurance Corporation to the extent permitted by law.

     Security Dollar Bank is headquartered in Niles, Ohio, which is located in the northeast portion of Ohio, in the County of Trumbull. Trumbull County has a population of approximately 227,000. Over the past 10 years less dependence on the steel industry has occurred with a resulting increase in service related businesses. The area's largest single employer is General Motors, which operates an assembly facility within Trumbull County. Security Dollar Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, NOW accounts, safe deposit facilities, real estate mortgage loans and installment loans. Security Dollar Bank also makes secured and unsecured commercial loans.

     The largest category of loans comprising the Security Dollar Bank's loan portfolio is residential real estate loans. These loans are primarily single family residential real estate loans secured by a first mortgage on the dwelling. The risks associated with these loans are primarily the risk of default in repayment and inadequate collateral. The next largest loan segment of Security Dollar Bank's loan portfolio is the commercial category. The loans comprising this category represent loans to business interests, located primarily within Security Dollar Bank's defined market areas, with no significant industry concentration. Commercial loans include both secured and unsecured loans. The risks associated with these loans are principally the risk in default of the payment of principal resulting from economic problems of the commercial customer, economic downturn affecting the market in general and in the case of secured loans, inadequate collateral. Consumer and credit card loans comprise the third largest area of Security Dollar Bank's loan portfolio. These loans include consumer installment including automobile loans as well as personal loans and credit card loans. The risks inherent in these loans include the risk of default in principal, repayment and in the case of secured loans, the risk of inadequate collateral.

     As of June 30, 2000, Security Dollar Bank had 82 full-time and 16 part-time employees. Security Dollar Bank provides a number of benefits for its full-time employees, including health and life insurance, retirement plan, workers' compensation, social security, paid vacations and numerous bank services.

     The commercial banking business in the market areas served by Security Dollar Bank is very competitive. Security Dollar Bank is in competition with commercial banks located in their own service areas. Some competitors of Security Dollar Bank are substantially larger than Security Dollar Bank. In addition to local bank competition, Security Dollar Bank competes with larger commercial banks located in metropolitan areas, savings banks, savings and loan associations, credit unions, finance companies and other financial institutions for loans and deposits.

     Security Dollar Bank owns and operates its main office located at One South Main Street in Niles, Ohio. Security Dollar Bank also owns and operates four (4) other branch offices. The locations of the four offices are as follows:

              Girard Office, 121 North State Street, Girard, Ohio 44420
              422 Office, 5845 Youngstown-Warren Road, Niles, Ohio 44446 Youngstown Road Office, 2910 Youngstown Road, Warren, Ohio 44484 Mineral Ridge Office, 3826 Main Street, Mineral Ridge, Ohio 44440

LEGAL PROCEEDINGS

     The nature of Security's business results in a certain amount of litigation. Accordingly, Security and its subsidiary, Security Dollar Bank, are subject to various pending and threatened lawsuits in which claims for monetary damages are asserted. This occurs in the ordinary course of business. While any litigation involves an element of uncertainty, in the opinion of management of Security, liabilities, if any, arising from such litigations or threat thereof will not result in a material loss or have a material effect on Security. Management of Security believes that a loss, if any, will be paid by applicable insurance contracts.

     ON MARCH 17, 2000, THE BOARD OF DIRECTORS OF SECURITY DOLLAR BANK APPROVED AND ENTERED INTO A WRITTEN REGULATORY AGREEMENT BETWEEN SECURITY DOLLAR BANK AND ITS REGULATORS, THE FEDERAL RESERVE BANK OF CLEVELAND AND THE OHIO DIVISION OF FINANCIAL INSTITUTIONS. THIS AGREEMENT REQUIRES THE BOARD OF DIRECTORS OF SECURITY DOLLAR BANK TO ADOPT A PLAN AND IMPLEMENT POLICIES AND PROCEDURES, THE PURPOSES OF WHICH ARE TO PROVIDE GREATER BOARD OF DIRECTOR OVERSIGHT, CONTROL AND SUPERVISION OF SECURITY DOLLAR BANK'S SENIOR MANAGEMENT AND MAJOR OPERATIONS AND ACTIVITIES IN THE GENERAL AREAS OF: OPERATIONS, LENDING, LIQUIDITY, INTEREST RATE RISK POSITIONS, INTERNAL CONTROLS, RECORD KEEPING , INTERNAL AUDIT FUNCTIONS, RISK MANAGEMENT, MANAGEMENT STRUCTURE, CAPITAL LEVELS, OPERATING PERFORMANCE AND PERIODIC REPORTING. THE AGREEMENT ALSO PROVIDES THAT SECURITY DOLLAR BANK WILL ONLY PAY DIVIDENDS WITH THE PRIOR WRITTEN APPROVAL OF ITS PRIMARY REGULATORS. THE AGREEMENT WAS EXECUTED IN ACCORDANCE WITH CURRENT BANKING REGULATIONS AND WILL REMAIN IN EFFECT UNTIL TERMINATED OR SUSPENDED BY SECURITY DOLLAR BANK'S REGULATORS.

DESCRIPTION OF SECURITY'S COMMON STOCK

     Security has 1,500,000 shares of authorized no par value common stock of which 362,448 shares are currently issued and outstanding.

     The holders of the common stock have no pre-emptive right to acquire other or additional shares which may, from time to time, be authorized and issued by Security.

     Each share of common stock of Security entitles the holder thereof to (1) vote on all matters. Shareholders of Security do not have cumulative voting rights in the election of directors.

     The Certificate of Incorporation of Security contains provisions providing for indemnification of Security's directors and officers and the purchase of insurance in connection with such indemnification.

     The Certificate of Incorporation also contains certain provisions to protect the interest of Security and its shareholders from any hostile takeover attempts. A vote of 75 percent of the outstanding shares, in the aggregate, are required to authorize the merger, consolidation or other business combination with another entity or the disposition of all or substantially all of the assets of Security or Security Dollar Bank to a person who owns five percent or more of the shares of Security unless in each such case the matter has been approved and recommended by vote of the directors. These provisions and limitations will make it more difficult for companies or persons to acquire control of Security without the support of the Board of Directors of Security. However, these provisions also could deter offers for shares in Security which might be viewed by certain shareholders not to be in their best interest.

SELECTION OF AUDITORS

     Crowe, Chizek and Company LLP was appointed to serve as the Independent Auditor for Security and its subsidiary for the fiscal year ended December 31, 1999. SR Snodgrass, A.C. acted as independent auditors for the fiscal year ended December 31, 1998. During the two most recent fiscal years, there have been no disagreements with Crowe, Chizek and Company LLP or SR Snodgrass, A.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure or any reportable events. SR Snodgrass, A.C.'s report on the financial statements for 1998 and prior years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     Additional information regarding Security is contained on Form 10-KSB which is contained in this joint proxy statement/prospectus as Annex D.

                                   THE MERGER

     The following information describes the material information pertaining to the merger. This description is not complete and is qualified by the more detailed Appendices to this document which are incorporated by reference, including the Agreement and Plan of Merger in Annex A. We urge you to read the Appendices in their entirety.

OVERVIEW

     The Agreement and Plan of Merger provides for a transaction in which Security will merge with and into Farmers. Farmers will be the surviving corporation of the merger. At the effective time of the merger, each share of issued and outstanding Security common stock will cease to be outstanding and will be converted into a number of shares of Farmers common stock equal to $90 divided by the average closing price of Farmers common stock for the thirty trading days preceding the day prior to the effective date of the merger, subject to a minimum of 7.200 shares of Farmers common stock for each share of Security common stock and a maximum of 9.742 shares of Farmers common stock for each share of Security common stock. The minimum ratio of 7.200 would apply when such average last sale price of Farmers common stock exceeds $12.50 and the maximum ratio of 9.742 would apply when such average last sale price of Farmers common stock is less than $9.24. Following the merger, Farmers intends to merge Security Dollar Bank into its subsidiary, FNBC.

BACKGROUND OF THE MERGER

     Security was formed as the holding company for Security Dollar Bank in March, 1988. Security Dollar Bank was chartered in November, 1904. Security Dollar Bank currently operates five offices located in Niles, Girard, Mineral Ridge and Warren, Ohio.

     During the first quarter of 2000, the Board of Directors of Security began the process of exploring its strategic alternatives. Security had experienced significant growth through its subsidiary, Security Dollar Bank in certain indirect loan programs which were implemented in 1995. These loan programs proved to be initially profitable for Security; however, the program eventually suffered an inordinate amount of loan losses. These loan losses eventually resulted in an inordinate amount of charge-offs to the loan loss reserve and a required increase to the loan loss reserve. Security also entered into agreements with its regulators to undertake corrective actions so that such losses would not be sustained in the future. These agreements were entered into in the first quarter of 2000. These circumstances required Security to make dramatic changes in its internal procedures and administration.

     In evaluating the future direction of Security, the board identified two basic paths as an independent organization. The first involved operating in a more conservative, slower growth mode while concentrating on reforming the procedures and administration of its operations. This path would also result in slower growth of earnings and potentially effect the profitability of Security. The second was to affiliate through a merger with a complimentary organization which would allow Security to implement the changes it needed with the assistance of the acquiring organization and to continue to grow earnings and profit through the efficiencies gained in the affiliation. The board believed that it was appropriate to evaluate the current franchise value of Security to assist in its decision making process. An additional factor considered by the board involved the perceived efforts by the Financial Accounting Standards Board to abolish the pooling-of-interests method of accounting for mergers, and the potential adverse effect of this change on the premiums paid in bank merger transactions.

     The board engaged the investment banking and consulting firm of Austin Associates, Inc. ("Austin Associates") with a view to evaluate Security's franchise value. The board met with Austin Associates on January 28, 2000 to discuss the bank merger and acquisition market in the Niles, Ohio and surrounding markets, the potential effect of the elimination of pooling accounting on bank mergers, the potential value of Security in a sale transaction and the range of potential purchasers of Security. Security formally retained Austin Associates to serve as financial advisor on February 2, 2000.

     Austin Associates began contacting a selected group of banking organizations in March, 2000 regarding their potential interest in acquiring Security. Parties expressed an interest in receiving more information and entered into confidentiality agreements with Security. On March 30, 2000, a confidential memorandum containing financial and market information regarding Security and Security Dollar Bank was sent to the interested parties to assist in their evaluation. During April 2000, Austin Associates met and/or had discussions with senior executives of all 17 interested parties related to the business and operations of Security. Austin Associates requested that formal indications of interest be submitted by April 28, 2000.

     Of the 17 organizations that requested the confidential information memorandum, 8 submitted offers, including Farmers. On May 9, 2000, Austin Associates met with the board of directors of Security to review and evaluate the status of the process. The presentation included an updated overview of the bank merger market, a summary of the offers received, a comparison of the potential acquirers in terms of financial and stock data, and a presentation regarding bank stock prices generally and the decline in overall market values across the banking sector.

     The board of directors thoroughly reviewed the information provided by Austin Associates and there was a full discussion regarding the specific terms of the respective offers. The board of directors also considered the effect of the proposals on Security Dollar Bank's employees and officers. To provide all directors with adequate time to fully consider the range of issues involved in this type of transaction as compared to remaining independent, the board of directors addressed this issue at its regularly scheduled meeting on May 25, 2000, before making any final decisions. On May 26, 2000, at a special meeting of the board of directors met with a representative of Austin Associates. The board of directors determined that Farmers' offer was superior and represented the best transaction for Security's shareholders, and authorized Austin Associates to proceed with negotiations with Farmers with a view to Farmers completing due diligence and entering into a definitive Agreement and Plan of Merger.

     Farmers completed its due diligence and upon doing so, Farmers amended its offering price. Through additional negotiations between the Board of Security, with the assistance of Austin Associates and representatives of Farmers, an amended price was negotiated, as well as all other terms of the Agreement and Plan of Merger. At a special board of directors meeting held on May 29, 2000, the board of directors was advised that Austin Associates believed the financial terms of the Agreement and Plan of Merger were fair, from a financial point of view, to shareholders of Security. The board of directors, with legal counsel, then considered the overall terms of the proposed transaction with Farmers, including the provisions of the Agreement and Plan of Merger, and voted unanimously to approve the Agreement and Plan of Merger. The Agreement and Plan of Merger was executed immediately following the meeting. Each member of the board of directors separately and individually agreed to vote all their shares of Security common stock in favor of the merger.

REASONS OF SECURITY FOR THE MERGER

     The Security Board of Directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the purchase price, are a result of arm's-length negotiations between the representatives of Security and Farmers. In reaching its conclusion that the merger agreement is in the best interest of Security and its shareholders, the Security Board of Directors carefully considered the following material factors:

          (1) the exchange ratio of the proposed merger, including the fact that Security shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of Farmers common stock in the merger;

          (2) a comparison of the terms of the proposed merger with comparable transactions;

          (3) information concerning the business, financial condition, results of operations and prospects of Security and Farmers;

          (4) competitive factors and trends towards consolidation in the banking industry;

          (5) the potential for increased access to the public capital markets, stock liquidity and dividends to the shareholders of Security resulting from the merger;

          (6) the review by the Security Board of Directors with its legal and financial advisors of the provisions of the merger agreement;

          (7) the opinion rendered by Austin Associates to the Security Board of Directors that the terms of the merger agreement are fair, from a financial point of view, to Security and its shareholders;

          (8) alternatives to the merger, including continuing to operate Security as an independent banking organization; and

          (9) the value to be received by the Security shareholders in the merger in relation to the historical trading prices, book value, earnings and dividends per share of Security common stock.

     The Security Board of Directors believes that by becoming a part of a larger community bank with complementary geographic markets and greater resources, Security will be able to expand more rapidly, serve its customers and communities better and provide a broad array of services that will be competitive in the Mahoning and Trumbull County, Ohio markets.

     While each member of the Security Board of Directors individually considered the foregoing and other factors, the Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Security Board of Directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interests of Security's shareholders.

     SECURITY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

OPINION OF SECURITY'S FINANCIAL ADVISOR

     Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions. Austin Associates is not affiliated with Farmers' Financial Advisor, Austin Financial Services, Inc. Security retained Austin Associates, pursuant to an engagement letter dated January 31, 2000 and accepted February 2, 2000, to provide financial advisory services in connection with the potential sale of Security. Security selected Austin Associates as its financial advisor on the basis of Austin Associates' prior relationship with Security, and Austin Associates' experience and expertise in representing community banks in similar transactions.

     On May 26, 2000, Austin Associates delivered to Security's Board its opinion to the effect that the Exchange Ratio provided for in the merger agreement is fair, from a financial point of view, to the shareholders of Security.

     You should consider the following when reading the discussion of Austin Associates' opinion in this document:

     - The summary of Austin Associates' opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Annex B to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion.

     - Austin Associates' opinion is addressed to Security's Board and is substantially identical to the written opinion delivered to Security's Board dated May 26, 2000.

     - Austin Associates expressed no opinion as to the price at which Farmers' common stock would actually trade at any time in the future.

     - Austin Associates' opinion does not address the relative merits of the merger and the other business strategies considered by Security's Board, nor does it address other reasons considered by the Security Board in reaching the decision to proceed with the merger.

     - Austin Associates' opinion to Security's Board rendered in connection with the merger does not constitute a recommendation to any Security shareholder as to how he or she should vote at the special meeting.

     No limitations were imposed by Security's Board or its management upon Austin Associates with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

     The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Austin Associates performed a variety of financial analyses. Austin Associates believes that its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Austin Associates' opinion.

     In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Farmers and Security and may not be realized. Any estimates contained in Austin Associates' analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Austin Associates was assigned a greater significance by Austin Associates than any other. The relative importance or weight given to these analyses by Austin Associates is not effected by the order of the analyses (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

     Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates did not undertake any independent evaluation or appraisal of the assets and liabilities of Farmers or Security, nor was it furnished with any appraisals.

     Austin Associates is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses. Austin Associates has not reviewed any individual credit files of Farmers or Security and has assumed that Farmers' and Security's allowances are, in the aggregate, adequate to cover losses. Austin Associates' opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

     In rendering its opinion, Austin Associates made the following assumptions:

     - that the merger will be accounted for as a pooling-of-interest in accordance with generally accepted accounting principles;

     - that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Security, Farmers or on the anticipated benefits of the merger;

     - that Security has provided all information, prepared by Security or its other representatives, that might be material to Austin Associates in its review; and

     - that the financial projections reviewed were reasonably prepared and reflect the best currently available estimates and judgment of the management of Security as to the future operating and financial performance of Security.

     In connection with its opinion, Austin Associates reviewed:

     - the merger agreement;

     - audited financial statements of Farmers for the five years ended December 31, 1999;

     - audited financial statements of Security for the five years ended December 31, 1999;

     - unaudited financial statements of Farmers and Security for the first six months of 2000 ending June 30, 2000;

     - financial and operating information with respect to the business, operations and prospects of Farmers and Security.

     In addition, Austin Associates:

     - held discussions with members of the senior management of Farmers and Security regarding the historical and current business operations, financial condition and future prospects of their respective companies;

     - reviewed the historical market prices and trading activity for the common stock of Farmers and the limited information available regarding the infrequent trades of Security common stock, and compared the market activity of Farmers' common stock with that of certain publicly traded companies which it deemed to be relevant;

     - compared the results of operations of Farmers with those of certain financial institutions which it deemed to be relevant;

     - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other recent business combinations of financial institutions;

     - analyzed the proforma equivalent financial impact of the merger to Security's per share data; and

     - conducted such other studies, analyses, inquiries and examinations as Austin Associates deemed appropriate.

     The following is a summary of all material analyses performed by Austin Associates in connection with its opinion provided to the Security Board of Directors as of May 26, 2000. The summary does not purport to be a complete description of the analyses performed by Austin Associates.

     The process for Soliciting Indications of Interest. After analysis and discussions with Security's Board, Austin Associates contacted seventeen banking organizations based on quality and level of overall financial performance, asset size, stock trading activity and geographic scope of operations. Fifteen organizations executed confidentiality agreements and requested the confidential information memorandum that provided detailed information regarding the business and operations of Security. Each organization was requested to submit a specific proposal to acquire Security. Five written and three verbal offers were received. Based on a review of the proposals, Security determined that the financial terms of the Farmers proposal were superior to the other seven offers received.

     Summary of Financial Terms of Agreement. Austin Associates reviewed the financial terms of the proposed transaction, including the form of consideration, the exchange ratio, and the resulting price per share of Security common stock pursuant to the proposed merger. Under the terms of the merger agreement, each outstanding share of Security common stock shall be converted into Farmers common stock based on an exchange ratio. The numerator of the exchange ratio shall be $90.00 and the denominator of the exchange ratio shall be the average Farmers common stock price for the 30 trading days two days prior to the Effective Date of the merger.

     However, if the average Farmers stock price exceeds $12.50 per share, the exchange ratio shall be fixed at 7.200 shares of Farmers for each share of Security. If the average Farmers stock price is less than $9.24 per share, the exchange ratio shall be fixed at 9.742 shares of Farmers for each share of Security. The effect of these provisions is that each Security common share shall receive $90.00 in value of Farmers common stock provided that the average closing price of Farmers common stock is between $9.24 and $12.50 per share. If the Farmers stock price exceeds $12.50 as of the Effective Date of the merger, the transaction value to Security will exceed $90.00 per share, and if the Farmers stock price is less than $9.24 per share, the transaction value will be less than $90.00 per share. Security has certain termination rights if Farmers' average closing price (as defined in the Agreement) is less than $7.50 provided that Farmers elects not to increase the exchange ratio to reach a per share value of $73.07.

     As of August 10, 2000, Farmers common stock closing price was $9.50 per share. Based on this closing price, the value of the transaction to Security shareholders would be $90.00 per share and the exchange ratio would equal 9.474. Based on 361,776 outstanding common shares of Security and its outstanding options, the aggregate value of the transaction is approximately $32.8 million.

     Austin Associates calculated that the indicated value of $32.8 million represented:

     - 229 percent of book value at June 30, 2000;

     - 237 percent of tangible book value at June 30, 2000;

     - 70.9 times diluted earnings per share for the twelve month period ending June 30, 2000;

     - 27.30 times normalized diluted earnings per share for the twelve month period ending June 30, 2000. Normalized earning per share excludes nonrecurring items and reduction in certain operating expenses of Security. Based on these assumptions, Security's normalized earnings per share for the twelve month period ending March 31, 2000 is approximately $3.30; and

     - a 11.5 percent premium over tangible book value as a percent of total tangible assets as of June 30, 2000, (the aggregate transaction value minus tangible book value divided by total tangible assets).

     Industry Comparative Analysis. In connection with rendering its opinion, Austin Associates compared selected results of Farmers to those of twenty-seven other publicly traded Ohio and Pennsylvania-based banking organizations having assets between $350 and $600 million.

     Austin Associates considers this group of financial institutions comparable to Farmers as to financial characteristics, geographic focus and stock trading volume. Austin Associates compared selected balance sheet data, asset quality, capitalization, profitability ratios and market statistics as of August 10, 2000. Selected results of this comparison are set forth below:

                                                                         MEDIAN OH/PA
                                                             FARMERS      PEER GROUP
                                                             LTM (1)       LTM (1)
                                                             --------    ------------
Return on Average Assets...................................     1.35%         1.12%
Return on Average Equity...................................    11.25%        12.49%
Total Assets ($millions)...................................   $447.8        $449.6
Leverage Ratio.............................................    11.37%         8.42%
Nonperforming Assets/Assets................................     0.23%         0.47%

---------------
(1) Last twelve months ending June 30, 2000

     This summary indicates that Farmers outperformed the Ohio/Pennsylvania peer group in return on average assets, capital adequacy and asset quality for the twelve month period ending June 30, 2000. Farmers is below the peer group in return on average equity performance.

     The Austin Associates analysis also indicated the following comparative stock multiples, as of August 10, 2000:

                                                                         MEDIAN OH/PA
                                                            FARMERS       PEER GROUP
                                                           ----------    ------------
Market Price to Earnings.................................  12.7 times     11.9 times
Market Price to Tangible Book Value......................         138%           159%

     This comparison indicated that Farmers traded at a premium to the Ohio/Pennsylvania peer group as measured by price to earnings and at a discount to the peer group's price to tangible book market valuation measure.

     Comparable Transaction Analysis. Austin Associates reviewed certain information relating to selective bank sale transactions. Three groups of transactions were reviewed: (1) twelve announced transactions during 1996 to 1999 in Ohio with the seller's assets between $50 million and $300 million; (2) nine announced transactions since 1998, in the Midwest, with the seller's assets between $50 million and $300 million, and seller's return on average assets between 0.00% and 0.75%; and (3) nine announced transactions since 1999 in all states, with the seller's assets between $75 million and $300 million, seller's return on average assets between 0.00% and 0.75%, and seller's tangible equity to tangible assets between 6.0% and 10.0%. Austin Associates compared the financial performance of the sellers in these selected transactions as compared to the financial performance of Security, as follows:

                                             LTM          OH       MIDWEST
                                           6/30/00     SELECTED    SELECTED      ALL STATES
                                           SECURITY     DEALS       DEALS      SELECTED DEALS
                                           --------    --------    --------    --------------
Total Assets ($millions).................   $165.8      $115.4      $111.5         $127.1
Leverage Ratio...........................     8.33%       9.69%       7.30%          7.62%
Return on Average Assets.................     0.27%       1.12%       0.53%          0.38%
Return on Average Equity.................     3.20%      10.50%       6.63%          4.31%
Efficiency Ratio.........................     81.0%      62.60%      75.21%         77.00%
Nonperforming Assets/Assets..............     0.70%       0.14%       0.39%          0.60%

     Austin Associates compared the prices paid in these transactions as compared to the transaction multiples being paid by Farmers for Security, as follows:

                                       FARMERS/         OH       MIDWEST
                                       SECURITY      SELECTED    SELECTED    ALL STATES SELECTED
                                      TRANSACTION     DEALS       DEALS             DEALS
                                      -----------    --------    --------    -------------------
Price/Earnings Multiple (X).........     70.9          21.9        30.8             35.8
Price/Tangible Book Value Ratio.....      237%          234%        174%             187%

     The multiples being paid by Farmers for Security exceeded the median multiples for each selected group of transactions. However, a significant factor not reflected by this comparison is the decline in the market prices and trading multiples for banking organizations since June 30, 1999. Between June 30, 1999 and April 28, 2000 (the date that offers for Security were received), the SNL Index of all publicly traded banks declined 16.0 percent. This is relevant because acquirers in stock transactions can generally afford to pay higher stated deal values if their own stock trades at relatively high price/book and price/earnings multiples.

     Of the 12 comparable Ohio transactions reviewed, six involved price/tangible book value ratios in excess of approximately 245 percent at announcement. Each of these six transactions involved stock as the only form of consideration paid. Austin Associates calculated the price/book value ratio for these six transactions as of the date the transaction was announced and then updated the price/tangible book value ratio as of April 27, 2000, based solely on the decline in the acquirer's market price during this time period. The illustration below reflects the decline in market value that shareholders of the selling companies, on average, would have experienced had they retained their equity interest in the acquiring company through April 27, 2000.

                                                                        ADJUSTED PRICE/
                                                        ASSETS       TANGIBLE BOOK VALUE AT
                    SELLING BANK                      ($MILLIONS)           04/27/00
                    ------------                      -----------    ----------------------
SNB Corp., Greenville...............................    $293.6                222%
U.B. Bancshares, Bucyrus............................    $175.8                218%
Chippewa Valley, Rittman............................    $133.3                165%
Unibank, Steubenville...............................    $193.9                190%
Farmers State Bank, New Washington..................    $153.9                209%
Summit Bancorp, Akron...............................    $ 79.2                175%
                                                        ------                ---
Average.............................................    $171.6                197%

     This illustration shows that previously announced transactions in Ohio (based on seller's assets between $50 million to $300 million) show adjusted valuation multiples below that achieved by Security from Farmers as of August 10, 2000. The price/tangible book value being paid by Farmers equals 237 percent of Security's June 30, 2000 tangible book value.

     Contribution Analysis. Austin Associates compared the pro forma ownership interest in Farmers that Security shareholders would receive, in the aggregate, to the contribution by Security to certain balance sheet and income statement measures of Farmers on a pro forma basis. The following table compares the range of pro forma ownership of Security and Farmers shareholders in the combined company, based upon the minimum and maximum exchange ratios, with each company's respective contribution of various selected measures:

                                                                   PRO FORMA
                                                                   OWNERSHIP
                                                              -------------------
                                                              SECURITY    FARMERS
                                                              --------    -------
Minimum 7.200 exchange ratio................................    25.7%      74.3%
Maximum 9.742 exchange ratio................................    31.9%      68.1%

                                                              RELATIVE CONTRIBUTION
                                                                   PERCENTAGE
                                                              ---------------------
                      INCOME STATEMENT                        SECURITY     FARMERS
                      ----------------                        --------     --------
1999 Actual Net Income......................................    10.3%        89.7%
LTM Normalized Net Income (1)...............................    17.3%        82.7%

             BALANCE SHEET AS OF MARCH 31, 2000
             ----------------------------------
Total Assets................................................    27.0%      73.0%
Total Deposits..............................................    29.8%      70.2%
Tangible Shareholders' Equity...............................    20.7%      79.3%

---------------
(1) Based on normalized net income of $1.2 million at Security and $5.8 million at Farmers.

     Pro Forma Earnings and Book Value Per Share. Austin Associates also reviewed the pro forma effect of the proposed transaction to Security's earnings per share and June 30, 2000 book value per share. Austin Associates calculated the pro forma effect using both the minimum and maximum exchange ratios of 7.200 and 9.742, respectively.

     Security recorded earnings per share of $0.28 during the six month period ending June 30, 2000 and Farmers' earnings measured $0.37 per share. Giving effect to the merger, the equivalent Security earnings would have equaled $2.02 per share at the minimum exchange ratio and $2.53 per share at the maximum exchange ratio, an increase of between 621 percent and 804 percent over actual results.

     Security's tangible book value per share equaled $38.21 as of June 30, 2000 and Farmers' tangible book value measured $6.90 per share. Giving effect to the merger, the equivalent Security tangible book value would have equaled $46.51 per share at the minimum exchange ratio and $57.77 per share at the maximum exchange ratio, an increase of between 22 percent and 51 percent over actual results.

     Pro Forma Equivalent Dividends. Austin Associates reviewed the 1999 cash dividends paid by Farmers and Security. Actual cash dividends paid by Farmers in 1999 measured $0.42 per share. Actual dividends paid by Security in 1999 measured $1.24 per share. Based on the range of possible exchange ratios of
7.200 to 9.742, equivalent dividends to Security shareholders would have ranged from $3.02 to $4.09 for 1999. The pro forma equivalent dividend range approximates an increase between 144 percent to 230 percent over Security's 1999 actual dividend.

     The current quarterly dividend rate of Farmers is $0.13 per share, or $0.52 per share on an annualized basis. Equivalent dividends to Security shareholders presently range from $3.74 to $5.07 annually, assuming the minimum and maximum exchange ratios, respectively.

     The opinion expressed by Austin Associates was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either Farmers or Security could materially affect the assumptions used in preparing this opinion.

     Security has agreed to pay Austin Associates customary fees for its services as financial advisor in connection with the merger. In addition to its fees and regardless of whether the merger is consummated, Security has agreed to reimburse Austin Associates for its reasonable out-of-pocket expenses, and to indemnify Austin Associates against certain liabilities, including liabilities under securities laws.

REASONS OF FARMERS FOR THE MERGER

     The long term strategy of the Board of Directors of Farmers recognizes that further consolidation will occur in the banking and financial service industries. To enhance the long term value for Farmers' Shareholders, Farmers must be in a position to take advantage of this trend. Farmers has developed certain acumen with its mix of products and services. To take the best advantage of the offering of these products and services the Board recognizes that managed geographic expansion of Farmers' marketplace is necessary. The Board also recognizes that Farmers can expand its geographic marketplace through de novo branching, or through acquisitions. The Board has also examined its geographic marketplace to determine where expansion for Farmers would result in the continued development of its business franchise and ultimately result in the best value for its shareholders. The marketplace of Security was determined to be a strategic opportunity for Farmers. Upon examining the Niles and Warren, Ohio marketplace, it became apparent to the Board of Farmers that acquiring Security would be the most time and cost efficient method of expanding into this marketplace. This determination was made during the last quarter of 1999, prior to Security being offered for sale.

     Security was then offered for sale in the second quarter of 2000. At the time Security was being offered for sale through its investment banker, the Board had already determined that Security was a desirable strategic acquisition target. The Board and management of Farmers, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations of Security and this transaction and concluded that the merger is fair and in the best interest of Farmers' Shareholders. At its May 31, 2000 meeting, the Farmers Board approved the merger proposal and its related transactions. In reaching the conclusion that the merger is fair and in the best interest of the Shareholders of Farmers, in addition to the analysis and discussion of Farmers with its financial and legal advisors, Farmers received from AFSI an opinion dated May 26, 2000 as to the fairness of the merger from a financial point of view. The AFSI furnished opinion determined that as of the May 26, 2000, the date the Agreement and Plan of Merger was executed, the merger was fair to the Shareholders of Farmers from a financial point of view. Since the date of the AFSI opinion, the average price of Farmers common stock calculated in accordance with the Agreement and Plan of Merger (average of the prior 30 trading days) has decreased from $12.31 to 10.44 per share. Because of this decrease, AFSI has informed Farmers that it is unable to render a fairness opinion as of the date of this joint proxy statement/prospectus. Shareholders of Farmers should consider this fact in their assessment of the analysis contained in the AFSI opinion attached as Annex C to this joint proxy statement/prospectus. The Board of Directors of Farmers continues to recommend that the Shareholders of Farmers adopt the Agreement and Plan of Merger based upon all of the factors set forth herein. We have set forth below the material factors that the Farmers Board considered in reaching its decision to approve the merger proposal and to unanimously recommend that Farmers Shareholders vote to approve and adopt the Agreement and Plan of Merger:

     - This transaction fits Farmers long term business strategy to grow the company through near-market branch and whole bank acquisitions. In the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to the Farmers Shareholders when compared to other alternatives, such as de novo branch openings or branch acquisitions.

     - Information with respect to historical trading ranges and multiples of Farmers common stock, and possible trading ranges and multiples for Farmers stock on a stand alone basis and on a combined basis with Security and the evaluation by the Board of Directors of the financial terms of the Merger and their effect on the Shareholders of Farmers and the belief of the Board that such terms are fair to Farmers and its Shareholders.

     - The opportunity to acquire and develop Security's attractive deposit and loan customer base and obtain the services of Security's staff of branch, lending and support personnel;

     - Farmers Board's familiarity with and review of Security's business, financial condition, results of operations and prospect, including but not limited to its potential growth, development, productivity and profitability;

     - The expectation that the merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities and enhanced opportunities for growth and expansion;

     - The similarity between Farmers and Security's philosophy and commitments to their respective employees, suppliers, creditors and customers and the effect of the merger on the constituencies and other community and societal considerations;

     - The recognition of various financial benefits accompanying the merger, including the belief that the merger would be accretive to long term projected earnings per share, that the combined organization would be well capitalized and have strong asset quality and that the combined organization may have a higher potential for earnings and book value multiples in expansion.

     - The recognition of the adjacency of markets served and the diverse products offered by Farmers and Security;

     - The opportunity to consolidate and expand the geographic markets with greater resources to better serve its customers and communities that will be competitive in the Mahoning, Columbiana and Trumbull County, Ohio markets;

     - The knowledge of the current prospective environment in which Farmers and Security operates, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation and increased competition in the financial services industry;

     - The opportunity that the merger provides to strengthen and deepen the management team of the combined entity.

     - The expectation that for federal income tax purposes the Merger will constitute tax-free reorganization to Farmers and its Shareholders.

     - The expectation that the Merger will be accounted for under the pooling-of-interests method of accounting.

     - The terms and conditions of the merger agreement and the related agreements.

     - The likelihood of the Merger being approved by the appropriate regulatory authorities.

     - The structure of the Merger and the resulting corporate entity.

     Because of the variety of factors considered in connection with its evaluation of the merger, the Farmers Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

     THE BOARD OF DIRECTORS OF FARMERS UNANIMOUSLY RECOMMENDS THAT THE MERGER AGREEMENT AND THE ISSUANCE OF FARMERS COMMON STOCK IN CONNECTION THEREWITH BE APPROVED BY THE FARMERS SHAREHOLDERS.

OPINION OF FARMERS FINANCIAL ADVISOR

     Austin Financial Services, Inc. is a nationally recognized investment banking firm specializing in the banking and financial services industry. AFSI is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. AFSI does not contemplate any future business with Farmers or Security arising from this engagement, nor has its opinion concerning the fairness, from a financial point of view, of the terms of the proposed merger been subject to indications of future business with either Farmers or Security.

     AFSI rendered its opinion to Farmers' Board of Directors to the effect that the terms of the proposed merger are fair, from a financial point of view, to the shareholders of Farmers. The written opinion was dated May 26, 2000, the date of the merger agreement and was delivered shortly thereafter to Farmers' Board of Directors. No limitations were imposed by the Board of Directors of Farmers upon AFSI with respect to the investigations made or procedures followed by AFSI in rendering its opinion. The full text of the May 26, 2000 opinion of AFSI, which set forth assumptions made, matters considered and limits on the review undertaken by AFSI, is attached as Annex C. FARMERS SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

     AFSI's opinion is directed only to the fairness, from a financial point of view, of the terms of the proposed merger and does not constitute a recommendation to any Farmers' shareholder as to how such shareholders should vote at the special meeting of Farmers shareholders or any other matter. SINCE THE DATE OF THE AFSI

OPINION, THE AVERAGE PRICE OF FARMERS COMMON STOCK CALCULATED IN ACCORDANCE WITH THE AGREEMENT AND PLAN OF MERGER (AVERAGE OF THE PRIOR 30 TRADING DAYS) HAS DECREASED FROM $12.31 TO 10.44 PER SHARE. BECAUSE OF THIS DECREASE, AFSI HAS INFORMED FARMERS THAT IT IS UNABLE TO RENDER A FAIRNESS OPINION AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF FARMERS SHOULD CONSIDER THIS FACT IN THEIR ASSESSMENT OF THE ANALYSIS CONTAINED IN THE AFSI OPINION ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

     In connection with its opinion, AFSI reviewed material bearing upon the financial operating condition of Security and its wholly-owned subsidiary, Security Dollar Bank ("Security Dollar") including, but not limited to: (1) Security's 1999 Annual Report; (2) Security Dollar's Uniform Bank Performance Report as of March 31, 2000; (3) Security Dollar's Consolidated Reports of Condition and Income for the years 1998-1999 and March 31, 2000; (4) Security's and Security Dollar's statement of financial condition as of May 31, 2000; (5) SEC form 10QSB of Security for the first quarter of 2000; (6) Security Dollar's budget as of May 31, 2000; (7) Written Agreement by and among Security Dollar, the Federal Reserve Bank of Cleveland ("FRB"), and the Ohio Division of Financial Institutions as of March 17, 2000; (8) Memorandum of Understanding by and between Security Dollar and the FRB as of March 30, 2000; (9) other internally-prepared financial and operating information of Security; (10) publicly available data concerning certain other regional banks/thrifts and bank/thrift holding companies merger and acquisition transactions believed relevant to its inquiry; and (11) the merger agreement.

     AFSI did not perform an independent evaluation of the assets and liabilities of Security, but relied upon the accuracy and completeness of all of the financial and other information provided to it by Security or from public sources. Nor did AFSI independently verify the adequacy of the aggregate allowances for loan losses set forth in the balance sheet of Security at May 31, 2000, and assumed on this date that such allowances complied fully with applicable law, regulatory policy, and sound banking practice. However, AFSI did perform the following due diligence of Security on May 12, 2000: (1) review of Security's watch loan list; (2) review of litigation matters involving alleged claims against Security; (3) review of Security's previous two years of regulatory examinations; (4) review of historical and recent reported price and trading activity for Security's common stock; (5) review of Security's corporate minutes; and (6) discussion of the foregoing as well as questions to Security's management and representatives concerning matters that could have a material impact on the future value of Security's common stock.

     AFSI also reviewed material bearing upon the financial operating condition of Farmers and its wholly-owned subsidiary, Farmers National Bank including, but not limited to: (1) Farmers National Bank's Consolidated Reports of Condition and Income for the years 1998-1999 and March 31, 2000; (4) Farmers's consolidated statement of financial condition as of May 31, 2000; (5) SEC form 10Q of Farmers for the first quarter of 2000; (6) other internally-prepared financial and operating information, including projected financial statements of Farmers. AFSI also discussed, and came to an understanding, with Farmers' management and representatives, regarding the expected cost savings to be realized by the reorganization proposed under the terms of the Agreement.

     Furthermore, AFSI took into account its assessment of general economic, market and financial conditions and its familiarity in other transactions, as well as its experience in securities valuation and general knowledge of the banking industry. AFSI's opinion was based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to AFSI through that date.

     In its analyses, AFSI made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Farmers and Security. Any estimates contained in AFSI's analyses do not necessarily denote future results since many unforeseen occurrences could affect or alter such estimates.

     The following is a brief description of the analysis used in determining the maximum exchange ratio of shares of Farmers common stock for shares of Security common stock that could be attained without diluting Farmers' stand-alone estimated earnings per share (based on the written opinion delivered on May 26, 2000).

     AFSI calculated five years of pro forma financial statements for Farmers and Security starting at June 1, 2000. Utilizing the pro forma financial statements, AFSI incorporated the expected cost savings from the proposed reorganization. AFSI then compared the estimated earnings per share expected from the proposed reorganization to the estimated earnings per share of Farmers on a stand-alone basis. AFSI estimates that Farmers' assets will grow at an average of five percent over each of the next five years with an average return on assets of 1.32 percent. AFSI estimates that Security's assets will grow at an average 4.45 percent over each of the next five years with an average return on assets of 1.32 percent (incorporating the estimated cost savings expected from the reorganization).

     Based on the terms of the Agreement, the weighted average price of a share of Farmers common stock during the period of 30 trading days beginning two days prior to May 26, 2000, the estimated earnings projections determined by AFSI, the reorganization would result in earnings per share accretion for holders of common stock of Farmers. In other words, no earnings per share dilution is expected from the first projected year and forward. Therefore, the exchange terms of the Agreement would be fair, from a financial standpoint, to holders of common stock of Farmers.

     For comparison purposes and not as another method to value Security, AFSI analyzed certain other mergers and acquisitions that were announced between November 1, 1999 and May 31, 2000, in the states of Indiana, Ohio, Illinois, and Michigan involving target financial institutions with assets under $850 million in assets. AFSI compared the mean multiples of the price paid in relation to earnings and book value of the other financial institutions analyzed to the same multiples produced by the terms of this proposed reorganization. See Annex C for more details.

     AFSI analyzed certain other mergers and acquisitions that have consummated over the past nineteen months in Ohio as well as other nearby states (including the states of Indiana, Pennsylvania and Michigan) involving target financial institutions with assets under $1 billion in assets. AFSI compared the mean multiples of the price paid to both earnings and book value of the other financial institutions analyzed to the same multiples produced by this reorganization. See Annex C for more details.

     Summarizing the contractual relationship between Farmers and AFSI, the fee for AFSI's opinion is a contractual $12,500 plus out of pocket expenses. In addition, Farmers also has agreed to indemnify AFSI and its officers, directors, shareholders, employees and agents for all of its time, expenses, and any liability incurred as a result of AFSI's proposed engagement by means of legal action, administrative proceedings or threat thereof, unless such action, pending or threat thereof is caused by AFSI's own unlawful conduct, breach of duty or negligence during the course of performing AFSI's services.

     AFSI, in rendering its opinion, has assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to any of the parties involved. In addition, AFSI has assumed that in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed upon Farmers or Security that will have a materially adverse impact on the contemplated benefits of the proposed transaction to Farmers and Security and their shareholders.

     Based upon AFSI's analysis and subject to the qualifications described herein, considering all circumstances known to us and based upon other matters considered relevant, AFSI believes that as of May 26, 2000, the terms of the merger agreement, from a financial point of view, are fair to Farmers and its shareholders.

EFFECTIVE DATE AND TIME OF THE MERGER

     The merger agreement provides that the merger will be effective upon the date of the filing with the Ohio Secretary of State of a duly executed agreement of merger pursuant to Section 1701.81 of the Ohio General Corporation Law, or at such time thereafter as is provided by mutual agreement in the merger agreement. The date and time on which the merger is effective as specified in the merger agreement is referred to in this document as the effective date and effective time, respectively. Although the parties have not adopted any formal timetable, it is presently anticipated that the merger will be consummated during the fourth quarter of 2000, assuming all of the conditions set forth in the merger agreement are theretofore satisfied or waived. Farmers and Security each has the right, acting unilaterally, to terminate the merger agreement if the merger is not completed by May 31, 2001.

PURCHASE PRICE AND POTENTIAL ADJUSTMENTS

     Each share of Security common stock issued and outstanding prior to the effective time (other than shares as to which appraisal rights have been perfected) shall be converted into the right to receive that number of shares of Farmers common stock equal to a number obtained by dividing $90.00 by the average closing price of Farmers common stock for the thirty trading days immediately preceding the day prior to the effective date of the merger; provided, however, that the exchange ratio shall not be less than 7.200 shares of common stock, nor greater than 9.742, plus cash in lieu of fractional shares. The exchange ratio is subject to adjustment if the average closing price of Farmers common stock is less than $7.50, Security provides notice to terminate the transaction and Farmers elects to adjust the exchange ratio to the number resulting from dividing $73.07 by the average closing price.

CONVERSION OF SHARES OF SECURITY COMMON STOCK

     At the effective time, by virtue of the merger and without any action on the part of the holders of Security common stock, each issued and outstanding share of Security common stock (other than dissenting and fractional shares) will be converted into the right to receive the per share consideration of Farmers common stock as discussed above. See "-- Purchase Price and Potential Adjustments." All such shares of Security common stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Farmers common stock into which such shares of Security common stock have been converted. Certificates previously representing shares of Security common stock shall be exchanged for certificates representing whole shares of Farmers common stock issued in consideration therefore upon the surrender of such certificates. Cash will be paid in lieu of any fractional share of Farmers common stock. See "--Exchange of Security Stock Certificates; Fractional Interests." From and after the effective date, the holders of certificates formerly representing shares of Security common stock shall cease to have any rights with respect to such shares.

EXCHANGE OF SECURITY STOCK CERTIFICATES; FRACTIONAL INTERESTS

     Prior to the effective date, Farmers has agreed to appoint FNBC as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Farmers common stock, and at and after the effective date, Farmers will issue and deliver to the Exchange Agent certificates representing the shares of Farmers common stock to be delivered to holders of shares of Security common stock. As soon as practicable after the effective date, each holder of shares of Security common stock, upon surrender to the Exchange Agent of one or more certificates for such shares of Security common stock for cancellation, will be entitled to receive a certificate representing the number of shares of Farmers common stock into which such number of shares of Security common stock will have been converted and a payment in cash with respect to fractional shares, if any.

     No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Farmers common stock after the effective date will be paid to persons entitled to receive such certificates for shares of Farmers common stock until such persons surrender their certificates representing shares of Security common stock. Upon surrender of certificates representing shares of Security common stock, the holder thereof will be paid, without interest, any dividends or other distributions with respect to the shares of Farmers common stock as to which the record date and payment date occurred on or after the effective date and on or before the date of surrender.

     If any certificate for shares of Farmers common stock is to be issued in a name other than that in which the certificate for shares of Security common stock surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of Farmers common stock in a name other than the registered holder of the certificate surrendered, or such persons will establish to the satisfaction of Farmers and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

     All dividends or distributions, and any cash to be paid in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing shares of Security common stock and unclaimed at the end of six months from the effective date, will (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Farmers, and after such time any holder of a certificate representing shares of Security common stock who has not surrendered such certificate to the Exchange Agent will, subject to applicable law, look as a general creditor only to Farmers for payment or delivery of such shares of Farmers common stock and dividends or distributions or cash, as the case may be.

     No fractional shares of Farmers common stock will be issued to holders of shares of Security common stock. In lieu thereof, each such holder entitled to a fraction of a share of Farmers common stock will receive, at the time of surrender of the certificate or certificates representing such holder's shares of Security common stock, an amount in cash equal to the average price of Farmers common stock multiplied by the fraction of a share of Farmers common stock to which such holder otherwise would be entitled. The average price of Farmers common stock is calculated using the closing price of the Farmers common stock for the 30 trading days ending two business days before the closing. No such holder will be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

TREATMENT OF STOCK OPTIONS

     On or prior to the effective time, all outstanding options to purchase shares of Security must be exercised by the holder of such options in accordance with the terms of the Security Stock Option Plan or such options will be forfeited.

CONDITIONS TO COMPLETION OF THE MERGER

     Security's and Farmers' obligations to complete the merger are subject to the satisfaction or written waiver of the following conditions:

     - approval of the merger agreement by Security's shareholders;

     - approval of the merger agreement by Farmers' shareholders;

     - receipt of the required regulatory approvals described below under "Regulatory Approvals;"

     - the absence of any action by any court or regulatory authority prohibiting the completion of the merger;

     - the continued effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and no stop order being issued or threatened;

     - receipt of all permits or authorizations under state securities laws necessary to complete the merger;

     - the continued truth and accuracy of the representations and warranties of each party except for any inaccuracies which would not have a material adverse effect on the financial condition, results of operations, businesses or prospects of the party by whom such representations and warranties were made, and the performance by each party in all material respects of all of the obligations required to be performed by it pursuant to the merger agreement, and the delivery of officers' certificates confirming satisfaction of the foregoing requirements;

     - receipt by Security of an opinion of Bischoff, Kenney & Niehaus as to certain tax matters;

     - receipt by Security of an opinion of Bischoff, Kenney & Niehaus as to the good standing of Farmers, the legality and compliance with applicable securities laws of the shares of Farmers to be issued to shareholders of Security;

     - receipt by Farmers of an opinion of Bischoff, Kenney & Niehaus as to certain tax matters; and

     - receipt by Farmers of an opinion of Werner and Blank as to the good standing of Security, the legality and compliance with applicable securities laws of the shares of Security.

     We cannot predict if or when the conditions precedent to the merger can or will be satisfied or waived by the appropriate party. However, as of the date of this joint proxy statement/prospectus, neither Farmers nor Security has any reason to believe that any of these conditions will not be satisfied.

REGULATORY APPROVALS

     Federal Reserve Board. The merger is subject to prior approval by the Federal Reserve Board under Section 3 of the Bank Holding Company ("BHC") Act of 1956. The BHC Act requires the Federal Reserve Board, when considering a transaction such as this merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low-and moderate-income neighborhoods, served by the institution.

     The BHC Act also prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking, in any part, of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     Pursuant to the BHC Act, the merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve Board and the concurrence of the Department of Justice, the waiting period may be reduced to no less than 15 days. Farmers and Security believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Farmers.

     Status of Regulatory Approvals. Farmers and Security have filed all of the required applications and notices with respect to the merger and will promptly take other appropriate action with respect to any requisite approvals or other action of any governmental authority.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. WE DO NOT KNOW IF OR WHEN ALL OF THESE REGULATORY APPROVALS WILL BE OBTAINED. ALSO, THESE APPROVALS MAY CONTAIN A CONDITION, RESTRICTION OR REQUIREMENT THAT CAUSES THESE APPROVALS TO FAIL TO SATISFY THE CONDITIONS FOR THE MERGER.

AMENDMENT, WAIVER AND TERMINATION

     Prior to or at the effective time, any provision of the merger agreement may be either waived by the party benefited by such provision or amended or modified by written agreement between Farmers and Security. The merger agreement may be terminated, and the merger abandoned, at any time prior to the effective time by the mutual consent of Security and Farmers. In addition, the merger agreement may be terminated, and the merger abandoned, prior to the effective time by either Farmers or Security if:

     - the other party breaches a representation, warranty, covenant or other agreement contained in the merger agreement that has a material adverse effect on the breaching party, and the breach cannot be or has not been cured within 30 days of the notice having been given to the breaching party;

     - the merger is not completed by May 31, 2001;

     - a governmental authority denies a requisite approval for completion of the merger by final non-appealable action; or

     - the Security shareholders or Farmers shareholders fail to approve the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

     The following is a summary of the agreements Security and Farmers have made regarding actions prior to the merger.

     SECURITY. Security has agreed that it will operate its business and the businesses of its subsidiaries in the ordinary course through the effective time of the merger. In addition, it has agreed that it will not, without first obtaining Farmers' consent:

     - issue any additional shares of Security common stock, any other Security capital stock or any rights to acquire Security equity stock, except pursuant to pre-existing rights to acquire Security equity stock;

     - make any distributions with respect to Security common stock or any other Security equity stock or change its capital structure. However, Security may make (1) quarterly dividends on Security common stock in an amount not to exceed $0.32 per share with record and payment dates consistent with past practice and pay (2) dividends from its wholly owned subsidiary to Security on or in respect of shares of Security common stock;

     - enter into or amend any employment related agreements, grant any salary or wage increase or increase any employee related benefits except in the ordinary course of business, as previously disclosed to or agreed with Farmers, or as required by law;

     - enter into or amend any employee related benefit plan or take any action to accelerate the vesting or exerciseability of any benefits payable under any employee-related benefit plans, except as may be required by law or contemplated by the merger agreement;

     - sell, encumber or otherwise dispose of any material amount of its properties except in the ordinary course of business;

     - acquire any material assets, business, deposits or properties of any other entity except in the ordinary course of business;

     - amend Security's Certificate of Incorporation, Security's Bylaws or the Certificate of Incorporation or Bylaws (or similar governing documents) of Security's subsidiary;

     - make any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory agencies;

     - enter into, terminate or amend any material contract, except in the ordinary course of business;

     - settle any material claim or proceeding, except in the ordinary course of business consistent with past practice, that does not involve or create precedent for claims, actions or proceedings that are reasonably likely to be material to Security and its subsidiaries;

     - take any action which is reasonably likely to prevent or impede the merger from qualifying for pooling of interest accounting treatment, as a reorganization under Section 368 of the U.S. tax code or knowingly take any action which would materially interfere with the merger agreement;

     - change materially its interest rate and other risk management policies, procedures or practices as applied to the operations of Security or fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk management policies, except as required by law;

     - borrow money other than in the ordinary course of business;

     - make or change any material tax-related practice other than in the ordinary course of business; or

     - agree or commit to do any of the foregoing.

     Security has also agreed that it will not, nor ask anyone to, initiate or solicit any inquiries or any offer relating to a merger, consolidation or similar transaction involving Security or Security Dollar Bank. This type of proposal is referred to in this document as an "acquisition proposal." In addition, Security will not negotiate or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate an acquisition proposal, except as legally required for the discharge by the Security Board of its fiduciary duties. Security has agreed to promptly advise Farmers following the receipt by Security of any acquisition proposal and to immediately advise Farmers of any developments relating to any acquisition proposal.

     FARMERS. Farmers has agreed that it will not, before the effective time, without first obtaining Security's consent:

     - take any action which is reasonably likely to prevent or impede the merger from qualifying for pooling of interest accounting treatment, qualify as a reorganization under Section 368 of the U.S. tax code or take any action which would materially interfere with the merger agreement.

FEES AND EXPENSES

     Termination Fees. Security is required to pay Farmers a $2 million fee if Security elects to enter into an agreement with a third party relating to a takeover proposal where 10% or more of the shares of common stock of Security or its subsidiary or 10% or more of the consolidated assets of Security or its subsidiary are transferred or disposed of through tender or exchange offer, sale, merger, consolidation, business combination or similar transaction.

     General Expenses. Other than in the situations described above, whether or not the merger is completed in accordance with the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions covered by the merger agreement will be paid by the party incurring those expenses.

AMENDMENT

     The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the shareholders of Farmers and Security. However, after the approval by the shareholders of Farmers and Security, no amendment shall be made which by law requires further approval by such shareholders without such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

EXTENSION; WAIVER

     At any time prior to the closing of the merger, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to it, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

     Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

     Upon the consummation of the merger, Security will merge into Farmers. The Articles of Incorporation and Code of Regulations of Farmers in effect immediately prior to the effective date shall be and continue to be the Articles of Incorporation and Code of Regulations of Farmers following the merger. The directors and executive officers of Farmers prior to the effective date will be the directors and executive officers of Farmers following the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion does not address all aspects of United States federal taxation that may be relevant to you, and it may not be applicable to Security shareholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their Security common stock pursuant to the exercise of Security stock options or otherwise as compensation. You should consult your own tax advisor as to the particular tax consequences of the merger to you.

     This discussion is based on the Internal Revenue Code of 1986, as amended, regulations thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to you as discussed in this joint proxy statement/prospectus. This discussion assumes that you hold your Security common stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

     Farmers is not required to complete the merger unless Farmers receives an opinion of Bischoff, Kenney & Niehaus, counsel to Farmers, based upon certain customary assumptions and representations made by Farmers and Security, and to the effect that under currently applicable law for United States federal income tax purposes:

     - The merger will constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code; and

     - Farmers and Security will each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code.

     Security's obligation to complete the merger is conditioned upon Security receiving an opinion of Farmers counsel, Bischoff, Kenney & Niehaus, or other law or accounting firm reasonably acceptable to Farmers, based upon certain customary assumptions and representations made by Farmers and Security, and to the effect that under currently applicable law for United States federal income tax purposes:

     - The merger should constitute a reorganization within the meaning of section 368(a) of the Internal Revenue Code;

     - Farmers and Security should each be a party to that reorganization within the meaning of section 368(b) of the Internal Revenue Code;

     - Except for any cash received in lieu of any fractional share, no gain or loss should be recognized by the holders of Security common stock who receive Farmers common stock in exchange for the Security common stock which they hold;

     - The holding period of the Farmers common stock exchanged for Security common stock should include the holding period of the Security common stock for which it is exchanged, assuming the shares of Security common stock are capital assets in the hands of the holder thereof at the effective time; and

     - The basis of the Farmers common stock received in the exchange should be the same as the basis of the Security common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

     Bischoff, Kenney & Niehaus has indicated that it expects to be able to deliver its tax opinion. No ruling has been or will be obtained from the Internal Revenue Service in connection with the merger. Opinions of counsel are not binding on the Internal Revenue Service or the courts.

     Although not explicitly addressed in the Bischoff, Kenney & Niehaus opinion, the federal income tax consequences described below will occur to you as a result of the merger being classified as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. Neither Farmers nor Security will recognize gain or loss solely as a result of the merger. In addition, if you receive cash in the merger instead of a fractional share of Farmers common stock, then you will be treated as if you received the fractional share in the merger and then Farmers redeemed the fractional share in exchange for the cash. You will generally be required to recognize gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of Farmers common stock allocable to the fractional share.

     You will recognize no gain or loss if you receive solely Farmers common stock in exchange for shares of Security common stock you hold, except with respect to cash received instead of fractional shares of Farmers common stock.

     - The holding period of the shares of Farmers common stock you receive in the merger (including any fractional share of Farmers common stock deemed to be received by you, as described below), will include the holding period of the shares of Security common stock you exchange for the shares of Farmers common stock; and

     - The aggregate adjusted tax basis of the shares of Farmers common stock you receive in the merger (including any fractional share of Farmers common stock deemed to be received by you, as described below), will be equal to the aggregate adjusted tax basis of the shares of Security common stock surrendered by you for the shares of Farmers common stock.

     The foregoing is a general discussion of the material United States federal income tax consequences of the merger and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of your status and attributes. As a result, the United States federal income tax consequences addressed in the foregoing discussion may not apply to you. In view of the individual nature of income tax consequences, you are urged to consult your own tax advisor to determine the specific tax consequences of the merger to you, including the application and effect of United States federal, state, local and other tax laws and the possible effects of changes in United States federal and other tax laws.

ACCOUNTING TREATMENT

     For accounting and financial reporting purposes, the merger is intended to be treated as a pooling of interests of Security by Farmers under generally accepted accounting principles. Under the pooling-of-interests accounting method, the historical basis of the assets and liabilities of Farmers and Security will be combined at the effective date of the merger and carried forward at their previously recorded amounts and the shareholders' equity accounts of Farmers and Security will be combined on Farmers' consolidated balance sheet. Income and other financial statements of Farmers issued after the closing of the merger will be restated retroactively to reflect the combined operations of Farmers and Security as if the merger had taken place prior to the periods covered by those financial statements. In order for the merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding Security common shares must be exchanged for Farmers common shares with substantially similar terms. Other criteria must also be satisfied in order for the merger to qualify as a pooling-of-interests, some of which criteria cannot be satisfied until after the effective time of the merger. For example, a company is generally precluded from using pooling accounting for a just-completed merger if treasury shares acquired within six months after the effective time of the merger, when combined with shares otherwise considered to preclude pooling treatment, exceed 10% of the number of shares issued in the merger, unless the acquisition of such shares is part of a previously established systematic plan meeting appropriate criteria. Furthermore, in order to qualify for pooling-of-interests accounting treatment, no affiliate of either Farmers or Security may reduce his or her risk relative to Farmers common shares until financial results covering at least 30 days of post-merger combined operations have been published. In the event these conditions are not met, the merger would not be closed unless the treatment as a pooling-of-interests was waived by Farmers and Security. In that event, this joint proxy statement/prospectus would need to be redistributed to reflect the accounting for the transaction as a purchase. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus have been prepared using the pooling-of-interests method of accounting to account for the merger. See "Summary--Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

TRADING MARKETS FOR STOCK

     The common stock of Farmers is not listed or traded on an exchange. Farmers is traded in the local market by various broker-dealers, although, to the knowledge of Farmers, no broker-dealer holds inventory of its shares or provides services as a market maker. Farmers is aware of periodic trading activity in its stock which is reported to the Nasdaq, though there may be transactions from time to time at prices that are not known to Farmers. Farmers does not expect to list its common stock on any exchange or seek quotation of its common stock on the Nasdaq in the near future. No change in the established public trading market for the Farmers common stock is expected following the merger.

     The common stock of Security is not listed or traded on an exchange. Security has utilized the services of a market maker. The service of the market maker includes the purchase of shares from the market, holding inventory of such shares and selling shares to the market.

RESALES OF FARMERS COMMON STOCK

     The Farmers common stock issued pursuant to the merger will be freely transferable under the Securities Act, except for shares issued to any Security shareholder who may be deemed to be an "affiliate" of Farmers or Security for purposes of Rule 145 under the Securities Act. Each director and executive officer of Security is deemed to be such an affiliate.

                        DISSENTERS' RIGHTS OF APPRAISAL

DISSENTERS' RIGHTS OF FARMERS SHAREHOLDERS

     Holders of Farmers common stock who so desire are entitled to relief as dissenting shareholders under Section 1701.84 of the Ohio Revised Code. A shareholder of Farmers, however, will be entitled to such relief only if he complies strictly with all of the procedural and other requirements of Section 1701.85 of the Ohio Revised Code. The following summary does not purport to be a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 attached hereto as Annex F.

     A holder of Farmers common stock who wishes to perfect his rights as a dissenting shareholder in the event the merger agreement is adopted:

          (a) must have been a record holder of the Farmers common stock as to which he seeks relief as of the Farmers record date;

          (b) must not have voted his Farmers common stock in favor of adoption of the merger agreement; and

          (c) must deliver to Farmers, not later than ten days after the Farmers meeting, a written demand for payment of the fair cash value of the shares as to which he seeks relief. This written demand must state the name of the shareholder, his address, the number and class of shares as to which he seeks relief, and the amount claimed as the fair cash value thereof.

     A vote against adoption of the merger agreement will not satisfy the requirements of a written demand for payment. Any written demand for payment must be mailed or delivered to Frank Paden, Secretary, Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406. As the written demand must be delivered within the ten-day period following the Farmers meeting, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

     If Farmers sends the dissenting shareholder, at the address specified in his demand, a request for the certificate(s) representing his shares, the shareholder must deliver the certificate(s) within 15 days of the sending of such request. Farmers may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder's rights as a dissenting shareholder. Farmers must notify the shareholder of its election to terminate his rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

     Unless the dissenting shareholder and Farmers shall agree on the fair cash value per share of the Farmers common stock, either may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Mahoning County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

     Fair cash value: (a) will be determined as of the day prior to the Farmers meeting, (b) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (c) will not exceed the amount specified in the shareholder's written demand, and (d) will exclude any appreciation or depreciation in market value resulting from the merger. The court shall make a finding as to the fair cash value of a share and render judgment against Farmers for its payment with interest at such rate and from such date as the court considers equitable. The costs of proceedings shall be assessed or apportioned as the court considers equitable.

     The rights of any dissenting shareholder will terminate if (a) he has not complied with Section 1701.85, unless Farmers by its Board of Directors waives such failure, (b) Farmers abandons or is finally enjoined or prevented from carrying out, or the shareholders of Farmers rescind their adoption of, the merger, (c) the dissenting shareholder withdraws his written demand, with the consent of Farmers, by its Board of Directors, or (d) Farmers and the dissenting shareholder shall not have agreed upon the fair cash value per share of the Farmers common stock, respectively, and neither shall have timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares.

     Because a proxy which does not contain voting instructions will be voted for adoption of the merger agreement, a shareholder who wishes to exercise his dissenters' rights must either not sign and return his proxy or, if he signs and returns his proxy, vote against or abstain from voting on the adoption of the merger agreement.

APPRAISAL RIGHTS OF SECURITY SHAREHOLDERS

     Under the Delaware General Corporation Law, any holder of Security stock who does not wish to accept the merger consideration in respect of his shares of common stock has the right to dissent from the merger and to seek an appraisal of and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for his or her shares of stock, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law.

     The following summary does not purport to be a complete statement of the method of compliance with Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the copy of Section 262 attached hereto as Annex G.

     Appraisal Rights Procedures. If you are a Security stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

     - You Must Make A Written Demand for Appraisal: You must deliver a written demand for appraisal to Security before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy. A vote against the merger agreement will not alone constitute demand for appraisal.

     - You Must Refrain From Voting For Approval of the Merger: You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and (1) fail to vote against approval of the merger, or (2) fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

     - You Must Continuously Hold Your Security Shares: You must continuously hold your shares of Security stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Security stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Security stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on their shares of Security common stock certificate(s). If you are the beneficial owner of Security stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Security stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Security stock with more than one person, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Security stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Security stock that are in your name.

     If you are a Security stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: Security Financial Corp., One South Main Street, Niles, Ohio 44446, Attention: Stephen K. Miller.

     It is important that Security receive all written demands before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     Written Notice. Within 10 days after the closing of the merger, Security must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     Petition with the Chancery Court. Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should file such a petition in the chancery court. Security has no intention at this time to file such a petition. Because Security has no obligation to file such a petition, if you do not file such a petition within 120 days after the closing, you will lose your rights of appraisal.

     Withdrawal of Demand. If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of Security. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

     Request for Appraisal Rights Statement. If you have complied with the conditions of Section 262, you are entitled to receive a statement from Security. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Security within 120 days after the merger. After the merger, Security has 10 days after receiving a request to mail you the statement.

     Chancery Court Procedures. If you properly file a petition for appraisal in the chancery court and deliver a copy to Security, Security will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Security as to the value of their shares. The chancery court will then send notice to all of the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

     Appraisal of Shares. After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct Security to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct Security to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive payment for your shares, you must then surrender your stock certificates to Security.

     The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement. You should also be aware that an opinion of an investment banking firm that the merger is fair is not an opinion that the merger consideration is the same as the fair value under Section 262.

     Costs and Expenses of Appraisal Proceeding. The costs of the appraisal proceeding may be assessed against Security and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, Security should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

     Loss of Stockholder's Rights. If you demand appraisal rights, after the closing of the merger you will not be entitled to:

     - for any purpose, vote the shares of stock for which you have demanded appraisal rights;

     - receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Security a written withdrawal of your demand, except that (1) any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of Security, and (2) an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.

     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

                     MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICE DATA

     As of                , 2000, there were approximately           holders of
record of Farmers common stock and approximately        holders of record of
Security common stock.

     Neither the common stock of Farmers nor Security is listed or traded on an exchange or in any established public trading market. Each of Farmers and Security is aware of periodic trading activity in its stock which is reported to Nasdaq. The following table describes historical per share high and low sale prices for Farmers common stock based solely upon information made available from Nasdaq and for Security common stock based solely on information made available to Farmers and Security from a limited number of buyers and sellers. There may have been other transactions at other prices not known to Farmers or Security. The table also sets forth per share cash dividends declared for the quarters indicated.

                                       FARMERS BANC CORP. (2)        SECURITY FINANCIAL CORP. (3)
                                    -----------------------------    -----------------------------
                                      MARKET PRICE                     MARKET PRICE
                                    ----------------    DIVIDENDS    ----------------    DIVIDENDS
                                     HIGH      LOW      DECLARED      HIGH      LOW      DECLARED
                                    ------    ------    ---------    ------    ------    ---------
2000
First Quarter.....................  $14.00    $13.50      $0.12      $73.12    $70.12      $0.32
Second Quarter....................   14.00      7.25       0.13       78.00     71.00       0.32
1999
First Quarter.....................  $44.00    $41.00      $0.19      $70.06    $69.57      $0.31
Second Quarter....................   43.50     33.00       0.20       70.25     69.83       0.31
Third Quarter.....................   37.00     29.50       0.21       70.54     70.25       0.31
Fourth Quarter (1)................   33.00     24.76       0.12       73.12     70.39       0.31
1998
First Quarter.....................  $40.00    $32.00      $0.16      $66.59    $63.26      $0.30
Second Quarter....................   40.00     38.13       0.17       66.76     66.59       0.30
Third Quarter.....................   44.50     41.00       0.17       69.24     66.76       0.30
Fourth Quarter....................   44.00     41.00       0.18       69.57     69.24       0.30
1997
First Quarter.....................  $26.75    $23.13      $0.13      $54.00    $54.00      $0.28
Second Quarter....................   27.25     25.00       0.14       59.12     54.00       0.28
Third Quarter.....................   29.00     25.63       0.15       60.31     59.12       0.28
Fourth Quarter....................   33.00     27.38       0.16       65.16     60.31       0.31

---------------
(1) Adjusted for stock spits and dividends.

(2) At the close of business on May 26, 2000, immediately prior to the first public announcement of the merger, the most recent sale price known to management for Farmers common stock was $10.75.

(3) At the close of business on May 26, 2000, immediately prior to the first public announcement of the merger, the most recent sale price known to management for Security common stock was $74.00.

DIVIDENDS AND DIVIDEND POLICY

     FARMERS. Farmers' Board of Directors considers the advisability and amount of proposed dividends each year. Future dividends will be determined after consideration of Farmers' earnings, financial condition, future capital funds, regulatory requirements and such other factors as the Board of Directors may deem relevant. Farmers' primary source of funds for payment of dividends to its shareholders will be receipt of dividends from FNBC. The payment of dividends by a bank is subject to various legal and regulatory restrictions.

     Farmers has paid quarterly cash dividends on its outstanding shares of common stock totaling $0.58 per share in 1997, $0.68 per share in 1998 and $0.72 per share in 1999. It is the intention of Farmers to continue to pay cash dividends, subject to the restrictions on the payment of cash dividends as described above, depending upon the level of earnings, management's assessment of future capital needs and other factors considered by the Board of Directors.

     Holders of Farmers common stock are entitled to receive dividends as and when declared by the Board of Directors of Farmers out of funds legally available therefore under the laws of the State of Ohio. The Ohio General Corporation Law provides that a corporation may make a distribution to its shareholders out of its surplus (the excess of the corporation's net assets over its capital), or if there is no surplus, out of its net profits for the year in which the dividend is declared and/or its preceding fiscal year.

     The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

     Under the merger agreement, Farmers is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except (1) cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement and
(2) dividends paid to Farmers from a wholly-owned subsidiary. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

     Security. Holders of Security common stock are entitled to receive dividends as and when declared by the Security Board of Directors out of funds legally available therefore under the laws of the State of Delaware. The Delaware General Corporation Law provides that a corporation may make a distribution to its shareholders out of its surplus (the excess of the corporation's net assets over its capital), or if there is no surplus, out of its net profits for the year in which the dividend is declared and/or its preceding fiscal year.

     The Federal Reserve Board generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The Federal Reserve Board's policy is that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

     Security has paid quarterly cash dividends on its outstanding shares of common stock totaling $1.09 per share in 1997, $1.20 per share in 1998, and $1.24 per share in 1999. Under the merger agreement, Security is prohibited from declaring or paying any dividends on or making other distributions in respect of any of its capital stock, except (1) cash dividends in an amount substantially equivalent to dividends paid in the 12 months prior to the date of the merger agreement and (2) dividends paid to Security from a wholly-owned subsidiary. The merger agreement also requires each party to coordinate with the other party the declaration of, and record and payment dates for, any dividend in respect of its common stock.

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

     Farmers is incorporated under and subject to the provisions of the Ohio General Corporation Law. Security is incorporated under and subject to the provisions of the Delaware General Corporation Law.

     Upon consummation of the merger, except for those persons, if any, who perfect appraisal rights (see "Dissenters' Rights of Appraisal"), the shareholders of Security will become shareholders of Farmers.

     Farmers is an Ohio corporation and, accordingly, is governed by the Ohio General Corporation Law and by its Articles of Incorporation (the "Farmers Articles") and Code of Regulations (the "Farmers Regulations"). Security is a Delaware corporation and, accordingly, is governed by the Delaware General Corporation Law, its Certificate of Incorporation (the "Security Certificate") and Bylaws (the "Security Bylaws").

     The following is a general comparison of certain similarities and material differences between the rights of Farmers and Security shareholders under their respective governing Certificate or Articles of Incorporation and Regulations or Bylaws. This discussion is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the Ohio General Corporation Law and the common law thereunder, the Delaware General Corporation Law and the common law thereunder, and the full text of the Farmers Articles, Farmers Regulations, Security Certificate and Security Bylaws.

CERTAIN ANTI-TAKEOVER MEASURES

     FARMERS. Some of the provisions in the Farmers Articles and the Farmers Regulations may deter efforts to obtain control of Farmers on a basis which some shareholders might deem favorable.

     Pre-Emptive Rights. Farmers' shareholders have the right to buy shares of the same class that are to be sold for cash by the corporation in an amount equal to their proportionate share of currently owned stock; however, there are no pre-emptive rights when the corporation issues or offers securities in exchange for the outstanding securities of another corporation and said pre-emptive rights apply only when the corporation sells, or offers for sale, securities for cash.

     Control Share Acquistions. Article XV of the Farmers Articles requires the shareholders to approve an acquisition of shares of Farmers which would entitle the acquiring entity to exercise 10% or more of the voting power of the corporation. If Farmers' Board, by a vote of at least two-thirds of the entire Board, determines that the proposed share acquisition will be made on a uniform and fair basis, the proposed share acquisition must be approved by the holders of 66 2/3% of the shares of the corporation. Unless such determination is made by the Board, the proposed share acquisition must be approved by holders of 80% of the shares of the corporation. Any share acquisition which is approved by the shareholders must be consummated within 180 days following such shareholder approval.

     Business Combinations. A business combination is defined in Farmers' Articles as (i) a merger or consolidation of the corporation, (ii) any sale or disposition of all or substantially all of the assets of the corporation, (iii) the adoption of any plan of liquidation or dissolution of the corporation and
(iv) any reclassification, recapitalization or reorganization which would increase directly or indirectly the proportionate equity interest or control by an acquiring entity. The consummation of any business combination requires the approval of the holders of 80% of the shares of the corporation; provided, however, that a business combination which has been approved by a vote of at least two-thirds of the disinterested directors of the corporation, and which has been determined by such directors to be fair and equitable to all shareholders of the corporation, may be consummated with approval of the holders of 66 2/3% of the shares of the corporation.

     Amendment of Article XV. Article XV may only be amended by the affirmative vote of the holders of 75% of the shares of the corporation.

     SECURITY. Some of the provisions in the Security Certificate and the Security Bylaws may deter effects to obtain control of Security on a basis which some shareholders might deem favorable.

     Business Combination Transactions. A business combination is described in the Security Certificate as (i) any merger or consolidation involving the corporation, (ii) any sale or disposition of all or substantially all of the assets of the corporation, (iii) any recapitalization or reclassification of the corporation's securities or other transaction that would have the effect of increasing the voting power of a related person to the corporation, (iv) any liquidation, spin-off, split-up, or dissolution of the corporation and (v) any agreement or contract providing for any of the above transactions. The Board of Directors of the corporation has the authority to determine what is in the best interest of the corporation when evaluating a Business Combination Transaction except in Business Combination Transactions with a related person to the corporation, in which case the approval of the holders of 75% of the shares of the corporation is required to approve the Business Combination Transaction. When evaluating a Business Combination Transaction the Board of Directors must, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and other factors which it deems relevant: (i) the social and economic effects of the transaction on the corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located, and (iii) the competence, experience, and integrity of the acquiring person or persons and its or their management. A related person includes (i) any person or entity which, together with its affiliates, is the owner of not less than 10% of the voting stock of the corporation (a) at the time the definitive agreement was entered into, (b) at the time a resolution approving the Business Combination Transaction was approved by the Board of Directors of the corporation, or (c) as of the record date of the stockholders of record entitled to notice of and to vote on the Business Combination Transaction. The 75% voting requirement is not applicable if the continuing directors, who at the time constitute at least a majority of the Board, have expressly approved the Business Combination Transaction by at least a two-thirds vote of such continuing directors.

     Classified Board of Directors. The Board of Directors of Security is divided into three classes with the term of office of one class expiring each year.

QUORUM REQUIREMENTS

     FARMERS. At any meeting for the determination of the number of directors, or the election of directors, or for the consideration and action upon reports required to be laid before the meeting, the shareholders present in person or by proxy constitute a quorum. At any meeting called for any other purpose, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, constitute a quorum.

     SECURITY. At any meeting of the stockholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Overview of Ohio Law. Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the contest of derivative suits. It provides, however, that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     Ohio law does not authorize payment of expenses or judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract and except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     FARMERS. Farmers' Articles state that the corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of the corporation, or any corporation (hereinafter referred to as "subsidiary corporation") of which more than 50% of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the "subsidiary corporation," against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary corporation." Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action suit or proceeding.

     Farmers has obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Farmers' directors and officers in their capacities as such.

     Overview of Delaware Law. Under Sections 102(b)(7) and 145 of the Delaware General Corporation Law ("DGCL"), Security has broad power to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. Section 102(b)(7) of the DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent against expenses actually and reasonably incurred by him who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the Board of Directors) in defending a civil or criminal proceeding may be paid by Security in advance of the final disposition of such proceeding upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

     SECURITY. Security's Certificate states that the corporation shall eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director. Said elimination does not apply and does not eliminate personal liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) for illegal distribution of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Security's Bylaws state the that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or if a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation law, as the same exists or extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity while a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Security has obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Securities' directors and officers in their capacities as such.

     Under the merger agreement, from and after the effective time of the merger Farmers will indemnify and hold harmless each present director, officer and employee of Security and its subsidiaries against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions occurring on or prior to the Effective Time to the fullest extent that Security is required to indemnify (and advance expenses to) its directors, officers and employees under the laws of the State of Delaware and the Security Certificate.

     Additionally, Farmers will maintain Security's directors' and officers' liability insurance policy for a period of three years following the Effective Time of the merger, provided that Farmers may substitute policies providing at least equivalent coverage which is no less advantageous to Security's current officers and directors.

     Overview of Federal Law. Federal law authorizes the FDIC to limit, by regulation or order, the payment of indemnification by insured banks or bank holding companies to their directors and officers. Pursuant to this authority, the FDIC has enacted a regulation that permits the payment of indemnification by banks and bank holding companies to institution-affiliated directors, officers and other parties only if certain requirements are satisfied. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's Board of Directors, in good faith, certifies in writing that the individual has a substantial likelihood of prevailing on the merits and that the payment of indemnification will not adversely affect the institution's safety and soundness. An institution's Board of Directors is obligated to cease making or authorizing indemnification payments in the event that it believes, or reasonably should believe, that the conditions discussed in the preceding sentence are no longer being met. Further, an institution's Board of Directors must provide the FDIC and any other appropriate bank regulatory agency with prior written notice of any authorization of indemnification. In addition, indemnification payments related to an administrative proceeding or civil action instituted by an appropriate federal bank regulatory agency are limited to the payment or reimbursement of reasonable legal or other professional expenses. Finally, the director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SHAREHOLDER MEETINGS AND ACTION BY WRITTEN CONSENT

     FARMERS. The Farmers Regulations authorize shareholder action by written consent upon the approval of all of the holders of shares who would be entitled to notice of meeting of the shareholders held for such purpose.

     SECURITY. Under Delaware Law, shareholders may authorize actions by written consent upon the approval of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Security's Bylaws are silent on the issue of shareholder action without meeting.

AMENDMENT OF BYLAWS; NUMBER OF DIRECTORS

     FARMERS. The Farmers Regulations may be amended or repealed at any meeting of shareholders by the affirmative vote of the holders of a majority of the shares of the corporation or without a meeting, by an action by written consent of the holders of 66 2/3% of the shares of the corporation. The Farmers Articles and Farmers Regulations establish the number of directors of Farmers at eight.

     SECURITY. Security's Bylaws may be amended or repealed in whole or in part by an 80% vote of the whole Board of Directors at any meeting of the Board. Stockholders may amend or repeal the Bylaws in whole or in part by approving such amendment or repeal at a meeting of stockholders entitled to vote on such issue unless, the specific Bylaw proposed for amendment or repeal has been previously amended or repealed by the Board of Directors, then such amendment or repeal must be approved by a 66 2/3% majority of the stockholders entitled to vote on such amendment or repeal. The Security Bylaws state that the whole Board shall consist of not less than one (1) nor more than twenty-five (25) directors. Currently, the Board consists of four (4) members.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     FARMERS. The Farmers Regulations provide that vacancies occurring on the Farmers Board of Directors may be filled by a vote of a majority of the remaining directors until the successor or successors are elected at a shareholder meeting.

     SECURITY. The Security Bylaws provide that in the case of death or resignation of one or more of the Security directors, a majority of the surviving or remaining directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders meeting. In addition, the Delaware General Corporation Law provides that if, at the time of filling any vacancy or any newly created directorship, the directors then in office who have been elected by shareholders constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

CALL OF SPECIAL MEETING OF SHAREHOLDERS

     FARMERS. The Farmers Bylaws provide that a special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, President, Vice President or a majority of the Farmers Board of Directors or upon written request of the holders of at least 25% of all of the issued and outstanding shares entitled to vote.

     SECURITY. The Security Bylaws provide that a special meeting of stockholders may be called at any time by the Board of Directors, or by any three (3) or more stockholders owning, in the aggregate, not less than fifteen percent (15%) of the stock of the corporation.

CLASSIFIED BOARD PROVISIONS

     FARMERS. The Farmers Regulations provide for a single class of directors to hold office for a one year term.

     SECURITY. The Security Certificate provides that the Board of Directors is divided into three (3) classes with the term of office of one class expiring each year.

                      DESCRIPTION OF FARMERS CAPITAL STOCK

     The authorized capital stock of Farmers consists of 12,500,000 shares of common stock, without par value. As of June 30, 2000, 7,689,807 shares of Farmers common stock were outstanding and an additional 375,000 shares of the authorized Farmers common stock were available for future grant and reserved for issuance to holders of outstanding stock options under Farmers' stock option plans.

     Holders of Farmers common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. A simple majority is required to take action by shareholders with the exception of the approval of control share acquisitions and business combinations. If Farmers' Board, by a vote of at least two-thirds of the entire Board, determines that a proposed share acquisition will be made on a uniform and fair basis, the proposed share acquisition must be approved by the holders of 66 2/3% of the shares of the corporation. Unless such determination is made by the Board, the proposed share acquisition must be approved by holders of 80% of the shares of the corporation. The consummation of any business combination, including a merger or consolidation, requires the approval of the holders of 80% of the shares of the corporation; provided, however, that a business combination which has been approved by a vote of at least two-thirds of the disinterested directors of the corporation, and which has been determined by such directors to be fair and equitable to all shareholders of the corporation, may be consummated with approval of the holders of 66 2/3% of the shares of the corporation. Shareholders are entitled to receive ratably such dividends as may be legally declared by Farmers' Board of Directors. There are legal and regulatory restrictions on the ability of Farmers to declare and pay dividends. See "Market Price and Dividend Information--Dividends and Dividend Policy." In the event of a liquidation, common shareholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference for securities with a priority over the Farmers common stock. Shareholders of Farmers common stock have pre-emptive rights. Farmers common stock is not subject to calls or assessments. Farmers does not have a classified Board of Directors. Farmers' shareholders do not have the right to vote cumulatively in the election of directors. Farmers common stock may be redeemed by a vote of the shareholders at a regularly or specially called meeting for said purpose. The transfer agent and registrar for Farmers common stock is FNBC.

                     DESCRIPTION OF SECURITY CAPITAL STOCK

     The authorized capital stock of Security consists of 1,500,000 shares of common stock. As of August 22, 2000, 362,448 shares of Security common stock were outstanding. Each share of common stock is entitled to one vote on all matters submitted to shareholders. In the event of a liquidation, dissolution or winding up of Security, the holders of the common stock are entitled to receive a pro-rata share of the assets of Security which are legally available for distribution to such stockholders.

                                    EXPERTS

     The Consolidated Financial Statements of Farmers incorporated in this joint proxy statement/prospectus by reference from Farmers' annual report on Form 10-K for the year ended December 31, 1999 have been audited by Hill, Barth & King, LLC, independent auditors, as stated in their report which is included herein. Such statements have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The Consolidated Financial Statements for Security as of December 31, 1999 and for the year then ended, included in the registration statement of which this document is a part, have been so incorporated in reliance upon the report of Crowe, Chizek and Company LLP, as set forth in its report thereon. The financial statements audited by Crowe, Chizek and Company LLP have been included in reliance upon such report given upon their authority as an expert in accounting and auditing.

     The Consolidated Financial Statements for Security as of December 31, 1998 and for the year then ended, included in the registration statement of which this document is a part, have been so incorporated in reliance upon the report of SR Snodgrass, A.C., as set forth in its report thereon. The financial statements audited by SR Snodgrass, A.C. have been included in reliance upon such report given upon their authority as an expert in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Farmers common stock offered hereby and certain legal matters in connection with the merger will be passed upon for Farmers by Bischoff, Kenney & Niehaus, Sylvania, Ohio.

                            SOLICITATION OF PROXIES

     Each of Farmers and Security will bear the cost of the solicitation of proxies from their respective shareholders. In addition to solicitation by mail, the directors, officers and employees of Farmers or Security may solicit proxies from their respective shareholders by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Farmers or Security, as applicable, will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

                      WHERE YOU CAN FIND MORE INFORMATION

     Farmers files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Farmers files at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, NW, Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding Farmers are available.

     Farmers has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act relating to the shares of Farmers common stock to be issued in connection with the merger. This joint proxy statement/prospectus also constitutes the prospectus of Farmers filed as part of the registration statement and does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the Commission at the public reference rooms specified above.

     The SEC allows Farmers to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Farmers can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Farmers has previously filed with the Commission. These documents contain important information about Farmers and its financial condition.

FARMERS SEC FILINGS (FILE NO. 000-12055)

Annual Report on Form 10-K                        Year ended December 31, 1999
Proxy Statement on Schedule 14A                   Filed March 23, 2000
Quarterly Report on Form 10-Q                     Filed August 9, 2000
Current Reports on Form 8-K                       Filed June 2, 2000

     Farmers incorporates by reference any additional documents that it may file with the Commission between the date of this joint proxy statement/prospectus and the date of the Farmers special meeting. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

     Farmers has supplied all information contained or incorporated by reference in the joint proxy statement/prospectus relating to Farmers.

     This joint proxy statement/prospectus incorporates by reference documents relating to Farmers which are not presented in this joint proxy statement/prospectus or delivered herewith. Those documents relating to Farmers are available from Farmers without charge, excluding all exhibits unless specifically incorporated by reference in this joint proxy statement/prospectus, by requesting them in writing or by telephone from Farmers Banc Corp., 20 South Broad Street, Canfield, Ohio 44406, Attention: Frank L. Paden, (330) 533-3341. If you would like to request documents from Farmers, please do so by
            , 2000 in order to receive them before the special meeting.

     In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither Farmers nor Security has authorized any person to provide you with any information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is
dated             , 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing to you of this joint proxy statement/prospectus nor the issuance to you of shares of Farmers common stock will create any implication to the contrary. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                  MAY 26, 2000
                                 BY AND BETWEEN

                          FARMERS NATIONAL BANC CORP.

                                      AND

                            SECURITY FINANCIAL CORP.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I -- DEFINITIONS....................................  A-5
  1.01  Definitions.........................................  A-5
ARTICLE II -- THE MERGER....................................  A-8
  2.01  The Merger..........................................  A-8
  2.02  Effectiveness of Merger.............................  A-8
  2.03  Effective Date and Effective Time...................  A-9
  2.04  Bank Merger.........................................  A-9
ARTICLE III -- CONSIDERATION; EXCHANGE PROCEDURES...........  A-9
  3.01  Merger Consideration................................  A-9
  3.02  Rights as Shareholders; Stock Transfers.............  A-9
  3.03  Fractional Shares...................................  A-10
  3.04  Exchange Procedures.................................  A-10
  3.05  Anti-Dilution Provisions............................  A-11
ARTICLE IV -- ACTIONS PENDING ACQUISITION...................  A-11
  4.01  Forbearances of Security............................  A-11
  4.02  Forbearances of Farmers.............................  A-13
ARTICLE V -- REPRESENTATIONS AND WARRANTIES.................  A-14
  5.01  Disclosure Schedules................................  A-14
  5.02  Standard............................................  A-14
  5.03  Representations and Warranties of Security..........  A-14
  5.04  Representations and Warranties of Farmers...........  A-23
ARTICLE VI -- COVENANTS.....................................  A-25
  6.01  Reasonable Best Efforts.............................  A-25
  6.02  Carry on Business in Normal Manner..................  A-25
  6.03  Shareholder Approval................................  A-26
  6.04  Registration Statement..............................  A-26
  6.05  Press Releases......................................  A-27
  6.06  Access; Information.................................  A-27
  6.07  Acquisition Proposals...............................  A-27
  6.08  Affiliate Agreements................................  A-28
  6.09  Takeover Laws.......................................  A-28
  6.10  Farmers Common Stock Listing........................  A-28
  6.11  Regulatory Applications.............................  A-28
  6.12  Cooperation with Filings............................  A-29
  6.13  Indemnification.....................................  A-29
  6.14  Opportunity of Employment; Employee Benefits........  A-29
  6.15  Notification of Certain Matters.....................  A-30
  6.16  Dividend Coordination...............................  A-30
  6.17  Security Common Stock Options.......................  A-30
  6.18  Accounting and Tax Treatment........................  A-30
  6.19  No Breaches of Representations and Warranties.......  A-30
  6.20  Consents............................................  A-30
  6.21  Insurance Coverage..................................  A-30
  6.22  Correction of Information...........................  A-30
  6.23  Supplemental Assurances.............................  A-31
  6.24  Farmers Acquisition Proposal........................  A-31

                                                              PAGE
                                                              ----
ARTICLE VII -- CONDITIONS TO CONSUMMATION OF THE MERGER.....  A-31
  7.01 Conditions to Each Party's Obligation to Effect the
       Merger...............................................  A-31
  7.02  Conditions to Obligation of Security................  A-32
  7.03  Conditions to Obligation of Farmers.................  A-33
ARTICLE VIII -- TERMINATION.................................  A-34
  8.01  Termination.........................................  A-34
  8.02 Effect of Termination and Abandonment; Enforcement of
       Agreement............................................  A-34
ARTICLE IX -- MISCELLANEOUS.................................  A-35
  9.01  Survival............................................  A-35
  9.02  Waiver; Amendment...................................  A-35
  9.03  Counterparts........................................  A-35
  9.04  Governing Law.......................................  A-35
  9.05  Expenses............................................  A-35
  9.06  Notices.............................................  A-35
  9.07 Entire Understanding; No Third Party Beneficiaries...  A-35
  9.08  Interpretation; Effect..............................  A-36
  9.09  Waiver of Jury Trial................................  A-36
  9.10  Successors and Assigns..............................  A-36

     AGREEMENT AND PLAN OF MERGER, dated as of May 26, 2000 (this "Agreement"), is by and between Farmers National Banc Corp. ("Farmers") and Security Financial Corp. ("Security").

                                    RECITALS

     A. Security. Security is an Delaware corporation, having its principal place of business in Niles, Ohio.

     B. Farmers. Farmers is an Ohio corporation, having its principal place of business in Canfield, Ohio.

     C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that it be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     D. Board Action. The respective Boards of Directors of each of Farmers and Security have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01 DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Security or any of its subsidiaries or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities of, or 15% or more of the assets or deposits of, Security or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     "Affiliate" means with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first Person, including without limitation all directors and executive officers of the first Person.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Average Closing Price" has the meaning set forth in Section 8.01(e).

     "Bank" means Security Dollar Bank, a wholly-owned subsidiary of Security.

     "BHCA" means the Bank Holding Company Act of 1956, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Consultants" has the meaning set forth in Section 5.03(m).

     "Costs" has the meaning set forth in Section 6.13(a).

     "DGCL" means the Delaware General Corporation Law.

     "DSS" means Office of the Secretary of State of the State of Delaware.

     "Determination Date" has the meaning set forth in Section 8.01(e).

     "Directors" has the meaning set forth in Section 5.03(m).

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "Dissenting Shares" means any shares of Security Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the DGCL and any shares of Farmers Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Merger, as provided for in
Section 2.03.

     "Employees" has the meaning set forth in Section 5.03(m).

     "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04.

     "Exchange Fund" has the meaning set forth in Section 3.04.

     "Exchange Ratio" has the meaning set forth in Section 3.01.

     "Farmers" has the meaning set forth in the preamble to this Agreement.

     "Farmers Articles" means the Articles of Incorporation of Farmers, as amended.

     "Farmers Bank" means Farmers National Bank of Canfield.

     "Farmers Board" means the Board of Directors of Farmers.

     "Farmers Code" means the Code of Regulations of Farmers, as amended.

     "Farmers Common Stock" means the common shares, without par value, of Farmers.

     "Farmers SEC Documents" has the meaning set forth in Section 5.04(f).

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "Hazardous Substances" means (a) any "hazardous substance" as defined in sec. 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act or regulations promulgated thereunder, (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemical, materials or substances listed or identified in, or regulated by, any Environmental Law.

     "Indemnified Party" has the meaning set forth in Section 6.13(a).

     "IRS" has the meaning set forth in Section 5.03(m).

     The term "knowledge" means, with respect to a party hereto, actual knowledge after undertaking a reasonable investigation of any officer of that party with the title of not less than a senior vice president and that party's in-house counsel, if any.

     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to Farmers or Security, any effect, change, event, occurrence or state of facts that (i) is material and adverse to the financial position, results of operations or business of Farmers and its subsidiaries taken as a whole, or Security and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Farmers or Security to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger directed by Farmers or restructuring charges taken in connection with the Merger directed by Farmers, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred and Previously Disclosed in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

     "Merger" has the meaning set forth in Section 2.01.

     "Merger Consideration" has the meaning set forth in Section 2.01.

     "New Certificate" has the meaning set forth in Section 3.04.

     "ODFI" means The Ohio Division of Financial Institutions.

     "OGCL" means the Ohio General Corporation Law.

     "Old Certificate" has the meaning set forth in Section 3.04.

     "OSS" means the Office of the Secretary of State of the State of Ohio.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Proxy/Prospectus" has the meaning set forth in Section 6.04.

     "Proxy Statement" has the meaning set forth in Section 6.04.

     "Registration Statement" has the meaning set forth in Section 6.04.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Security" has the meaning set forth in the preamble to this Agreement.

     "Security Articles" means the Articles of Incorporation of Security, and any amendment thereto.

     "Security Affiliate" has the meaning set forth in Section 6.08(a).

     "Security Board" means the Board of Directors of Security.

     "Security Bylaws" means the bylaws adopted by the directors of Security and any amendments thereto.

     "Security Common Stock" means the common stock, no par value per share, of Security.

     "Security SEC Documents" has the meaning set forth in Section 5.03(g).

     "Security Meeting" has the meaning set forth in Section 6.03.

     "Security Properties" has the meaning set forth in Section 5.03(p).

     "Security Special Event" has the meaning set forth in Section 6.07(b).

     "Security Common Stock Option" and collectively "Security Common Stock Options" have the meanings set forth in Section 6.17.

     "Security Common Stock Option Plans" has the meaning set forth in Section 6.17.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" shall have the meaning set forth in Section 6.07(c).

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "Treasury Stock" shall mean issued shares of Security Common Stock held by Security or any of its subsidiaries other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   THE MERGER

     2.01 THE MERGER. At the Effective Time, Security shall merge with and into Farmers (the "Merger"), the separate corporate existence of Security shall cease and Farmers shall survive and continue to exist as an Ohio corporation (Farmers, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). Farmers may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however,that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Security Common Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of Security's shareholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 EFFECTIVENESS OF MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the offices of the OSS and the DSS certificates of merger in accordance with the OGCL and the DGCL or such later date and time as may be set forth in such filings. The Merger shall have the effects prescribed in the OGCL and the DGCL.

     2.03 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the day designated by Farmers which day shall not be earlier than the third business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

     2.04 BANK MERGER. Farmers intends to merge Bank with and into Farmers Bank resulting in a single national banking association which shall be Farmers Bank ("Bank Merger") after the Effective Time. The Bank Merger will be effective pursuant to a Merger Agreement (the "Bank Merger Agreement") in the form required by the National Bank Act, as amended and the laws in the State of Ohio, and by any other applicable laws, containing terms and conditions by Farmers, not inconsistent with this Agreement. The Bank Merger shall only occur if the Merger is consummated, and it shall become effective immediately after the effective time or such later time as may be determined by Farmers. To obtain the necessary regulatory approval for the Bank Merger to occur immediately after the Effective Time, Security and Bank shall approve, adopt, execute and deliver the Bank Merger Agreement and take all other reasonable steps requested by Farmers prior to the Effective Time to effect the Bank Merger; provided that neither Security nor the Bank shall be required to incur any material cost or take any irrevocable action in connection with its obligations under this section.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) Outstanding Security Common Stock and Security Rights. Each share, excluding Treasury Stock, of Security Common Stock issued and outstanding immediately prior to the Effective Time and each share of Security Common Stock covered by a Security Common Stock Option exercised as of or prior to the Effective Time shall be cancelled and extinguished and, in substitution and exchange therefor, the holders shall be entitled to receive that number of shares of Farmers Common Stock (the "Exchange Ratio") equal to a number (rounded to the nearest thousandth) obtained by dividing $90.00, by the Farmers Common Stock Average Closing Price; provided however, that the Exchange Ratio shall not be less than 7.200, nor greater than 9.742, shares of Farmers Common Stock for each one share of Security Common Stock, subject to adjustment as set forth in Section 3.05. Security Common Stock held by Farmers or any of its subsidiaries for its own account, and not in a fiduciary or representative capacity for a person other than Farmers or any of its subsidiaries shall be cancelled and no consideration shall be issuable or payable with respect to any such share.

          (b) Treasury Stock. Each share of Security Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Outstanding Farmers Common Stock. Each share of Farmers Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

     3.02 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Security Common Stock shall cease to be, and shall have no rights as, shareholders of Security, other than to receive any dividend or other distribution with respect to such Security Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III, and appraisal rights in the case of Dissenting Shares. After 3 business days prior to the Effective Time, there shall be no transfers on the stock transfer books of Security or the Surviving Corporation of any shares of Security Common Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Farmers Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. Such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation. Farmers shall pay to each holder of Security Common Stock who would otherwise be entitled to a fractional share of Farmers Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of Farmers Common Stock to which the holder would be entitled by the Average Closing Price of Farmers Common Stock.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Farmers shall deposit, or shall cause to be deposited, with Farmers National Bank of Canfield (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Security Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Farmers Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Security Common Stock.

     (b) As promptly as practicable after the Effective Date, Farmers shall send or cause to be sent to each former holder of record of shares of Security Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. The transmittal material shall include material for use in exchanging Old Certificates for New Certificates or book entry shares registered on Security's stock transfer record (Book Entry Shares) for new stock certificates representing the number of shares of Farmers' stock to which such holders shall be entitled. Such materials shall also include enrollment materials in the Farmers dividend reinvestment plan and related instructions for enrollment therein. Farmers shall cause the New Certificates into which shares of a shareholder's Security Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Security Common Stock (or security or an indemnity affidavit reasonably satisfactory to Farmers and the Exchange Agent, if any Old Certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Farmers shall cause the exchange agent to promptly register the shares of Farmers common stock issuable to Security's holders of record in such manner, in the names and to the addresses that appear on Security stock records as of the Effective Time or in such other name to such other address as may be specified by the holder of record in transmittal documents received by the exchange agent; provided, however, that with respect to each Security stockholder, the exchange agent shall have received all of the Old Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or such certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits and bonds in a form and condition reasonably acceptable to Farmers and the exchange agent.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Security Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to Farmers Common Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing shares of Security Common Stock converted in the Merger into the right to receive shares of such Farmers Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Farmers Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Security for six months after the Effective Time shall be delivered to Farmers. Any shareholders of Security who have not theretofore complied with this Article III shall thereafter look only to Farmers for payment of the shares of Farmers Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on Farmers Common Stock deliverable in respect of each share of Security Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) Farmers may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article III of this Agreement to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any Person.

     (g) Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any person shall perfect dissenters' rights in respect of one or more Dissenting Shares in accordance with sec. 1701.85 of the OGCL (sometimes hereafter called the "Ohio Dissenter's Statute") or sec. 262 of the DGCL (sometimes hereafter called the "Delaware Dissenter's Statute"), then:

          (a) Each such Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement;

          (b) Each person perfecting such dissenter's rights with respect to Security Common Stock shall thereafter have only such rights (and shall have such obligations) as are provided in the Delaware Dissenter's Statute, and unless such rights and such obligations of such person are terminated in accordance with the provisions of the Delaware Dissenter's Statute Farmers shall not be required to deliver any Farmers Common Stock or cash payments to such person in substitution for each such Dissenting Share in accordance with this Agreement.

          (c) Each person perfecting such dissenter's rights with respect to Farmers' Common Stock shall thereafter have only such rights (and shall have such obligations) as are provided in the Ohio Dissenter's Statute.

     No person entitled to relief as a dissenting shareholder with respect to Security Common Stock shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by such a dissenting shareholder shall be invalid.

     3.05 ANTI-DILUTION PROVISIONS. In the event Farmers changes (or establishes a record date for changing) the number of shares of Farmers Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Farmers Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Shares issued pursuant to the requirements of the Farmers Dividend Reinvestment Plan shall not effect the Exchange Ratio.

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

     4.01 FORBEARANCES OF SECURITY. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Security Disclosure Schedule, without the prior written consent of Farmers, Security will not, and will cause each of its subsidiaries not to:

          (a) Ordinary Course. Except as otherwise provided in this Section 4.01, conduct the business of Security and its subsidiaries other than in the ordinary and usual course including compliance with the internal policies, lending limits, authorizations and conduct as was established and adopted immediately prior to execution of this Agreement and which are not inconsistent with the Policies of Farmers as are previously disclosed, or fail to use reasonable efforts to perform its obligations, to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Security's ability to perform any of its obligations under this Agreement or enter into new activities or lines of business not consistent with past practices.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Security Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Security Common Stock to become subject to new Security Common Stock Options, other Rights or similar stock-based employee Rights.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Security Common Stock in an amount not to exceed $0.32 per share, with record and payment dates as indicated in Section 6.16 hereof, and (B) dividends from wholly owned subsidiaries to Security, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire, any shares of its capital stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Security or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e) Benefit Plans. Enter into, establish, adopt or amend any pension, retirement, stock option (except that Security may amend its Stock Option Plan to provide that the execution of this Agreement shall constitute an "Applicable Event" as defined is such plan), stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Security or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided that Security may (i) take such actions in order to satisfy either applicable law or Previously Disclosed contractual obligations existing as of the date hereof or regular annual renewal of insurance contracts; (ii) pay cash bonuses on the Closing Date in the amounts accrued by Security as of the Closing Date as set forth in
     Section 401(e) of the Disclosure Schedule; (iii) terminate its defined contribution 401k plan at any time before the Effective Time, with benefit distributions deferred until the IRS issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination and with Security and Farmers to cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits, but also to transfer those benefits to the tax-qualified 401k plan that Farmers maintains for its employees.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g) Acquisitions, Reorganizations. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity; or merge or consolidate with any other Person or otherwise reorganize.

          (h) Governing Documents. Amend the Security Articles, Security Bylaws or adopt regulations for Security or amend the articles of incorporation or code of regulations (or similar governing documents) of any of Security's subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) Contracts. Enter into or terminate any contract requiring the payment or receipt of $10,000 or more in any 12 month period or amend or modify in any material respect any of its existing material contracts, other than loans and contracts of deposit made by the Bank. Farmers will not unreasonably withhold its consent to a request by Security for Security to enter into, terminate, amend or modify such a contract.

          (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually, not exceeding $10,000.

          (l) Adverse Actions. (a) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
     Article VII not being satisfied or (iii) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Indebtedness. Incur any indebtedness for borrowed money or incur any material obligation or liability other than in the ordinary course of business.

          (o) Capital Expenditures. Make any capital expenditures in excess of $25,000 in the aggregate or for any item in excess of $5,000.

          (p) Maintenance of Insurance. Fail to maintain insurance described in
     Section 5.03(t).

          (q) Maintenance of Property. Fail to maintain its property and facilities in their present condition and working order, ordinary wear and tear excepted.

          (r) Compliance with Agreements. Take any action that would not or is reasonably likely not to comply in all material respects with all laws, regulations, agreements, court orders, administrative orders, memorandums of understanding and formally adopted internal policy and procedures applicable to the conduct of its business.

          (s) Commitments. Agree or commit to do any of the foregoing.

     4.02 FORBEARANCES OF FARMERS. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Security, Farmers will not, and will cause each of its subsidiaries not to:

          (a) Performance of Obligations. Take any action which, at the time taken, is reasonably likely to have a material adverse affect upon Farmers's ability to perform any of its material obligations under this Agreement.

          (b) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, Security has delivered to Farmers a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its respective covenants contained in Article IV and Article VI; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Security's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Security arising solely from actions taken in compliance with a written request of Farmers.

     5.02 STANDARD. No representation or warranty of Security or Farmers contained in Section 5.03 or 5.04 (other than those paragraphs for which this standard shall not apply) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such breach of representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect. The standard set forth in this Section 5.02 shall not apply to paragraphs (a), (b), (c), (d) or
(g) of Section 5.03 or paragraphs (a), (b), (d) or (f) of Section 5.04.

     5.03 REPRESENTATIONS AND WARRANTIES OF SECURITY. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Security hereby represents and warrants to Farmers:

          (a) Organization, Standing and Authority. Security is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Security is registered as a bank holding company under the BHCA. Bank is an Ohio chartered state banking corporation duly organized, validly existing and in good standing under the laws of the state of Ohio. As a state bank, Bank is qualified to do business where it does business. Security has delivered to Farmers accurate and complete copies of the Security Articles and Security Bylaws and the Bank's articles of incorporation and code of regulations.

          (b) Capital Structure of Security. The authorized capital stock of Security consists solely of 1,500,000 shares of Security Common Stock, no par value, of which 361,780 shares are outstanding. The outstanding shares of Security Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. Except as Previously Disclosed in its Disclosure Schedule, (i) there are no shares of Security Common Stock authorized and reserved for issuance, (ii) Security has no Rights issued or outstanding with respect to Security Common Stock, and (iii) Security has no commitment to authorize, issue or sell any Security Common Stock or Rights, except pursuant to this Agreement. All Security Common Stock has been issued in full compliance with all applicable federal and state securities laws.

          (c) Subsidiaries. (i)(A) Security has Previously Disclosed a list of all of its subsidiaries together with the jurisdiction of organization of each such subsidiary, (B) except as Previously Disclosed, Security owns of record and beneficially all the issued and outstanding equity securities of each of its subsidiaries, (C) except as Previously Disclosed, no equity securities of any of its subsidiaries are or may become required to be issued (other than to it or its wholly-owned subsidiaries) by reason of any Right or otherwise, (D) except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of such subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such subsidiaries (other than to it or its wholly-owned subsidiaries), (E) except as Previously Disclosed, there are no contracts, commitments, understandings, or arrangements relating to Security's rights to vote or to dispose of such securities and (F) except as Previously Disclosed, all the equity securities of each subsidiary held by Security or its subsidiaries are fully paid and nonassessable and are owned by Security or its subsidiaries free and clear of any Liens.

             (ii) Each of Security's subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of Security and its subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Security has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (e) Corporate Authority; Authorized and Effective Agreement. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Security Common Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Security and the Security Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Security, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Security or any of its subsidiaries in connection with the execution, delivery or performance by Security of this Agreement or to consummate the Merger except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the certificates of merger with the OSS and DSS pursuant to the OGCL and the DGCL. As of the date hereof, Security is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to receipt of the regulatory and shareholder approvals and other actions referred to in paragraphs 5.03(e) and (f) above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Security or of any of its subsidiaries or to which Security or any of its subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Security Articles or the Security Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Security's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, Security's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000, and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its subsidiaries with the SEC subsequent to December 31, 1999 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Security SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Security SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Security and its subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such Security SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and cash flows, as the case may be, of Security and its subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

             (ii) Since March 31, 2000, Security and its subsidiaries have not incurred any material liability not disclosed in Security's SEC Documents, other than in the ordinary course of business consistent with past practice.

             (iii) Since March 31, 2000, except as disclosed in the Security SEC Documents, (A) Security and its subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby); (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section
        5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Security or the Bank; and (C) neither Security nor any of its subsidiaries has taken any action or failed to take any action which would have violated Section 4.01 if this Agreement had been entered into on March 31, 2000.

             (iv) Since January 1, 1997, Security and its subsidiaries have timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that it is required to file with any applicable federal or state securities or bank authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on Security. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, and including call reports, complied in all material with respects to all applicable laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (h) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against Security or any of its subsidiaries and, to Security's knowledge, no such litigation, claim or other proceeding has been threatened. Security has provided a copy of each audit letter response received by Security from Attorneys for Security or its subsidiaries in connection with the preparation of the financial statements of Security or otherwise since December 31, 1997, relating to any litigation pending as of the date of this Agreement, to which Security or its subsidiaries is a party and which names Security or a subsidiary as a defendant, cross defendant or a brief summary report of any such litigation that is not discussed in such audit letter responses.

          (i) Regulatory Matters. Except as Previously Disclosed, neither Security nor any of its subsidiaries or Security's or their properties is a party to or is subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Ohio Division of Financial Institutions, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities").

          (j) Compliance with Laws. Each of Security and its subsidiaries:

             (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Security's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received no notification or communication from any Governmental Authority (A) asserting that Security or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Security's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement and as Previously Disclosed, neither Security nor any of its subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its subsidiaries (including without limitation a non-compete or similar provision) or (iii) constitutes a power of attorney. Neither Security nor any of its subsidiaries, nor any other party to such contracts, is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. Except for the engagement of Austin Associates, Inc., no action has been taken by Security that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Security's Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of ERISA), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by
     (a) Security or any of its subsidiaries and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") officer or former officer (the "Officers"), or director or former director (the "Directors") of Security or any of its subsidiaries participates or to which any such Employees, Consultants, Officers or Directors either participate or are a party or (b) any ERISA Affiliate (collectively, the "Compensation and Benefit Plans"). Neither Security nor any of its subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 4.01(e) of this Agreement.

             (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Security is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Security, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Security nor any of its subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Security or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

             (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Security or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with Security under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate"). None of Security, any of its subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Security's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Security, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

             (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Security or any of its subsidiaries is a party have been timely made or have been reflected on Security's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Security, any of its subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

             (v) Except as disclosed in Section 5.03(m)(v) of Security's Disclosure Schedule, neither Security nor any of its subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as disclosed in Section 5.03(m)(v) of Security's Disclosure Schedule, there has been no communication to Employees by Security or any of its subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

             (vi) Security and its subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

             (vii) With respect to each Compensation and Benefit Plan, if applicable, Security has provided or made available to Farmers, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
        (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310, Form 5310A, Form 5300, or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including but not limited to Code Section 401(k) and 401(m) tests).

             (viii) Except as disclosed on Section 5.03(m)(viii) of Security's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

             (ix) Except as disclosed on Section 5.03(m)(ix) of Security's Disclosure Schedule, neither Security nor any of its subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

             (x) Except as disclosed on Section 5.03(m)(x) of Security's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Farmers, Security or the Surviving Corporation, or any of their respective subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Security on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither Security nor any of its subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Security or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Security or any such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or, to Security's knowledge, threatened, nor is Security aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity. Except as Previously Disclosed, neither Security nor any of its subsidiaries is a party to any employment or consulting agreement not terminable at will.

          (o) Takeover Laws. Security has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state or the Articles or Bylaws of Security (collectively, "Takeover Laws") applicable to it.

          (p) Environmental Matters. Neither the conduct nor operation of Security or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien ("Security Properties"), violates or violated Environmental Laws, no condition has existed or event has occurred with respect to any of them or any Security Property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Security nor any of its subsidiaries has received any notice from any person or entity that Security or its subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. None of the Security Properties has asbestos, urea formaldehyde, or lead paint. None of the Security Properties is on any state or federal list of properties suspected to contain hazardous wastes or Hazardous substances, or has or currently contain any underground storage tanks, above ground storage tanks, manufactured gas activities, industrial/manufacturing activities, or the storage of any Hazardous substances (except in small quantities used in compliance with all Environmental Laws for residential or commercial cleaning purposes). None of the Security Properties is known by Security or any of its subsidiaries to be within 500 feet of any property which has or had underground storage tanks, above ground storage tanks, manufactured gas activities, industrial/manufacturing activities, or the storage of any Hazardous substances (except in small quantities used in compliance with all Environmental Laws for residential or commercial cleaning purposes). Neither Security nor any of its subsidiaries has participated in the management of any business or property owned, leased or controlled by any third party which generated, managed, stored, treated or disposed of any Hazardous substances. Upon requests by Farmers, Security shall provide to Farmers a Phase I Environmental Assessment Report on any properties, which, upon investigation by Farmers, indicate a potential presence of materials which are likely to result in a violation of Environmental Laws, in the reasonable judgment of Farmers.

          (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Security and its subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have not been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, and no such examination has been threatened (iv) except for Tax Returns for fiscal years ended on or after December 31, 1995, the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (v) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vii) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Security or its subsidiaries. Security has made or will make available to Farmers true and correct copies of the United States federal income Tax Returns filed by Security and its subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1999. Neither Security nor any of its subsidiaries has any liability with respect to Taxes that accrued on or before the end of the most recent period covered by the Security SEC Documents in excess of the amounts accrued with respect thereto that are reflected in the Security SEC Documents. As of the date hereof, neither Security nor any of its subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Security and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no Liens for Taxes upon the assets of Security or any of its subsidiaries, other than Liens for current Taxes not yet due and payable. Neither Security nor any of its subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Neither Security nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither Security nor any of its subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Security is or was the common parent corporation.

             (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

             (iii) Security and its subsidiaries will not be liable for any Taxes as a result of the transfer contemplated by this Agreement.

          (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Security's own account, or for the account of one or more of Security's subsidiaries or their customers (all of which are listed on Security's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Security or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Security nor its subsidiaries, nor to Security's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Books and Records. The books and records, including Shareholder information, of Security and its subsidiaries have been fully, properly and accurately maintained, have been maintained in accordance with sound business practices and there are no inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substances of events and transactions included therein.

          (t) Insurance. Security's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Security or its subsidiaries and a description of all claims filed against the insurers of Security and its subsidiaries since December 31, 1997. Security and its subsidiaries are insured with reputable insurers against such risks and in such amounts as are customary and adequate for comparable entities engaged in the same business and industry. Management of Security has, after reasonable investigation, determined that the amount of insurance is adequate to satisfy any current potential losses or claims now pending or claims anticipated by Management of Security which may be filed against such policies. All such insurance policies are in full force and effect; Security and its subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Accounting Treatment. As of the date hereof, after reasonable investigation, it is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (v) Disclosure. The representations and warranties contained in this
     Section 5.03, the Security Disclosure Schedule, and the other written materials furnished by Security to Farmers pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading in light of the circumstances under which such statements were made.

          (w) Year 2000. Neither Security nor any of its subsidiaries has received, or has reason to believe that it will receive, a written rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority.

          (x) Material Adverse Change. Security has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since March 31, 2000 that has had a Material Adverse Effect on Security.

          (y) Absence of Undisclosed Liabilities. Neither Security nor any of its subsidiaries has any liability (contingent or otherwise), except as disclosed in the Security SEC Documents and except for liabilities and obligations incurred since the March 31, 2000, in the ordinary course of business.

          (z) Properties. Security and its subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected in the Security SEC Documents as being owned by Security as of March 31, 2000, or acquired after such date, except (i) liens for current taxes in amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business none of which exceed $25,000 in the aggregate, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Security or any of its subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Security or any such subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Security's knowledge, the lessor. All of the assets of Security and its subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are adequate to continue to conduct the business of Security and its subsidiaries as such businesses are presently being conducted. All buildings and improvements of Security are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location. No real property of Security or its subsidiaries is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation or requirement relating to any Security real property. There is no proposal under active consideration by any public or governmental authority or entity to acquire Security real property for any governmental purpose. No real property is the subject of any condemnation action.

          (aa) Loans. Each loan reflected as an asset or which makes up a part of the assets in the Security SEC Documents as of March 31, 2000, and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $300,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interest which have been perfected, and
     (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (bb) Allowance for Loan Losses. The allowance for loan losses reflected in the Security SEC Documents, as of their respective dates, is adequate under the requirements of generally accepted accounting principles and as determined by Management, after reasonable investigation, to provide for reasonably anticipated losses on outstanding loans. The Security Disclosure Schedule sets forth all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Security and its subsidiaries that have been classified as "other loans specifically mentioned", "special mention", "substandard", "doubtful", "loss", "classified", "criticized", "credit risk assets", "concern loans", or words of similar import in the aggregate amount thereunder of each such category or type.

          (cc) Repurchase Agreements. With respect to all agreements pursuant to which Security or any of its subsidiaries has purchased securities subject to an agreement to resell, if any, Security or such subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (dd) Deposit Insurance. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

          (ee) Indemnification Claim. To the knowledge of Security, there is no event, action or omission by or with respect to any director, officer, employee, trustee, agent or other person who may be entitled to receive indemnification or reimbursement, claim, loss or expense under agreement, contract or arrangement providing corporate indemnification or reimbursement of any such person.

     5.04 REPRESENTATIONS AND WARRANTIES OF FARMERS. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule, if any, corresponding to the relevant paragraph below, Farmers hereby represents and warrants to Security as follows:

          (a) Organization, Standing and Authority. Farmers is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Farmers is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Farmers is registered as a bank holding company under the BHCA.

          (b) Capital Structure of Farmers. (i) As of the date of this Agreement, the authorized capital stock of Farmers consists of 12,490,000 common shares, without par value, of which 7,642,959 shares are were issued and outstanding. As of the date of this Agreement, except as set forth in the Farmers SEC Documents and options granted by Farmers since March 31, 2000, Farmers does not have any Rights issued or outstanding with respect to Farmers Common Stock and Farmers does not have any commitment to authorize, issue or sell any Farmers Common Stock or and Farmers Serial Preferred Shares or Rights, except pursuant to this Agreement. The outstanding shares of Farmers Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights.

             (ii) The shares of Farmers Common Stock to be issued in exchange for shares of Security Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) Corporate Power. Each of Farmers and its subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Farmers has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (d) Corporate Authority; Authorized and Effective Agreement. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of Farmers Common Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Farmers and the Farmers Board prior to the date hereof. This Agreement is a valid and legally binding agreement of Farmers, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

          (e) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Farmers or any of its subsidiaries in connection with the execution, delivery or performance by Farmers of this Agreement or to consummate the Merger except for (A) the filing of applications or notices, as applicable, with and the approval of certain federal banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificates of merger with the OSS and the DSS pursuant to the OGCL and DGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Farmers Common Stock in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Farmers is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to receipt of the regulatory and shareholder approvals and other actions referred to in paragraphs 5.04(d) and (e) and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Farmers or of any of its subsidiaries or to which Farmers or any of its subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or Code of Regulations (or similar governing documents) of Farmers or any of its subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (f) Financial Reports and SEC Documents; Material Adverse Effect. (i) Farmers's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Farmers's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its subsidiaries with the SEC subsequent to December 31, 1999 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Farmers SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Farmers SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Farmers and its subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such Farmers SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and cash flows, as the case may be, of Farmers and its subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

             (ii) Since March 31, 2000, Farmers and its subsidiaries have not incurred any material liability not disclosed in the Farmers SEC Documents, other than in the ordinary course of business consistent with past practice.

             (iii) Except for its obligations pursuant to this Agreement, since March 31, 2000, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Farmers.

          (g) Brokerage and Finder's Fees. Farmers has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

          (h) Takeover Laws. Farmers has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Farmers.

          (i) Environmental Matters. Neither the conduct nor operation of Farmers or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien ("Farmers Properties"), violates or violated Environmental Laws, no condition has existed or event has occurred with respect to any of them or any Farmers Property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Farmers nor any of its subsidiaries has received any notice from any person or entity that Farmers or its subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. None of the Farmers Properties has asbestos, urea formaldehyde, or lead paint. None of the Farmers Properties is on any state or federal list of properties suspected to contain hazardous wastes or Hazardous substances, or has or currently contain any underground storage tanks, above ground storage tanks, manufactured gas activities, industrial/manufacturing activities, or the storage of any Hazardous substances (except in small quantities used in compliance with all Environmental Laws for residential or commercial cleaning purposes). None of the Farmers Properties is known by Farmers or any of its subsidiaries to be within 500 feet of any property which has or had underground storage tanks, above ground storage tanks, manufactured gas activities, industrial/manufacturing activities, or the storage of any Hazardous substances (except in small quantities used in compliance with all Environmental Laws for residential or commercial cleaning purposes). Neither Farmers nor any of its subsidiaries has participated in the management of any business or property owned, leased or controlled by any third party which generated, managed, stored, treated or disposed of any Hazardous substances.

          (j) Accounting Treatment. As of the date hereof, Farmers is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

          (k) Disclosure. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading in light of the circumstances under which such statements were made.

          (l) Year 2000. Neither Farmers nor any of its subsidiaries has received, or has reason to believe that it will receive, a written rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority.

          (m) Material Adverse Change. Farmers has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since March 31, 2000, that has had a Material Adverse Effect on Farmers.

          (n) Deposit Insurance. The deposits of Farmers's bank subsidiaries are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and said banks have paid all assessments and filed all reports required by the FDIA.

                                   ARTICLE VI

                                   COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Security and Farmers agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 CARRY ON BUSINESS IN NORMAL MANNER. From the date of this Agreement to the Effective Date, Security shall carry on its business in substantially the same manner as heretofore and, without the written consent of Farmers, Security shall not (a) do any of the things which Security represents and warrants herein have not been done since March 31, 2000, or the date hereof, as the case may be, except as necessary to carry out this Agreement on the part of Security; (b) take any action which would be inconsistent with any representation or warranty of Security set forth herein or which would cause a breach of any such representation or warranty if made at or immediately following such action; or
(c) engage in any lending activities other than in the ordinary course of business consistent with past practice. Security shall send to Farmers via facsimile transmission a copy of all loan presentations made to Security's Board at the same time as such presentations are transmitted to said board and all other proposals for loans including refinanced loans in excess of $50,000 to enable one of Farmers's senior loan committee members to review, comment and make reasonable recommendations to the loan committee with respect to such loan presentations. Security shall consult with Farmers prior to (x) hiring any full-time officer, other than replacement employees for positions then existing and
(y) purchasing any investment securities in an amount exceeding $50,000 per transaction. Security will use its reasonable best efforts to keep its business organizations intact, to keep available the services of present employees, and to preserve the goodwill of customers, suppliers, and others having business relations with them.

     6.03 SHAREHOLDER APPROVAL. Security and Farmers agree to take, in accordance with applicable law and their respective Articles, Bylaws or Code of Regulations, all action necessary to convene an appropriate meeting of their shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by their respective shareholders for consummation of the Merger (including any adjournment or postponement, the "Security Meeting" and "Farmers Meeting"), as promptly as practicable after the Registration Statement is declared effective. Each of Security and Farmers shall recommend that its shareholders adopt this Agreement at the their respective meetings unless otherwise necessary under the applicable fiduciary duties as determined in good faith after consultation with and based upon advice of independent legal counsel.

     6.04 REGISTRATION STATEMENT. (a) Farmers agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Farmers with the SEC in connection with the issuance of Farmers Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Security constituting a part thereof (the "Proxy Statement") and all related documents). Security agrees to cooperate, and to cause its subsidiaries to cooperate, with Farmers, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Security and its subsidiaries have cooperated as required above, Farmers agrees to file the Registration Statement, which will include the Proxy Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of Security and Farmers agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Farmers also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Security agrees to furnish to Farmers all information concerning Security, its subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Security and Farmers agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Security shareholders and at the time of the Security Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Security and Farmers further agrees, if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Registration Statement and the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement.

     (c) Farmers agrees to advise Security, promptly after Farmers receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Farmers Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.05 PRESS RELEASES. Each of Security and Farmers agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law.

     6.06 ACCESS; INFORMATION. (a) Security agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Farmers and Farmers's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as Farmers may reasonably request and, during such period, Security shall furnish promptly to Farmers (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of Security as Farmers may reasonably request.

     (b) Each of Security and Farmers agrees that it will not, and will cause its representatives not to, use any confidential information obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, Security shall promptly furnish Farmers with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.07 ACQUISITION PROPOSALS. (a) Security agrees that it shall not, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, subject to the extent that the Security Board determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Farmers with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Security shall promptly (within 24 hours) advise Farmers following the receipt by Security of any inquiries or information concerning an Acquisition Proposal and the substances thereof (including the identity of the person making such Acquisition Proposal), and advise Farmers of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     (b) Special Fee. In order to induce Farmers to enter into this Agreement and to compensate Farmers for the time and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and the losses suffered by Farmers from foregone opportunities, if the Effective Time has not occurred on or before May 31, 2001, and a "Security Special Event" (as defined below) has occurred, Security shall pay to Farmers on May 31, 2001, $2,000,000 in immediately available funds; provided, however, that if prior to May 31, 2001, Security notifies Farmers that it cannot consummate the Merger because of a Security Special Event, then Security shall pay to Farmers $2,000,000 in immediately available funds within three business days following the date of such notice.

     For purposes of the foregoing, "Security Special Event" shall mean any of the following to occur on or prior to May 31, 2001: (i) a Person which is not an Affiliate of Farmers has publicly announced or proposed, or consummated a purchase, exchange or tender offer for shares of Security Common Stock representing, on a fully diluted basis, more than 10% of the outstanding shares of Security Common Stock, which causes the Merger not to be consummated; or (ii) a Person that is not an Affiliate of Farmers has entered into an agreement with respect to a merger, share exchange, consolidation, reorganization, combination or similar transaction involving Security or the Bank or a purchase, lease or other acquisition of all or any significant portion of the assets of, or an equity interest (or an option, warrant or securities convertible into an equity interest) from, Security or the Bank; or (iii) Security shall have caused the Merger not to be consummated by May 31, 2001, for the purposes of pursuing any proposal by any Person concerning (i) or (ii) above; (iv) failure of Security directors to recommend the Merger or withdrawal or modification or announced intention to not recommend the Merger; (v) recommendation or approval by the Security Directors of another Acquisition Proposal; or (vi) failure of Security to solicit proxies in favor of the Merger.

     (c) (i) Notwithstanding any other provisions of this Agreement, prior to the receipt of the approval of the Security shareholders described in 7.01(a) the Board of Directors of Security, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors based on the advice of counsel, may withdraw or modify its approval of the recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal, enter into an agreement with respect to such Superior Proposal and terminate this Agreement, so long as concurrently with entering into any agreement with respect to a Superior Proposal, Security pays, or causes to be paid, to Farmers the Special Fee described in Section 6.07(b) hereof. "Superior Proposal" as used herein means any bona fide written Acquisition Proposal made by a third party which the Board of Directors of Security determines in its good faith judgement is reasonably capable of being completed and that, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal would, if consummated, be more favorable to the Security shareholders from a financial point of view than the Merger.

     (ii) Prior to receipt of the Security shareholder approval described in
Section 7.01(a) hereof, to the extent required by the fiduciary obligations of the Board of Directors of Security, Security may, upon receipt of an unsolicited Acquisition Proposal, and in response to it, (i) furnish information with respect to Security and the Bank to any Person pursuant to a customary confidentiality agreement (as determined by Security's counsel) and answer questions about such information and (ii) participate in negotiations regarding such unsolicited Acquisition Proposal.

     6.08 AFFILIATE AGREEMENTS. (a) In the Security Disclosure Schedule and not later than the 15th day prior to the mailing of the Proxy Statement, Security shall deliver to Farmers a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Security Meeting, deemed to be an "affiliate" of Security (each, a "Security Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. Security shall use its reasonable best efforts to cause each person who may be deemed to be a Security Affiliate (who has not executed and delivered to Farmers concurrently with the execution of this Agreement) to execute and deliver to Security on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

     6.09 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.10 FARMERS COMMON STOCK LISTING. Shares of Farmers Common Stock are not listed on any exchange. The NASD reports trading prices for Farmers Common Stock on the inter-dealer Bulletin Board.

     6.11 REGULATORY APPLICATIONS. Farmers and Security and their respective subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Farmers and Security shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     6.12 COOPERATION WITH FILINGS. Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any third party or Governmental Authority.

     6.13 INDEMNIFICATION. (a) Following the Effective Date, Farmers shall indemnify, defend and hold harmless the present directors, officers and employees of Security and its subsidiaries (each, an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Security is required to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Delaware and the Security Articles as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Delaware's law and the Security Articles shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Farmers) selected by Farmers and reasonably acceptable to such officer, director or employee.

     (b) For a period of three years from the Effective Time, Farmers shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Security or any of its subsidiaries (determined as of the Effective
Time) (as opposed to Security) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Farmers may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Farmers be required to expend, in the aggregate, more than 300 percent of the current annual amount expended by Security (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for the three year period provided for herein; provided, further that if Farmers is unable to maintain or obtain the insurance called for by this Section 6.13(b), Farmers shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that officers and directors of Security or any subsidiary may be required to make application and provide customary representations and warranties to Farmers's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Farmers thereof; provided that the failure so to notify shall not affect the obligations of Farmers under Section 6.13(a) unless and to the extent that Farmers is actually prejudiced as a result of such failure.

     (d) If Farmers or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Farmers shall assume the obligations set forth in this Section 6.13.

     6.14 OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. The existing employees of Security may have the opportunity to continue as employees of Farmers or one of its subsidiaries, on the Effective Date; subject, however, to the right of Farmers and its subsidiaries to terminate any such employees. It is understood and agreed that nothing in this Section 6.14 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, Security employees shall continue to participate in the Security employee benefit plans in effect at the Effective Time unless and until Farmers, in its sole discretion, shall determine that Security employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Farmers and that all or some of the Security plans shall be terminated or merged into certain employee benefit plans of Farmers. Notwithstanding the foregoing, subject to the requirements and restrictions of Farmers' employee benefits plans, each Security employee shall be credited with years of Security (or predecessor) service for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Farmers, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under Security's welfare plans immediately prior to the Effective Date, or to any waiting period relating to such coverage. If, after the Effective Date, Farmers adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Farmers shall credit similarly-situated employees and executives of Security with equivalent credit for service with Security or its predecessors. The foregoing covenants shall survive the Merger, and Farmers shall before the Effective Time adopt resolutions that amend its tax-qualified retirement plans to provide for Security service credits referenced herein.

     6.15 NOTIFICATION OF CERTAIN MATTERS. Security shall give prompt notice to Farmers of any fact, event or circumstance known to Security that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.16 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Merger, during any applicable period, there shall not be a payment of both a Farmers and a Security dividend to former Security shareholders.

     6.17 SECURITY COMMON STOCK OPTIONS. On or prior to the Effective Date, all outstanding options to purchase shares of Security Common Stock ("Security Common Stock Options") under the Security Financial Corp. 1997 Stock Option Plan shall be exercised by the holder, or, surrendered by the holder for a cash payment in accordance with the terms of such plan.

     6.18 ACCOUNTING AND TAX TREATMENT. Each of Farmers and Security agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability to treat the Merger as a "pooling-of-interests" in accordance with GAAP or Security or the shareholders of Security to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Farmers and Security agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of Farmers or Security (as the case may be) to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

     6.19 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Farmers and Security will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

     6.20 CONSENTS. Each of Farmers and Security shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     6.21 INSURANCE COVERAGE. Security shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date. In the discretion of Farmers, Security shall cooperate to obtain "tail coverage" insurance on any policy deemed advisable by Farmers.

     6.22 CORRECTION OF INFORMATION. Each of Farmers and Security shall promptly correct and supplement any information furnished under this Agreement (including supplements to Disclosure Schedules) so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     6.23 SUPPLEMENTAL ASSURANCES. (a) On the date the Registration Statement becomes effective and on the Effective Date, Security shall deliver to Farmers a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Security, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (b) On the date the Registration Statement becomes effective and on the Effective Date, Farmers shall deliver to Security a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Security) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.24 FARMERS ACQUISITION PROPOSAL. Farmers shall not accept any offer from any Person regarding an Acquisition Proposal (as defined in Section 1.01, however, references therein to Security shall be deemed for purposes of this section to refer to Farmers) unless such offer is expressly conditioned upon or the offeror agrees to the performance by Farmers or its successor in interest of its obligations under this Agreement. Farmers acknowledges that the restrictions and agreements contained in this section are reasonable and necessary to protect the legitimate interests of Security and that any violation of this section will cause substantial and irreparable injury to Security that would not be quantifiable and for which no adequate remedy would exist at law and agrees and consents to, in addition to all other remedies which may be available to Security, the entry of an injunction by any court of competent jurisdiction against consummation of any transaction involving Farmers and another Person which does not comply with this section until such transaction does comply with this section.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Farmers and Security to consummate the Merger is subject to the fulfillment or written waiver by Farmers and Security prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement (including the Plan of Merger) shall have been duly adopted by the requisite vote of the shareholders of Security and Farmers.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule, or order shall contain any conditions, restrictions or requirements which Farmers reasonably determines would either before or after the Effective Time (i) have a Material Adverse Effect on Farmers and its subsidiaries taken as a whole after giving effect to the consummation of the Merger; or (ii) prevent Farmers from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that Farmers currently anticipates obtaining.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) prohibiting or delaying consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Farmers Common Stock to be issued in the Parent Merger shall have been received and be in full force and effect.

          (f) Accounting Treatment. Farmers shall have received from Hill, Barth & King, LLC, Farmers's independent auditors, a letter, dated the date of or shortly prior to the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     7.02 CONDITIONS TO OBLIGATION OF SECURITY. The obligation of Security to consummate the Merger is also subject to the fulfillment or written waiver by Security prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Farmers set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date), and Security shall have received a certificate, dated the Effective Date, signed on behalf of Farmers by the Chief Executive Officer and the Chief Financial Officer of Farmers to such effect.

          (b) Performance of Obligations of Farmers. Farmers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Security shall have received a certificate, dated the Effective Date, signed on behalf of Farmers by the Chief Executive Officer and the Chief Financial Officer of Farmers to such effect.

          (c) Tax Opinion. Security shall have received an opinion of counsel to Farmers, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of Security who receive shares of Farmers Common Stock in exchange for shares of Security Common Stock, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to Farmers will require and rely upon representations contained in letters from Security and Farmers.

          (d) Opinion of Farmers's Counsel. Security shall have received an opinion of Bischoff, Kenney & Niehaus, counsel to Farmers, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Farmers is a corporation in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly approved by the Farmers's Board and duly adopted by the shareholders of Farmers (iii) this Agreement has been duly executed by Farmers and constitutes the binding obligation of Farmers, enforceable in accordance with its terms against Farmers, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing (iv) that the Farmers Common Stock to be issued as Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, (v) that upon the filing of the certificates of merger with the OSS and the DSS, the Merger shall become effective and (vi) the shares of Farmers to be issued in the exchange to Security Shareholders have been registered under the Securities Act of 1933, as amended, and applicable Blue Sky laws.

          (e) Fairness Opinion. Security shall have received a fairness opinion from Austin Associates, Inc., financial advisor to Security, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the shareholders of Security from a financial point of view.

          (f) Corporate Resolutions. Security shall have received from Farmers copies of resolutions adopted by the directors and shareholders of Farmers approving and adopting this Agreement and authorizing the consummation of the transactions described herein accompanied by a certificate of the secretary or assistant secretary of Farmers dated as of the Effective Date and certifying (1) the date and manner of adoption of each such resolution; and (2) that each such resolution is in full force and effect, without amendment, as of the Effective Date.

     7.03 CONDITIONS TO OBLIGATION OF FARMERS. The obligation of Farmers to consummate the Merger is also subject to the fulfillment or written waiver by Farmers prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Security set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of a specific date shall be true and correct as of such date) and Farmers shall have received a certificate, dated the Effective Date, signed on behalf of Security by the Chief Executive Officer and the Chief Financial Officer of Security to such effect.

          (b) Performance of Obligations of Security. Security shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Farmers shall have received a certificate, dated the Effective Date, signed on behalf of Security by the Chief Executive Officer and the Chief Financial Officer of Security to such effect.

          (c) Tax Opinion. Farmers shall have received an opinion of its counsel, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code. In rendering its opinion, counsel to Farmers will require and rely upon representations contained in letters from Security and Farmers.

          (d) Opinion of Security's Counsel. Farmers shall have received an opinion of Werner & Blank Co., LPA, counsel to Security, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Security is a corporation in good standing under the laws of the State of Delaware, (ii) this Agreement has been duly approved by the Security Board and duly adopted by the shareholders of Security, (iii) this Agreement has been duly executed by Security and constitutes a binding obligation on Security, enforceable in accordance with its terms against Security, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (iv) that upon the filing of the certificate of merger with the OSS and the DSS, the Merger shall become effective and (v) the Shares of Security to be exchanged pursuant to the Merger have been properly registered under the 1933 Securities Act, as amended, and applicable Blue Sky laws.

          (e) Certificate of Merger. Farmers shall have received from Security certificates of merger duly executed by Security in accordance the requirements of the OGCL and DGCL and in appropriate form for filing with the OSS and DSS.

          (f) Corporate Resolutions. Farmers shall have received from Security copies of resolutions adopted by the directors and shareholders of Security approving and adopting this Agreement and authorizing the consummation of the transactions described herein accompanied by a certificate of the secretary or assistant secretary of Security dated as of the Effective Date and certifying (1) the date and manner of adoption of each such resolution; and (2) that each such resolution is in full force and effect, without amendment, as of the Effective Date.

                                  ARTICLE VIII

                                  TERMINATION

     8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Farmers and Security, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Farmers or Security, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02); or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay. At any time prior to the Effective Time, by Farmers or Security, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by May 31, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this
     Section 8.01(c).

          (d) No Approval. By Security or Farmers, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority; (ii) the shareholders of Security or Farmers fail to adopt this Agreement at the Security Meeting or the Farmers Meeting, respectively; or (iii) any of the closing conditions have not been met as required by Article VII hereof.

          (e) Farmers Common Stock. By notice given by Security to Farmers if the Farmers Common Stock Average Closing Price on the Determination Date shall be less than $7.50; except that the termination notice by Security shall not be effective and this Agreement shall not be terminated by such notice if Farmers agrees to adjust the Exchange Ratio to that number resulting from dividing $73.07 by the Farmers Common Stock Average Closing Price.

     For purposes of this Section 8.01(e), the following terms shall have the meanings indicated:

          "Average Closing Price" shall mean the weighted average price (using actual trading volume and prices as determined by a mutually agreeable source) of a share of Farmers Common Stock during the period of 30 trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

          "Determination Date" shall mean the date immediately prior to the Effective Date.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.13, 6.14 and 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04(b), 6.05, 6.06(b), 6.07, 8.02, and this Article IX which shall survive such termination).

     9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Security Meeting, this Agreement may not be amended if it would violate the DGCL or the federal securities laws.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

     9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Farmers.

     9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to Security, to:

        Security Financial Corp.
        1 South Main Street
        Niles, OH 44446
        Atten: C. James Bess

        With a copy to:

        Werner & Blank Co., LPA
        7205 West Central Avenue
        Toledo, Ohio 43617
        Attn: Martin D. Werner

        If to Farmers, to:

        Farmers National Banc Corp.
        20 S. Broad Street
        P.O. Box 555
        Canfield, OH 44406
        Atten: Frank L. Paden

        With a copy to:

        Bischoff, Kenney & Niehaus
        5630 N. Main Street
        Sylvania, OH 43560
        Atten: Charles D. Niehaus

     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. The Disclosure Schedules shall be deemed to be a part of this Agreement and shall not be amended without the prior written consent of the other party hereto. Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including but not limited to, with respect to Farmers, any acquiring party pursuant to Section 6.25 hereof.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN COUNTERPARTS BY THEIR DULY AUTHORIZED OFFICERS, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                          FARMERS NATIONAL BANC CORP.

                                          By: /s/ Frank L. Paden
                                            ------------------------------------
                                            Frank L. Paden
                                            President & CEO

                                          SECURITY FINANCIAL CORP.

                                          By: /s/ Christopher J. Shaker
                                            ------------------------------------
                                            Christopher J. Shaker
                                            Chairman

May 26, 2000

Farmers National Banc Corp.
20 S. Broad Street
P.O. Box 555
Canfield, OH 44406
Attn: Frank L. Paden

Gentlemen:

     In connection with the proposed business combination in which Security Financial Corp. ("Security") will be merged with and into Farmers National Banc Corp. ("Farmers"), in consideration of the exchange of Farmers Common Stock for Security Common Stock, the undersigned hereby represents and agrees that he or she will not (a) offer, sell or transfer any Farmers Common Stock (including any securities which may be paid as a dividend or otherwise distributed thereon) to be so received pursuant to the business combination; or (b) offer, sell or transfer any Farmers Common Stock received pursuant to the exercise of stock options, except that the undersigned may offer, sell or transfer such Farmers Common Stock: (i) pursuant to a then-current effective registration under the Securities Act of 1933 ("1933 Act"); (ii) in a transaction permitted by the Securities and Exchange Commission's Rule 145; or (iii) in a transaction which, in the opinion of counsel satisfactory to Farmers, is not required to be registered under the 1933 Act.

     In addition to the above, the undersigned also agrees that in order to preserve pooling of interests accounting treatment for this transaction, he or she, as an affiliate of Security will not sell or otherwise reduce his or her risk with respect to any (a) shares of Farmers Common Stock received in the transaction or otherwise acquired in any other manner or (b) shares of Security Common Stock (however acquired) for a period beginning 30 days prior to the consummation of such acquisition by merger and ending on the date the financial results covering at least 30 days of post-acquisition combined operations of Farmers and Security have been published in accordance with Section 6.08 of the Agreement and Plan of Merger between Security and Farmers dated as of May 26, 2000.

     The undersigned acknowledges that the above agreements are supported by valid consideration.

Very truly yours,

------------------------------------

[Title] ________________________

                                    ANNEX B

                  FAIRNESS OPINION OF AUSTIN ASSOCIATES, INC.

May 26, 2000

Board of Directors
Security Financial Corporation
1 South Main Street
Niles, OH 44446

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Security Financial Corporation ("Security") and its shareholders of the terms of the Agreement and Plan of Merger dated as of May 26, 2000 ("Merger Agreement") between Security and Farmers Banc Corporation, Canfield, Ohio ("Farmers"). The terms of the Merger Agreement provide for the acquisition of Security by Farmers (the "Acquisition"). The Acquisition will be completed through a merger of Security with and into Farmers.

     The terms of the Merger Agreement provide for each outstanding share of Security common stock and each Security common stock option exercised, as of or prior to the effective date, to be converted into shares of Farmers common stock. The number of shares of Farmers stock into which each Security share will be converted shall be equal to $90.00 divided by the Market Value of Farmers common stock, subject to a minimum of 7.200 and a maximum of 9.742 shares of Farmers for each share of Security. The Market Value will be determined by calculating the weighted average price (using actual trading volume and prices) of Farmers common stock for the 30 trading days ending two days prior to the effective date. The Board of Directors of Security have certain termination rights if Farmers' average closing price (as defined in the Agreement) is less than $7.50 and Farmers does not increase the exchange ratio to reach a per share value of $73.07.

     In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of Security and Farmers, including but not limited to the following: (i) the Merger Agreement; (ii) the audited and unaudited financial statements of Security and Farmers for the period 1995 through March 31, 2000; (iii) certain other publicly available information regarding Security and Farmers; (iv) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Security and Farmers; (v) the financial terms, to the extent publicly available, of certain comparable transactions; and (vi) such other analysis and information as we deemed relevant.

     In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by Security or Farmers, and have instead relied upon representations and information concerning loans of Security and Farmers in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to Security or Farmers, or to Security shareholders receiving Farmers stock. In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Security and its shareholders.

     Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Merger Agreement are fair, from a financial point of view, to Security and its shareholders.

     For our services in rendering this opinion, Security will pay us a fee and indemnify us against certain liabilities.

Austin Associates, Inc.

                                    ANNEX C

                              FAIRNESS OPINION OF
                        AUSTIN FINANCIAL SERVICES, INC.

May 26, 2000

Board of Directors
Farmers National Banc Corp.
20 S. Broad Street
Canfield, Ohio 44406-0555

Members of the Board:

     You have requested our opinion, from a financial point of view, as to the fairness to the holders of common stock of Farmers National Banc Corp. ("Farmers National"), Canfield, Ohio of the terms of the Agreement and Plan of Merger ("Agreement") between Farmers National and Security Financial Corp. ("Security Financial"), Niles, Ohio. The reorganization will result in the merger of Security Financial with and into Farmers National, the separate corporate existence of Security Financial shall cease and Farmers National shall survive and continue to exist as an Ohio corporation.

     Austin Financial Services, Inc., ("Austin Financial") is a nationally recognized investment banking firm specializing in the banking and financial services industry. Austin Financial is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. Austin Financial does not contemplate any future business with Farmers National or Security Financial arising from this engagement, nor has its opinion concerning the fairness, from a financial point of view, of the terms of the Agreement been subject to indications of future business with either Farmers National or Security Financial.

     In connection with its opinion, Austin Financial reviewed material information concerning both Farmers National and Security Financial. Both institutions were analyzed in order to determine, based on the terms of the Agreement, whether the exchange ratio of shares of Farmers National common stock for shares of Security Financial common stock could be attained without diluting Farmers National's stand-alone estimated earnings per share. Furthermore, if it was determined that the reorganization could result in earnings per share dilution then the term in years of the dilution must be taken into account. Austin Financial considers dilution in excess of five years to be significant and usually unacceptable.

     Austin Financial reviewed material bearing upon the financial operating condition of Security Financial and its wholly-owned subsidiary, Security Dollar Bank ("Security Dollar") including, but not limited to: (1) Security Financial's 1999 Annual Report; (2) Security Dollar's Uniform Bank Performance Report as of March 31, 2000; (3) Security Dollar's Consolidated Reports of Condition and Income for the years 1998-1999 and March 31, 2000; (4) Security Financial's and Security Dollar's statement of financial condition as of May 31, 2000; (5) SEC form 10Q of Security Financial for the first quarter of 2000; (6) Security Dollar's budget as of May 31, 2000; (7) Written Agreement by and among Security Dollar, the Federal Reserve Bank of Cleveland ("FRB"), and the Ohio Division of Financial Institutions as of March 17, 2000; (8) Memorandum of Understanding by and between Security Dollar and the FRB as of March 30, 2000; (9) other internally-prepared financial and operating information of Security Financial;
(10) publicly available data concerning certain other regional banks/thrifts and bank/thrift holding companies merger and acquisition transactions believed relevant to its inquiry; and (11) the Agreement.

     Austin Financial did not perform an independent evaluation of the assets and liabilities of Security Financial, but relied upon the accuracy and completeness of all of the financial and other information provided to it by Security Financial or from public sources. Nor did Austin Financial independently verify the adequacy of the aggregate allowances for loan losses set forth in the balance sheet of Security Financial at May 31, 2000, and assumed on this date that such allowances complied fully with applicable law, regulatory policy, and sound banking practice. However, Austin Financial did perform the following due diligence of Security Financial on May 12, 2000: (1) reviewed Security Financial's watch loan list; (2) reviewed litigation matters involving alleged claims against Security Financial; (3) reviewed Security Financial's previous two years of regulatory examinations; (4) reviewed historical and recent reported price and trading activity for Security Financial's common stock; (5) reviewed Security Financial's corporate minutes; and (6) discussed the foregoing as well as posed several questions to Security Financial's management and representatives concerning matters that could have a material impact on the future value of Security Financial's common stock.

     Austin Financial also reviewed material bearing upon the financial operating condition of Farmers National and its wholly-owned subsidiary, Farmers National Bank including, but not limited to: (1) Farmers National Bank's Consolidated Reports of Condition and Income for the years 1998-1999 and March 31, 2000; (4) Farmers National's consolidated statement of financial condition as of May 31, 2000; (5) SEC form 10Q of Farmers National for the first quarter of 2000; (6) other internally-prepared financial and operating information, including projected financial statements of Farmers National. Austin Financial also discussed, and came to an understanding, with Farmers National's management and representatives, the expected cost savings to be realized by the reorganization proposed under the terms of the Agreement.

     Furthermore, Austin Financial took into account its assessment of general economic, market and financial conditions and its familiarity in other transactions, as well as its experience in securities valuation and general knowledge of the banking industry. Austin Financial's opinion was based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to Austin Financial through that date.

     In its analyses, Austin Financial made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Farmers National and Security Financial. Any estimates contained in Austin Financial's analyses do not necessarily denote future results since many unforeseen occurrences could affect or alter such estimates.

     Under the terms of the Agreement, each share, excluding treasury stock, of Security Financial common stock issued and outstanding immediately prior to the consummation of the merger and each share of Security Financial common stock covered by a Security Financial common stock option exercised as of or prior to the consummation of the merger shall be cancelled and extinguished and, in substitution and exchange therefor, the holders shall be entitled to receive that number of shares of Farmers National common stock equal to a number obtained by dividing $90.00, by the weighted average price of a share of Farmers National common stock during the period of 30 trading days ending two days prior to the consummation of the merger, rounded to the nearest whole cent; provided however, that the exchange ratio shall not be less than 7.200, nor greater than 9.742, shares of Farmers National common stock for each one share of Security Financial common stock, subject to adjustment as set forth in Section 3.05 of the Agreement.

     The following is a brief description of the analysis used in determining the maximum exchange ratio of shares of Farmers National common stock for shares of Security Financial common stock that could be attained without diluting Farmers National's stand-alone estimated earnings per share.

     Austin Financial calculated five years of pro forma financial statements for Farmers National and Security Financial starting at June 1, 2000. Utilizing the pro forma financial statements, Austin Financial incorporated the expected cost savings from the proposed reorganization. Austin Financial then compared the estimated earnings per share expected from the proposed reorganization to the estimated earnings per share of Farmers National on a stand-alone basis. Austin Financial estimates that Farmers National's assets will grow at an average of five percent over each of the next five years with an average return on assets of 1.32 percent. Austin Financial estimates that Security National's assets will grow at an average 4.45 percent over each of the next five years with an average return on assets of 1.32 percent (incorporating the estimated cost savings expected from the reorganization).

     Based on the terms of the Agreement, the weighted average price of a share of Farmers common stock during the period of 30 trading days beginning two days prior to May 26, 2000 (the date the Agreement was signed), the estimated earnings projections determined by Austin Financial, the reorganization would result in earnings per share accretion for holders of common stock of Farmers National. In other words, no earnings per share dilution is expected from the first projected year and forward. Therefore, the exchange terms of the Agreement would be fair, from a financial standpoint, to holders of common stock of Farmers National.

     Austin Financial collected data on seventeen other mergers and acquisitions that were announced between November 1, 1999 and May 31, 2000, in the states of Indiana, Ohio, Illinois, and Michigan involving target financial institutions with assets under $850 million in assets. Of the seventeen other mergers and acquisitions, Austin Financial selected nine target financial institutions that were essentially comparable in return on assets and return on equity with Security Financial. Austin Financial calculated the mean multiples of the price paid in relation to earnings and book value of the nine selected institutions and compared the results to the same multiples produced by the terms of the proposed reorganization. Set forth below are the transaction multiples:

                                                     SELECTED
                                                   BANK/THRIFT
                                                   ACQUISITIONS    SECURITY FINANCIAL
                                                   ------------    ------------------
Price/Earnings Multiple..........................      27.26              65.40
Price/Book Value Multiple........................     165.16             244.01

     The financial institution acquisition transactions included in the above multiples are:

              BUYER (CITY, ST)                               TARGET (CITY, ST)
              ----------------                               -----------------
BancFirst Ohio Corp. (Zanesville, OH)          Milton Federal Financial Corp. (West Milton, OH)
First Community Bancshares (Bargersville, IN)  Blue River FSB (Edinburgh, IN)
German American Bancorp (Jasper, IN)           Holland Bancorp Inc. (Holland, IN)
Hemlock Federal Financial Corp. (Oak Forest,
  IL)                                          Midwest Savings Bank (Bolingbrook, IL)
Midland States Bancorp, Inc. (Effingham, IL)   CSB Financial Group, Inc. (Centralia, IL)
Old National Bancorp (Evansville, IN)          Permanent Bancorp, Inc. (Evansville, IN)
Jacksonville Savings Bank (Jacksonville, IL)   Chapin State Bank (Chapin, IL)
Park National Corporation (Newark, OH)         U.B. Bancshares Inc. (Bucyrus, OH)
Southern Michigan Bancorp Inc. (Coldwater,     Sturgis Bank & Trust Company (Sturgis, MI)
  MI)

     The results produced in this analysis do not purport to be indicative of actual value or expected value of Security Financial shares of common stock. Any financial institution or transaction utilized in Austin Financial's analyses for comparison purposes were not identical to Farmers National, Security Financial or the terms of the Agreement. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments by Austin Financial concerning differences in financial and operating characteristics of the relevant financial institutions, the timing of the relevant transactions and prospective buyer interest, as well as other factors that could affect the public trading markets of the financial institution or financial institutions to which they are being compared. The disparity in the above multiples may, in part, be explained by Security Financial's significant loan charge-offs and the need to dramatically increase its loan loss reserve.

     Farmers National and Austin Financial have entered into an arrangement relating to the services to be provided by Austin Financial in connection with the Agreement. In regards to Austin Financial's services in determining an opinion as to the fairness, from a financial point of view, of the terms of the Agreement, the cost is a contractual $12,500 plus out of pocket expenses. In addition, Farmers National also has agreed to indemnify Austin Financial and its officers, directors, shareholders, employees and agents for all of its time, expenses, and any liability incurred as a result of Austin Financial's proposed engagement by means of legal action, administrative proceedings or threat thereof, unless such action, pending or threat thereof is caused by Austin Financial's own unlawful conduct, breach of duty or negligence during the course of performing Austin Financial's services.

     Austin Financial, in rendering its opinion, has assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to any of the parties involved. In addition, Austin Financial has assumed that in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed upon Farmers National or Security Financial that will have a materially adverse impact on the contemplated benefits of the proposed transaction to Farmers National and Security Financial and their shareholders.

     Based upon Austin Financial's analysis and subject to the qualifications described herein, considering all circumstances known to us and based upon other matters considered relevant, Austin Financial believes that as of the date of the Agreement, the terms of the Agreement, from a financial point of view, were fair to Farmers National and its shareholders.

On behalf of Austin Financial Services, Inc.

---------------------------------------------------------
Dr. Douglas V. Austin
President and CEO

                                    ANNEX D

                            SECURITY FINANCIAL CORP.
                                1999 FORM 10-KSB

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  FORM 10-KSB

                                   (Mark One)

  [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                                       OR

    [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          FOR THE TRANSITION PERIOD FROM ____________ TO ____________

                      COMMISSION FILE NUMBER 000 -- 24157
                            ------------------------

                            SECURITY FINANCIAL CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                  DELAWARE                                          34-1579662
      (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

      1 SOUTH MAIN STREET, NILES, OHIO                              44446-0228
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

         ISSUERS'S TELEPHONE NUMBER, INCLUDING AREA CODE (330) 544-7400
        SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE
          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                           COMMON STOCK, NO PAR VALUE
                                (TITLE OF CLASS)

Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

State issuer's revenue for its most recent fiscal year $13,036,000

The aggregate market value of the voting stock held by nonaffiliates of the registrant based upon the closing market price as of March 15, 2000 was $23.9 million

As of March 15, 2000, there were 361,776 shares of no par value common stock issued and outstanding.

TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT (CHECK ONE)  YES [ ]  NO [X]

                      DOCUMENTS INCORPORATED BY REFERENCE

     1. Portions of the Annual Report to Stockholders for the Fiscal Year ended December 31, 1999. (Part II)

     2. Portions of the Proxy Statement for the Annual Meeting of Stockholders for the Fiscal Year ended December 31, 1999. (Part III)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     INDEX

PART I
Item  1.  Business....................................................      3
          Selected Financial Data.....................................      8
Item  2.  Properties..................................................     20
Item  3.  Legal Proceedings...........................................     21
Item  4.  Submission of Matters to a Vote of Security Holders.........     21
PART II
Item  5.  Market for Registrant's Common Equity and Related
          Stockholder Matters.........................................     21
Item  6.  Management's Discussion and Analysis of Financial Condition
          and Results of Operation....................................     21
Item  7.  Financial Statements........................................     21
          Report of Independent Auditors
          Consolidated Financial Statements
          Notes to Consolidated Financial Statements
Item  8.  Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure....................................     21
PART III
Item  9.  Directors and Executive Officers of the Registrant..........     21
Item 10.  Executive Compensation......................................     22
Item 11.  Security Ownership of Certain Beneficial Owners and
          Management..................................................     22
Item 12.  Certain Relationships and Related Transactions..............     22
Item 13.  Exhibits, Financial Statement Schedules, and Reports on Form
          8-K.........................................................     22
Signatures............................................................     23

                                     PART I

ITEM 1.  BUSINESS

     The purpose of the Security Financial Corp. (the "Company") is to engage in any lawful act or activity for which corporations may be organized under the General Company Law of Delaware.

FORWARD LOOKING STATEMENTS

     Security Financial Corporation may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (including this Annual Report on Form 10-KSB and the exhibits thereto), in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     These forward-looking statements involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company's control). The following factors, among others, could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; including the features, pricing and quality compared to competitors' products and services; the willingness of the users to substitute competitors' products and services for the Company's products and services; the success of the Company in gaining regulatory approval of its products and services, when required; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities, and insurance); technological changes, acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing the risks involved in the foregoing.

     The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

GENERAL

     The Company was incorporated under the laws of the State of Delaware on November 23, 1987, at the direction of management of Security Dollar Bank ("the Bank"), for the purpose of becoming a bank holding company by acquiring all of the outstanding shares of the Bank. In March 1988, the Company became the sole shareholder of the Bank. The Bank carries on business under the name "Security Dollar Bank." The principal office of the Company is located at 1 South Main Street, Niles, Ohio 44446-0228.

     The Company, through its affiliate, conducts the business of a commercial banking organization. At December 31, 1999, the Company and its subsidiary had consolidated total assets of approximately $172.7 million, consolidated total deposits of approximately $145.4 million and consolidated total equity of approximately $14.3 million.

     The Company, through its banking affiliate, offers a broad range of banking services to the commercial, industrial and consumer markets which it serves. Services include commercial, real estate and personal loans; checking, savings and time deposits and other customer services such as safe deposit facilities. The Company does not have any foreign operations, assets or investments.

     The Bank is a state banking corporation. The Bank is regulated by the Ohio Division of Financial Institutions ("ODFI") and the Federal Reserve Bank and its deposits are insured by the Federal Deposit Insurance Corporation to the extent permitted by law.

     The Bank is headquartered in Niles, Ohio, which is located in the northeast portion of Ohio, in the County of Trumbull. Trumbull County has a population of approximately 227,000. Over the past 10 years less dependence on the steel industry has occurred with a resulting increase in service related businesses. The area's largest single employer is General Motors, which operates an assembly facility within Trumbull County. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, NOW accounts, safe deposit facilities, real estate mortgage loans and installment loans. The Bank also makes secured and unsecured commercial loans.

     The largest category of loans comprising the Bank's loan portfolio is residential real estate loans. These loans are primarily single family residential real estate loans secured by a first mortgage on the dwelling. The risks associated with these loans are primarily the risk of default in repayment and inadequate collateral. The next largest loan segment of the Bank's loan portfolio is the commercial category. The loans comprising this category represent loans to business interests, located primarily within the Bank's defined market areas, with no significant industry concentration. Commercial loans include both secured and unsecured loans. The risks associated with these loans are principally the risk in default of the payment of principal resulting from economic problems of the commercial customer, economic downturn affecting the market in general and in the case of secured loans inadequate collateral. Consumer and credit card loans comprise the third largest area of the Bank's loan portfolio. These loans include consumer installment including automobile loans as well as personal loans and credit card loans. The risks inherent in these loans include the risk of default in principal, repayment and in the case of secured loans the risk of inadequate collateral.

EMPLOYEES

     As of December 31, 1999, the Bank had 80 full-time and 24 part-time employees. The Bank provides a number of benefits for its full-time employees, including health and life insurance, retirement plan, workers' compensation, social security, paid vacations, and numerous bank services.

COMPETITION

     The commercial banking business in the market areas served by the Bank is very competitive. The Company and the Bank are in competition with commercial banks located in their own service areas. Some competitors of the Company and the Bank are substantially larger than the Bank. In addition to local bank competition, the Bank competes with larger commercial banks located in metropolitan areas, savings banks, savings and loan associations, credit unions, finance companies and other financial institutions for loans and deposits.

CERTAIN REGULATORY CONSIDERATIONS

     The following is a summary of certain statutes and regulations affecting the Company and its subsidiaries. This summary is qualified in its entirety by such statutes and regulations.

THE COMPANY

     The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, ("BHC Act") and as such is subject to regulation by the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board quarterly reports and other information regarding its business operations and those of its subsidiaries. A bank holding company is subject to examination by the Federal Reserve Board.

     The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent (5%) of the voting shares of such bank or bank holding company.

     In approving acquisitions by bank holding companies of companies engaged in banking-related activities, the Federal Reserve Board considers whether the performance of any such activity by a subsidiary of the holding company reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, which outweigh possible adverse effects, such as over concentration of resources, decrease of competition, conflicts of interest, or unsound banking practices.

     Bank holding companies are restricted in, and subject to, limitations regarding transactions with subsidiaries and other affiliates.

     In addition, bank holding companies and their subsidiaries are prohibited from engaging in certain "tie in" arrangements in connection with any extensions of credit, leases, sales of property, or furnishing of services.

THE COMPANY'S SUBSIDIARY

     The Company operates a single bank, namely, Security Dollar Bank. As an Ohio state chartered commercial bank the Bank is supervised and regulated by the ODFI, and subject to laws and regulations applicable to Ohio banks.

CAPITAL

     The Federal Reserve Board, ODFI, and FDIC require banks and holding companies to maintain minimum capital ratios.

     The Federal Reserve Board adopted final "risk-adjusted" capital guidelines for bank holding companies. The guidelines became fully implemented as of December 31, 1992. The ODFI and FDIC have adopted substantially similar risk-based capital guidelines. These ratios involve a mathematical process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the Company's capital base. The rules set the minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) at 8%. At least half of the total capital is to be composed of common equity, retained earnings, and a limited amount of perpetual preferred stock less certain goodwill items ("Tier 1 Capital").

     The remainder may consist of a limited amount of subordinated debt, other preferred stock, or a limited amount of loan loss reserves.

     In addition, the federal banking regulatory agencies have adopted leverage capital guidelines for banks and bank holding companies. Under these guidelines, banks and bank holding companies must maintain a minimum ratio of three percent (3%) Tier 1 Capital (as defined) to total assets. The Federal Reserve Board has indicated, however, that banking organizations that are experiencing or anticipating significant growth, are expected to maintain capital ratios well in excess of the minimum levels.

     Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect the Company and the Bank, including their ability to pay dividends.

ADDITIONAL REGULATION

     The Bank is also subject to federal regulation as to such matters as required reserves, limitation as to the nature and amount of its loans and investments, regulatory approval of any merger or consolidation, issuance or retirement of their own securities, limitations upon the payment of dividends and other aspects of banking operations. In addition, the activities and operations of the Bank are subject to a number of additional detailed, complex and sometimes overlapping laws and regulations. These include state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Truth in Savings Act, the Community Reinvestment Act, anti-redlining legislation and antitrust laws.

DIVIDEND REGULATION

     The ability of the Company to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by the Bank. Generally, the Bank may not declare a dividend, without the approval of the ODFI, if the total of dividends declared in a calendar year exceeds the total of its net profits for that year combined with its retained profits of the preceding two years.

     Subsequent to December 31, 1999, the Company entered into a formal regulatory agreement with its primary regulators, The Federal Reserve and The Ohio Division of Financial Institutions which, among other things, requires regulatory approval for any payment of dividends by the Bank to the Company.

GOVERNMENT POLICIES AND LEGISLATION

     The policies of regulatory authorities, including the ODFI, Federal Reserve Board, FDIC and the Depository Institutions Deregulation Committee, have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. An important function of the Federal Reserve System is to regulate aggregate national credit and money supply through such means as open market dealings in securities, establishment of the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. Policies of these agencies may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

     In November of 1999, the Gramm-Leach-Bliley, or Financial Services Modernization Act, was enacted, amending the Bank Holding Company Act of 1956 and modernizing the laws governing the financial services industry. This Act contains a variety of provisions of benefit to the banking industry, including language which greatly expands the powers of banks and bank holding companies by authorizing a bank holding company to affiliate with any financial company and cross-sell an affiliate's products, thus allowing such a company to offer its customers any financial product or service. The Act expands the number of permissible activities to include a wide variety of financial activities; any activity in the future not already included in the list that the Federal Reserve and the Treasury Department consider financial in nature or incidental to financial activities; and any activity that the Federal Reserve determines is complementary to a financial activity and which does not pose a substantial safety and soundness risk. In addition, the Act fully closes the unitary thrift loophole which permits commercial companies to own and operate thrifts, reforms the Federal Home Loan Bank System to significantly increase community banks' access to loan funding and protects banks from discriminatory state insurance regulation. The Act also includes new provisions in the privacy area, restricting the ability of financial institutions to share nonpublic personal information with third parties. The specific effects of the enactment of the Financial Services Modernization Act on the banking industry in general and on Security Financial Corp. and Security Dollar Bank in particular have yet to be determined due to the fact that the Financial Services Modernization Act was only recently adopted.

DEPOSIT INSURANCE

     The Federal Deposit Insurance Company Improvement Act of 1991 ("FDICIA") was enacted in 1991. Among other things, FDICIA requires federal bank regulatory authorities to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

     As an FDIC-insured institution, the Bank is required to pay deposit insurance premium assessments to the FDIC. The amount each institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (as defined by the FDIC) and considered substantial supervisory concerns pay the highest premium. Because the Bank is "well-capitalized," it currently pays less than the maximum deposit insurance premiums.

     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Management of the Company is not aware of any activity or condition that could result in termination of the deposit insurance of the Bank.

PROPOSED LEGISLATION

     In addition to the above, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the U.S. banking system. It is impossible to predict whether or in what form these proposals may be adopted in the future, and if adopted, what their effect would be on the Company.

SELECTED FINANCIAL INFORMATION

     The following table sets forth certain information concerning the consolidated financial position of the Company at the dates indicated:

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain selected consolidated financial information of the Corporation.

                                                     YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------------
                                       1999        1998        1997        1996        1995
                                     --------    --------    --------    --------    --------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF INCOME:
Total interest income..............  $ 12,120    $ 12,657    $ 12,848    $ 11,269    $  8,995
Total interest expense.............     6,079       6,492       6,328       5,457       4,243
                                     --------    --------    --------    --------    --------
Net interest income................     6,041       6,165       6,520       5,812       4,752
Provision for loan losses..........       970       2,267       1,250         668         198
                                     --------    --------    --------    --------    --------
Net interest income after provision
  for loan losses..................     5,071       3,898       5,270       5,144       4,554
Securities gains, net..............         7          51          25          26          22
Other noninterest income...........       909         834         916         801         728
Other noninterest expenses.........     5,201       4,730       4,284       4,186       3,832
Federal income tax expense
  (benefit)........................       151        (100)        609         543         422
                                     --------    --------    --------    --------    --------
  Net income.......................  $    635    $    153    $  1,318    $  1,242    $  1,050
                                     ========    ========    ========    ========    ========
PER SHARE OF COMMON STOCK: (1)
Net income.........................  $   1.77    $    .43    $   3.89    $   4.22    $   3.65
Dividends..........................      1.24        1.20        1.09         .94         .84
Book value.........................     39.64       41.25       41.40       36.37       33.42
Average common shares
  outstanding......................   359,212     355,009     330,354     285,730     279,356

YEAR-END BALANCES:
Loans, net.........................  $107,468    $108,952    $110,751    $113,310    $ 81,988
Securities.........................    40,544      44,360      41,639      26,691      18,737
Total assets.......................   172,667     172,074     167,258     152,899     127,064
Cash and cash equivalents..........    17,359      10,733       8,906       6,868       6,189
Deposits...........................   145,366     148,917     145,352     129,670     109,571
Borrowings.........................    12,406       7,649       6,524      11,754       7,246
Stockholders' equity...............    14,341      14,744      14,633      10,799       9,789

                                                     YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------------
                                       1999        1998        1997        1996        1995
                                     --------    --------    --------    --------    --------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
KEY OPERATING RATIOS:
Return on average assets (net
  income divided by average total
  assets)..........................      0.37%        .09%        .81%        .86%        .90%
Return on average equity (net
  income divided by average
  equity)..........................      4.38        1.04        9.83       12.14       12.51
Dividend payout ratio (dividends
  declared per share divided by net
  income per share)................     70.06      279.07       27.98       22.35       23.26
Equity to assets ratio (average
  equity divided by average total
  assets)..........................      8.34        8.72        8.26        7.12        7.19
Allowance for loan losses to
  nonperforming loans..............    109.80      133.97       64.51       85.75      236.45

---------------
(1) All share and per share data has been restated for the effect of common stock dividends and splits.

SECURITIES

     The securities portfolio decreased by $3.8 million or 8.6% in 1999. Most of the decrease occurred in mortgage-backed securities and obligations of states and political subdivisions, which decreased by $3.5 million and $720,000, respectively.

     In general investment in securities is limited to those funds the bank feels it has in excess of funds used to satisfy loan demand and operating considerations.

     The following table shows the amortized cost and estimated market value of investment securities by type of obligation at the dates indicated.

                                                                       1999
                                               ----------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                  COST         GAINS        LOSSES         VALUE
                                               -----------   ----------   -----------   -----------
AVAILABLE FOR SALE
U.S. Treasury and Government Agency
  securities.................................  $ 7,145,502    $ 16,952    $  (139,750)  $ 7,022,704
Obligations of states and political
  subdivisions...............................    9,117,043       4,590       (613,220)    8,508,413
Corporate obligations........................      195,109          --         (7,296)      187,813
Mortgage-backed securities...................   23,618,028      27,176       (509,988)   23,135,216
                                               -----------    --------    -----------   -----------
Total debt securities........................   40,075,682      48,718     (1,270,254)   38,854,146
Equity securities............................    1,444,938     244,648             --     1,689,586
                                               -----------    --------    -----------   -----------
Total investment securities..................  $41,520,620    $293,366    $(1,270,254)  $40,543,732
                                               ===========    ========    ===========   ===========

                                                                       1998
                                               ----------------------------------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                  COST         GAINS        LOSSES         VALUE
                                               -----------   ----------   -----------   -----------
AVAILABLE FOR SALE
U.S. Treasury and Government Agency
  securities.................................  $ 6,824,464    $ 15,258    $    (3,187)  $ 6,836,535
Obligations of states and political
  subdivisions...............................    9,182,033     105,136        (59,101)    9,228,068
Mortgage-backed securities...................   26,499,393     339,260       (164,157)   26,674,496
                                               -----------    --------    -----------   -----------
Total investment securities..................   42,505,890     459,654       (226,445)   42,739,099
Equity securities............................    1,468,638     158,793         (6,716)    1,620,715
                                               -----------    --------    -----------   -----------
Total investment securities..................  $43,974,528    $618,447    $  (233,161)  $44,359,814
                                               ===========    ========    ===========   ===========

     The Company's investment securities portfolio at December 31, 1999 did not contain securities of any issuers with an aggregate book value in excess of 10% of the Company's equity, excluding those issued by the United States Government or its agencies.

     The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of the Bank's investment securities portfolio at December 31, 1999.

                            ONE YEAR              ONE TO              FIVE TO             MORE THAN
                            AND LESS            FIVE YEARS           TEN YEARS            TEN YEARS          TOTAL SECURITIES
                       ------------------   ------------------   ------------------   ------------------   ---------------------
                       CARRYING   AVERAGE   CARRYING   AVERAGE   CARRYING   AVERAGE   CARRYING   AVERAGE   CARRYING    AVERAGE
                        VALUE      YIELD     VALUE      YIELD     VALUE      YIELD     VALUE      YIELD     VALUE       YIELD
                       --------   -------   --------   -------   --------   -------   --------   -------   --------    -------
                                                                (DOLLARS IN THOUSANDS)
U.S. Government
  agency
  securities.........   $2,343      5.87%    $2,568     6.16%     $                   $ 2,112     7.21%    $ 7,023       6.37%
Obligations of states
  and political
  subdivisions.......      251      4.70      1,815     5.54       6,442     5.37%                           8,508       5.39
Corporate
  obligations........                                                188     6.50                              188       6.50
Mortgage-backed
  securities.........       16     10.54      1,756     9.32       2,023     9.12      19,340     7.28      23,135       7.75
Equity securities....    1,690       N/A         --       --          --       --          --       --       1,690        N/A
                        ------     -----     ------     ----      ------     ----     -------     ----     -------       ----
Total................   $4,300      5.78%    $6,139     6.82%     $8,653     6.03%    $21,452     7.27%    $40,544       6.96%
                        ======     =====     ======     ====      ======     ====     =======     ====     =======       ====

LOAN PORTFOLIO

     Historically, loans have been originated by the Company to customers in northeast Ohio. Loans have been originated primarily through direct loans to the existing customer base, with new customers generated by referrals from real estate brokers, building contractors, attorneys, accountants and existing customers. The Company also generates indirect loans through new and used car dealers in the primary lending area.

     All lending is governed by a lending policy which is developed and maintained by management and approved by the Board of Directors. The Company's lending policy regarding real estate loans is that generally the maximum mortgage granted on owner-occupied residential property is 85% of the appraised value or purchase price (whichever is lower) when secured by the first mortgage on the property. Home equity lines of credit or second mortgage loans are generally originated subject to maximum mortgage liens against the property of 85% of the current appraised value. The maximum term for mortgage loans is 30 years for one- to four-family residential property and 15 years for commercial and vacation property.

     As shown in the following table, total loans declined by $1.6 million in 1999, or 1.48%, compared to a $1.7 million or 1.49% decrease during 1998. The product mix in the loan portfolio shows commercial loans comprising 5.55%, real estate mortgage loans (residential and commercial) 77.28% and installment loans to individuals 17.17% at December 31, 1999 compared with 9.26%, 65.68% and 25.06%, respectively at December 31, 1998.

     Real estate mortgage loans increased to $84.3 million at December 31, 1999, an increase of $11.6 million over 1998. This growth centered principally in the commercial real estate market which increased $7.8 million due to the economic health within the Company's market area. The real estate portfolio consists of $51.2 million of 1-4 family residential properties and $32.6 million and $567,000 in commercial real estate and construction properties, respectively. The Company originated both fixed rate and adjustable rate mortgages during 1999. Fixed rate loans that are maintained in the portfolio are limited to fifteen-year terms while adjustable rate products are offered with maturities up to thirty years.

     Commercial loans at December 31, 1999 decreased $4.2 million to $6.1 million compared to $10.3 million at December 31, 1998. Commercial loans, which are comprised primarily of variable rate loans, are granted to customers within the immediate trade area of the Company. The mix is diverse, covering a wide range of borrowers and business types. The Company monitors and controls concentrations within a particular industry or segment of the economy. These loans are made for purposes such as equipment purchases, capital and leasehold improvements, the purchase of inventory, general working capital purposes and small business lines of credit.

     Installment loans to individuals decreased from $27.8 million on December 31, 1998 to $18.7 million on December 31, 1999 which represents a 32.49% decrease. Although management continues to target the automobile dealer network to originate indirect installment loans, the Company has experienced significant loan losses in relation to this portfolio. In an effort to remedy this situation, management has been stringently enforcing existing underwriting guidelines which has led to a reduction in the number of indirect installment loans originated.

                                                                 AT DECEMBER 31,
                                                    ------------------------------------------
                                                           1999                   1998
                                                    -------------------    -------------------
                                                     AMOUNT     PERCENT     AMOUNT     PERCENT
                                                    --------    -------    --------    -------
                                                              (DOLLARS IN THOUSANDS)
Type of loan Real estate loans:
Construction......................................  $    567      0.52%    $    454       .41%
One to four family................................    51,192     46.92       47,501     42.89
Commercial........................................    32,562     29.84       24,791     22.38
Commercial........................................     6,060      5.55       10,255      9.26
Consumer loans....................................    18,737     17.17       27,754     25.06
                                                    --------    ------     --------    ------
Total loans.......................................   109,118    100.00%     110,755    100.00%
Less:
Allowance for loan losses.........................    (1,650)                (1,803)
                                                    --------               --------
Total loans, net..................................  $107,468               $108,952
                                                    ========               ========

     Loan maturities and rate sensitivity of the loan portfolio, exclusive of real estate mortgage loans, and consumer installment loans, at December 31, 1999, are as follows (dollars in thousands):

                                                               WITHIN       ONE TO
                                                              ONE YEAR    FIVE YEARS    TOTAL
                                                              --------    ----------    ------
Construction................................................   $  567       $   --      $  567
Commercial, financial, and agricultural.....................    3,640        2,420       6,060
                                                               ------       ------      ------
Total.......................................................   $4,207       $2,420      $6,627
                                                               ======       ======      ======
Loans at fixed interest rates...............................   $1,071       $1,323      $2,394
Loans at variable interest rates............................    3,136        1,097       4,233
                                                               ------       ------      ------
Total.......................................................   $4,207       $2,420      $6,627
                                                               ======       ======      ======

ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses charged to operating expense is based on management's judgment after taking into consideration all factors connected with the collectability of the existing loan portfolio. Management evaluates the loan portfolio in light of economic conditions, changes in the nature and volume of the loan portfolio, industry standards and other relevant factors. Specific factors are considered by management in determining the amounts charged to operating expenses include previous credit loss experience, the status of past due interest and principal payments, the quality of financial information supplied by loan customers and the general condition of the industries in the community to which loans have been made.

     Provisions charged to operations decreased from $2.27 million in 1998 to $970,000 in 1999. The provision charged to operations was decreased as a result of the lower levels of charge-offs in 1999 compared to 1998. Net loans charged off during 1999 amounted to $1.12 million and were primarily made up of consumer indirect automobile loans. During 1997, the Company began to experience higher levels of nonperforming consumer loans than anticipated. Management took immediate measures to implement more stringent underwriting guidelines associated with these loans.

     The Company initiated an indirect lending portfolio in 1995, which grew to $24.0 million by the end of 1996 and has subsequently declined to $10.0 million at December 31, 1999. As a result of this level of growth coupled with the knowledge that indirect loans inherently possess a higher degree of risk of loss than most other loans, management began to increase the provision for loan losses. As the Company began to experience higher levels of nonperforming indirect loans, management determined that such loans contained common characteristics and implemented underwriting guidelines to address those specific issues. A former officer of the Bank granted loans that were outside the policy guidelines implemented. The significant provisions for loan losses recorded in 1999 and 1998 have primarily been attributed to the indirect automobile loans.

     The allowance for loan losses as a percent of total loans decreased to 1.51% at December 31, 1999 from 1.63% at December 31, 1998, while total loans declined by $1.7 million from $110.8 million at December 31, 1998 to $109.1 million at December 31, 1999. The allowance for loan losses as a percent of nonperforming loans has decreased from 133.97% at December 31, 1998 to 109.80% at December 31, 1999. This decrease is the result of the reduction in the allowance for loan losses.

     Management uses the aforementioned review and analysis to determine the adequacy of the allowance for loan losses on a quarterly basis. The provision for loan losses represents an amount that is intended to be sufficient to maintain the allowance for loan losses at a level necessary to meet present risk characteristics of the loan portfolio. Management believes the allowance for loan losses at December 31, 1999 of $1.6 million is adequate to cover losses inherent in the portfolio. However, there can be no assurances that additional losses will not be sustained in future periods, which could be substantial in relation to the size of the allowance for loan losses at December 31, 1999.

     The allowance for possible loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the following categories of loans as of the dates indicated:

     The distribution of the Company's allowance for loan losses at the dates indicated are summarized as follows:

                                                                 AT DECEMBER 31,
                                             --------------------------------------------------------
                                                        1999                          1998
                                             --------------------------    --------------------------
                                                       PERCENT OF LOANS              PERCENT OF LOANS
                                                       IN EACH CATEGORY              IN EACH CATEGORY
                                             AMOUNT     TO TOTAL LOANS     AMOUNT     TO TOTAL LOANS
                                             ------    ----------------    ------    ----------------
                                                              (DOLLARS IN THOUSANDS)
Commercial.................................  $  307           5.55%        $ 344            9.26%
Mortgage:
Commercial.................................     204          29.84           187           22.38
One to four family.........................     110          46.92            98           42.89
Construction...............................      --           0.52            --             .41
Consumer...................................     914          17.17         1,174           25.06
Unallocated................................     115             --            --              --
                                             ------         ------         ------         ------
Total......................................  $1,650         100.00%        $1,803         100.00%
                                             ======         ======         ======         ======

     The following table sets forth the amounts and categories of the Company's non-performing assets at the dates indicated.

     Loans accounted for on a non-accrual basis:

                                                                     AT DECEMBER 31,
                                                                  ----------------------
                                                                    1999          1998
                                                                  --------      --------
                                                                  (DOLLARS IN THOUSANDS)
Mortgage loans
One to four family..........................................       $   --        $  191
Commercial..................................................          667           478
Consumer....................................................          299           239
Commercial..................................................           75           392
                                                                   ------        ------
Total non-accrual loans.....................................        1,041         1,300
Accruing loans greater than 90 day past due:
Mortgage loans:
One to four family..........................................          156           138
Commercial..................................................           --            --
Consumer....................................................           28           274
Commercial..................................................                         --
                                                                   ------        ------
Total accruing loans greater than 90 day past due...........          184           412
                                                                   ------        ------
Total non-performing loans..................................        1,225         1,712
Other non-performing assets.................................           22           283
                                                                   ------        ------
Total non-performing assets.................................       $1,247        $1,995
                                                                   ======        ======
Total non-performing loans to total loans...................         1.12%         1.55%
                                                                   ======        ======
Total non-performing loans to total assets..................          .71%         0.99%
                                                                   ======        ======
Total non-performing assets to total assets.................          .72%         1.16%
                                                                   ======        ======

     Interest income that would have been recorded on loans accounted for on a non-accrual basis under the original terms of such loans was $124,000 for the year ended December 31, 1999 and $70,000 was collected and included in the Company's interest income from non-accrual loans for the year ended December 31, 1999.

     The policy for placing loans on nonaccrual is to cease accruing interest on loans when management believes that the collection of interest is doubtful, generally when loans are past due as to principal or interest 90 days or more. When loans are charged-off, any accrued interest recorded in the current fiscal year is charged against interest income. The remaining balance is treated as a loan charge-off.

     At December 31, 1999, there were $ 3.3 million of loans not otherwise identified above which were included on management's watch list. Management's watch list includes both loans which management has some doubt as to the borrowers' ability to comply with the present repayment terms and loans which management is actively monitoring due to changes in the borrowers' financial condition. Included in watch list loans were $834,000 of indirect loans which were past due more than 30 days. The potential problem loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses.

     The following table sets forth information with respect to the Bank's allowance for loan loses at the dates indicated:

                                                                 AT DECEMBER 31,
                                                              ----------------------
                                                                1999         1998
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Total loans outstanding.....................................  $109,118     $110,754
Average loans outstanding...................................   108,133      109,132
Allowance balance (at beginning of period)..................  $  1,803     $  1,678
Provision:..................................................       970        2,267
Charge-offs:
Residential.................................................       (42)         (39)
Consumer....................................................      (917)      (1,899)
Commercial..................................................      (368)        (316)
Recoveries:
Residential.................................................        --           --
Consumer....................................................       201          109
Commercial..................................................         3            3
                                                              --------     --------
Allowance balance (at end of period)........................  $  1,650     $  1,803
                                                              ========     ========
Allowance for loan losses as a percent of total loans
  outstanding...............................................      1.51%        1.63%
Net loans charged off as a percent of average loans
  outstanding...............................................      1.04%        1.96%

     As of December 31, 1999, there were no concentrations of loans greater than 10% of total loans which are not otherwise disclosed as a category of loans in the table previously presented.

     As of December 31, 1999, there are no other interest earning assets that would be required to be disclosed if such assets were loans.

DEPOSITS

     Deposits represent the Company's principal source of funds. The deposit base consists of demand deposits, savings and money market accounts and other time deposits. During the year, the Company's total deposits went from $148.9 million in 1998 to $145.4 million in 1999, which equates to a decrease of 2.38%. The company continued to experience growth in its tiered money market product which was introduced in 1998 and which attracted local deposits from a variety of competitors, and coupled with the maturing of certificates of deposits, resulted in an increase of $6.9 million in money market accounts during 1999.

     The following table represents the average deposits and average rate paid for the years ended:

                                                                AT DECEMBER 31,
                                              ----------------------------------------------------
                                                        1999                        1998
                                              ------------------------    ------------------------
                                                          AVERAGE RATE                AVERAGE RATE
                                               AMOUNT         PAID         AMOUNT         PAID
                                               ------     ------------     ------     ------------
                                                             (DOLLARS IN THOUSANDS)
DEPOSITS:
Noninterest-bearing demand..................  $ 19,438         N/A        $ 18,680         N/A
Interest-bearing demand.....................     8,930        2.44%          8,051        2.42%
Money market................................    14,799        4.16%          5,705        3.56%
Savings.....................................    26,699        2.93%         27,294        2.94%
Time........................................    76,425        5.28%         85,949        5.79%
                                              --------        ----        --------        ----
Total deposits..............................  $146,291                    $145,679
                                              ========                    ========

     The following table indicates the amount of the Company's time deposits of $100,000 or more by time remaining until maturity as of December 31, 1999.

                     MATURITY PERIOD                          TIME DEPOSITS
                     ---------------                          -------------
                                                              (IN THOUSANDS)
Within three months......................................        $ 1,897
More than three through six months.......................          3,340
More than six through twelve months......................          3,795
Over twelve months.......................................          3,082
                                                                 -------
     Total...............................................        $12,114
                                                                 =======

NET INTEREST INCOME

     The most significant source of revenue is net interest income, the amount by which interest earned on interest-bearing assets exceeds interest expense on interest-bearing liabilities. Factors which influence net interest income are changes in volume of interest-bearing assets and liabilities as well as changes in the associated interest rates.

     The Company finances its earning assets with a combination of interest-bearing and interest-free funds. The interest-bearing funds are composed of deposits, short-term borrowings and long-term debt. Interest paid for the use of these funds is the second factor in the net interest income equation. Interest-free funds, such as demand deposits and stockholders equity, require no interest expense and, therefore, contribute significantly to net interest income.

     Total interest income, which remained relatively stable, was $12.1 million for 1999 as compared to $12.7 million for 1998. This decrease resulted from declines in interest income on loans of $513,000 and securities of $143,000 partially offset by an increase in interest income on federal funds sold of $119,000. This fluctuation in interest income is due to a decrease in the average balance of loans of $1.0 million combined with a 39 basis point decline in loan yields (100 basis points equal 1.0%).

     Total interest expense amounted to $6.1 million for 1999, representing a 6.4% decrease from $6.5 million for 1998. The decrease in interest expense is primarily due to a decrease in the average balance of deposits of $146,000 combined with a decrease in the cost of funds for deposits of 49 basis points.

     The table below sets forth information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by old rate) and (ii) changes in rate (changes in rate multiplied by old volume).

                                                                  YEAR ENDED DECEMBER 31
                                                                       1999 VS 1998
                                                              INCREASE (DECREASE) DUE TO (1)
                                                              ------------------------------
                                                               VOLUME      RATE        NET
                                                              --------    -------    -------
INTEREST EARNED ON:
Loans.......................................................    $ (90)     $(423)     $(513)
Taxable investment securities...............................       54       (192)      (138)
Tax-exempt investment securities............................       80        (85)        (5)
Federal funds sold..........................................      142        (23)       119
                                                                -----      -----      -----
                                                                  186       (723)      (537)
                                                                -----      -----      -----
INTEREST PAID ON:
Demand deposits.............................................       21          2         23
Money market accounts.......................................      373         40        413
Savings deposits............................................      (17)        (2)       (19)
Time deposits...............................................     (524)      (412)      (936)
Short-term borrowings.......................................        8        (23)       (15)
Long-term borrowings........................................      121         --        121
                                                                -----      -----      -----
                                                                  (18)      (395)      (413)
                                                                -----      -----      -----
Total.......................................................    $ 204      $(328)     $(124)
                                                                =====      =====      =====

---------------
(1) The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

     The following table sets forth a summary of average balances of assets, liabilities and stockholder's equity, as well as average yield and cost information. Average balances are derived from daily balances.

                                                              DECEMBER 31
                                     --------------------------------------------------------------
                                                 1999                             1998
                                     -----------------------------    -----------------------------
                                     AVERAGE               YIELD/     AVERAGE               YIELD/
                                     BALANCE    INTEREST   RATE(2)    BALANCE    INTEREST   RATE(2)
                                     --------   --------   -------    --------   --------   -------
ASSETS
Interest-earning assets
Loans (1)..........................  $108,133    $9,342      8.64%    $109,132    $9,855      9.03%
Taxable investment securities......    35,883     2,010      5.60%      34,987     2,148      6.14%
Tax-exempt investment securities...     9,133       417      6.92%       8,060       422      7.93%
Federal funds sold.................     7,082       351      4.96%       4,253       232      5.45%
                                     --------    ------    ------     --------    ------    ------
Total interest-earning assets......   160,231    12,120      7.56%     156,432    12,657      8.23%
Noninterest-earning assets.........    13,529                           11,972
                                     --------                         --------
                                     $173,760                         $168,404
                                     ========                         ========
LIABILITIES AND SHAREHOLDER'S
EQUITY
Interest-bearing liabilities:
Demand deposits....................  $  8,930       218      2.44%    $  8,051       195      2.42%
Money market accounts..............    14,799       616      4.16%       5,705       203      3.56%
Savings deposits...................    26,699       783      2.93%      27,294       802      2.94%
Time deposits......................    76,425     4,038      5.28%      85,949     4,974      5.79%
Short-term borrowings..............     8,084       303      3.75%       7,874       318      4.04%
Long-term borrowings...............     2,595       121      4.66%          --        --        --
                                     --------    ------    ------     --------    ------    ------
Total interest-bearing
  Liabilities......................   137,532     6,079      4.42%     134,873     6,492      4.81%
                                     --------    ------    ------     --------    ------    ------
Noninterest-bearing liabilities....    21,729                           18,848
Stockholder's equity...............    14,499                           14,683
                                     --------                         --------
                                     $173,760                         $168,404
                                     ========                         ========
Net interest income................              $6,041                           $6,165
                                                 ======                           ======
Net yield on interest-earning
  assets (3).......................                          3.77%                            4.08%
Interest rate spread (4)...........                          3.14%                            3.42%
Ratio of average interest-earning
  assets to average
  interest-bearing liabilities.....                        116.50%                          115.99%

---------------
(1) Average balances include nonaccrual loans.
(2) Tax equivalent adjustments have been made to yields on loans and securities that are exempt from federal income tax.
(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the cost of interest-bearing liabilities.

     The following table set forth information concerning borrowings during the periods indicated.

                   SHORT-TERM BORROWINGS                         1999          1998
                   ---------------------                      ----------    -----------
Ending......................................................  $9,405,994    $ 7,649,027
Maximum month-end balance during the year...................   9,653,054     10,509,123
Average balance during the year.............................   8,084,747      7,874,000
Average year end interest rate..............................        3.49%          3.47%
Average interest rate during the year.......................        3.75%          4.04%

ITEM 2.  DESCRIPTION OF PROPERTY

     (a) Property. The Bank owns and operates its main office at 1 South Main Street in Niles, Ohio. The Bank also operates four branches. The following is a breakdown of the branch offices owned:

                        BRANCHES OWNED:
                        ---------------
            Girard Office                              Youngstown Road Office
            121 North State St.                        2910 Youngstown Road
            Girard, OH 44420                           Warren, OH 44484

            422 Office                                 Mineral Ridge Office
            5845 Youngstown-Warren Rd.                 3826 Main Street
            Niles, OH 44446                            Mineral Ridge, OH 44440

     (b) Investment policies. See "Note 1 -- Summary of Significant Accounting Policies" in the Annual Report to Stockholders incorporated by reference herein for a description of the Bank's investment policy. The Bank's investments are primarily acquired to produce income, and to a lesser extent, possible capital gain.

     (c) Description of Real Estate and Operating Data.

     Not Applicable.

ITEM 3.  LEGAL PROCEEDINGS

     The nature of the Company's business results in a certain amount of litigation. Accordingly, the Company and its subsidiaries are subject to various pending and threatened lawsuits in which claims for monetary damages are asserted in the ordinary course of business. While any litigation involves an element of uncertainty, in the opinion of management, liabilities, if any, arising from such litigation or threat thereof will not have a material effect on the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year.

                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The information contained under the section captioned "Stock Market Information" of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 (the "Annual Report") is incorporated herein by reference.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     The information contained in the section captioned "Management's Discussion and Analysis" in the Annual Report is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS

     The Registrant's financial statements listed under Item 13 are incorporated herein by reference.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT'S ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The information contained in the section captioned "Selection of Auditors" in the Company's 2000 definitive proxy statement for the Company's 2000 Annual Meeting of Stockholders (the "Proxy Statement") is incorporated herein by reference.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The information contained under the sections captioned "Compliance with
Section 16(a) of the Securities Exchange Act of 1934" and "Proposal for the Election of Directors and Information with Respect to Directors and Officers -- Information with Respect to Nominees," "Information with Respect to Directors not Standing for Reelection" and "Security Ownership of Management" in the Proxy Statement is incorporated herein by reference.

ITEM 10.  EXECUTIVE COMPENSATION

     The information contained in the section captioned "Proposal for the Election of Directors and Information with Respect to Directors and Officers -Committees and Compensation of the Board of Directors" and "Executive Compensation and Other Information" in the Proxy Statement is incorporated herein by reference.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Security Ownership of Certain Beneficial Owners

         Information required by this item is incorporated herein by reference in the section captioned "Voting Securities and Principal Holders Thereof" in the Proxy Statement.

     (b) Security Ownership of Management

         Information required by this item is incorporated herein by reference to the chart in the section captioned "Proposal for the Election of Directors and Information with Respect to Directors and Officers -- Information with Respect to Nominees" and "Security Ownership of Management" in the Proxy Statement.

     (c) Management of the Registrant knows of no arrangement, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item is incorporated herein by reference to the section captioned "Executive Compensation and Other
Information -- Certain Relationships and Related Transactions" in the Proxy Statement.

ITEM 13.  EXHIBITS, LIST, AND REPORTS ON FORM 8-K

     (a) Listed below are all financial statements and exhibits filed as part of this report.

The following consolidated financial statements of the Company and its subsidiaries are filed as part of this document under Item 7, incorporated by reference:

        -- Report of Independent Auditors
        -- Consolidated Balance Sheets as of December 31, 1999 and 1998
        -- Consolidated Statements of Income for the years ended December 31,
           1999 and 1998
        -- Consolidated Statements of Changes in Stockholders' Equity for the
           years ended December 31, 1999 and 1998
        -- Consolidated Statements of Cash Flows for the years ended December
           31, 1999 and 1998
        -- Notes to Consolidated Financial Statements

     2. Schedules omitted as they are not applicable.

     (b) Reports on Form 8-K filed during the last quarter of 1999. No reports were filed on Form 8-K during the last quarter of 1999.

     (c) The following exhibits are included in this Report or incorporated herein by reference:

EXHIBIT
NUMBER
-------
3.1.1     Certificate of Incorporation of Security Financial Corp. (1)
3.1.2     Bylaws of Security Financial Corp. (1)
10.1      Written Agreement (4)
11        Statement Re: Computation of Per Share Earnings (2)
13.0      1999 Annual Report to Stockholders
16.1      Letter on Change of Certifying Accountants (3)
21.0      Subsidiaries of the Registrant (See "Item 1 -- Description
          of Business")
23.0      Consent of Crowe, Chizek and Company LLP
23.1      Consent of S.R. Snodgrass, A.C.
27        Financial Data Schedule (electronic filing only)

---------------
(1) Incorporated by reference into this document from Exhibits filed with the Registration Statement on Form 10-SB, and any amendments thereto, Registration No. 033-18566

(2) Statement regarding Computation of Per Share Earnings included in Note 1 to Consolidated Financial Statements, 1999 Annual Report to Stockholders' under the caption "Earnings Per Common Share"

(3) Incorporated by reference to the Form 8-K filed with the SEC on March 2,
    1999

(4) Incorporated by reference to the Form 8-K filed with the SEC on March 22,
    2000

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Security Financial Corp.
(Registrant)


Date: March 30, 2000            By:
                                     ----------------------------------------------------
                                     Glenn E. Griffiths,
                                     President & CEO

Date: March 30, 2000            By:  /s/ Stephen K. Miller
                                     ----------------------------------------------------
                                     Stephen K. Miller,
                                     Treasurer

Date: March 30, 2000            By:  /s/ Gary A. Clayman
                                     ----------------------------------------------------
                                     Gary A. Clayman,
                                     Director

Date: March 30, 2000            By:  /s/ Robert I. Griffith, Jr.
                                     ----------------------------------------------------
                                     Robert I. Griffith, Jr.,
                                     Director

Date: March 30, 2000            By:  /s/ Robert J. McClurkin
                                     ----------------------------------------------------
                                     Robert J. McClurkin,
                                     Director

Date: March 30, 2000            By:
                                     ----------------------------------------------------
                                     Douglas J. Neuman,
                                     Director

Date: March 30, 2000            By:  /s/ Peter P. Rossi, Jr.
                                     ----------------------------------------------------
                                     Peter P. Rossi, Jr.,
                                     Director

Date: March 30, 2000            By:  /s/ Christopher J. Shaker
                                     ----------------------------------------------------
                                     Christopher J. Shaker,
                                     Director

                            SECURITY FINANCIAL CORP.
                                  Niles, Ohio

                                 ANNUAL REPORT
                           December 31, 1999 and 1998

                                   EXHIBIT 13

                          HIGHLIGHTS OF 1999 AND 1998
                    SECURITY FINANCIAL CORP. AND SUBSIDIARY

                                                                                       PERCENT
                                                       1999              1998          CHANGE
                                                   ------------      ------------      -------
FOR THE YEAR
Net Income.......................................  $    635,202      $    152,808      315.69%
Return on Average Assets.........................          0.37%             0.09%     311.11%
Return on Equity.................................          4.38%             1.04%     321.15%

YEAR END
Assets...........................................  $172,667,293      $172,073,780        0.34%
Securities.......................................    40,543,732        44,359,814       -8.60%
Net Loans........................................   107,467,850       108,952,155       -1.36%
Deposits.........................................   145,365,974       148,916,886       -2.38%
Stockholders' Equity.............................    14,340,628        14,744,280       -2.74%
Shares Outstanding...............................       361,780           357,387        1.23%
Book Value.......................................         39.64             41.25       -3.90%

     "This financial information has not been reviewed or confirmed for accuracy or relevance by the Federal Reserve System."

                               TABLE OF CONTENTS

Highlights of 1999..........................................      1
Report to Stockholders......................................      2
Directors and Officers......................................      3
Description of Business.....................................      4
Selected Financial Data.....................................    5-6
Management's Discussion.....................................   7-13
Accountant's Report.........................................     14
Consolidated Balance Sheet..................................     15
Consolidated Statement of Income............................     16
Consolidated Statement of Changes in Stockholders' Equity...     17
Consolidated Statement of Cash Flows........................     18
Notes to Consolidated Financial Statements..................  19-39
Office Locations............................................     40

                                  FORM 10-K SB

     A copy of Security Financial Corp.'s Annual Report filed with the Securities and Exchange Commission will be available on March 31, 2000 upon written request to: Lynn M. Bowers, Corporate Secretary, Security Financial Corp., 1 South Main Street, Niles, Ohio 44446

      MEMBER FEDERAL DEPOSIT INSURANCE CORPORATION/FEDERAL RESERVE SYSTEM

REPORT TO STOCKHOLDERS
Security Financial Corp. and Subsidiary

[LOGO]
SECURITY FINANCIAL CORP.

1 South Main Street P.O. Box 228
Niles, Ohio 44446-0228 Phone (330) 544-7400

TO OUR STOCKHOLDERS:

     Before we comment on results for 1999, all of us with the Security Financial family wish Glenn Griffiths a speedy recovery from his recent surgery. As many of you are aware, Glenn successfully completed his scheduled surgery in March and is presently on medical leave. Please keep Glenn and his family in your thoughts and prayers.

     The Board of Directors has retained Jim Bess as Interim President and CEO. Jim is a highly experienced bank executive and started with the Company shortly before Glenn began his medical leave. Officers and staff have responded well to the transition and the Board is confident Jim will provide outstanding leadership for the Company. If you have not already met Jim, please take a moment at the Annual Meeting to introduce yourself and welcome Jim to Security Financial.

     1999 was a challenging year for the Company and for the banking industry as a whole. Much of the year was devoted to Y2K preparedness activities. The tireless efforts of our officers and staff resulted in all systems working perfectly at the onset of the new millennium. Most of the difficulties associated with our indirect loan portfolio were successfully resolved and overall loan quality is at the healthiest levels in several years. The Board of Directors recently entered into a written agreement with its state and federal regulatory agencies to address several conditions noted in the last regulatory exam completed during the fourth quarter. The agreement seeks to strengthen several areas of administration and management of the bank. The Board of Directors and management are committed to improving all areas of bank administration.

     Net income in 1999 improved to $635,202, a significant improvement from $152,808 in 1998, but well below our goals for the year. Ongoing legal expenses in our litigation regarding the indirect auto loan losses continued to be a drag on earnings. Improved credit quality did allow us to reduce our provision for loan losses by approximately 57% in 1999. We expect to be able to reduce the provision again in the year 2000. We are pleased to have been able to once again increase our cash dividend in 1999.

     On behalf of the Board of Directors, we want to thank you for your support and assure you that the Board is striving for the best interests of all shareholders. We look forward to seeing you at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

/s/Christopher J. Shaker

CHRISTOPHER J. SHAKER
CHAIRMAN

                             DIRECTORS AND OFFICERS
                    Security Financial Corp. and Subsidiary

                 BOARD OF DIRECTORS OF SECURITY FINANCIAL CORP.
                          AND THE SECURITY DOLLAR BANK

               GARY A. CLAYMAN                            ROBERT I. GRIFFITH, JR.
              GLENN E. GRIFFITHS                            ROBERT J. MCCLURKIN

                               DOUGLAS J. NEUMAN

                       CHRISTOPHER J. SHAKER -- CHAIRMAN
                      PETER P. ROSSI, JR. -- VICE CHAIRMAN

                      OFFICERS OF SECURITY FINANCIAL CORP.

      GLENN E. GRIFFITHS               STEPHEN K. MILLER                LYNN M. BOWERS
         President/CEO                     Treasurer                       Secretary

                        OFFICERS OF SECURITY DOLLAR BANK

  GLENN E. GRIFFITHS       STEPHEN K. MILLER      FREMONT J. CAMERINO      PHILLIP M. SUAREZ
     President/CEO          CFO & Treasurer      Senior Vice President   Senior Vice President
                                                                            Head of Lending

    KEVIN T. LAMAR          ROBERT E. TRUE          LYNN M. BOWERS        THOMAS G. HATHHORN
    Vice President          Vice President             Secretary            Vice President
  Senior Loan Officer    Business Development                             Commercial Lending

  RICHARD G. FERRARO        PAUL D. RHODES         RICHARD R. LYTLE         ROSE ANN LUBERT
    Vice President          Vice President       Asst. Vice President       Assistant Vice
    & Loan Officer         Collection Dept.       Manager 422 Office           President
                                                                          Branch Coordinator


        R. KEITH PRICE                  JAMES G. SWIFT                 ARMETA E. CORDELL
   Assistant Vice President        Assistant Vice President           Assistant Secretary
        Human Resources                  & Controller

SECURITY FINANCIAL CORP.

     Security Financial Corp. (the "Corporation") is a one-bank holding company formed under the Bank Holding Company Act of 1956, as amended, operating under regulations of the Board of Governors of the Federal Reserve System. Its principal subsidiary is The Security Dollar Bank of Niles. Presently the Corporation and its subsidiary operate in one industry, domestic banking.

     The Corporation conducts no business activities except for investments in securities permitted under the Bank Holding Company Act. The Board of Directors of the Corporation and the Bank are identical. The officers of the Corporation are Glenn E. Griffiths, President/CEO; Stephen K. Miller, Treasurer; and Lynn M. Bowers, Secretary. Bank holding companies are permitted under Regulation Y of the Board of Governors of the Federal Reserve System to engage in other activities considered closely related to banking such as leasing and mortgage banking. The Corporation has no other subsidiaries engaged in such activities at this time.

THE SECURITY DOLLAR BANK

     The Bank is a full service state-chartered bank engaged in commercial and retail banking with the exception of trust services. The Bank's banking services include checking accounts, savings accounts, time deposit accounts, commercial, mortgage, installment and home equity loans, night depository, automatic 24-hour teller machines, safe deposit boxes, money orders, travelers checks, government bond sales, utility bill payments, IRA accounts, MasterCard and Visa Credit Cards and other services normally offered by banks.

     The Bank's main office is located at 1 South Main Street, Niles, Ohio. Business is conducted at a total of five (5) offices located in Trumbull County. As a state banking association and member of the Federal Reserve System, the Bank is subject to supervision and regulation by the Ohio Division of Banks and the Federal Reserve Bank of Cleveland. Deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to the extent provided by law.

     As of December 31, 1999, the Corporation and its subsidiary had 104 full and part-time employees, and considers its relations with its employees to be satisfactory.

SELECTED FINANCIAL INFORMATION

     The following table sets forth certain information concerning the consolidated financial position of the Company at the dates indicated:

                                       1999        1998        1997        1996        1995
                                     --------    --------    --------    --------    --------
                                     (DOLLARS IN THOUSAND, EXCEPT SHARES AND PER SHARE DATA)
STATEMENT OF INCOME:
Interest income....................  $ 12,120    $ 12,657    $ 12,848    $ 11,269    $  8,995
Interest expense...................     6,079       6,492       6,328       5,457       4,243
                                     --------    --------    --------    --------    --------
Net interest income................     6,041       6,165       6,520       5,812       4,752
Provision for loan losses..........       970       2,267       1,250         668         198
                                     --------    --------    --------    --------    --------
Net interest income after provision
  for loan losses..................     5,071       3,898       5,270       5,144       4,554
Securities gains, net..............         7          51          25          26          22
Other noninterest income...........       909         834         916         801         728
Other noninterest expense..........     5,201       4,730       4,284       4,186       3,832
Federal income tax expense
  (benefit)........................       151        (100)        609         543         422
                                     --------    --------    --------    --------    --------
Net income.........................  $    635    $    153    $  1,318    $  1,242    $  1,050
                                     ========    ========    ========    ========    ========
PER SHARE OF COMMON STOCK (1):
Net income.........................  $   1.77    $   0.43    $   3.89    $   4.22    $   3.65
Dividends..........................      1.24        1.20        1.09        0.94        0.84
Book value.........................     39.64       41.25       41.40       36.37       33.42

Average common shares
  outstanding......................   359,212     355,009     330,354     285,730     279,356

YEAR-END BALANCES:
Loans receivable, net..............  $107,468    $108,952    $110,751    $113,310    $ 81,988
Securities available for sale......    40,544      44,360      41,639      26,691      18,737
          Total assets.............   172,667     172,074     167,258     152,899     127,064
Cash and cash equivalents..........    17,359      10,733       8,906       6,868       6,189
Deposits...........................   145,366     148,917     145,352     129,670     109,571
Borrowings.........................    12,406       7,649       6,524      11,754       7,246
Stockholder's equity...............    14,341      14,744      14,633      10,779       9,789

KEY OPERATING RATIOS:
Return on average assets (net
  income divided by average total
  assets)..........................      0.37%       0.09%       0.81%       0.86%       0.90%
Return on average equity (net
  income divided by average
  equity)..........................      4.38        1.04        9.83       12.14       12.51
Dividend payout ratio (dividends
  declared per share divided by net
  income per share)................     70.06      279.07       27.98       22.35       23.26
Equity to assets ratio (average
  equity divided by average total
  assets)..........................      8.34        8.72        8.26        7.12        7.19
Allowance for loan losses to
  nonperforming loans..............    109.80      133.97       64.51       85.75      236.45

---------------

(1) All share and per share data has been restated for the effect of common stock dividends and splits.

STOCK MARKET INFORMATION

     There is no established public trading market for the Company's common stock and the shares of the Company are not listed on any exchange. Sale price information is based on information reported to the Company by individual buyers and sellers of the Company stock. The following table summarizes the high and low prices and dividend information for 1999 and 1998, adjusted for a three percent stock dividend on December 14, 1999. Cash dividends are paid on a quarterly basis.

                                                            CASH
                  DIVIDENDS                     -----------------------------
                QUARTER ENDED                    HIGH        LOW        PAID
                -------------                   ------      ------      -----
1999 March 31.................................  $70.06      $69.57      $0.31
June 30.......................................   70.25       69.83       0.31
September 30..................................   70.54       70.25       0.31
December 31...................................   73.12       70.39       0.31

1998 March 31.................................   66.59       63.26       0.30
June 30.......................................   66.76       66.59       0.30
September 30..................................   69.24       66.76       0.30
December 31...................................   69.57       69.24       0.30

     At December 31, 1999 the Company had approximately 603 stockholders of record.

     The Bank is subject to legal limitations on the amount of dividends it can pay as a state-chartered member of the Federal Reserve Bank System. Prior approval of the Federal Reserve Board is required if the total of all dividends declared by the Bank in any calendar year exceeds net profits, as defined for the year, combined with its retained net profits for the two preceding calendar years less any required transfers to surplus. Restrictions on the amount of dividends allowable by the Bank could, as a practical matter, restrict the Company's ability to pay dividends to shareholders.

     The following is management's discussion and analysis of the financial condition and results of the operations of Security Financial Corp.. It is intended to explain certain financial information regarding the Company and should be read in conjunction with the consolidated Financial Statements, related Notes, and the Five Year Summary of Selected Data included in this report.

FORWARD LOOKING STATEMENTS

     Certain statements contained in this report that are not historical facts are forward looking statements that are subject to certain risks and uncertainties. When used herein, the terms "anticipates," "plans," "expects," "believes," "estimate" or "projected" and similar expressions as they relate to Security Financial Corp. or its management are intended to identify such forward looking statements. Security Financial Corp.'s actual results, performance or achievements may materially differ from those expressed or implied in the forward looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulations, and rapidly changing technology affecting financial services.

FINANCIAL CONDITION

     Total assets amounted to $172,667,000 at December 31, 1999, an increase of $593,000 or less than 1% from $172,074,000 at December 31, 1998. Short-term liquid investments consisting of cash and due from banks, federal funds sold, and interest-bearing deposits in other banks, increased in the aggregate by $6,427,000 or 57.7% as management increased liquidity in preparation for Year 2000 and the uncertainty related to the potential increased demand for currency by the Company's customers.

     Investment securities decreased $3,816,000, or 8.6%, to $40,544,000 at December 31, 1999 from $44,360,000 at December 31, 1998. This decrease was due to maturities, calls and paydowns during the year. Funds from these events were used to help fund the growth in commercial real estate loans and to increase short-term liquid investments.

     Net loan receivables decreased $1,484,000 or 1.4% from $108,952,000 at December 31, 1998 to $107,468,000 at December 31, 1999. During 1999, there was a strong demand for commercial real estate loans, which generated approximately $7,769,000 in loan growth; however, more than offsetting this increase was a decline in the installment loan portfolio and more specifically in the indirect automobile loan portfolio. As discussed below, the Company has experienced significant loan losses in relation to this portfolio and management has been stringently enforcing existing underwriting guidelines, which has resulted in a reduction in loan originations. Indirect automobile loans have a three to five year average life and the repayment of these loans has outpaced the new loan originations during the current period.

     Deposits decreased by $3,551,000, or 2.4%, to $145,366,000 at December 31, 1999 from $148,917,000 at December 31, 1998. This decrease represents increases in money market deposit accounts of $6,858,000 which were more than offset by a decline in certificates of deposit of $7,973,000. The Company has developed a new tiered money market product and experienced a continuation of a change in the deposit portfolio mix, with funds moving from certificates of deposit to money market deposits.

     Short-term borrowings increased $1,757,000, or 23.0%, from $7,649,000 at December 31, 1998 to $9,406,000 at December 31, 1999. The increase is a result of an increase in repurchase agreements. Management believes such accounts are a stable source of funds as they represent substitutes for core deposits for larger commercial and governmental agency customers. The Company also obtained $3,000,000 of advances from the FHLB during 1999. Management views these funds as an alternative to time deposit funds and was able to extend the maturity of the liabilities more than would have been possible with retail deposits.

     Equity capital decreased by $404,000 for the year ended December 31, 1999 due to the increase in the unrealized loss on securities available for sale of $899,000 and dividends paid of $446,000. These events were partially offset by an increase in equity from net income of $635,000 and the purchase of common shares through the dividend reinvestment plan totaling $281,000. Through December 31, 1999, the Company paid dividends of $1.24 per share, while maintaining capital ratios in excess of regulatory guidelines. The Board of Directors will determine future dividend policies in light of the earnings and financial condition of the Company including applicable governmental regulations and policies.

RESULTS OF OPERATIONS

     Comparison of results from operations from December 31, 1999 to December 31, 1998:

     Net income increased by $482,000 to $635,000 or $1.77 per share. Net income increased mainly as a result of the decline in the provision for loan losses of $1,297,000 or 57.2%, which was offset by a decline in net interest income of $124,000 and an increase in operating expenses of $471,000.

NET INTEREST INCOME

     Net interest income decreased $124,000, or 2.0%, to $6,041,000 for the year ended December 31, 1999 compared to $6,165,000 for 1998. Interest income and expense decreased by $537,000 and $413,000, respectively.

     The decrease in interest income resulted primarily from a decrease in earnings on loans of $513,000 or 5.2%, and a decrease in interest income on investments of $143,000. The decrease in interest income was partially offset by an increase in income on federal funds sold amounting to $119,000. The decrease in interest income on loans was due to a decrease in the average principal balances for loans of $1.0 million coupled with a decline in the yields on loans of 39 basis points. The decline in interest income on securities was also due to a decline in the yield on securities which was slightly offset by an increase in the average balance of securities during the year. The increase in interest income from federal funds sold was due to the increase in the average balance outstanding of $2.8 million which was partially offset by a decline in yield of 49 basis points.

     Interest expense on deposits decreased by $519,000. This decrease results from a slight decrease of $146,000 in the average balance for the period and a decrease in the cost of funds for deposits of 40 basis points. The decrease in interest expense on deposits was partially offset by the increase in the interest expense from the $3 million of FHLB advances obtained during 1999.

     The following table sets forth information regarding changes in interest income and interest expense in 1999 compared to 1998. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by old rate), (ii) changes in rate (changes in rate multiplied by old volume), and (iii) the change in interest due to both volume and rate, which has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                    YEAR ENDED DECEMBER 31
                                                 ----------------------------
                                                         1999 VS 1998
                                                 ----------------------------
                                                  INCREASE (DECREASE) DUE TO
                                                 ----------------------------
                                                 VOLUME      RATE        NET
                                                 ------      -----      -----
INTEREST EARNED ON:
Loans..........................................  $ (90)      $(423)     $(513)
Taxable investment securities..................     54        (192)      (138)
Tax-exempt investment securities...............     80         (85)        (5)
Federal funds sold.............................    142         (23)       119
                                                 -----       -----      -----
Total..........................................    186        (723)      (537)
                                                 -----       -----      -----
INTEREST PAID ON:
Demand deposits................................     21           2         23
Money market accounts..........................    373          40        413
Savings deposits...............................    (17)         (2)       (19)
Time deposits..................................   (524)       (412)      (936)
Short-term borrowings..........................      8         (23)       (15)
Long-term borrowings...........................    121          --        121
                                                 -----       -----      -----
Total..........................................    (18)       (395)      (413)
                                                 -----       -----      -----
GRAND TOTAL....................................  $ 204       $(328)     $(124)
                                                 =====       =====      =====

PROVISION FOR LOAN LOSSES

     During 1999 and 1998 the Company's earnings have been adversely affected by significant provisions for loan losses. In 1995 the Company initiated an indirect automobile loan program within its immediate market area. This program experienced significant growth in 1996 and continued through May 1997. During this period, management and the Board of Directors initiated and modified certain policies and procedures to protect asset quality in this higher risk loan category. A former officer of the Bank granted loans that were outside the policy guidelines implemented. The significant provisions for loan losses recorded in 1999 and 1998 have primarily been attributed to the indirect automobile loans.

     Management has monitored and implemented additional control procedures to protect asset quality. Management has determined that substantially all automobile repossessions have occurred in loans that were granted on terms and conditions that were outside of the policy limits established. These losses were provided for from current earnings of the Company, which reduced the earnings for 1999 and 1998. The former officer of the Bank was dismissed in 1997 and the Company has initiated a claim with its blanket bond insurance carrier asserting wrongful conduct on part of the Bank Officer in making these loans. The Board of Directors intends to continue to pursue the bond claim to recover losses realized and to recover any future chargeoffs that may occur in association with the loans granted outside the limitations established by the Board of Directors.

     Management's evaluation of the allowance for loan losses encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The provision for loan losses decreased by $1.3 million for the year ended December 31, 1999 compared to the same period ended 1998 primarily due to the $1.0 million decline in net loan charge-offs in 1999 compared to 1998.

OTHER INCOME

     Noninterest income, which is comprised principally of service charges on deposit accounts and brokerage income, increased $31,000 or 3.5%. Service charges on deposit accounts increased $30,000, a result of the bank restructuring service charges. In addition, brokerage income increased $52,000 or 54.8% in 1999 from 1998.

OTHER EXPENSES

     Noninterest expense increased by $471,000, or 10.0%, from $4,730,000 for the year ended December 31, 1998 compared to $5,201,000 for the year ended December 31, 1999. Salaries and employee benefits increased $95,000 or 3.6% as a result of normal pay increases during the year. Occupancy and equipment expense increased $101,000 or 14.5% due primarily to the impact of the new operations center which opened in November, 1998 as well as additional costs related to the computer systems. Other expenses increased $281,000 or 19.5%. The largest single increase was from professional fees which increased $119,000 primarily due to litigation involving problem loan situations.

PROVISION FOR INCOME TAXES

     Income tax expense increased $251,000 to $151,000 for the year ended December 31, 1999 compared to a benefit of $100,000 for the year ended December 31, 1998 due to the increase in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity is a measure of the Company's ability to efficiently meet normal cash flow requirements of both borrowers and depositors. To maintain proper liquidity, the Company uses asset liability management policies along with its investment policies to assure it can meet its financial obligations to depositors, credit customers and shareholders. Liquidity is needed to meet depositors' withdrawal demands, extend credit to meet borrowers' needs, provide funds for normal operating expenses and cash dividends, and fund other capital expenditures.

     Liquidity management is influenced by cash generated by operating activities, investing activities and financing activities. The most important source of funds is the deposits which are primarily core deposits (deposits from customers with other relationships). Short-term debt from the Federal Home Loan Bank supplements the Company's availability of funds.

     At December 31, 1999, the Company and its Bank subsidiary exceeded all of its regulatory capital requirements. The Company had total risk-based capital of $15.9 million, or 15.1% which is above the $8.4 million, or 8% required; Tier I risk-based capital of $14.5 million, or 13.7% which is above the $4.2 million or 4% required for capital adequacy purposes; and a leverage capital of $14.5 million, or 8.5% which is above the $6.8 million or 4% required for capital adequacy purposes.

     Subsequent to year end, the Company entered into a formal regulatory agreement with its primary regulators, The Federal Reserve and The Ohio Division of Financial Institutions which, among other things, requires regulatory approval for any payment of dividends. In addition, subsequent to December 31, 1999, the Board of Directors voted to suspend the Dividend Reinvestment Plan. During 1999, approximately $281,000 or 63% of the $446,000 paid in cash dividends was used to purchase shares of common stock as part of the dividend reinvestment plan.

INTEREST RATE RISK MANAGEMENT

     The objective of interest rate sensitivity management is to maintain an appropriate balance between the stable growth of income and the risks associated with maximizing income through interest sensitivity imbalances and the market value risk of assets and liabilities. Asset/liability management includes GAP measurement that determines, over various time periods, interest-earning assets and interest-bearing liabilities which are due to reprice at current market rates. A financial institution will have a negative interest rate sensitivity GAP for a given period of time if the amount of its interest-bearing liabilities maturing or repricing within that period is greater than the total of the interest-earning assets maturing or repricing within the same period. When interest rates increase, financial institutions with a negative interest rate sensitivity GAP will be more likely to experience increases in the cost of their liabilities faster than the corresponding yields generated by their earning assets. Following the same concept, as interest rates decrease, the cost of funds of financial institutions with a negative interest-rate sensitivity GAP usually will decrease more rapidly than the yields on the earning assets. As a general rule, the same changes in interest rate will usually have the opposite effect on financial institution structured with a positive interest-rate sensitivity GAP.

     Interest rate sensitivity varies with various types of interest-earning assets and interest-bearing liabilities. The primary components of interest-sensitive assets include adjustable-rate loans and investments, loan repayments, investment maturities and money market investments. The primary components of interest-sensitive liabilities include maturing certificates of deposit, IRA certificates of deposit (individuals over 59 1/2 have the option of changing their interest rate annually) money market accounts, and short-term borrowings. Savings deposits and NOW accounts are considered core deposits and are not short-term interest sensitive.

     At December 31, 1999, the company was in a negative GAP position in the one year time horizon and is therefore more likely to be negatively impacted by interest rate increases in the near term.

YEAR 2000 COMPLIANCE

     Management devoted significant time and attention during 1999 to the task of ensuring the Company was "Year 2000" compliant prior to December 31, 1999. At the present time, the Company has not experienced and management does not anticipate any negative effects from "Year 2000" issues.

REGULATORY ACTION

     On March 17, 2000, the Board of Directors entered into a written regulatory agreement between Security Dollar Bank and the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. The agreement remains enforceable until terminated or suspended by the regulatory agencies and requires prior regulatory approval before any dividends can be paid by the Bank. In addition, the agreement requires specific actions be undertaken by management and the Bank's Board of Directors which are intended to improve and strengthen the Bank's operations, oversight, risk management and internal control. The agreement establishes specific time frames for the completion of various action items and requires written progress reports be furnished to the Bank's regulators on a quarterly basis detailing the actions taken to secure compliance with the agreement. Management anticipates that both Company management and the Board of Directors will devote significant time and attention during 2000 to complete the detailed requirements of the agreement. In addition, management anticipates the Company will incur costs for outside consulting engagements required under specific terms of the agreement. The costs for those services is not currently known.

IMPACT OF INFLATION

     Consolidated financial data included herein has been prepared in accordance with generally accepted accounting principles (GAAP). Presently, GAAP requires the Company to measure financial position and operating results in terms of historical dollars, except for securities available for sale which are carried at fair value. Changes in the relative value of money due to inflation or recession are generally not considered.

     In management's opinion, changes in interest rates affect the financial condition of the Company to a far greater degree than changes in the inflation rate. While interest rates are greatly influenced by changes in the inflation rate, they do not move concurrently. Rather, interest rate volatility is based on changes in the expected rate of inflation, as well as changes in monetary and fiscal policy. A financial institution's ability to be relatively unaffected by changes in interest rates is a good indicator of its capability to perform in a volatile economic environment. In an effort to protect itself from the effects of interest rate volatility, the Company reviews its interest rate risk position frequently, monitoring its exposure and taking necessary steps to minimize any detrimental effects on the Company's profitability.

     Average Balance Sheet And Interest Rate Analysis. The following table sets forth a summary of average balances of assets and liabilities as well as average yield and cost information. Average balances are derived from daily balances.

                                               1999                               1998
                                   -----------------------------      -----------------------------
                                   AVERAGE               YIELD/       AVERAGE               YIELD/
                                   BALANCE    INTEREST   RATE(2)      BALANCE    INTEREST   RATE(2)
                                   --------   --------   -------      --------   --------   -------
ASSETS
Interest-earning assets
Loans(1).........................  $108,133    $9,342      8.64%      $109,132    $9,855      9.03%
Taxable investment securities....    35,883     2,010      5.60%        34,987     2,148      6.14%
Tax-exempt investment
  securities.....................     9,133       417      6.92%         8,060       422      7.93%
Federal funds sold...............     7,082       351      4.96%         4,253       232      5.45%
                                   --------    ------    ------       --------    ------    ------
Total interest-earning assets....   160,231    12,120      7.56%       156,432    12,657      8.23%
Noninterest-earning assets.......    13,529                             11,972
                                   --------                           --------
                                   $173,760                           $168,404
                                   ========                           ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Interest-bearing liabilities:
Demand deposits..................  $  8,930       218      2.44%      $  8,051       195      2.42%
Money market accounts............    14,799       616      4.16%         5,705       203      3.56%
Savings deposits.................    26,699       783      2.93%        27,294       802      2.94%
Time deposits....................    76,425     4,038      5.28%        85,949     4,974      5.79%
Short-term borrowings............     8,084       303      3.75%         7,874       318      4.04%
Long-term borrowings.............     2,595       121      4.66%            --        --        --
                                   --------    ------    ------       --------    ------    ------
Total interest-bearing
  liabilities....................   137,532     6,079      4.42%       134,873     6,492      4.81%
                                   --------    ------    ------       --------    ------    ------
Noninterest-bearing
  liabilities....................    21,729                             18,848
Stockholders' equity.............    14,499                             14,683
                                   --------                           --------
                                   $173,760                           $168,404
                                   ========                           ========
Net interest income..............              $6,041                             $6,165
                                               ======                             ======
Net yield on interest-earning
  assets(3)......................                          3.77%                              4.08%
Interest rate spread (4).........                          3.14%                              3.42%
Ratio of average interest-earning
  assets to average
  interest-bearing liabilities...                        116.50%                            115.99%

---------------

(1) Average balances include nonaccrual loans.

(2) Tax equivalent adjustments have been made to yields on loans and securities that are exempt from federal income tax.

(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the cost of interest-bearing liabilities.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders Security Financial Corp.
Niles, Ohio

     We have audited the accompanying consolidated balance sheet of Security Financial Corp. as of December 31, 1999 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 1998 financial statements were audited by other auditors whose report dated January 22, 1999 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Financial Corp. as of December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Crowe, Chizek and Company LLP

Cleveland, Ohio
February 10, 2000, except for Notes 14 and 18, as to which the date is March 17, 2000

                            SECURITY FINANCIAL CORP.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                                  1999            1998
                                                              ------------    ------------
ASSETS
Cash and due from banks.....................................  $  8,110,768    $  8,056,009
Federal funds sold..........................................     8,950,000       1,781,000
Short-term interest bearing deposits........................       298,000         896,000
                                                              ------------    ------------
  Cash and cash equivalents.................................    17,358,768      10,733,009
Long-term interest bearing deposits.........................       199,000         398,000
Investment securities available for sale....................    40,543,732      44,359,814
Loans.......................................................   109,117,665     110,754,928
Less allowance for loan losses..............................     1,649,815       1,802,773
                                                              ------------    ------------
Net loans...................................................   107,467,850     108,952,155
Premises and equipment, net.................................     4,899,155       4,967,839
Accrued interest and other assets...........................     2,198,788       2,662,963
                                                              ------------    ------------
          Total assets......................................  $172,667,293    $172,073,780
                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing demand.................................  $ 18,319,669    $ 21,178,516
Interest bearing demand.....................................     9,894,059       7,980,918
Money market................................................    17,052,311      10,194,276
Savings.....................................................    25,085,927      26,576,390
Time........................................................    75,014,008      82,986,786
                                                              ------------    ------------
          Total deposits....................................   145,365,974     148,916,886
Short-term borrowings.......................................     9,405,994       7,649,027
FHLB advances...............................................     3,000,000              --
Accrued interest payable and other liabilities..............       554,697         763,587
                                                              ------------    ------------
          Total liabilities.................................   158,326,665     157,329,500
                                                              ------------    ------------
Commitments and contingencies
Common stock, without par value, 1,500,000 shares
  authorized; 361,780 and 346,978 shares issued.............     7,860,674       6,794,102
Retained earnings...........................................     7,124,702       7,695,892
Accumulated other comprehensive income......................      (644,748)        254,286
                                                              ------------    ------------
          Total stockholders' equity........................    14,340,628      14,744,280
                                                              ------------    ------------
               Total liabilities and stockholders' equity...  $172,667,293    $172,073,780
                                                              ============    ============

See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              ----------    ----------
INTEREST INCOME
Interest and fees on loans..................................  $9,342,188    $9,855,641
Securities:
Taxable.....................................................   1,958,712     2,115,073
Tax exempt..................................................     416,635       421,742
Interest-bearing deposits in other banks....................      51,322        32,701
Federal funds sold..........................................     350,856       231,838
                                                              ----------    ----------
          Total interest income.............................  12,119,713    12,656,995
                                                              ----------    ----------
INTEREST EXPENSE
Deposits....................................................   5,654,758     6,173,623
Short-term borrowings.......................................     302,662       318,388
FHLB advances...............................................     121,350            --
                                                              ----------    ----------
          Total interest expense............................   6,078,770     6,492,011
                                                              ----------    ----------
Net interest income.........................................   6,040,943     6,164,984
Provision for loan losses...................................     970,000     2,267,000
                                                              ----------    ----------
Net interest income after provision for loan losses.........   5,070,943     3,897,984
                                                              ----------    ----------
OTHER INCOME
Service charges on deposit accounts.........................     626,088       595,678
Investment securities gains, net............................       7,468        51,167
Gain on sales of mortgage loans, net........................      11,683        46,428
Brokerage income............................................     147,732        95,438
Other income................................................     122,981        95,941
                                                              ----------    ----------
          Total other income................................     915,952       884,652
                                                              ----------    ----------
OTHER EXPENSES
Salaries and employee benefits..............................   2,684,919     2,590,383
Occupancy and equipment.....................................     796,557       695,417
Other expenses..............................................   1,719,129     1,443,912
                                                              ----------    ----------
          Total other expense...............................   5,200,605     4,729,712
                                                              ----------    ----------
Income before income taxes..................................     786,290        52,924
Income tax expense (benefit)................................     151,088       (99,884)
                                                              ----------    ----------
Net Income..................................................  $  635,202    $  152,808
                                                              ==========    ==========
Weighted average shares outstanding:
  Basic.....................................................     359,212       355,009
  Diluted...................................................     359,541       355,399
Earnings Per Share:
  Basic.....................................................  $     1.77    $     0.43
  Diluted...................................................        1.77          0.43

See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                      ACCUMULATED
                                                                         OTHER
                             COMMON       CAPITAL       RETAINED     COMPREHENSIVE
                             STOCK        SURPLUS       EARNINGS        INCOME           TOTAL
                           ----------    ----------    ----------    -------------    -----------
Balance, January 1,
  1998...................  $  832,910    $4,977,246    $8,695,696      $ 127,031      $14,632,883
Reclassification for
  change to no par common
  stock..................   4,977,246    (4,977,246)                                           --
Net income...............                                 152,808                         152,808
Other comprehensive
  income.................                                                127,255          127,255
                                                                       ---------      -----------
Total comprehensive
  income.................                                                                 280,063
Cash dividends ($1.20 per
  share).................                                (428,265)                       (428,265)
Dividend reinvestment and
  stock purchase plan....     262,156                                                     262,156
Three percent stock
  dividend including cash
  paid for fractional
  shares.................     721,790                    (724,347)                         (2,557)
                           ----------                  ----------                     -----------
Balance, December 31,
  1998...................   6,794,102            --     7,695,892        254,286       14,744,280
Net income...............                                 635,202                         635,202
Other comprehensive
  income (loss)..........                                               (899,034)        (899,034)
                                                                       ---------      -----------
Total comprehensive
  income (loss)..........                                                                (263,832)
Cash dividends ($1.24 per
  share).................                                (446,452)                       (446,452)
Stock options exercised
  (424 shares)...........      26,784                                                      26,784
Issue of 52 common
  shares.................       3,583                                                       3,583
Dividend reinvestment and
  stock purchase plan....     280,815                                                     280,815
Three percent stock
  dividend including cash
  paid for fractional
  shares.................     755,390                    (759,940)                         (4,550)
                           ----------                  ----------                     -----------
Balance, December 31,
  1999...................  $7,860,674    $       --    $7,124,702      $(644,748)     $14,340,628
                           ==========    ==========    ==========      =========      ===========

See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                       1999 AND 1998
                                                              --------------------------------
                                                                   1999              1998
                                                              --------------    --------------
OPERATING ACTIVITIES
Net income..................................................   $    635,202      $    152,808
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................        346,534           385,186
  Net amortization of security premiums.....................        259,348           472,245
  Investment securities gains, net..........................         (7,468)          (51,167)
  Provision for loan losses.................................        970,000         2,267,000
  Deferred federal income taxes.............................          6,824            51,854
  Mortgage loans originated for sale........................       (315,850)       (2,402,039)
  Proceeds from sales of mortgage loans.....................        181,850         2,448,467
  Gain on sales of mortgage loans, net......................        (11,683)          (46,428)
  Decrease (increase) in accrued interest receivable........        114,601           (27,329)
  Increase (decrease) in accrued interest payable...........         (6,055)          (45,849)
  Other, net................................................        302,258            23,797
                                                               ------------      ------------
  Net cash from operating activities........................      2,475,561         3,228,545
                                                               ------------      ------------
INVESTMENT ACTIVITIES
Decrease (increase) in interest-bearing time deposits
  maturing in more than 90 days.............................        199,000          (398,000)
Investment securities available for sale:
  Proceeds from sales.......................................      6,487,590         4,365,457
  Proceeds from maturities and principal repayments.........      9,076,280        12,165,746
  Purchases.................................................    (13,376,777)      (19,480,782)
Net decrease (increase) in loans............................        636,622        (1,379,969)
Purchase of premises and equipment..........................       (205,850)       (1,447,700)
Proceeds from sale of repossessed assets....................        270,684           253,212
                                                               ------------      ------------
  Net cash from investing activities........................      3,087,549        (5,922,036)
                                                               ------------      ------------
FINANCING ACTIVITIES
Net (decrease) increase in deposits.........................     (3,550,912)        3,564,425
Net increase in short-term borrowings.......................      1,756,964         1,124,341
FHLB advances...............................................      3,000,000                --
Dividends paid on common stock..............................       (451,002)         (430,822)
Proceeds from stock options.................................         26,784                --
Proceeds from dividend reinvestment and stock purchase
  plan......................................................        280,815           262,156
                                                               ------------      ------------
     Net cash from financing activities.....................      1,062,649         4,520,100
                                                               ------------      ------------
  Increase in cash and cash equivalents.....................      6,625,759         1,826,609
Cash and cash equivalents at beginning of year..............     10,733,009         8,906,400
                                                               ------------      ------------
Cash and cash equivalents at end of year....................   $ 17,358,768      $ 10,733,009
                                                               ============      ============

See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include Security Financial Corp. ("Company") and its wholly-owned subsidiary, Security Dollar Bank ("Bank"). Significant intercompany transactions and balances are eliminated in consolidation.

     The Company is a Delaware corporation organized as holding company of the Bank. The Bank is a state-chartered commercial bank located in Northeast Ohio. The Company and its subsidiary derive substantially all their income from banking and bank-related services which include interest earnings on commercial and consumer loan financing as well as interest on securities and a variety of deposit services to its customers through five locations. The Company and the Bank are supervised by the Federal Reserve Board, while the Bank is also subject to regulation and supervision by the Ohio Division of Financial Institutions.

     Use of Estimates: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Cash Flow Information: For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest-bearing deposits in other banks with a maturity less than 90 days.

     Cash payments for interest in 1999 and 1998 were $6,071,102 and $6,537,860, respectively. Cash received from a refund of prior income taxes paid was $100,431 in 1999. Cash payments for income taxes paid were $140,000 for 1998.

     Securities: The Company has classified debt and equity securities as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned. Interest income includes amortization of purchase premiums or discounts

     Common stock of the Federal Home Loan Bank, Federal Reserve Bank, and Independent State Bank of Ohio are accounted for at cost and are classified with equity securities available for sale.

     Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and an allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

     Interest on loans is recognized as income when earned on the accrual method. The Company's general policy has been to stop accruing interest on loans when it is determined that reasonable doubt exists as to the collectibility of additional interest. Interest payments received on nonaccrual loans is recorded as income or applied against principal according to management's judgment as to the collectibility of the related loans. Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan yield. The Company is amortizing these amounts over the contractual lives of the related loans.

     Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

     A loan is considered impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired. Factors considered by management in determining impairment include payment status and collateral value.

     Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

     Intangibles: Purchased intangibles, primarily goodwill and core deposit value, are recorded at cost and amortized over the estimated life. Goodwill is being amortized over 15 years and the core deposit is being amortized over 8 years. Intangible amortization of $72,000 was recorded in both 1999 and 1998.

     Long-Term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

     Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

     Profit Sharing Plan: Profit sharing expense is the amount of the contribution determined by a formula which is based on the achievement of certain operating levels and performance ratios.

     Stock Compensation: Employee compensation expense under stock option plans is reported if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are shown using the fair value method of SFAS No. 123 to measure expense for the options, using an option pricing model to estimate fair value.

     Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

     Earnings per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share have been restated for all stock dividends.

     Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

     New Accounting Pronouncements: Beginning January 1, 2001, a new accounting standard will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. This is not expected to have a material effect but the effect will depend on derivative holdings when this standard applies.

     Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

     Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

     Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

     Business Segments: While the Company's chief decision-makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a company-wide basis. Accordingly, all of the Company's banking operations are considered by management to be aggregated in one reportable operating segment.

     Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

NOTE 2 -- SECURITIES

     The amortized cost and estimated market values of securities available for sale are as follows:

                                                            1999
                                   -------------------------------------------------------
                                                    GROSS          GROSS        ESTIMATED
                                    AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                      COST          GAINS         LOSSES          VALUE
                                   -----------    ----------    -----------    -----------
U.S. Treasury and Government
  agency securities..............  $ 7,145,502     $ 16,952     $  (139,750)   $ 7,022,704
Obligations of states and
  political subdivisions.........    9,117,043        4,590        (613,220)     8,508,413
Corporate obligations............      195,109           --          (7,296)       187,813
Mortgage-backed securities.......   23,618,028       27,176        (509,988)    23,135,216
                                   -----------     --------     -----------    -----------
Total debt securities............   40,075,682       48,718      (1,270,254)    38,854,146
Equity securities................    1,444,938      244,648              --      1,689,586
                                   -----------     --------     -----------    -----------
Total............................  $41,520,620     $293,366     $(1,270,254)   $40,543,732
                                   ===========     ========     ===========    ===========

                                                             1998
                                    ------------------------------------------------------
                                                     GROSS         GROSS        ESTIMATED
                                     AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                       COST          GAINS         LOSSES         VALUE
                                    -----------    ----------    ----------    -----------
U.S. Treasury and Government
  agency securities...............  $ 6,824,464     $ 15,258     $  (3,187)    $ 6,836,535
Obligations of states and
  political subdivisions..........    9,182,033      105,136       (59,101)      9,228,068
Mortgage-backed securities........   26,499,393      339,260      (164,157)     26,674,496
                                    -----------     --------     ---------     -----------
Total debt securities.............   42,505,890      459,654      (226,445)     42,739,099
Equity securities.................    1,468,638      158,793        (6,716)      1,620,715
                                    -----------     --------     ---------     -----------
Total.............................  $43,974,528     $618,447     $(233,161)    $44,359,814
                                    ===========     ========     =========     ===========

     The amortized cost and estimated market values of debt securities at December 31, 1999, by contractual maturity, are shown below. The Company's mortgage-backed securities have contractual maturities ranging from one to thirty years. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      AMORTIZED      ESTIMATED
                                                        COST        FAIR VALUE
                                                     -----------    -----------
Due in one year or less............................  $ 2,650,028    $ 2,594,109
Due after one year through five years..............    4,552,324      4,383,045
Due after five years through ten years.............    7,159,690      6,629,728
Due after ten years................................    2,095,612      2,112,048
Mortgage-backed securities.........................   23,618,028     23,135,216
                                                     -----------    -----------
          Total....................................  $40,075,682    $38,854,146
                                                     ===========    ===========

     The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of securities:

                                                          1999          1998
                                                       ----------    ----------
Proceeds from sales..................................  $6,487,590    $4,365,457
Gross gains..........................................      29,280        51,167
Gross losses.........................................      21,812            --

     Securities with carrying values of $21,433,459 and $22,615,602 at December 31, 1999 and 1998, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase, and other purposes as required by law.

NOTE 3 -- LOANS

     Major classifications of loans are summarized as follows:

                                                       1999            1998
                                                   ------------    ------------
Real estate mortgages:
Residential......................................  $ 51,759,229    $ 47,954,511
Commercial.......................................    32,560,547      24,791,286
Commercial, financial, and agricultural..........     6,060,456      10,255,062
Consumer loans...................................    16,619,461      25,177,883
Other............................................     2,117,972       2,576,186
                                                   ------------    ------------
                                                   $109,117,665    $110,754,928
                                                   ============    ============

     Activity in the allowance for loan losses for the year was as follows:

                                                          1999          1998
                                                       ----------    ----------
Balance, January 1...................................  $1,802,773    $1,677,651
Add:
Provisions charged to operations.....................     970,000     2,267,000
Recoveries...........................................     204,383       112,173
Less loans charged off...............................   1,327,341     2,254,051
                                                       ----------    ----------
Balance, December 31.................................  $1,649,815    $1,802,773
                                                       ==========    ==========

     Impaired loans were as follows.

                                                           1999         1998
                                                         --------    ----------
Year-end loans with no allocated allowance for loan
  losses...............................................  $115,773    $  422,387
Year-end loans with allocated allowance for loan
  losses...............................................   234,124       524,124
                                                         --------    ----------
          Total........................................  $349,897    $  946,511
                                                         ========    ==========
Amount of the allowance for loan losses allocated......  $ 80,000    $  238,000
Average of impaired loans during the year..............  $724,018    $1,113,000
Interest income recognized during impairment...........  $  5,929    $   10,894
Cash-basis interest income recognized..................     5,929        10,894

     Nonperforming loans were as follows.

                                                            1999         1998
                                                         ----------    --------
Loans past due over 90 days still on accrual...........  $  184,000    $412,000
Nonaccrual loans.......................................   1,041,569     933,675

     Nonperforming loans includes substantially all impaired loans and smaller balance homogeneous loans, such as residential mortgage and consumer loans, that are collectively evaluated for impairment.

NOTE 4 -- PREMISES AND EQUIPMENT

     Major classifications of premises and equipment are summarized as follows:

                                                          1999          1998
                                                       ----------    ----------
Land.................................................  $  576,173    $  576,173
Buildings............................................   4,845,116     4,883,483
Furniture, fixtures, and equipment...................   3,565,448     3,321,227
                                                       ----------    ----------
                                                        8,986,737     8,780,883
Less: Accumulated depreciation.......................   4,087,582     3,813,044
                                                       ----------    ----------
Total................................................  $4,899,155    $4,967,839
                                                       ==========    ==========

     Depreciation charged to operations was $274,534 in 1999 and $313,186 in 1998.

NOTE 5 -- DEPOSITS

     Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $12,114,475 and $13,487,912 at December 31, 1999 and 1998, respectively.

     Scheduled maturities of time deposits for the next five years were as follows.

2000........................................................  $53,134,221
2001........................................................   15,870,453
2002........................................................    3,734,306
2003........................................................    1,264,834
2004........................................................      651,784
Thereafter..................................................      358,410
                                                              -----------
 ............................................................  $75,014,008
                                                              ===========

NOTE 6 -- SHORT TERM BORROWINGS

     Short-term borrowings consist of securities sold under agreements to repurchase and federal funds purchased. The outstanding balances and related information for short-term borrowings are summarized as follows:

                                                          1999          1998
                                                       ----------    ----------
Short-term borrowings:
Ending balance.......................................  $9,405,994    $7,649,027
Maximum month-end balance during the year............   9,653,054    10,509,123
Average balance during the year......................   8,084,000     7,874,000
Average year end interest rate.......................        3.49%         3.47%
Average interest rate during the year................        3.75%         4.05%

     Average amounts outstanding during the year represent daily averages. Average interest rates represent interest expense divided by the related average balances. The Company has pledged investment securities with carrying values of $16,820,000 and $16,825,000 as of December 31, 1999 and 1998, respectively, as collateral for the repurchase agreements.

     At December 31, 1999 and 1998, the Company maintained unsecured lines of credit with various financial institutions which totaled $15,000,000, respectively. All lines were unused at December 31, 1999 and 1998, and are available to support general corporate purposes. There are no fees to maintain these lines and no interest was paid.

NOTE 7 -- FEDERAL HOME LOAN BANK ADVANCES

     At December 31, 1999, advances from the Federal Home Loan Bank were as follows.

Maturities January 2009 through March 2009, at rates from
  4.5% to 4.86%, averaging 4.65%............................  $3,000,000
                                                              ==========

     Currently, only interest payments are due on the FHLB advances. The advances are convertible fixed rate advances and convert within 2 years from date of issue at which point the Bank has the option to pay off the balances without penalty or convert the advances. The advances were collateralized by $4,500,000 of first mortgage loans under a blanket lien arrangement at year-end 1999. At December 31, 1999, the Bank had a borrowing capacity of approximately $18.9 million with the FHLB. There were no such borrowings at December 31, 1998.

NOTE 8 -- PROFIT SHARING

     The Company maintains a trusteed, Section 401(k) profit sharing plan with contributions matching those by eligible employees to a maximum of 140 percent of employee contributions annually, to a maximum of 5 percent of annual salary. The Company may also provide for a discretionary profit sharing contribution. All employees at least 20 1/2 years of age who have completed one year of service are eligible to participate in the plan. The Company's contribution to this plan was $105,824 in 1999 and $96,990 in 1998.

NOTE 9 -- OTHER EXPENSE

     The following is an analysis of other expense:

                                                          1999          1998
                                                       ----------    ----------
Stationery, printing, and supplies...................  $  148,933    $  158,648
Professional fees....................................     410,450       290,953
Data processing......................................     126,031       125,958
Franchise tax........................................     200,245       197,526
Postage and courier..................................     161,072       151,098
Other................................................     672,398       519,729
                                                       ----------    ----------
Total................................................  $1,719,129    $1,443,912
                                                       ==========    ==========

NOTE 10 -- INCOME TAXES

     The federal income tax expense (benefit) consist of:

                                                            1999        1998
                                                          --------    ---------
Current.................................................  $144,264    $(151,738)
Deferred................................................     6,824       51,854
                                                          --------    ---------
Tax expense (benefit)...................................  $151,088    $ (99,884)
                                                          ========    =========

     The components of the net deferred tax assets and liabilities are as follows:

                                                            1999        1998
                                                          --------    ---------
Deferred tax assets:
Allowance for loan loses................................  $205,116    $ 301,745
Intangible amortization.................................    28,171       21,566
Deferred compensation...................................     8,417       11,895
Net unrealized loss on securities.......................   332,142           --
Other...................................................    28,261           --
                                                          --------    ---------
          Total.........................................   602,107      335,206
                                                          --------    ---------
Deferred tax liabilities:
Premises and equipment..................................    56,421       53,021
Investment securities discount accretion................    37,239       55,796
Loan origination fees, net..............................   245,754      310,638
Net unrealized gain on securities.......................        --      130,997
FHLB stock dividends....................................    86,771       65,147
                                                          --------    ---------
          Total.........................................   426,185      615,599
                                                          --------    ---------
Net deferred tax asset (liability)......................  $175,922    $(280,393)
                                                          ========    =========

     The following is a reconciliation between income tax expense and the amounts of income taxes which would have been provided at statutory rates:

                                               1999                    1998
                                       --------------------    --------------------
                                                     % OF                    % OF
                                                    PRE-TAX                 PRE-TAX
                                        AMOUNT      INCOME      AMOUNT      INCOME
                                       ---------    -------    ---------    -------
Provision at statutory rate..........  $ 267,339      34.0%    $  17,995      34.0%
Effect of tax-exempt income..........   (147,859)    (18.8)     (152,058)   (287.3)
Nondeductible interest expense.......     22,946       2.9        18,484      34.9
Other, net...........................      8,662       1.1        15,695      29.7
                                       ---------     -----     ---------    ------
Tax expense (benefit) and effective
  rates..............................  $ 151,088      19.2%    $ (99,884)   (188.7)%
                                       =========     =====     =========    ======

NOTE 11 -- DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Company maintains a dividend reinvestment plan. Participation is available to all common stockholders who are residents of the state of Ohio. The plan provides each participant with a simple and convenient method of purchasing additional common shares without payment of any brokerage commission or other service fees. A participant in the plan may elect to reinvest dividends on all or part of their shares to acquire additional common stock. In addition, the plan provides for the optional purchase of shares of the Company's common stock up to a maximum of $4,000 per year. A participant may withdraw from the plan at any time. Stockholders purchased 3,982 shares in 1999 and 3,854 shares in 1998 through the plan. Subsequent to December 31, 1999, the Board of Directors authorized the suspension of the dividend reinvestment plan.

NOTE 12 -- STOCK OPTIONS

     Options to buy stock may be granted to directors, officers and employees under the Employee Stock Option Plan, which provides for the issuance of up to 21,218 options. The exercise price shall be, at a minimum, the market price on the date of grant. The maximum option term is ten years, and qualified options vest over five years and nonqualified options vest over three years.

     A summary of the activity in the plan is as follows.

                                                1999                  1998
                                         ------------------    ------------------
                                                   WEIGHTED              WEIGHTED
                                                   AVERAGE               AVERAGE
                                                   EXERCISE              EXERCISE
                                         SHARES     PRICE      SHARES     PRICE
                                         ------    --------    ------    --------
Outstanding at beginning of year.......   8,487     $62.27         --
Granted................................      --                 8,487     $62.27
Exercised..............................    (424)     63.12         --
Forfeited..............................    (848)     64.82         --
                                         ------     ------     ------     ------
Outstanding at end of year.............   7,215     $61.84      8,487     $62.27
                                         ======     ======     ======     ======
Options exercisable at year-end........   1,272
  Weighted-average fair value of
     options granted during year.......      --                           $ 7.42

     Options outstanding at year-end 1999 were as follows.

                                    OUTSTANDING                   EXERCISABLE
                             --------------------------    --------------------------
                                       WEIGHTED AVERAGE                  WEIGHTED
                                          REMAINING                      AVERAGE
                                         CONTRACTUAL                     EXERCISE
                             NUMBER          LIFE          NUMBER         PRICE
                             ------    ----------------    ------    ----------------
Nonqualified.............     6,154           8.0          1,060          $61.42
Qualified................     1,061           8.5            212           64.82
                             ------         -----          -----          ------
Outstanding at year
  end....................     7,215           8.1          1,272          $61.84
                             ======         =====          =====          ======

     Had compensation cost for stock options been measured using FASB Statement No. 123, net income and earnings per share would have been the pro forma amounts indicated below. The pro forma effect may increase in the future if more options are granted.

                                                            1999        1998
                                                          --------    --------
Net income as reported..................................  $635,202    $152,808
Pro forma net income....................................   623,403     141,009
Basic earnings per share as reported....................  $   1.77    $   0.43
Pro forma basic earnings per share......................      1.74        0.40
Diluted earnings per share as reported..................      1.77        0.43
Pro forma diluted earnings per share....................      1.74        0.40

     The pro forma effects are computed using option pricing models, using the following weighted-average assumptions as of grant date.

                                                         QUALIFIED    NON-QUALIFIED
                                                         ---------    -------------
Risk-free interest rate................................      5.51%          5.70%
Expected option life...................................   6 years        3 years
Expected stock price volatility........................      4.51%          4.51%
Dividend yield.........................................      2.00%          2.00%

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     In the normal course of business, there are various outstanding commitments and contingent liabilities not reflected in the accompanying consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These commitments were comprised of the following:

                                                           1999           1998
                                                        -----------    -----------
Commitments to extend credit..........................  $10,843,000    $17,098,019
Standby letters of credit and financial guarantees....      827,000        837,102
                                                        -----------    -----------
Total.................................................  $11,670,000    $17,935,121
                                                        ===========    ===========

     The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. The Company uses the same credit policies in making commitments and conditional obligations as it does for instruments on the balance sheet. Generally, collateral is not required to support these financial instruments. The terms are typically for a one-year period with an annual renewal option subject to prior approval by management.

     The district Federal Reserve Bank requires the Bank to maintain certain average reserve balances. As of December 31, 1999 and 1998, the Bank had required reserves of $813,000 and $716,000 respectively, comprised of vault cash and a depository amount held with the Federal Reserve Bank. These assets do not earn interest.

     The Company and Bank are involved in various legal actions from normal business activities. Management believes the liability, if any, arising from such litigation will not have a material adverse effect on the Company's financial position.

NOTE 14 -- REGULATORY CAPITAL REQUIREMENTS

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by the regulators that if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the entities' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

     Quantitative measures established by the regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). Management believes as of December 31, 1999 that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1999 and 1998, the Company and Bank were considered well capitalized under the regulatory framework for prompt corrective action. There have been no conditions or events that management believes have changed the Company's or the Bank's category.

     The following table reflects the capital ratios and minimum requirements as of December 31, 1999 and 1998.

                                                                                 TO BE "WELL
                                                                                 CAPITALIZED"
                                                             FOR CAPITAL         UNDER PROMPT
                                                              ADEQUACY            CORRECTIVE
                                            ACTUAL            PURPOSES:       ACTION PROVISIONS:
                                       ----------------    ---------------    ------------------
                                       AMOUNT     RATIO    AMOUNT    RATIO     AMOUNT     RATIO
                                       -------    -----    ------    -----    --------    ------
As of December 31, 1999 (in
  thousands)
Total Capital (to Risk Weighted
  Assets) Consolidated.............    $15,908    15.10%   $8,429     8.0%    $10,536      10.0%
Bank...............................    $15,060    14.34%   $8,400     8.0%    $10,500      10.0%
Tier I Capital (to Risk Weighted
  Assets) Consolidated.............    $14,477    13.74%   $4,214     4.0%    $ 6,322       6.0%
Bank...............................    $13,743    13.09%   $4,200     4.0%    $ 6,300       6.0%
Tier I Capital (to Average Assets)
  Consolidated.....................    $14,477     8.47%   $6,838     4.0%    $ 8,547       5.0%
Bank...............................    $13,743     7.91%   $6,953     4.0%    $ 8,691       5.0%
As of December 31, 1998 (in
  thousands):
Total Capital (to Risk Weighted
  Assets) Consolidated.............    $15,253    14.25%   $8,566     8.0%    $10,708      10.0%
Bank...............................    $14,476    13.60%   $8,517     8.0%    $10,646      10.0%
Tier I Capital (to Risk Weighted
  Assets) Consolidated.............    $13,909    12.99%   $4,282     4.0%    $ 6,423       6.0%
Bank...............................    $13,139    12.34%   $4,258     4.0%    $ 6,388       6.0%
Tier I Capital (to Average Assets)
  Consolidated.....................    $13,909     8.12%   $6,856     4.0%    $ 8,570       5.0%
Bank...............................    $13,139     7.69%   $6,833     4.0%    $ 8,541       5.0%

     Federal law prevents Security Financial Corp. from borrowing from the Bank unless the loans are secured by specific collateral. Further, such secured loans are limited in amount to ten percent of the Bank's capital.

     The Bank is subject to legal limitations on the amount of dividends it can pay as a state-chartered member of the Federal Reserve Bank System. In accordance with the regulatory agreement described in Note 18, the Bank may not declare or pay and dividends without prior written approval by the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions.

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows:

                                             1999                              1998
                                ------------------------------    ------------------------------
                                  CARRYING           FAIR           CARRYING           FAIR
                                    VALUE            VALUE            VALUE            VALUE
                                -------------    -------------    -------------    -------------
Financial assets:
Cash and cash equivalents.....  $  17,358,768    $  17,359,000    $  10,733,009    $  10,733,000
Long-term interest bearing
  deposits....................        199,000          199,000          398,000          398,000
Securities available for
  sale........................     40,543,732       40,544,000       44,359,814       44,360,000
Net loans.....................    107,467,850      107,271,000      108,952,155      109,797,000
Accrued interest receivable...        954,720          955,000        1,069,321        1,069,000

                                             1999                              1998
                                ------------------------------    ------------------------------
                                  CARRYING           FAIR           CARRYING           FAIR
                                    VALUE            VALUE            VALUE            VALUE
                                -------------    -------------    -------------    -------------
Financial liabilities:
Deposits......................   (145,365,974)    (145,295,000)    (148,916,886)    (149,031,000)
Short-term borrowings.........     (9,405,994)      (9,406,000)      (7,649,027)      (7,649,000)
FHLB advances.................     (3,000,000)      (2,991,000)              --               --
Accrued interest payable......       (286,795)        (287,000)        (292,850)        (293,000)

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash and Cash Equivalents: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Long-term Interest Bearing Deposits: The carrying amount is a reasonable estimate of fair value.

     Securities: For securities, fair values are based on quoted market prices or dealer quotes. The estimated fair value of Federal Home Loan Bank and Federal Reserve Bank stock is considered to approximate cost since it may be redeemed at par under certain circumstances.

     Loans: The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     Deposit Liabilities: The fair value of demand deposits and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

     Short Term Borrowings: The fair value of short term borrowings is the amount payable at the reporting date.

     Federal Home Loan Bank Advances: The fair value of Federal Home Loan Bank advances is estimated by discounting future cash flows using the rates currently offered for similar borrowings of similar remaining maturities.

     Accrued Interest Receivable and Accrued Interest Payable: For these assets and liabilities, the carrying amount is a reasonable estimate of fair value.

     Off Balance Sheet Commitments: The fair value of off balance sheet commitments to extend credit is not material.

     While these estimates of fair value are based on management's judgment of the most appropriate factors as of the balance sheet date, there is no assurance that the estimated fair values would have been realized if the assets were disposed of or the liabilities settled at that date, since market values may differ depending on various circumstances. The estimated fair values would also not apply to subsequent dates. In addition, other assets and liabilities that are not financial instruments, such as premises and equipment, are not included in the above disclosures. Also, non-financial instruments typically not recognized on the balance sheet may have value but are not included in the above disclosures. These include, among other items, the estimated earning power of core deposits, the trained workforce, customer goodwill, and similar items.

NOTE 16 -- PARENT COMPANY

     Following are condensed parent-only financial statements for Security Financial Corp.

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                        1999           1998
                                                     -----------    -----------
ASSETS
Cash on deposit in subsidiary bank.................  $   407,150    $   347,711
Interest-bearing deposit in other banks............      100,000        100,000
Investment in subsidiary bank......................   13,445,586     13,874,166
Securities available for sale......................      465,936        463,365
Other assets.......................................           --         10,744
                                                     -----------    -----------
Total assets.......................................  $14,418,672    $14,795,986
                                                     ===========    ===========
Liabilities........................................  $    78,044    $    51,706
Stockholders' Equity...............................   14,340,628     14,744,280
                                                     -----------    -----------
Total liabilities and stockholders' equity.........  $14,418,672    $14,795,986
                                                     ===========    ===========

                         CONDENSED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

INCOME
Dividends from subsidiary bank..........................  $125,000    $125,000
Dividend income.........................................    18,755      13,754
                                                          --------    --------
Total income............................................   143,755     138,754
EXPENSE
Operating expense.......................................    63,579      62,205
                                                          --------    --------
Income before equity in undistributed earnings of
  subsidiary............................................    80,176      76,549
Income tax expense (benefit)............................   (23,476)
Equity in undistributed earnings of subsidiary..........   531,550      76,259
                                                          --------    --------
Net income..............................................  $635,202    $152,808
                                                          ========    ========

                       CONDENSED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                1999         1998
                                                              ---------    ---------
Operating activities
Net income..................................................  $ 635,202    $ 152,808
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Equity in undistributed earnings of subsidiary............   (531,550)     (76,259)
Change in other assets and liabilities......................      9,189           --
                                                              ---------    ---------
Net cash from operating activities..........................    112,841       76,549
Investing activities
Return of capital on equity investment......................     90,001           --
Purchase of investment securities available for sale........         --     (177,259)
                                                              ---------    ---------
Net cash from investing activities..........................     90,001     (177,259)
Financing activities
Proceeds from dividend reinvestment and stock purchase
  plan......................................................    280,815      262,156
Proceeds from stock options.................................     26,784           --
Dividends paid on common stock..............................   (451,002)    (430,822)
                                                              ---------    ---------
Net cash from financing activities..........................   (143,403)    (168,666)
Increase (decrease) in cash.................................     59,439     (269,376)
Cash at beginning of year...................................    347,711      617,087
                                                              ---------    ---------
Cash at end of year.........................................  $ 407,150    $ 347,711
                                                              =========    =========

NOTE 17 -- OTHER COMPREHENSIVE INCOME

     Other comprehensive income components and related taxes were as follows.

                                                           1999          1998
                                                        -----------    --------
Unrealized holding gains (losses) on available-for-
  sale securities.....................................  $(1,354,705)   $243,978
Less reclassification adjustments for gains recognized
  in income...........................................        7,468      51,167
                                                        -----------    --------
Net unrealized gains and losses.......................   (1,362,173)    192,811
Tax effect............................................      463,139      65,556
                                                        -----------    --------
Other comprehensive income (loss).....................  $  (899,034)   $127,255
                                                        ===========    ========

NOTE 18 -- SUBSEQUENT EVENT -- REGULATORY AGREEMENT

     On March 17, 2000, the Board of Directors approved and entered into a written regulatory agreement between Security Dollar Bank and the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. The agreement was executed in accordance with current banking regulations and will remain enforceable until terminated or suspended by the Bank's regulators. The agreement restricts the payment of dividends by the Bank without the prior approval of its primary regulators. In addition, the agreement requires specific actions by the Bank's management and the Board of Directors which are intended to improve and strengthen the Bank's operations, oversight, risk management and internal control.

                                  Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 filed on or about November 15, 1999 of Security Financial Corp, of our report dated February 10, 2000, except for Notes 14 and 18, as to which the date is March 17, 2000, related to the consolidated balance sheet of Security Financial Corp, as of December 31, 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1999, which report is incorporated by reference in this Form 10-KSB.

                                          /s/ Crowe, Chizek and Company LLP
                                          Crowe, Chizek and Company LLP

Cleveland, Ohio
March 29, 2000

                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 filed on or about November 15, 1999 of Security Financial Corp, of our report dated January 22, 1999, related to the consolidated balance sheet of Security Financial Corp. as of December 31, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1998, which report is incorporated by reference in this Form 10-KSB.

                                          /s/ S.R. Snodgrass, A.C.
                                          S.R. Snodgrass, A.C.

Wexford, PA
March 29, 2000

ARTICLE 9
LEGEND
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE ANNUAL REPORT ON FORM 10-KSB AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
LEGEND
CIK 0000825392
NAME SECURITY FINANCIAL CORP.
MULTIPLIER 1,000

PERIOD-TYPE                                          12-MOS
FISCAL-YEAR-END                                                DEC-31-1999
PERIOD-START                                                   JAN-01-1999
PERIOD-END                                                     DEC-31-1999
CASH                                                                 8,111
INT-BEARING-DEPOSITS                                                   497
FED-FUNDS-SOLD                                                       8,950
TRADING-ASSETS                                                           0
INVESTMENTS-HELD-FOR-SALE                                           40,544
INVESTMENTS-CARRYING                                                     0
INVESTMENTS-MARKET                                                       0
LOANS                                                              109,118
ALLOWANCE                                                            1,650
TOTAL-ASSETS                                                       172,667
DEPOSITS                                                           145,366
SHORT-TERM                                                           9,406
LIABILITIES-OTHER                                                      555
LONG-TERM                                                            3,000
PREFERRED-MANDATORY                                                      0
PREFERRED                                                                0
COMMON                                                               7,861
OTHER-SE                                                             6,480
TOTAL-LIABILITIES-AND-EQUITY                                       172,667
INTEREST-LOAN                                                        9,342
INTEREST-INVEST                                                      2,375
INTEREST-OTHER                                                         402
INTEREST-TOTAL                                                      12,120
INTEREST-DEPOSIT                                                     5,655
INTEREST-EXPENSE                                                     6,079
INTEREST-INCOME-NET                                                  6,041
LOAN-LOSSES                                                            970
SECURITIES-GAINS                                                         7
EXPENSE-OTHER                                                        5,201
INCOME-PRETAX                                                          786
INCOME-PRE-EXTRAORDINARY                                               786
EXTRAORDINARY                                                            0
CHANGES                                                                  0
NET-INCOME                                                             635
EPS-BASIC                                                             1.77
EPS-DILUTED                                                           1.77
YIELD-ACTUAL                                                          3.77
LOANS-NON                                                            1,042
LOANS-PAST                                                             184
LOANS-TROUBLED                                                           0
LOANS-PROBLEM                                                        3,300
ALLOWANCE-OPEN                                                       1,803
CHARGE-OFFS                                                          1,327
RECOVERIES                                                             204
ALLOWANCE-CLOSE                                                      1,650
ALLOWANCE-DOMESTIC                                                   1,650
ALLOWANCE-FOREIGN                                                        0
ALLOWANCE-UNALLOCATED                                                  115

                                    ANNEX E

                            SECURITY FINANCIAL CORP.
                           JUNE 30, 2000 FORM 10-QSB

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 10-QSB

(MARK ONE)
   [X]        QUARTERLY REPORT UNDER SECTION 13 OR 15 (d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2000

(MARK ONE)

   [ ]        TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

          FOR THE TRANSITION PERIOD FROM ____________ TO ____________

                         COMMISSION FILE NUMBER 0-24157

                            ------------------------

                            SECURITY FINANCIAL CORP.
       (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       34-1579662
--------------------------------------------    --------------------------------------------
      (STATE OR OTHER JURISDICTION OF                (IRS EMPLOYER IDENTIFICATION NO.)
        INCORPORATION OR ORGANIZATION)

                 ONE SOUTH MAIN STREET, NILES, OHIO 44446-0228
              ---------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (330) 544-7400
                            ------------------------
                          (ISSUER'S TELEPHONE NUMBER)

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.

                   Class:                               Outstanding at July 31, 2000
         Common stock, no par value                        361,776 common shares

Transitional Small Business Disclosure Format (check one) Yes [  ] No [X]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SECURITY FINANCIAL CORP.
                                  FORM 10-QSB
                          QUARTER ENDED JUNE 30, 2000

                                                                PAGE
                                                                ----
PART I -- FINANCIAL INFORMATION

Item 1 -- Financial Statements Consolidated Balance Sheets,
      as of June 30, 2000 and December 31, 1999.............      3
     Consolidated Statements of Income for the three and six
      months Ended June 30, 2000 and 1999...................      4
     Consolidated Statements of Comprehensive Income for the
      three and six Months ended June 30, 2000 and 1999.....      6
     Consolidated Statement of Changes in Stockholders'
      Equity For the six months ended June 30, 2000.........      7
     Condensed Consolidated Statements of Cash Flows for the
      six Months ended June 30, 2000 and 1999...............      8
     Notes to Consolidated Financial Statements.............      9

Item 2 -- Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................     15

PART II --
Other Information...........................................     20
Signatures..................................................     22

                         PART I. FINANCIAL INFORMATION

                            SECURITY FINANCIAL CORP.
                          CONSOLIDATED BALANCE SHEETS

                                                                JUNE 30,      DECEMBER 31,
                                                                  2000            1999
                                                              ------------    ------------
ASSETS
  Cash and due from banks...................................  $  7,420,270    $  8,110,768
  Federal funds sold........................................     9,347,000       8,950,000
  Short-term interest-bearing deposits......................       199,000         298,000
                                                              ------------    ------------
     Cash and cash equivalents..............................    16,966,270      17,358,768
  Long-term interest-bearing deposits.......................       299,000         199,000
  Securities available for sale.............................    39,474,647      40,543,732
  Loans.....................................................   103,933,256     109,117,665
  Less allowance for loan losses............................     1,792,862       1,649,815
                                                              ------------    ------------
     Net loans..............................................   102,140,394     107,467,850
  Premises and equipment, net...............................     4,806,696       4,899,155
  Accrued interest and other assets.........................     2,121,565       2,198,788
                                                              ------------    ------------
          Total assets......................................  $165,808,572    $172,667,293
                                                              ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non interest-bearing demand...............................  $ 19,388,271    $ 18,319,669
  Interest-bearing demand...................................    10,792,028       9,894,059
  Money market..............................................    17,816,846      17,052,311
  Savings...................................................    24,629,417      25,085,927
  Time......................................................    67,667,096      75,014,008
                                                              ------------    ------------
          Total deposits....................................   140,293,658     145,365,974
Short-term borrowings.......................................     9,865,528       9,405,994
FHLB advances...............................................     1,000,000       3,000,000
Accrued interest payable and other liabilities..............       351,926         554,697
                                                              ------------    ------------
          Total liabilities.................................   151,511,112     158,326,665
Commitments and Contingencies
Common stock, no par value 1,500,000 shares authorized;
  361,776 and 361,780 shares issued.........................     7,860,674       7,860,674
Retained earnings...........................................     7,110,648       7,124,702
Accumulated other comprehensive income (loss)...............      (673,862)       (644,748)
                                                              ------------    ------------
          Total stockholders' equity........................    14,297,460      14,340,628
                                                              ------------    ------------
               Total liabilities and stockholders' equity...  $165,808,572    $172,667,293
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.
                       CONSOLIDATED STATEMENTS OF INCOME

                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    JUNE 30,                    JUNE 30,
                                            ------------------------    ------------------------
                                               2000          1999          2000          1999
                                            ----------    ----------    ----------    ----------
INTEREST INCOME
     Interest and fees on loans...........  $2,250,669    $2,336,487    $4,581,361    $4,696,932
     Securities:
          Taxable.........................     516,410       483,085     1,027,022       968,536
          Tax exempt......................      98,632       133,933       208,945       264,430
     Interest-bearing deposits in other
       banks..............................       5,850        14,568        11,988        31,497
     Federal funds sold...................     153,921        91,188       289,315       130,102
                                            ----------    ----------    ----------    ----------
          Total interest income...........   3,025,482     3,059,261     6,118,631     6,091,497
INTEREST EXPENSE
     Deposits.............................   1,376,833     1,389,284     2,804,409     2,804,101
     Short-term borrowings................     126,678        68,389       231,751       127,308
     FHLB borrowings......................      11,219        34,779        34,200        51,026
                                            ----------    ----------    ----------    ----------
          Total interest expense..........   1,514,730     1,492,452     3,070,360     2,982,435
                                            ----------    ----------    ----------    ----------
NET INTEREST INCOME.......................   1,510,752     1,566,809     3,048,271     3,109,062
Provision for loan losses.................     150,000       220,000       300,000       520,000
                                            ----------    ----------    ----------    ----------
NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES.............................   1,360,752     1,346,809     2,748,271     2,589,062
OTHER INCOME
     Service charges on deposit
       accounts...........................     139,218       174,016       277,345       318,726
     Investment securities gains (losses),
       net................................     (25,781)          157       (25,781)        7,269
     Gain on sale of loans, net...........       1,184         7,984         2,872        10,404
     Other income.........................      55,295        38,021       119,243        77,076
                                            ----------    ----------    ----------    ----------
          Total other income..............     169,916       220,178       373,679       413,475
OTHER EXPENSE
     Salaries and employee benefits.......     760,276       682,259     1,483,360     1,337,175
     Occupancy and equipment..............     150,279       175,322       318,384       360,381
     Other expense........................     614,596       480,115     1,226,660       980,013
                                            ----------    ----------    ----------    ----------
          Total other expense.............   1,525,151     1,337,696     3,028,404     2,677,569

                            SECURITY FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)

                                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                                        JUNE 30,                JUNE 30,
                                                  --------------------    --------------------
                                                    2000        1999        2000        1999
                                                  --------    --------    --------    --------
INCOME BEFORE INCOME TAX........................  $  5,517    $229,291    $ 93,546    $324,968
Income tax expense (benefit)....................   (22,666)     51,650      (8,167)     46,585
                                                  --------    --------    --------    --------
NET INCOME......................................  $ 28,183    $177,641    $101,713    $278,383
                                                  ========    ========    ========    ========
Basic and diluted earnings per share............  $    .08    $    .50    $    .28    $    .78

          See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                       JUNE 30,                JUNE 30,
                                                 --------------------    ---------------------
                                                  2000        1999         2000        1999
                                                 -------    ---------    --------    ---------
NET INCOME.....................................  $28,183    $ 177,641    $101,713    $ 278,383
Other comprehensive income, net of tax
  Unrealized gain (loss) on securities
  available for sale arising during the
  period.......................................      (42)    (394,890)    (46,129)    (618,447)
  Less: Reclassified adjustment for accumulated
     gains (losses) included in net income.....  (17,015)         104     (17,015)       4,798
                                                 -------    ---------    --------    ---------
  Unrealized gains (losses) on securities, net
     of tax....................................   16,973     (394,786)    (29,114)    (613,649)
                                                 -------    ---------    --------    ---------
COMPREHENSIVE INCOME (LOSS)....................  $45,156    $(217,145)   $ 72,599    $(335,266)
                                                 =======    =========    ========    =========

          See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                     ACCUMULATED
                                                                        OTHER
                                          COMMON       RETAINED     COMPREHENSIVE
                                          STOCK        EARNINGS        INCOME           TOTAL
                                        ----------    ----------    -------------    -----------
Balance, January 1, 2000..............  $7,860,674    $7,124,702      $(644,748)     $14,340,628
Cash dividends ($.32 per share).......                  (115,767)                       (115,767)
Comprehensive income:
  Net income..........................                   101,713                         101,713
  Net unrealized loss on securities
     available for sale, net of tax...                                  (29,114)         (29,114)
                                                                                     -----------
          Total comprehensive
            income....................                                                    72,599
                                        ----------    ----------      ---------      -----------
Balance, June 30, 2000................  $7,860,674    $7,110,648      $(673,862)     $14,297,460
                                        ==========    ==========      =========      ===========

          See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              ---------------------------
                                                                 2000            1999
                                                              -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net cash from operating activities.....................  $   307,887    $  1,315,686
CASH FLOWS FROM INVESTING ACTIVITIES
  Increase in long-term interest-bearing deposits...........     (100,000)             --
  Securities available for sale:
     Proceeds from sales....................................    1,200,000       5,105,590
     Proceeds from maturities and principal repayments......    2,481,777       3,536,625
     Purchases..............................................   (2,485,000)    (11,975,777)
  Net decrease in loans.....................................    5,027,456       3,800,853
  Purchase of premises and equipment........................      (96,069)       (115,991)
                                                              -----------    ------------
     Net cash from investing activities.....................    6,028,164         351,300
CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in deposits..................................   (5,072,316)     (2,986,228)
  Increase in short-term borrowings.........................      459,534         128,493
  Increase in FHLB advances.................................           --       3,000,000
  Repayment of FHLB advances................................   (2,000,000)             --
  Cash dividends paid on common stock.......................     (115,767)       (111,115)
  Proceeds from dividend reinvestment plan..................           --          86,522
                                                              -----------    ------------
     Net cash from financing activities.....................   (6,728,549)        117,672
                                                              -----------    ------------
Net increase (decrease) in cash and cash equivalents........     (392,498)      1,784,658
Cash and cash equivalents at beginning of period............   17,358,768      11,131,009
                                                              -----------    ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $16,966,270    $ 12,915,667
                                                              ===========    ============

          See accompanying notes to consolidated financial statements.

                            SECURITY FINANCIAL CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

     The consolidated financial statements include Security Financial Corp. ("Company") and its wholly-owned subsidiary, Security Dollar Bank ("Bank"). Significant intercompany transactions and balances are eliminated in consolidation.

     These interim financial statements reflect all adjustments of a normal recurring nature which, in the opinion of management, are necessary to present fairly the consolidated financial position of Security Financial Corp. at June 30, 2000, and its results of operations and cash flows for the periods presented. The accompanying consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and are not necessarily indicative of the results to be expected for the full year. The Annual Report for Security Financial Corp. for the year ended December 31, 1999, contains consolidated financial statements and related notes which should be read in conjunction with the accompanying consolidated financial statements.

     The Company is a Delaware corporation organized as holding company of the Bank. The Bank is a state-chartered commercial bank located in Northeast Ohio. The Company and its subsidiary derive substantially all their income from banking and bank-related services which include interest earnings on commercial and consumer loan financing as well as interest on securities and a variety of deposit services to its customers through five locations. The Company and the Bank are supervised by the Federal Reserve Board, while the Bank is also subject to regulation and supervision by the Ohio Division of Financial Institutions.

USE OF ESTIMATES

     To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses and status of contingencies are particularly subject to change.

SECURITIES

     The Company has classified debt and equity securities as available for sale to serve principally as a source of liquidity. Unrealized holding gains and losses for available for sale securities are reported as a separate component of stockholders' equity, net of tax, until realized. Realized securities gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned. Interest income includes amortization of purchase premiums or discounts.

     Common stock of the Federal Home Loan Bank, Federal Reserve Bank, and Independent State Bank of Ohio are accounted for at cost and are classified with equity securities available for sale.

LOANS

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and an allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

     Interest on loans is recognized as income when earned on the accrual method. The Company's general policy has been to stop accruing interest on loans when it is determined that reasonable doubt exists as to the collectibility of additional interest. Interest payments received on nonaccrual loans is recorded as income or applied against principal according to management's judgment as to the collectibility of the related loans. Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

adjustment of the related loan yield. The Company is amortizing these amounts over the contractual lives of the related loans.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

     A loan is considered impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans, and on an individual loan basis for other loans. If a loan is impaired, a portion for the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's exiting rate or at the fair value of collateral if repayment is expected solely from the collateral. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan impaired. Factors considered by management in determining impairment include payment status and collateral value.

EARNINGS PER COMMON SHARE

     Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share have been restated for all stock dividends. The basic weighted average shares were 361,776 and 358,041 and diluted weighted average shares were 362,598 and 358,401 for June 30, 2000 and 1999.

COMPREHENSIVE INCOME

     Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

LOSS CONTINGENCIES

     Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

DIVIDEND RESTRICTION

     Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

INCOME TAXES

     Income tax expense (benefit) is based on the effective tax rate expected to be applicable for the entire year. The Corporation follows the liability method of accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded at enacted tax rates based on the difference between the tax basis of

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences." A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

NOTE 2 -- SECURITIES

     The amortized cost and estimated market values of securities available for sale are summarized as follows:

                                                                JUNE 30, 2000
                                           -------------------------------------------------------
                                                            GROSS          GROSS        ESTIMATED
                                            AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                              COST          GAINS         LOSSES          VALUE
                                           -----------    ----------    -----------    -----------
U.S. Treasury and Government agency
  securities.............................  $ 9,403,485     $ 17,576     $  (203,985)   $ 9,217,076
Obligations of states and political
  subdivisions...........................    8,075,181       10,826        (397,201)     7,688,806
Corporate obligations....................      195,490           --         (16,677)       178,813
Mortgage-backed securities...............   21,443,564       34,440        (599,222)    20,878,782
                                           -----------     --------     -----------    -----------
          Total debt securities..........   39,117,720       62,842      (1,217,085)    37,963,477
Equity securities........................    1,377,929      140,003          (6,762)     1,511,170
                                           -----------     --------     -----------    -----------
                                           $40,495,649     $202,845     $(1,223,847)   $39,474,647
                                           ===========     ========     ===========    ===========

                                                              DECEMBER 31, 1999
                                           -------------------------------------------------------
                                                            GROSS          GROSS        ESTIMATED
                                            AMORTIZED     UNREALIZED    UNREALIZED        FAIR
                                              COST          GAINS         LOSSES          VALUE
                                           -----------    ----------    -----------    -----------
U.S. Treasury and Government agency
  securities.............................  $ 7,145,502     $ 16,952     $  (139,750)   $ 7,022,704
Obligations of states and political
  subdivisions...........................    9,117,043        4,590        (613,220)     8,508,413
Corporate obligations....................      195,109           --          (7,296)       187,813
Mortgage-backed securities...............   23,618,028       27,176        (509,988)    23,135,216
                                           -----------     --------     -----------    -----------
          Total debt securities..........   40,075,682       48,718      (1,270,254)    38,854,146
Equity securities........................    1,444,938      244,648              --      1,689,586
                                           -----------     --------     -----------    -----------
                                           $41,520,620     $293,366     $(1,270,254)   $40,543,732
                                           ===========     ========     ===========    ===========

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- LOANS RECEIVABLE

     Loans receivable are summarized as follows:

                                                            JUNE 30,      DECEMBER 31,
                                                              2000            1999
                                                          ------------    ------------
Real estate mortgages:
     Residential........................................  $ 50,564,919    $ 51,759,229
     Commercial.........................................    32,029,967      32,560,547
  Commercial, financial, and agricultural...............     6,192,278       6,060,456
  Consumer loans........................................    13,267,646      16,619,461
  Other.................................................     1,878,446       2,117,972
                                                          ------------    ------------
                                                           103,933,256     109,117,665
  Less allowance for loan losses........................     1,792,862       1,649,815
                                                          ------------    ------------
                                                          $102,140,394    $107,467,850
                                                          ============    ============

     Activity in the allowance for loan losses is summarized as follows:

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
Balance at beginning of period..............................  $1,649,815    $1,802,773
  Provision charged to income...............................     300,000       520,000
  Charge-offs...............................................    (304,000)     (511,624)
  Recoveries charge-offs....................................     147,047        51,602
                                                              ----------    ----------
  Balance at end of period..................................  $1,792,862    $1,862,751
                                                              ==========    ==========

NOTE 4 -- REGULATORY AGREEMENT

     On March 17, 2000, the Board of Directors approved and entered into a written regulatory agreement between Security Dollar Bank and the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. The agreement was executed in accordance with current banking regulations and will remain enforceable until terminated or suspended by the Bank's regulators. The agreement restricts the payment of dividends by the Bank without the prior approval of its primary regulators. In addition, the agreement requires specific actions by the Bank's management and the Board of Directors which are intended to improve and strengthen the Bank's operations, oversight, risk management and internal control.

NOTE 5 -- MERGER

     On May 26, 2000, the Company and Farmers National Banc Corp. (Farmers) entered into an agreement to merge. The transaction is structured as a tax-free exchange of stock and is expected to be accounted for using the pooling-of-interests method of accounting. The ratio at which Company shares will be exchanged for the shares of Farmers will be calculated by dividing $90 by an average of the price of farmers' shares just prior to the closing of the transaction, provided that the ratio shall not be less than 7.20, nor greater than 9.742, shares for each Company share subject to certain conditions and adjustments. Should the Farmers "Closing Price" (as defined by the average closing price per share reported in a mutually agreeable source for the most recent 30 days on which actual trades of shares occur, ending on the second day immediately preceding the closing date) be less than $7.50, the Company may propose to terminate the agreement. The shares to be issued to the Company shareholders will be registered with the Securities and Exchange Commission. The merger is expected to be consummated in the fourth calendar quarter of 2000 and is subject to approvals by various regulatory authorities and by the shareholders of the Company and Farmers.

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS

FINANCIAL CONDITION

     Total assets decreased by approximately $6.9 million or 3.97% from December 31, 1999 to June 30, 2000, primarily as a result of the decrease in the loan portfolio. Gross loans decreased by approximately $5.2 million or 4.81% during the first six months of 2000. Decreases occurred in the residential real estate and consumer portfolios which combined to decrease approximately $4.5 million during the first six months of 2000. A large part of the consumer portfolio decrease was due to management's plan to change the mix of the loan portfolio and de-emphasize indirect lending.

     Total securities available for sale decreased by approximately $1.1 million or 2.64% to $39.5 million at June 30, 2000 from $40.5 million at December 31, 1999.

     Total deposits decreased by approximately $5.1 million or 3.49%, during the first six months of 2000. Decreases occurred in the savings and time deposit portfolios during the first six months of 2000, and were partially offset by an increase in money market, non-interest and interest bearing deposit accounts. During the first half of 2000, Management restructured the interest rates offered on its time deposits in order to extend the duration of its liabilities, thus reducing the Bank's level of interest rate risk. Interest rates are generally set to be competitive in the local market for the desired maturity ranges, without leading the market. While this decision has resulted in a decrease in the overall level of time deposits, Management considers this course of action to be in the Bank's best interests in terms of interest rate risk, future earnings potential and liquidity.

     During the first quarter of 1999, the Bank borrowed a total of $3 million in three separate transactions from the Federal Home Loan Bank of Cincinnati ("FHLB"). Each of these $1 million borrowings carried a low fixed rate for an initial time period, after which the interest rate would become variable. Two of these borrowings converted to variable rates during the first quarter of 2000, and Management elected to repay these borrowings at that time. The remaining $1 million will convert to a variable rate in the first quarter of 2001. Management will continue to utilize FHLB borrowings when they represent the best available funding source.

     Stockholders' equity decreased by approximately $43,000 for the six month period ended June 30, 2000, due to net income of approximately $102,000 which was offset by net unrealized losses on securities increasing by approximately $29,000 and payment of cash dividends of approximately $116,000.

RESULTS OF OPERATIONS

     Net income for the six-month period ending June 30, 2000 amounted to $102,000, compared to $278,000 during the same period in 1999. Net income for the three-month period ending June 30, 2000 amounted to $28,000, compared to $178,000 during the same period in 1999. Discussed below are the major factors which have influenced these operating results. Net interest income, the primary source of earnings, is the amount by which interest and fees on loans and investments exceed the interest cost of deposits and other borrowings obtained to fund them. Net interest income is affected by the volume and composition of earning assets and interest-bearing liabilities as well as the level of non-interest-bearing demand deposits and stockholders' equity. Also impacting net interest income is the susceptibility of interest-earning assets and interest-bearing liabilities to changes in the general market level of interest rates. Management attempts to manage the repricing of assets and liabilities so as to achieve a stable level of net interest income and reduce the effect of significant changes in the market level of interest rates. This is accomplished through the pricing and promotion of various loan and deposit products as well as the active management of the Bank's portfolio of investment securities available for sale.

     Interest income for the first half of 2000 totaled $6,119,000 compared to $6,091,000 during the same period in 1999, an increase of $28,000. During the same time period, interest expense increased $88,000 from $2,982,000 in 1999 to $3,070,000 in 2000. Interest income for the three months ended June 30, 2000 decreased $34,000 or 1.1% from $3,059,000 during the same period in 1999. During the same time period, interest expense increased $22,000 to $1,515,000. The increase in interest income for the first half of 2000 is primarily the result

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of the increase in the average balance and rate earned on federal funds compared to the same period in 1999 which was partially offset by a decline in the yield on loans from 1999 to 2000. The decrease in interest income for the three months ended June 30, 2000 is a result of the decrease in the average balance on loans and tax-exempt securities. The primary increase in interest expense, for both the six and three month ended, was due to the increase in the average balance and rate for money market accounts and repurchase agreements. The increase was partially offset by the decrease in the average balance of time deposits from the same period in 1999.

     The provision for loan losses for the three months ended June 30, 2000 was $300,000, compared to $520,000 for the six months ended June 30, 1999. The decrease in the provision, related primarily to a decrease in net loan charge-offs for the six months ended June 30, 2000 compared to the same period in 1999, as well as management's overall evaluation of the adequacy of the level of the allowance, in relation to non-performing loans and total loans. The overall level of non-performing loans declined from $1,471,000 at June 30, 1999 to $1,167,000 at June 30, 2000. The adequacy of the allowance for possible loan losses is evaluated by management on a quarterly basis. This review includes an assessment of problem loans and probable unknown losses based on current economic conditions, the regulatory environment and historical experience. The provision for loan losses represents charges to operations necessary to maintain the allowance at a level which management believes will be adequate to absorb losses. Management believes that the allowance for possible loan losses is adequate. While management evaluates the allowance for loan losses based upon available information, future additions to the allowance may be necessary. Additionally, regulatory agencies review the Company's allowance for loan losses as part of their examination process. Such agencies may require the Company to recognize additions to the allowance based on judgments which may be different from those of management.

     Non-interest income, which is comprised principally of service charges on deposit accounts, decreased 9.6% and 22.8%, or $39,000 and $50,000 from $413,000 and $220,000 for the six and three months ended June 30, 1999 to $374,000 and $170,000 for the six and three months ended June 30, 2000. The majority of the decrease is due to the net loss realized on the sale of securities when compared to the same period in 1999 and a reduction in the gain on sale of loans from 1999 to 2000.

     Non-interest expense increased $350,000 and $187,000 or 13.1% and 14.0% to $3,028,000 and $1,525,000 for the six and three months ended June 30, 2000 from $2,678,000 and $1,338,000 for the six and three months ended June 30, 1999. Of the increase, $146,000 and $78,000 related to increases in salaries and benefits expenses the six and three months ended June 30, 2000 when compared to the same period in 1999. Also, additional expenses were incurred due to the outside consulting engagements due to the regulatory agreement and proposed merger. The remaining amount of the increase in non-interest expense is due to the general increase in other general operating expenses including increases in professional fees, collection expense and FDIC insurance.

RISK ELEMENTS

  Nonperforming Assets

     The following schedule presents information concerning nonperforming assets including nonaccrual loans, loans 90 days or more past due, and other real estate owned at June 30, 2000 and December 31, 1999. A loan is classified as nonaccural when, in the opinion of management, there are serious doubts about collectibility of interest and principal. At the time the accrual of interest is discontinued, future income is recognized only when cash is received.

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                              JUNE 30,    DECEMBER 31,
                                                                2000          1999
                                                              --------    ------------
                                                               (DOLLARS IN THOUSANDS)
Loans on nonaccrual basis...................................   $  951        $1,041
Loans past due 90 days or more and still accruing...........      216           184
                                                               ------        ------
Total non-performing loans..................................    1,167         1,225
Other non-performing assets.................................       16            22
                                                               ------        ------
Total non-performing assets.................................   $1,183        $1,247
                                                               ======        ======
Total non-performing loans to total loans...................     1.12%         1.12%
Total non-performing loans to total assets..................      .70%          .71%
Total non-performing assets to total assets.................      .71%          .72%

LIQUIDITY

     Liquidity is a measure of the Company's ability to efficiently meet normal cash flow requirements of both borrowers and depositors. To maintain proper liquidity, the Company uses asset liability management policies along with its investment policies to assure it can meet its financial obligations to depositors, credit customers and shareholders. Liquidity is needed to meet depositors' withdrawal demands, extend credit to meet borrowers' needs, provide funds for normal operating expenses and cash dividends, and fund other capital expenditures.

     Liquidity management is influenced by cash generated by operating activities, investing activities and financing activities. The most important source of funds is the deposits which are primarily core deposits (deposits from customers with other relationships). Short-term borrowings from the Federal Home Loan Bank supplements the Company's availability of funds.

REGULATORY ACTION

     On March 17, 2000, the Board of Directors entered into a written regulatory agreement between Security Dollar Bank and the Federal Reserve Bank of Cleveland and the Ohio Division of Financial Institutions. The agreement remains enforceable until terminated or suspended by the regulatory agencies and requires prior regulatory approval before any dividends can be paid by the Bank. In addition, the agreement requires specific actions be undertaken by management and the Bank's Board of Directors which are intended to improve and strengthen the Bank's operations, oversight, risk management and internal control. The agreement establishes specific time frames for the completion of various action items and requires written progress reports be furnished to the Bank's regulators on a quarterly basis detailing the actions taken to secure compliance with the agreement. Management anticipates that both Company management and the Board of Directors will devote significant time and attention during 2000 to complete the detailed requirements of the agreement. In addition, management anticipates the Company will incur costs for outside consulting engagements required under specific terms of the agreement.

MERGER

     On May 26, 2000, the Company and Farmers National Banc Corp. (Farmers) entered into an agreement to merge. The transaction is structured as a tax-free exchange of stock and is expected to be accounted for using the pooling-of-interests method of accounting. The merger is expected to be consummated in the fourth quarter of 2000 and is subject to approvals by various regulatory authorities and by the shareholders of the Company and Farmers. The Company will incur various costs, such as: Fee to investment banker; attorney fees and other miscellaneous costs, at the close of the merger. All of these costs have not been determined at this time.

                            SECURITY FINANCIAL CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

CAPITAL RESOURCES

     Under regulations issued by federal banking agencies, banks and bank holding companies are required to maintain certain minimum capital ratios known as the risk-based capital ratio and the leverage ratio. At June 30, 2000, the Company's Tier 1 Capital (to average assets), Tier 1 Capital (to risk-weighted assets) and total risk-based capital ratios were 8.62%, 14.45% and 15.77%, respectively, compared to 8.47%, 13.74% and 15.10% at December 31, 1999, respectively. The Company has exceeded all required regulatory capital ratios for each period presented and is considered "well capitalized" under all federal banking agency regulations.

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related data have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without consideration for changes in the relative purchasing power of money over time caused by inflation.

     Unlike industrial companies, nearly all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such goods and services are affected by inflation. In the current interest rate environment, liquidity and the maturity structure of the Bank's assets and liabilities are critical to the maintenance of acceptable performance levels.

FORWARD LOOKING STATEMENTS

     Certain statements contained in this report that are not historical facts are forward looking statements that are subject to certain risks and uncertainties. When used herein, the terms "anticipates," "plans," "expects," "believes," and similar expressions as they relate to the Company or its management are intended to identify such forward looking statements. The Company's actual results, performance or achievements may materially differ from those expressed or implied in the forward looking statement. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulations, and rapidly changing technology affecting financial services.

                            SECURITY FINANCIAL CORP.
                                  FORM 10-QSB
                          QUARTER ENDED JUNE 30, 2000

                          PART II -- OTHER INFORMATION

ITEM 1 -- LEGAL PROCEEDINGS.

     The nature of the Company's business results in a certain amount of litigation. Accordingly, the Company and its subsidiaries are subject to various pending and threatened lawsuits in which claims for monetary damages are asserted in the ordinary course of business. While any litigation involves an element of uncertainty, in the opinion of management, liabilities, if any, arising from such litigation or threat thereof will not have a material effect on the Company.

ITEM 2 -- CHANGES IN RIGHTS OF THE COMPANY'S SECURITY HOLDERS.

     None.

ITEM 3 -- DEFAULTS UPON SENIOR SECURITIES.

     None.

ITEM 4 -- SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     Security Financial Corp. held its Annual Meeting of Shareholders on April 25, 2000 for the purpose of electing two directors and to transact such other business as would properly come before the meeting. Results of shareholder voting on these individuals were as follows:

                                                 CHRISTOPHER J. SHAKER    ROBERT I. GRIFFITH, JR.
                                                 ---------------------    -----------------------
For............................................         234,815                   235,285
Withheld Authority.............................           4,717                     4,242

ITEM 5 -- OTHER INFORMATION.

     None.

ITEM 6 -- EXHIBITS AND REPORTS ON FORM 8-K

(a.)

EXHIBIT
NUMBER                               EXHIBIT
-------                              -------
 11.1      Statement Re Computation of Earnings per common Share

     Basic earnings per share is computed by dividing net income by the weighted average number of shares outstanding during the period, as restated for shares issued in business combinations accounted for as pooling-of-interests, stock splits and stock dividends. Diluted earnings per share is computed using the weighted average number of shares determined for the basic computation plus the number of shares of common stock that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share were outstanding for the period.

     Earnings per share data have also been restated for the 3% stock dividend declared and paid December 31, 1999.

     The weighted average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

                                                     SIX MONTHS ENDED      THREE MONTHS ENDED
                                                         JUNE 30,               JUNE 30,
                                                   --------------------    -------------------
                                                     2000        1999       2000        1999
                                                   --------    --------    -------    --------
       Numerator:
         Net income..............................  $101,713    $278,383    $28,183    $177,641
       Denominator:
         Weighted-average common shares
            outstanding (basic)..................   361,776     358,041    361,776     348,139
         Exercise of options.....................       822         360        822         360
         Weighted-average common shares
            outstanding (diluted)................   362,598     358,401    362,598     348,499
       Earnings per share:
         Basic...................................  $   0.28    $   0.78    $  0.08    $   0.50
         Diluted.................................  $   0.28    $   0.78    $  0.08    $   0.50

  27    Financial Data Schedule for the six months ended June 30,
        2000(1)
(b.)    Reports on Form 8-K -- on June 5, 2000, the issuer filed a
        Form 8-K. The information reported is as follows:

       Security Financial Corp. ("Company") executed a definitive Agreement and Plan of Merger ("Agreement") with Farmers National Banc Corp. ("Farmers") dated May 26, 2000. Under the terms of the Agreement, shareholders of the Company will receive $90 in consideration, payable in shares of Farmers' Common stock, for each share of the Company on the Merger of the Company with and into Farmers (the "Merger").
---------------

(1) Filed only in electronic format.

                            SECURITY FINANCIAL CORP.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                SECURITY FINANCIAL CORP.
                                                --------------------------------------------
                                                (Registrant)

Date:  August 10, 2000                          /s/C. James Bess
                                                --------------------------------------------
                                                C. James Bess
                                                President and Chief Executive Officer

Date:  August 10, 2000                          /s/Stephen K. Miller
                                                --------------------------------------------
                                                Stephen K. Miller
                                                Treasurer

[ARTICLE] 9
[LEGEND]
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION QUARTERLY REPORT ON FORM 10-QSB FOR THE FISCAL QUARTER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
[LEGEND]
[MULTIPLIER] 1

[PERIOD-TYPE]                                         6-MOS
[FISCAL-YEAR-END]                                              DEC-31-2000
[PERIOD-START]                                                 JAN-01-2000
[PERIOD-END]                                                   JUN-30-2000
[CASH]                                                           7,420,270
[INT-BEARING-DEPOSITS]                                             498,000
[FED-FUNDS-SOLD]                                                 9,347,000
[TRADING-ASSETS]                                                         0
[INVESTMENTS-HELD-FOR-SALE]                                     39,474,647
[INVESTMENTS-CARRYING]                                                   0
[INVESTMENTS-MARKET]                                                     0
[LOANS]                                                        103,933,256
[ALLOWANCE]                                                      1,792,862
[TOTAL-ASSETS]                                                 165,808,572
[DEPOSITS]                                                     140,293,658
[SHORT-TERM]                                                     9,865,528
[LIABILITIES-OTHER]                                                351,926
[LONG-TERM]                                                      1,000,000
[PREFERRED-MANDATORY]                                                    0
[PREFERRED]                                                              0
[COMMON]                                                         7,860,674
[OTHER-SE]                                                       6,436,786
[TOTAL-LIABILITIES-AND-EQUITY]                                 165,808,572
[INTEREST-LOAN]                                                  4,581,361
[INTEREST-INVEST]                                                1,235,967
[INTEREST-OTHER]                                                   301,303
[INTEREST-TOTAL]                                                 6,118,631
[INTEREST-DEPOSIT]                                               2,804,409
[INTEREST-EXPENSE]                                               3,070,360
[INTEREST-INCOME-NET]                                            3,048,271
[LOAN-LOSSES]                                                      300,000
[SECURITIES-GAINS]                                                 (25,781)
[EXPENSE-OTHER]                                                  3,028,404
[INCOME-PRETAX]                                                     93,546
[INCOME-PRE-EXTRAORDINARY]                                          93,546
[EXTRAORDINARY]                                                          0
[CHANGES]                                                                0
[NET-INCOME]                                                       101,713
[EPS-BASIC]                                                            .28
[EPS-DILUTED]                                                          .28
[YIELD-ACTUAL]                                                        3.91
[LOANS-NON]                                                        951,000
[LOANS-PAST]                                                       216,000
[LOANS-TROUBLED]                                                         0
[LOANS-PROBLEM]                                                 11,000,209
[ALLOWANCE-OPEN]                                                 1,649,815
[CHARGE-OFFS]                                                      304,000
[RECOVERIES]                                                       147,047
[ALLOWANCE-CLOSE]                                                1,792,862
[ALLOWANCE-DOMESTIC]                                             1,655,586
[ALLOWANCE-FOREIGN]                                                      0
[ALLOWANCE-UNALLOCATED]                                            137,276

                                    ANNEX F

                          SECTIONS 1701.84 AND 1701.85
                            OF THE OHIO REVISED CODE

                               DISSENTER'S RIGHTS

SEC. 1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

Text of Statute

     The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

          (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781 [1701.78.1], 1701.79, 1701.791 [1701.79.1], or
     1701.801 [1701.80.1] of the Revised Code;

          (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

          (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

          (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

          (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

SEC. 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

Text of Statute

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    ANNEX G

                          SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATION LAW

                                APPRAISAL RIGHTS

SEC. 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Overview of Ohio Law. Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the contest of derivative suits. It provides, however, that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

     Ohio law does not authorize payment of expenses or judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract and except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Farmers' Articles state that the corporation shall have power to, and may (in addition to such other power conferred by law) indemnify any shareholder, officer, or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative, or investigative, by reason of the fact that he is or was a director of this corporation, or any corporation (hereinafter referred to as "subsidiary corporation") of which more than 50% of the issued and outstanding shares of common stock was or is owned by the corporation at the time such person was or is serving as such director of the "subsidiary corporation," against expenses (including those reasonably incurred by him) in connection with such action, suit, and proceeding if the principal issue of such action, suit, or proceeding involved or involves a contract or transaction by and between the corporation and such "subsidiary corporation" and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the "subsidiary corporation." Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the standard of conduct set forth above has been met. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of a quorum of the shareholders of the corporation consisting of shareholders who were not parties to such action suit or proceeding.

     Farmers has obtained directors and officers liability insurance covering, subject to certain exceptions, actions taken by Farmers' directors and officers in their capacities as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) Exhibits.

        EXHIBIT
         NUMBER                               DOCUMENT DESCRIPTION
        -------                               --------------------
Exhibit 2                Agreement and Plan of Merger
Exhibit 3.1              Articles of Incorporation
Exhibit 3.2              Code of Regulations
Exhibit 5                Legal Opinion - Bischoff, Kenney & Niehaus
Exhibit 8                Tax Opinion - Bischoff, Kenney & Niehaus
Exhibit 13.1             Farmers National Banc Corp. 1999 Form 10-K
Exhibit 13.2             Farmers National Bank Corp. March 31, 2000 Form 10-Q
Exhibit 23.1             Consent of Austin Associates
Exhibit 23.2             Consent of Austin Financial Services, Inc.
Exhibit 23.3             Consent of Crowe, Chizek and Company LLP
Exhibit 23.4             Consent of Hill, Barth & King, LLC
Exhibit 23.5             Consent of SR Snodgrass, A.C.
Exhibit 24.1             Power of Attorney of Benjamin R. Brown
Exhibit 24.2             Power of Attorney of Richard L. Calvin
Exhibit 24.3             Power of Attorney of Joseph D. Lane
Exhibit 24.4             Power of Attorney of David C. Myers
Exhibit 24.5             Power of Attorney of Edward A. Ort
Exhibit 24.6             Power of Attorney of William D. Stewart
Exhibit 24.7             Power of Attorney of Ronald V. Wertz
Exhibit 99.1             Farmers National Banc Corp. Proxy Card
Exhibit 99.2             Security Financial Corp. Proxy Card

     (B) Financial Statement Schedules.

     N/A

ITEM 22. UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canfield, State of Ohio, on the 22(nd) day of August, 2000.


FARMERS NATIONAL BANC CORP.                            FARMERS NATIONAL BANC CORP.
By: /s/ Frank L. Paden                                 By: /s/ Carl D. Culp
-----------------------------------------------------  -----------------------------------------------------
Frank L. Paden                                         Carl D. Culp
President and Secretary                                Executive Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2000.

                     SIGNATURES                                                TITLE
                     ----------                                                -----

/s/ Frank L. Paden                                     President, Secretary and Director
-----------------------------------------------------
Frank L. Paden

/s/ Carl D. Culp                                       Executive Vice President and Treasurer
-----------------------------------------------------
Carl D. Culp

/s/ William D. Stewart                                 Chairman of the Board of Directors
-----------------------------------------------------
William D. Stewart

/s/ Benjamin R. Brown                                  Director
-----------------------------------------------------
Benjamin R. Brown

/s/ Richard L. Calvin                                  Vice Chairman of the Board of Directors
-----------------------------------------------------
Richard L. Calvin

/s/ Joseph D. Lane                                     Director
-----------------------------------------------------
Joseph D. Lane

/s/ David C. Myers                                     Director
-----------------------------------------------------
David C. Myers

/s/ Edward A. Ort                                      Director
-----------------------------------------------------
Edward A. Ort

/s/ Frank L. Paden                                     Director
-----------------------------------------------------
Frank L. Paden

/s/ Ronald V. Wertz                                    Director
-----------------------------------------------------
Ronald V. Wertz

                                    EXHIBITS

                               TABLE OF CONTENTS

Exhibit 2                 Agreement and Plan of Merger
Exhibit 3.1               Articles of Incorporation
Exhibit 3.2               Code of Regulations
Exhibit 5                 Legal Opinion - Bischoff, Kenney & Niehaus
Exhibit 8                 Tax Opinion - Bischoff, Kenney & Niehaus
Exhibit 13.1              Farmers National Banc Corp. 1999 Form 10-K
Exhibit 13.2              Farmers National Bank Corp. March 31, 2000 Form 10-Q
Exhibit 23.1              Consent of Austin Associates, Inc.
Exhibit 23.2              Consent of Austin Financial Services, Inc.
Exhibit 23.3              Consent of Crowe, Chizek and Company LLP
Exhibit 23.4              Consent of Hill, Barth & King, LLC
Exhibit 23.5              Consent of SR Snodgrass, A.C.
Exhibit 24.1              Power of Attorney of Benjamin R. Brown
Exhibit 24.2              Power of Attorney of Richard L. Calvin
Exhibit 24.3              Power of Attorney of Joseph D. Lane
Exhibit 24.4              Power of Attorney of David C. Myers
Exhibit 24.5              Power of Attorney of Edward A. Ort
Exhibit 24.6              Power of Attorney of William D. Stewart
Exhibit 24.7              Power of Attorney of Ronald V. Wertz
Exhibit 99.1              Farmers National Banc Corp. Proxy Card
Exhibit 99.2              Security Financial Corp. Proxy Card